     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 1999


                                            REGISTRATION STATEMENT NO. 333-56575
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                      ------------------------------------

                        MORGAN STANLEY AIRCRAFT FINANCE
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                         (Jurisdiction of organization)

                                      7359
            (Primary Standard Industrial Classification Code Number)

                                   13-3375162
                    (I.R.S. Employer Identification Number)

                        MORGAN STANLEY AIRCRAFT FINANCE
                          C/O WILMINGTON TRUST COMPANY
                            1100 NORTH MARKET STREET
                              RODNEY SQUARE NORTH
                        WILMINGTON, DELAWARE 19890-1000
                   ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (302) 651-1000
   (Address and telephone number of Registrant's principal executive offices)
                      ------------------------------------

                            WILMINGTON TRUST COMPANY
                            1100 NORTH MARKET STREET
                              RODNEY SQUARE NORTH
                        WILMINGTON, DELAWARE 19890-1000
                   ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (302) 651-1000
           (Name, address and telephone number of agent for service)

                                    Copy to:

                              THOMAS J. REID, ESQ.
                             DAVIS POLK & WARDWELL
                              1 FREDERICK'S PLACE
                                LONDON EC2R 8AB
                                    ENGLAND

        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.
                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED            PROPOSED
                                                                   MAXIMUM            MAXIMUM           AMOUNT OF
          TITLE OF EACH CLASS                AMOUNT TO BE      OFFERING PRICE        AGGREGATE         REGISTRATION
    OF SECURITIES TO BE REGISTERED            REGISTERED         PER NOTE(1)     OFFERING PRICE(1)        FEE(2)
---------------------------------------------------------------------------------------------------------------------
Notes due March 15, 2023...............     $1,050,000,000          100%           $1,050,000,000        $309,750
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.
(2) Previously paid.
                      ------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.



PROSPECTUS (SUBJECT TO COMPLETION)


ISSUED       , 1999



                                 $1,050,000,000



                            INITIAL PRINCIPAL AMOUNT


                          OF NOTES DUE MARCH 15, 2023


                                       OF



                        MORGAN STANLEY AIRCRAFT FINANCE



                                          PRINCIPAL AMOUNT
                           INITIAL           CURRENTLY                            EXPECTED FINAL         FINAL
NOTES                  PRINCIPAL AMOUNT    OUTSTANDING(1)     INTEREST RATE      PAYMENT DATE(3)     MATURITY DATE
-----                  ----------------   ----------------   ----------------   ------------------   --------------
Subclass A-1.........   $400,000,000       $400,000,000      LIBOR + 0.21%(2)     March 15, 2000     March 15, 2023
Subclass A-2.........   $340,000,000       $263,569,942      LIBOR + 0.35%(2)   September 15, 2005   March 15, 2023
Subclass B-1.........   $100,000,000       $ 93,574,523      LIBOR + 0.65%(2)     March 15, 2013     March 15, 2023
Subclass C-1.........   $100,000,000       $100,000,000           6.90%           March 15, 2013     March 15, 2023
Subclass D-1.........   $110,000,000       $110,000,000           8.70%           March 15, 2014     March 15, 2023


---------------

(1)   As of March 15, 1999.


(2) London interbank offered rate for one month U.S. dollar deposits (unless otherwise specified, "LIBOR") plus the applicable margin.


(3) Based on the Assumptions set forth herein. See "Description of the Notes -- Assumptions."


                            ------------------------


THE NOTES HAVE BEEN APPROVED FOR LISTING ON THE LUXEMBOURG STOCK EXCHANGE.


                            ------------------------


INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.


                            ------------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            ------------------------


This prospectus is to be used by Morgan Stanley & Co. Incorporated in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley & Co. Incorporated may act as principal or agent in such transactions.



          , 1999

                               TABLE OF CONTENTS


                                                    PAGE
                                                    ----
Summary.........................................       1
Summary Description of the Notes................       1
Risk Factors....................................       8
  No Security Interest in Aircraft..............       8
  No Executive Management -- Reliance on Third
    Parties to Manage Our Business..............       8
  Conflicts of Interest of ILFC.................       8
  Limitation on ILFC's Liability................       9
  Cyclicality of Supply of and Demand for
    Aircraft and Depression of Aircraft
    Values......................................       9
  Actual Market Value May Be Less Than Appraised
    Value.......................................      10
  Future Declines in Appraised Values May Cause
    Suspension of Principal Payments on Class B,
    Class C and Class D Notes...................      10
  Technological Risks...........................      10
  Year 2000 Compliance Risks....................      10
  Operational Restrictions May Harm Our Ability
    to Compete..................................      11
  Lessee Purchase Options May be Exercised at
    Prices Below Assumed Target Price for Such
    Aircraft....................................      12
  Risks Relating to Aircraft Liens..............      12
  Failure to Maintain Registration of
    Aircraft....................................      12
  Increased Regulation of Aircraft..............      12
  Leasing Risks.................................      12
  Lease Termination and Aircraft Repossession...      15
  Risks Relating to Payments on the Note........      15
  Capital Markets Risks.........................      16
  Bankruptcy Risks..............................      16
  Tax Risks.....................................      16
MSAF Group......................................      17
The Aircraft and Leases.........................      18
  Appraisers' Reports...........................      18
  Portfolio Information.........................      18
  MSAF Group Portfolio Analysis.................      23
  Acquisition of Additional Aircraft............      23
  The Leases....................................      24
  Indemnification and Insurance of the
    Aircraft....................................      26
  The Lessees...................................      28
The Commercial Aircraft Industry................
  Introduction..................................
  Demand for Aircraft...........................
  The World Fleet of Commercial Jet Aircraft
    (Excluding Aircraft Manufactured in the
    CIS)........................................
  Supply of Aircraft............................
  Operating Leasing.............................
Management of MSAF Group........................      32
  Trustees......................................      32
  Beneficial Ownership of MSAF..................      33
  The Servicer..................................      34
  Corporate Management..........................      38
Selected Consolidated Financial Data............      41
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................      42



                                                    PAGE
                                                    ----
  Introduction..................................      42
  Recent Developments...........................      42
  Economic Crises in Emerging Markets...........      42
  Results of Operations --
    Year Ended November 30, 1998................      43
  Financial Resources and Liquidity.............      45
  Interest Rate Sensitivity.....................      51
  Interest Rate Risk Management.................      51
Description of the Notes........................      53
  General.......................................      53
  Form..........................................      53
  Payments and Distributions....................      54
  Payment of Principal and Interest.............      66
  Indenture Covenants...........................      77
  Operating Covenants...........................      87
  Events of Default and Remedies................      91
  Intercreditor Rights..........................      94
  Modification and Waiver.......................      94
  Notices to Noteholders........................      95
  Governing Law and Jurisdiction................      96
  Beneficial Interest...........................      96
  The Accounts..................................      96
Reports to Noteholders..........................     100
Book-Entry Registration, Global Clearance and
  Settlement....................................     102
  Book-Entry Registration.......................     102
  Global Clearance and Settlement...............
  CUSIP, ISIN and Common Code Numbers...........     105
Taxation........................................     106
  U.S. Federal Income Tax Considerations........     106
Market-Making Activities of Morgan Stanley & Co.
  Incorporated..................................     108
ERISA Considerations............................     110
Legal Matters...................................     111
Experts.........................................     111
Index to Consolidated Financial Statements......     F-1
Appendix 1. Index of Defined Terms..............     A-1
Appendix 2. Aircraft Types Data.................     A-2
Appendix 3. Monthly Gross Revenues
  Based on the Assumptions......................     A-3
Appendix 4. Assumed Portfolio Values for
  the Initial Portfolio.........................     A-5
Appendix 5. Class A Class Percentages...........     A-7
Appendix 6. Class B Class Percentages...........    A-10
Appendix 7. Class C Target Principal Balances...    A-12
Appendix 8. Class D Target Principal Balances...    A-15
Appendix 9. Pool Factors........................    A-18
Appendix 10. Extended Pool Factors..............    A-20
Appendix 11. Appraised Values of Initial
  Aircraft at September 30, 1998................    A-23
Appendix 12. Annual Cash Report.................    A-24

                             AVAILABLE INFORMATION


     Morgan Stanley Aircraft Finance ("MSAF," and together with its subsidiaries, "MSAF Group") is currently subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission. Any reports and other information filed by MSAF with the Securities and Exchange Commission may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Securities and Exchange Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661 at prescribed rates. The Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains reports and other information, including the registration statement (of which this prospectus is a part) filed by MSAF.



     MSAF has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the Notes being offered by this prospectus. This prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. For further information with respect to MSAF and the securities offered by this prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Securities and Exchange Commission and may be obtained upon payment of the fee prescribed by the Securities and Exchange Commission, or may be examined without charge at the offices of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any documents referred to are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Securities and Exchange Commission.



     The Notes have been approved for listing on the Luxembourg Stock Exchange. The constitutive documents of MSAF and the legal notice relating to the issuance of the Notes have been deposited with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where such documents will be available for inspection and where such documents will be obtainable upon request. Copies of the prospectus, the annual report of independent public accountants and the reports to noteholders referred to under "Reports to Noteholders" are available at the office of the listing agent in
Luxembourg: Banque Internationale a Luxembourg, 69, route d'Esch, L-1470 Luxembourg. Financial information regarding MSAF will be included in MSAF's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K and will be available at the office of the listing agent in Luxembourg after the respective reports are filed with the Securities and Exchange Commission.

                                    SUMMARY



     You should read the following summary together with the more detailed information regarding our company and the Notes and the financial statements (including the notes to the financial statements) appearing elsewhere in this prospectus.



     On March 3, 1998 MSAF issued $1,050 million of notes due March 15, 2023 (collectively, the "Old Notes") in five subclasses -- subclass A-1, subclass A-2, subclass B-1, subclass C-1 and subclass D-1. On January 18, 1999, MSAF consummated an exchange offer whereby MSAF issued five subclasses of notes due March 15, 2023 (collectively the "New Notes" and together with the Old Notes, the "Notes") in exchange for each subclass of the issued and outstanding Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes are registered under the Securities Act of 1933, as amended. MSAF issued the Notes pursuant to an indenture between MSAF and Bankers Trust Company, as trustee, dated as of March 3, 1998 (the "Indenture").



                        SUMMARY DESCRIPTION OF THE NOTES


     The following table summarizes certain of the principal terms of the Notes.


                                          SUBCLASS A-1       SUBCLASS A-2      SUBCLASS B-1     SUBCLASS C-1     SUBCLASS D-1
                                              NOTES             NOTES              NOTES           NOTES            NOTES
                                          -------------   ------------------   -------------   --------------   --------------
Aggregate Initial Principal Amount......   $400,000,000         $340,000,000    $100,000,000     $100,000,000     $110,000,000
Ratings
 DCR....................................             AA                   AA               A              BBB               BB
 Moody's................................            Aa2                  Aa2              A2             Baa2              Ba2
 Standard & Poor's......................             AA                   AA               A              BBB               BB
Interest Rate...........................  LIBOR + 0.21%        LIBOR + 0.35%   LIBOR + 0.65%            6.90%            8.70%
Expected Weighted Average Life
 (Years)................................            2.0                  3.8             8.6             10.6             12.1
                                              March 15,                            March 15,
Expected Final Payment Date.............           2000   September 15, 2005            2013   March 15, 2013   March 15, 2014
                                              March 15,                            March 15,
Final Maturity Date.....................           2023       March 15, 2023            2023   March 15, 2023   March 15, 2023



     You should not view the ratings on the Notes as a recommendation to buy, sell or hold the Notes. The ratings only address the likelihood of whether we will make timely payment of interest on the Notes, as well as the ultimate payment of principal and any premium.



Payment Dates..............  We must pay interest monthly in arrears on the fifteenth day of each month. If the fifteenth day of a month is not a business day, the relevant payment date will be the next day which is a business day. By business day, we mean a day on which a bank may deal in U.S. dollar deposits on the London inter-bank market and commercial banks and foreign exchange markets are open in New York and London.



Calculation of Interest....  For the purpose of calculating the interest rate payable on the Notes, Bankers Trust Company as reference agent will determine LIBOR for the relevant monthly period two business days before the payment date on which the monthly period begins.



                             We will calculate accrued interest on outstanding principal balances and other amounts on which we must pay interest as of the fourth business day before the monthly period begins.



Accrued and Unpaid
Interest...................  Any accrued interest that, as a result of the allocation of our available cash collections, we do not pay on any payment date will bear interest at the then current interest rate.



Sources of Note Payments...  Our only sources of payments for the Notes and our other obligations will be:



                             - the payments made by the lessees under the leases

                             - amounts drawn under any credit or liquidity enhancement facility



                             -  proceeds from any sales of our assets



                             - net payments to us under our swap agreements and other hedging instruments



                             - interest earned on investments of our cash balances and



                             - net cash proceeds received from the sale of refinancing notes.



                             We will make payments on the Notes only to the extent of our available cash on each payment date remaining after paying expenses and satisfying other requirements which are described under "Description of the Notes -- Payment of Principal and Interest -- Priority of Payments."



Security for Our
Obligations................  Neither the trustee nor the holders have any security interest, mortgage, charge or other similar interest in any of the aircraft. As security for our obligations under the Notes and to the servicer, the cash manager and the administrative agent, Bankers Trust Company, as security trustee has acquired a security interest in:



                             -  the capital stock of our subsidiaries



                             -  our interest in the leases



                             -  our intercompany loans to our subsidiaries



                             -  our cash balances



                             -  investments made with our cash balances.



Principal Payments.........  We have determined the expected principal payments on the Notes based on, among other things, assumptions regarding principally:



                             - the timing and amount of payments under our current leases and leases we may enter into in the future



                             -  the terms of future leases



                             -  our ability to refinance the subclass A-1 Notes



                             - the amount of operating costs incurred in the ordinary course of the operating lease business



                             It is unlikely that actual experience in the future will correspond to these assumptions, therefore the timing and amount of our principal payments on each subclass of Notes will likely vary from the expected principal payments.



Refinancing of the Notes...  We will have the ability to refinance any subclass of the Notes by issuing refinancing notes. Such refinancing notes will rank equally with the subclasses of refinanced notes and will never rank higher in priority than the class A Notes.



Redemption.................  Subject to certain conditions described in
                             "Description of the Notes -- Payment of Principal and Interest -- Redemption," we may redeem any subclass of Notes, in whole or in part, on any payment date. The redemption price for a subclass may include a premium over the outstanding principal balance of the subclass. Whether we must pay a premium will depend on the source of money we use to pay the redemption price. The amount of any premium will also depend on when the redemption occurs. We describe how the redemption price is determined under "Description of the Notes -- Payment of Principal and Interest -- Redemption." If we redeem any subclass in part, we will apply the redemption price to that subclass pro rata.



                             We may also redeem each subclass of Notes on any payment date, in whole but not in part, if adverse tax events affecting MSAF occur. In that case, the redemption price will equal the outstanding principal balance of the subclass being redeemed, plus accrued and unpaid interest.



Operating Covenants........  We may not enter into any future lease unless it is in compliance with geographic and other
                             concentration limits. This restriction does not apply to renewals, extensions or restructurings of existing leases. We may enter into a future lease not meeting these requirements if the rating agencies have confirmed that such lease will not result in the lowering or withdrawal of their current ratings on any subclass of Notes then outstanding.



Withholding Tax............  We have no obligation to make any additional payments on the Notes for any withholding or deduction from payments on the Notes that must be made under applicable law. If we are required to make any withholding or deduction on the Notes and we do not redeem the Notes, we will reduce the net amount of interest paid on the Notes by the amount of such withholding or deduction. Also, none of our subsidiaries has any obligation under any intercompany loans to make any additional payments for any withholding or deduction that they must make from payments on the intercompany loans under applicable law.

                            THE AIRCRAFT AND LESSEES

     The following pie charts summarize our exposure as of February 1, 1999 to various types of aircraft, lessees, ages of aircraft, noise restrictions applying to aircraft and the regions and countries in which lessees are based. All percentages have been calculated by reference to the appraised value (as of September 30, 1998) of the aircraft.

                          EXPOSURE TO TYPE OF AIRCRAFT

MD82....................................   1.77%
B737-500................................   2.03%
B767-200ER..............................   3.53%
MD83....................................   3.87%
A321-100................................   4.33%
A300-600R...............................   4.93%
F-70....................................   4.71%
B747-300B...............................   6.09%
A310-300................................   7.85%
B737-400................................   7.55%
Engine..................................   0.54%
B767-300ER..............................  18.73%
B737-300................................  14.17%
B757-200ER..............................  10.84%
A320-200................................   9.06%

Total Number of Aircraft: 32 + spare engine
Narrowbody Aircraft: 23 (58.33%)
Widebody Aircraft: 9 (41.1%)
Spare engine: 1 (0.5%)

                    EXPOSURE TO YEAR OF AIRCRAFT MANUFACTURE

1985....................................   4.91%
1986....................................   2.93%
1987....................................   7.70%
1988....................................  15.52%
1989....................................   7.15%
1990....................................  10.38%
1992....................................   8.03%
1993....................................  20.05%
1994....................................  10.84%
1995....................................   4.96%
1996....................................   7.53%

Weighted average age from manufacture: approximately 7.5 years

                EXPOSURE TO REGION IN WHICH LESSEES ARE BASED(1)

North America...........................   6.50%
Emerging Asia...........................  12.98%
Other...................................   8.77%
Latin America...........................  17.42%
Developed Europe........................  41.99%
Emerging Europe and Middle East.........   9.04%

(1) MSCI designated regions.

                EXPOSURE TO COUNTRIES IN WHICH LESSEES ARE BASED

Netherlands.............................   3.44%
France..................................   3.97%
Mexico..................................   6.32%
Switzerland.............................   4.91%
Taiwan..................................   4.93%
Hungary.................................   4.71%
South Korea.............................   5.45%
Fiji....................................   6.69%
Turkey..................................   4.33%
Brazil..................................  11.10%
Other...................................  18.14%
UK......................................  19.51%
USA.....................................   6.50%

Total Number of Countries: 20

                         EXPOSURE TO INDIVIDUAL LESSEES

Flying Colours..........................   3.39%
Britannia...............................   3.53%
Aero Mexico.............................   4.15%
Onur Air................................   4.33%
Flightlease.............................   4.91%
China Airlines..........................   4.93%
Malev...................................   4.71%
Asiana..................................   5.45%
Varig...................................   6.09%
Unijet..................................   6.58%
Air Pacific.............................   6.69%
TWA.....................................   3.76%
Other...................................  45.81%

Total Number of Lessees: 28


                   EXPOSURE OF AIRCRAFT TO NOISE RESTRICTIONS

Stage 3 Aircraft........................  100%

                                PAYMENT FLOWS(1)

Noteholders
Payments to Noteholders
Payments on Beneficial Interest
MSAF
Morgan Stanley
Payments of Interest and Principal on Intercompany Loans
MSA I(2)(3) (owns 31 aircraft and one spare engine)
SPC-5(2)(3) (owns 1 aircraft)
Lease Payments
32 aircraft and one spare engine

---------------

(1)  Assumes that MSAF Group does not acquire any additional aircraft.

(2) MSAF may also establish additional direct and indirect subsidiaries from time to time for the purpose of directly or indirectly leasing Aircraft from other MSAF subsidiaries and sub-leasing them to operators where commercial, tax or other reasons make it desirable to do so.

(3) MSAF may from time to time establish or acquire additional subsidiaries in connection with the acquisition of additional aircraft from various sellers. The acquisition of additional aircraft may take the form of (i) the acquisition of individual additional aircraft directly by MSAF or indirectly by one or more existing or newly-formed subsidiaries or (ii) the acquisition by MSAF or one of its subsidiaries of the shares or other beneficial ownership interests in one or more aircraft-owning subsidiaries of various sellers.

                        OVERVIEW OF PRIORITY OF PAYMENTS

     The following chart summarizes the order of priority of payments on the Notes, the Beneficial Interest and other obligations of MSAF Group as described in more detail in "Description of the Notes -- Priority of Payments".

Collections
Required Expense Amount (i)
Class A Interest and Swap Payments (ii)
First Collection Account Top-Up and Primary Drawn Amounts (iii)
Class A Minimum Principal (iv)
Class B Interest (v)
Class B Minimum Principal (vi)
Class C Interest (vii)
Class C Minimum Principal (viii)
Class D Interest (ix)
Class D Minimum Principal (x)
Second Collection Account Top-Up and Other Drawn Amounts (xi)
Class A Scheduled Principal (xii)
Class B Scheduled Principal (xiii)
Class C Scheduled Principal (xiv)
Class D Scheduled Principal (xv)
Modification Payments (xvi)
Step-Up Interest (xvii)
Beneficial Interest Distribution (xviii)
Class A Supplemental Principal (xix)
Class B Supplemental Principal (xx)
Class D Remaining Principal (xxi)
Class C Remaining Principal (xxii)
Class B Remaining Principal (xxiii)
Class A Remaining Principal (xxiv)
Subordinated Swap Payments (xxv)
Beneficial Interest (xxvi)

                             OWNERSHIP STRUCTURE(1)

MSAF
100% Share Capital
100% Beneficial Interest
SPC-5 (Owns 1 aircraft)
MSA I (Owns 31 aircraft and one spare engine)
MSA II
MSA III
Aircraft Ownership
aircraft
additional aircraft (3)
additional aircraft (3)

---------------

(1) MSAF may also establish additional direct and indirect subsidiaries from time to time for the purpose of directly or indirectly leasing aircraft from other MSAF subsidiaries and sub-leasing them to operators where commercial, tax or other reasons make it desirable to do so.

(2) All of the beneficial interest in MSAF (the "Beneficial Interest") is currently held by Morgan Stanley Financing Inc. ("MSF"), a wholly-owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). The Notes are solely obligations of MSAF and are not obligations of, or guaranteed by MSDW, MSF or any other affiliate of MSAF. MSF may dispose of all or a portion of such Beneficial Interest in the future to related or unrelated persons.

(3) MSAF may from time to time establish or acquire additional subsidiaries in connection with the acquisition of additional aircraft from various sellers. The acquisition of additional aircraft may take the form of (i) the acquisition of individual additional aircraft directly by MSAF or indirectly by one or more existing or newly-formed subsidiaries or (ii) the acquisition by MSAF or one of its subsidiaries of the shares or other beneficial ownership interests in one or more aircraft-owning subsidiaries of various sellers.

                                  RISK FACTORS



     The risks and uncertainties described below are not the only ones facing MSAF. Additional risks and uncertainties not known to us at present, or that we believe are immaterial today, may also impair our business operations.



     If any of the following risks actually occur, we may not be able to make the required payments on the Notes. In addition, it is possible that the rental payments under the leases may not be adequate to make the required payments on the Notes.



     This information statement also contains forward-looking statements that involve risks and uncertainties. In most cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or similar terminology. Our actual results could differ materially from those anticipated in these forward-looking statements. In evaluating these statements, you should specifically consider various factors, including the risks outlined below.



NO SECURITY INTEREST IN AIRCRAFT



     Neither the Trustee, the security trustee acting on behalf of the holders of the Notes (the "Noteholders") and each other secured creditor nor any Noteholder has any security interest, mortgage, charge or other similar interest in any aircraft. If there is an event of default, they will not be able to sell the aircraft to repay the Notes or exercise similar remedies which they would have if they had a security interest in the aircraft. MSAF Group has, however, pledged to the security trustee as security for MSAF's obligations under the Notes, 100% of the beneficial interest in MSA I, 100% of the share capital of SPC-5, all of MSAF's ownership interest in MSAF's other subsidiaries, the respective interests of each MSAF Group member in the leases and in leases within MSAF Group relating to the aircraft, any intercompany loans from MSAF to the aircraft-owning subsidiaries and any cash contained in the accounts.



NO EXECUTIVE MANAGEMENT -- RELIANCE ON THIRD PARTIES TO MANAGE OUR BUSINESS



     We have no executive management resources of our own. We therefore rely on several service providers for the leasing and re-leasing of the aircraft and all other executive and administrative responsibilities. If these service providers do not perform their contractual obligations to us, our operations may suffer and we may not be able to repay the Notes. We can give no assurance that we will continue our arrangements with these service providers or that the service providers will continue their relationship with us until the Notes are paid in full. If a service provider resigns or we terminate its appointment, we may be unable to find suitable replacement service providers that we can engage on suitable terms. Additionally, our appointment of replacement service providers may cause a lowering or withdrawal of the ratings on the Notes. You should refer to "Management of MSAF Group -- The Servicer"; and "Management of MSAF Group -- Corporate Management" for detailed information on the responsibilities delegated to service providers.



CONFLICTS OF INTEREST OF ILFC



     ILFC acts as servicer with respect to MSAF's aircraft and as such performs certain services including marketing our current portfolio of aircraft for lease or sale and monitoring lessee compliance with lease terms. ILFC, however, manages a large aircraft portfolio for itself and others and for that reason, it may face conflicts of interest in managing and marketing our aircraft for re-lease or sale. The aircraft it manages for others may compete with our aircraft when they are being marketed for re-lease or sale. ILFC also arranges aircraft financings and lease transactions and advises many airlines (including some lessees and potential lessees). If ILFC cannot resolve a conflict of interest, the conflict could have an adverse effect on our ability to manage, re-lease or sell the aircraft. In that case, we may be unable to make the required payments on the Notes.



     For a description of ILFC's aircraft management and advisory business, you should refer to "Management of MSAF Group -- The Servicer."

LIMITATION ON ILFC'S LIABILITY



     Our servicing agreement with ILFC contains limitations on its liability for losses caused by its services. There is a risk that we may be unable to recover from ILFC the amount of any losses they cause in performing the services. Additionally, ILFC will not be liable to you for any losses caused by its services.



     We describe the liability and other provisions of the servicing agreement under "Management of MSAF Group -- The Servicer."



CYCLICALITY OF SUPPLY OF AND DEMAND FOR AIRCRAFT AND DEPRESSION OF AIRCRAFT
VALUES



     The market for commercial jet aircraft is very cyclical and can produce sharp increases and decreases in aircraft values and lease rates. The aircraft leasing market may have recently peaked and may be declining in the near future. Decreases in aircraft values or lease rates may cause a decrease in our cash flows. Depending on market conditions, we may be unable to sell or re-lease aircraft on terms that allow us to make payments on the Notes.



     Aircraft values and lease rates depend on various factors that are outside our control. Such factors include, but are not limited to:



     -  general economic conditions affecting lessee operations;



     -  used aircraft supply;



     -  interest rates and credit availability;



     -  fuel and other operating costs;



     -  manufacturer production levels and prices for new aircraft;



     -  passenger demand;



     -  retirement and obsolescence of aircraft models;



     -  manufacturers merging or leaving the aircraft industry;



     -  re-introduction into service of aircraft previously in storage;



     -  governmental regulations; and



     -  lack of capacity in the air traffic control system.



     In addition to values for aircraft generally, the value of specific aircraft may increase or decrease sharply depending on factors that are not within our control. Such factors include, but are not limited to:



     -  manufacturers merging or leaving the aircraft industry;



     -  maintenance and operating history of the aircraft;



     -  number of operators using a type of aircraft;



     - legal or regulatory requirements that prevent an aircraft from being re-leased or sold in the condition that it is in; and



     -  the discovery of manufacturing defects in an aircraft model.



     There currently exists an oversupply of certain types of used Stage 3 aircraft, especially certain older widebody aircraft. There is one A300-600R, one B747-300B and three A310-300 aircraft in our portfolio representing approximately 4.93%, 6.09% and 7.85% respectively of the aircraft in our portfolio by appraised value as of September 30, 1998.



     The value of specific aircraft may also depend on the condition of the manufacturer. For example, since Fokker N.V. ceased operations in 1996, there have been significant reductions in values and lease rates for Fokker aircraft. We expect these reductions will continue. We have three Fokker 70s (4.71% of the portfolio by appraised value at September 30, 1998.) Likewise, because of its merger with McDonnell Douglas Corporation, Boeing has announced that it will discontinue production of various McDonnell Douglas aircraft types, including the MD-83 and MD-82. This development has decreased and is likely to continue to decrease values and rental rates for these aircraft. We have two MD-83s and one MD-82 (5.64% of the portfolio by appraised value at September 30, 1998).



     Current competition between Boeing and Airbus is also a threat to aircraft values. Because Airbus and Boeing have decreased new aircraft prices when adjusted for inflation, orders for their aircraft have recently increased. Boeing and Airbus have announced production increases to 900 newly delivered aircraft in 1999. This amount is above the long-term requirement implied by industry forecasts, including forecasts published by Boeing and Airbus. If most of these aircraft are delivered, the increased supply of new aircraft may depress used aircraft values and lease rates (especially in regions like Asia where there is already oversupply of aircraft). This development could cause a decrease in our cash flows and adversely affect our ability to make payments on the Notes.



ACTUAL MARKET VALUE MAY BE LESS THAN APPRAISED VALUE



     Appraised values for aircraft (also known as base values) do not necessarily reflect the market value we could obtain for aircraft at a specific time. Appraised values are based on the assumption that there is an "open, unrestricted stable market environment with a reasonable balance of supply and demand". As we describe above, the aircraft market is not always stable and there may be supply and demand imbalances at any one time, especially for specific aircraft types. At the high point in a cycle, the current market value of some aircraft may be close to their appraised value while the current market value of others (such as Fokker and older Airbus aircraft) may be significantly less than appraised values. At a low point in the industry cycle, the current market value of most aircraft types is likely to be less (and in many cases, much less) than appraised base values. For these reasons, you should not rely only on appraised values as an indication of the market value we could obtain for the aircraft.



FUTURE DECLINES IN APPRAISED VALUES MAY CAUSE SUSPENSION OF PRINCIPAL PAYMENTS ON CLASS B, CLASS C AND CLASS D NOTES



     Because of the market factors described above, aircraft appraisers have recently reduced appraised values for aircraft, especially Fokker aircraft and older widebody aircraft. If future appraised values for the aircraft decline at a greater rate than we have assumed for purposes of the principal payment provisions of the Notes, the terms of the Notes require us to accelerate the scheduled principal payments on the class A Notes. In that case, principal payments on the class B, class C and class D Notes may be suspended because of the increased principal amounts we must pay on the class A Notes.



TECHNOLOGICAL RISKS



     The availability of newer, more technologically advanced aircraft or the introduction of increasingly stringent noise or emissions regulations may make it more difficult for us to re-lease or sell aircraft. This risk is particularly significant for us given our need to repay principal and interest on the Notes over a relatively long period. This will require that many of the aircraft are leased or sold close to the end of their useful economic life. We expect that the extent to which we are able to manage these technological risks through modifications to aircraft and sale of aircraft will be limited.



YEAR 2000 COMPLIANCE RISK



     We may suffer a material and adverse impact on our business and results of operations if information technology relied upon by our service providers, lessees and others with which we conduct business are not year 2000 compliant. Many existing computer systems use only two digits to identify a year in the date field. These systems were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results around the year 2000. Aircraft systems (such as on-board aircraft management and navigation systems) and air traffic control systems depend heavily on microprocessors and software technology. If any of these systems malfunction because operators (including lessees) or air traffic control authorities do not make them year 2000 compliant, our lessees may be unable to operate their aircraft and generate the revenues necessary to make lease payments to us. MSAF is currently not able to make any estimate of the amount, if any, it may be required to spend to remediate year 2000 problems associated with the aircraft. Such expenditures could, however, have a material adverse impact on the ability of MSAF to make payments on the Notes.



     Since all of our operational functions have been delegated to outside service providers, we have no information systems of our own but instead rely on the systems of our service providers, principally ILFC. The discussion of ILFC's year 2000 issues in this prospectus is based solely on information provided to us by ILFC.



     The administrative agent, cash manager and financial advisor each are reviewing their year 2000 exposure and identifying the steps that will need to be taken to ensure that their systems are year 2000 compliant. If the administrative agent's, cash manager's or financial advisor's systems are not fully year 2000 compliant, we do not expect the consequences of such noncompliance to have a material adverse effect on our business.



     ILFC has assessed its computer and information systems to determine the extent of its exposure to year 2000 risks. ILFC believes that all of its critical computer and information systems were year 2000 compliant as of September 30, 1998. ILFC is also conducting a survey of the critical third parties with which it conducts business on our behalf to determine the extent of their exposure to year 2000 risks and the status of their year 2000 compliance efforts. Significant uncertainties remain regarding the status of year 2000 compliance efforts of critical third parties and the risks to MSAF of noncompliance by such third parties.



     Noncompliance by a lessee could result in lost revenue for the lessee and an inability to make lease payments to MSAF. Noncompliance by the lessee's financial institutions could also adversely affect the ability to process lease payments.



     Our worst case scenario would be that a large number of lessees are unable to operate their aircraft and generate revenues and as a result are unable to make lease payments to MSAF. We are unable to determine at this time the likelihood or magnitude of any resulting lost revenue or whether the consequences of year 2000 failures will have a material impact on our business or financial position.



     If a noncompliant lessee cannot operate its aircraft and cannot make contractual lease payments, our contingency plans may include for ILFC to repossess aircraft from lessees in default and ILFC would then attempt to re-lease the aircraft to a year 2000 compliant lessee. We cannot assure that ILFC would be able to repossess any such aircraft or re-lease such aircraft at favorable terms or at all or that there may not be a significant delay in re-leasing. If a significant number of aircraft could not be re-leased at favorable terms or at all, it may have a material adverse effect on our business.



     Any losses that we may incur because of year 2000 problems may not be covered under existing insurance, because some insurers have taken the position that year 2000 losses may be denied under existing policies. In addition, insurers in the London market have recently adopted recommendations to exclude year 2000 losses from future aviation policies, unless a specific endorsement is purchased.



     You should refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Resources and Liquidity -- Year 2000 Readiness Disclosure" for a detailed discussion of the year 2000 compliance issues that we face.



OPERATIONAL RESTRICTIONS MAY HARM OUR ABILITY TO COMPETE



     The Indenture and our governing corporate documents impose restrictions on how we operate our business. These restrictions limit our ability to compete effectively in the aircraft leasing market. For example, we cannot grant privileged rental rates to airlines in return for equity investments in such airlines. There are also restrictions on persons to whom we may lease aircraft to and limits on leasing to lessees in specific geographical regions. Most competing aircraft lessors do not operate under similar restrictions.

LESSEE PURCHASE OPTIONS MAY BE EXERCISED AT PRICES BELOW ASSUMED TARGET PRICE FOR SUCH AIRCRAFT



     As of February 1, 1999, six lessees had outstanding options to purchase a total of eight aircraft (representing 27.79% of the portfolio by appraised value at September 30, 1998). There is a risk that lessees could exercise these options in the future at a time when the exercise prices are below the pro rata portion of the unpaid Note principal represented by the aircraft being purchased. If that happens, it may reduce the amount, or delay the timing, of principal payments on the Notes.



RISKS RELATING TO AIRCRAFT LIENS



     Liens may attach to the aircraft in the course of their operation. These liens may impair our ability to repossess, re-lease or sell the aircraft. Liens which secure the payment of airport taxes, customs duties, air navigation charges (including charges imposed by Eurocontrol), landing charges, crew wages, repairer's charges or salvage attach to the aircraft in the normal course of operation. The amounts which the liens secure may be substantial and may exceed the value of the aircraft against which the lien is asserted. In some jurisdictions, a holder of aircraft liens may have the right to detain, sell or cause the forfeiture of the aircraft. The lessees may not comply with their obligations under the leases to discharge liens arising during the terms of the leases.



FAILURE TO MAINTAIN REGISTRATION OF AIRCRAFT



     All of the aircraft which are or will be operated must be registered with an appropriate aviation authority. If an aircraft is operated without a valid registration, the lessee operator or, in some cases, the owner or lessor, may be subject to penalties which may result in a lien being placed on the aircraft. Loss of registration could have other adverse effects, including grounding of the aircraft and loss of insurance, which may have an adverse effect on our ability to make payments on the Notes.



INCREASED REGULATION OF AIRCRAFT



     The aircraft industry is heavily regulated and aviation authorities may adopt additional regulations in jurisdictions where our aircraft are registered or operated. Any additional regulations (especially relating to aircraft noise and emissions) may cause us to incur significant costs, depress the value of the aircraft and impair our ability to re-lease the aircraft.



LEASING RISKS



     WE MAY NOT BE ABLE TO RE-LEASE AIRCRAFT QUICKLY OR ON FAVORABLE TERMS



     We may not be able to re-lease the aircraft upon expiration of the leases without incurring significant downtime. If we cannot re-lease the aircraft we may not have enough cash to make payments on the Notes. Even if we can re-lease the aircraft we may be unable to receive favorable rental rates, especially if there is reduced demand for aircraft on operating lease. Our ability to re-lease aircraft and obtain acceptable lease payments and terms may suffer because of:



     -  economic conditions affecting the airline industry,



     -  the supply of competing aircraft and demand for particular types,



     -  lessor competition, and



     -  restrictions on our re-leasing flexibility under the Indenture.



     The leases for eight of the aircraft, representing approximately 23.6% of the portfolio by appraised value at September 30, 1998, are scheduled to expire before December 31, 2000. The leases for 16 of the aircraft and the spare engine, representing approximately 45.0% of the portfolio by appraised value at September 30, 1998, are scheduled to expire before December 31, 2002. One of the aircraft is not presently leased, although a letter of intent was signed in February 1999.

     LESSEES MAY NOT PERFORM REQUIRED MAINTENANCE



     The standards of maintenance observed by our lessees and the condition of the aircraft at the time of sale or lease may affect future values and rental rates from our aircraft. Under the leases, the lessee has the main responsibility to maintain the aircraft and to comply with all applicable governmental requirements. Some lessees may experience periodic difficulties in meeting their maintenance obligations resulting from adverse environmental conditions or financial and labor difficulties. If a lessee fails to perform required or recommended maintenance on an aircraft during the term of such lease, the aircraft may be grounded and we may incur substantial costs to restore the aircraft to an acceptable maintenance condition before sale or re-lease. If our lessees do not perform their obligation to maintain the aircraft, we may have to fund maintenance work on the aircraft. Because our maintenance costs are expenses that rank senior to payments on the Notes, we may be unable to make payments on the Notes if our maintenance costs were to become sufficiently large. In some cases, we may have an obligation to reimburse the lessee or pay some or all of the cost of aircraft maintenance. Our cash resources may not be sufficient both to fund maintenance requirements and make payments on the Notes, especially as the aircraft age.



     AIRCRAFT INSURANCE MAY NOT BE ADEQUATE



     Our lessees have an obligation under the leases to maintain property and liability insurance covering their operation of the aircraft. We can give no assurance that this insurance will be adequate to cover any losses or liabilities that we may incur in our business. For example, the loss or liability from an aviation accident or other catastrophic event may exceed the coverage limits in the policy. Other losses may not be covered by the insurance. There is also a risk that our lessees will not perform their insurance obligations to us, which may mean that insurance will not be available to us. In either case, we may be unable to make payments on the Notes if insurance proceeds do not cover losses or liabilities we may incur.



     WE MAY BE UNABLE TO OBTAIN REQUIRED LICENSES AND APPROVALS



     If we cannot obtain required government licenses and approvals, we may be unable to re-lease or sell aircraft. In that case, our cash flows may be insufficient to make payments on the Notes. Several leases require specific licenses, consents or approvals. These include consents from governmental or regulatory authorities to certain lease payments and to the import, re-export or de-registration of the aircraft. There is a significant risk that subsequent legal and administrative changes will increase such requirements or that a consent, once given, will be withdrawn. We may not receive consents needed in connection with future re-leasing or sale of an aircraft.



     RISK OF LESSEES IN WEAK FINANCIAL CONDITION



     There is a significant risk that the lessees may default on their obligations under the leases. If lessees do not make rent and maintenance payments or are significantly in arrears, we will be unable to make payments on the Notes. The ability of each lessee to perform its obligations under its lease will depend primarily on its financial condition. A lessee's financial condition may be affected by various factors beyond their control, including competition, fare levels, passenger demand, operating costs, the cost and availability of finance, economic conditions in the countries where the lessees operate and environmental and other governmental regulation of the air transportation business. Many of our lessees are in a weak financial position. You should expect this to be the case with future lessees. As a result, a large proportion of lessees may consistently be significantly in arrears in their rental payments or maintenance payments.



     As of February 1, 1999, two lessees were in arrears. The aircraft on lease to the two lessees in arrears represent approximately 7.3% of the appraised value of the portfolio at September 30, 1998. The amounts outstanding and overdue in respect of rental payments, maintenance reserves, and other miscellaneous amounts due (net of default interest and certain cash in transit) with respect to these two lessees amounted to approximately $3.4 million. The weighted average number of days past due of such arrears was 70 days.



     The current level of defaults and lessee arrears should not be seen as representative of future defaults and arrears as economic conditions deteriorate. Defaults and amounts in arrears may increase as the market for aircraft on operating lease experiences further cyclical downturns, particularly in regions such as Asia, Russia and Latin America which are experiencing acute economic difficulties.



     RISK OF REGIONAL ECONOMIC DOWNTURNS AFFECTING LESSEES' FINANCIAL CONDITION



     There is a significant risk that the economic conditions in the regions where our lessees operate will affect their ability to meet their lease obligations. Below is a discussion of the regional concentrations of our lessees and the economic characteristics of the various regions that may impact the lessees' financial condition.



European Concentration



     At February 1, 1999, the lessees of 51.03% of the aircraft by appraised value at September 30, 1998 were operators based in Europe with 41.99% based in "developed" European markets and 9.04% based in "emerging" European and Middle East markets (using Capital International Perspective S.A. designations).



     The commercial aviation industry in Europe is very sensitive to general economic conditions. Since air travel is largely discretionary, the industry tends to suffer severe financial difficulties during slow economic periods. As a result, the financial prospects for European lessees will depend on the level of economic activity in Europe and in the specific countries where they operate. A recession or other worsening of economic conditions in any European country may adversely affect the European lessees' ability to meet their financial and other obligations. Competitive pressures from continuing deregulation of the airline industry by the EU may also adversely affect European lessees' operations and their ability to meet their obligations under the leases.



Latin American Concentration



     At February 1, 1999, five lessees with respect to 17.42% of the aircraft by appraised value at September 30, 1998 were based in Latin America.



     The financial prospects for lessees in Latin America will depend on the level of political stability and economic activity and policies in the region.



     Developments in other "emerging markets" may also affect the economies of Latin American countries and the entire region.



     Brazil has experienced significant downturns in its economy and financial markets, with large decreases in financial asset prices and, since it devalued its currency on January 13, 1999, dramatic decreases in the value of its currency. As of February 1, 1999 three lessees representing 11.10% of the aircraft by appraised value at September 30, 1998 operate in Brazil.



     One of our Brazilian lessees (whose aircraft represents 6.09% of the aircraft by appraised value at September 30, 1998) has recently requested a short-term stay in lease payments during the current period of exchange rate volatility. ILFC recently agreed to restructure the rental arrearages of another Brazilian lessee (whose aircraft represents 2.93% of the aircraft by appraised value at September 30, 1998), and this lessee continues to be in arrears on the restructured payments as well as subsequent lease payments. Continued weakness in the value of the Brazilian real, as well as general deterioration in the Brazilian economy, will mean that lessees may be unable to generate sufficient revenues in Brazilian currency to pay the U.S. dollar-denominated rental payments under the lease. More importantly, financial and economic problems in Brazil could spread throughout Latin America and other "emerging" economies, having a similar effect on many of our other lessees.



Asia Pacific Concentration



     At February 1, 1999, the lessees of 12.98% of the aircraft by appraised value at September 30, 1998 were based in the Asia Pacific region, including South Korea, China and Taiwan, all of which are in "emerging" markets (using Capital International Perspective S.A. designations).

     Trading conditions in Asia's civil aviation industry have been adversely affected by the severe economic and financial difficulties experienced recently in the region. The economies of the region have experienced acute difficulties resulting in many business failures, significant depreciation of local currencies against the U.S. dollar, downgrading of sovereign and corporate credit ratings and internationally organized financial stability measures. Several airlines in the region, including one lessee, recently announced their intention to reschedule their aircraft purchase obligations, eliminate certain routes and reduce employees. This downturn in the region's economies may undermine business confidence, reduce demand for air travel and adversely affect the Asian lessees' operations and their ability to meet their obligations.



North American Concentration



     At February 1, 1999, the lessees with respect to 6.50% of the aircraft by appraised value at September 30, 1998 were based in North America. As in Europe, the commercial aviation industry in North America is highly sensitive to general economic conditions. Over the last several years, a large number of North American passenger airlines have filed Chapter 11 bankruptcy proceedings and several major U.S. airlines have ceased operations altogether, including a recent former lessee of MSAF Group. While airline profitability in the region has improved, increasing competition from low-cost, low-fare air carriers, in conjunction with an inability to reduce labor and other costs to sustainable levels, continues to put pressure on North American airline profit margins and, in some cases, financial viability.



LEASE TERMINATION AND AIRCRAFT REPOSSESSION



     If a lessee defaults, we have the right to terminate the lease and repossess the aircraft under the terms of each lease. However, it may be difficult, expensive and time-consuming to enforce our rights if the lessee contests such termination or is bankrupt or under court protection. We may incur significant costs in trying to repossess an aircraft and in performing maintenance work necessary to make the aircraft available for re-lease or sale. Further, our efforts to repossess an aircraft may be limited by the laws of the local jurisdiction which may delay or prevent us from repossessing an aircraft following a lessee's default.



RISKS RELATING TO PAYMENTS ON THE NOTES



     ACTUAL EXPERIENCE MAY NOT MATCH OUR ASSUMPTIONS



     We have determined the expected final payment dates for the Notes based on assumptions about our future cash flows and interest and operating costs and possible future economic conditions. The purpose of these assumptions is to illustrate the payment provisions of the Notes. Many of these assumptions relate to future political, economic and market conditions (for example, interest rates) that are outside our control and are difficult or impossible to predict. Other assumptions relate to future events (for example, insurance recoveries and maintenance payments) that depend on the actions of lessees or others with whom we conduct business. For this reason, it is highly unlikely that our experience in the future will be consistent with these assumptions. As a result, we are highly likely to be unable to make payments on the Notes at the times and in the amounts that the assumptions indicate.



     SUBORDINATION PROVISIONS



     Expenses and certain other payments are senior in priority of payment to the Notes and are paid out before any payments are made on the Notes. Under certain circumstances, the rights of the Noteholders, as holders of each subclass of Notes, to receive payments of principal in respect of such subclass of Notes and to exercise remedies upon default will be subordinated to the rights of the Noteholders with respect to the most senior subclass of Notes then outstanding. If an event of default with respect to any subclass of Notes occurs under the Indenture, the security trustee has the exclusive right to exercise and enforce any and all remedies with respect to the collateral held by MSAF Group. Therefore, if an event of default occurs, the holders of each subclass of Notes will not be permitted to enforce certain rights until all amounts owing under any more senior Notes outstanding and certain other amounts have been paid in full.

CAPITAL MARKETS RISKS



     WE MAY BE UNABLE TO REFINANCE THE SUBCLASS A-1 NOTES



     The subclass A-1 Notes may reach their expected final payment date in March 2000 before we have received sufficient cash flows to repay them. In that case, we plan to refinance the subclass A-1 Notes by issuing refinancing notes. The refinancing notes will rank equally with the other class A Notes but the interest rate, principal payment provisions and other terms will be different. Our ability to refinance the subclass A-1 Notes will depend on many factors outside our control. These factors include general conditions in the capital markets and the markets' perception of the commercial aviation industry, the aircraft leasing business generally or our own performance. If we cannot refinance the subclass A-1 Notes on acceptable terms, we may not be able to repay the subclass A-1 Notes by their expected final payment date. This may also delay repayment of principal on the class B, class C and class D Notes and may result in lower market prices for the Notes.



     TRADING MARKET FOR THE NOTES



     Morgan Stanley & Co. Incorporated currently makes a market in the Notes. However, it is not obligated to do so, and any such market making may be discontinued at any time without notice, in its sole discretion. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Notes.



BANKRUPTCY RISKS



     We have taken steps to structure MSAF to ensure that our assets are not consolidated with MSDW's or any of its affiliates' assets or otherwise become available to MSDW's or any of its affiliates' creditors in any bankruptcy or insolvency proceeding involving MSDW.



     If MSDW or any of its affiliates becomes bankrupt or insolvent, there is a legal risk that a court or other authority could decide that these steps were not effective to insulate our assets from MSDW's assets. As a result, the aircraft and our other assets could become available to repay both MSDW's creditors and our creditors, including you. We could also lose all of our rights in the aircraft and our other assets. In either case, it may be impossible to repay amounts outstanding under the Notes.



TAX RISKS



     Neither the Trustee nor MSAF will make any additional payments to Noteholders in respect of any withholding or deduction required to be made by applicable law with respect to payments made on the Notes. In the event that MSAF is or will be required to make a withholding or deduction, it will use reasonable efforts to avoid the application of such withholding taxes and may in certain circumstances redeem the Notes in the event such withholding taxes cannot be avoided. In the event any withholding taxes are imposed with respect to the Notes and MSAF does not redeem the Notes, the net amount of interest received by Noteholders will be reduced by the amount of the withholding or deduction.



     MSAF believes that it will not become subject to any material taxes in any of the jurisdictions in which any of the lessees are organized or operate under the present tax laws of such jurisdictions. However, there can be no assurance that other leases to which MSAF Group may become a party as a result of the re-leasing of the aircraft or acquisition of additional aircraft will not result in the imposition of withholding or other taxes.

                                   MSAF GROUP



     MSAF is a special-purpose statutory business trust formed on October 30, 1997 under the laws of Delaware for an unlimited duration for certain limited purposes. These limited purposes include (1) owning all of the equity interest in MSA I, which owns 31 aircraft and a spare engine and SPC-5 which owns one aircraft (the "Aircraft-Owning Subsidiaries") and (2) acquiring, financing, re-financing, owning, leasing, re-leasing, selling, maintaining and modifying the aircraft and any additional aircraft MSAF acquires in the future. MSAF Group may also enter into certain hedging contracts as described under "Interest Rate Risk Management," and establish and provide loans or guarantees to, or in respect of, its subsidiaries and any entities that may be established or acquired in the future in connection with acquisitions of additional aircraft.



     MSAF's initial portfolio of aircraft assets consists of 32 aircraft and one spare engine purchased from International Lease Finance Corporation ("ILFC") and the related leases. As of February 1, 1999, 31 of the MSAF's aircraft were subject to lease contracts (or in one case, a conditional sale agreement) with 28 lessees based in 18 countries. One aircraft was available for lease.



     All of the beneficial interest in MSAF is currently owned by MSF, a wholly-owned subsidiary of MSDW. MSF may transfer all or a portion of such beneficial interest to related or unrelated third parties in the future.



     On March 3, 1998, MSAF issued $1,050 million of Old Notes. On January 18, 1999, MSAF consummated an exchange offer whereby MSAF issued the New Notes in exchange for the Old Notes. Prior to the issuance of the Old Notes, MSAF Group received approximately $920 million in non-interest bearing loans from MSF which were utilized to purchase 31 of MSAF's 32 aircraft. At the time of the issuance of the Old Notes, the loans were automatically converted into a beneficial interest and a beneficial interest distribution of approximately $976 million was paid to MSF. This beneficial interest distribution included repayment of the interest free loans and a distribution of approximately $56 million (comprising $21 million in lease rentals accrued to the date of issuance of the Old Notes with the balance representing finance and other charges paid to MSF).



     In connection with the offering and sale of the Old Notes, MSAF paid approximately $7.1 million in subscription discounts and commissions to subsidiaries of MSDW.



     There are six trustees of MSAF (the "Trustees"). One trustee of MSAF is Wilmington Trust Company, the Delaware trustee (the "Delaware Trustee"). Three of the six trustees of MSAF and one alternate trustee (the "Controlling Trustees") are officers of affiliates of MSDW. Two trustees (the "Independent Trustees") are independent from MSDW and are only permitted to vote in trustee meetings on certain significant decisions relating to insolvency proceedings. One of the Independent Trustees is a partner of Shearman & Sterling, a law firm that regularly provides legal services to MSDW and its affiliates. The controlling or independent trustees or directors, as applicable, of each Aircraft-Owning Subsidiary are the same persons as the Controlling Trustees and the Independent Trustees, unless otherwise required by any provisions of local law mandating a particular citizenship for trustees or directors. Neither MSAF nor any of the Aircraft-Owning Subsidiaries has any employees or executive officers. Accordingly, the Trustees rely upon various service providers, including affiliates of MSDW, for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. Transactions or proceedings relating to certain insolvency proceedings of MSAF may only be approved by a unanimous vote of all the Controlling Trustees and Independent Trustees.



     MSAF's registered office is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001 care of Wilmington Trust Company, attention: Corporate Trust Administration and its telephone number is 1-302-651-1000.

                            THE AIRCRAFT AND LEASES



     Substantially all of the assets of MSAF consist of 100% of the beneficial interest in MSA I, 100% of the issued and outstanding capital stock of SPC-5 and certain leasing subsidiaries and certain loans made to MSA I and SPC-5. MSAF indirectly owns (i) the aircraft, (ii) the rights under the related leases, and
(iii) cash and cash equivalents on deposit.



APPRAISERS' REPORTS



     As of September 30, 1998, our aircraft had an appraised value of $1,029.4 million. The appraised value is equal to the average of the opinions of three appraisers, Aircraft Information Services, Inc., BK Associates, Inc. and Airclaims Limited as to the value of each of our aircraft as of September 30, 1998 without taking into account the value of related leases, maintenance reserves or security deposits.



     The appraisers have provided appraisals of the value of each of our aircraft at normal utilization rates in an open, unrestricted and stable market as of September 30, 1998, adjusted to account for the reported maintenance standard of the aircraft. The appraisals were not based on a physical inspection of the aircraft. The appraisals explain the methodology used to determine the values for the aircraft. See "Risk Factors -- Actual Market Value May Be Less Than Appraised Value." Based on the appraisals, the aggregate values calculated by each of the three appraisers for the aircraft are $1,053.8 million in the case of BK Associates, Inc., $1,079.12 million in the case of Aircraft Information Services, Inc. and $955.34 million in the case of Airclaims Limited. The appraised values as of September 30, 1998 for the aircraft by type and class are set out below. These appraised values should not be relied upon as a measure of the market or realizable value of any aircraft. See "Risk Factors -- Cyclicality of Supply of and Demand for Aircraft and Depression of Aircraft Values" and "-- Actual Market Value May Be Less Than Appraised Value."



PORTFOLIO INFORMATION



     THE AIRCRAFT



     All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume 1, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in
Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations ("Stage 3 aircraft").

     The following table sets forth the exposure as of February 1, 1999 of our aircraft by type of aircraft calculated by reference to the number of aircraft and their appraised value as of September 30, 1998.



                                                                                          % OF CURRENT
                                                                                          PORTFOLIO BY
                                                                                        APPRAISED VALUE
                                                                                             AS OF
                                                    NUMBER OF                ENGINE      SEPTEMBER 30,
MANUFACTURER                     TYPE OF AIRCRAFT   AIRCRAFT     BODY TYPE   STAGE            1998
------------                     ----------------  -----------   ----------  ------   --------------------
Boeing (62.94%)................  767-200ER              1        Widebody     3                3.53%
                                 767-300ER(1)           3        Widebody     3               18.73
                                 757-200ER              3        Narrowbody   3               10.84
                                 747-300B               1        Widebody     3                6.09
                                 737-300                6        Narrowbody   3               14.17
                                 737-400                3        Narrowbody   3                7.55
                                 737-500                1        Narrowbody   3                2.03
Airbus (26.17%)................  A321-100               1        Narrowbody   3                4.33
                                 A320-200               3        Narrowbody   3                9.06
                                 A310-300               3        Widebody     3                7.85
                                 A300-600R              1        Widebody     3                4.93
McDonnell Douglas
  Corporation (5.64%)..........  MD82                   1        Narrowbody   3                1.77
                                 MD83                   2        Narrowbody   3                3.87
Fokker N.V.(4.71%).............  F70                    3        Narrowbody   3                4.71
General Electric
  Company (0.54%)..............  CF6-80C2B6F         engine          --       3                 .54
                                                   -----------                               ------
  Total........................                    32 + engine                               100.00%
                                                   ===========                               ======


---------------


(1) One of these aircraft is not currently capable of extended range missions but ILFC has agreed to pay for the cost of an extended range modification to such aircraft upon MSAF's request at any time following the termination or expiration of the lease for such aircraft. The appraisals of such aircraft assume that such extended range modification has been carried out.

     The following table sets forth the exposure as of February 1, 1999 of our aircraft to the lessees calculated by reference to the appraised value as of September 30, 1998 of the aircraft.



                                                                                % OF CURRENT
                                                                                PORTFOLIO BY
                                                                               APPRAISED VALUE
                                                                                    AS OF
                                                                 NUMBER OF      SEPTEMBER 30,
LESSEE(1)                                                        AIRCRAFT           1998
---------                                                       -----------    ---------------
Air Pacific Limited.........................................         1               6.69%
Unijet Leisure Limited(2)...................................         1               6.58
"VARIG," S.A. (Viacao Aerea Rio-Grandense)..................         1               6.09
TransAer International Airlines Limited.....................         1               3.06
Asiana Airlines, Inc........................................         1               5.45
Malev Hungarian Airlines, PLC...............................         3               4.71
China Airlines, Ltd.........................................         1               4.93
Flightlease AG(3)...........................................         2               4.91
Alaska Airlines, Inc........................................         1               2.74
Onur Air Tasimacilik A.S....................................         1               4.33
Aerovias de Mexico, S.A. de C.V.............................         1               4.15
Britannia Airways Limited(4)................................         1               3.53
Flying Colours Airlines Limited.............................         1               3.39
Passaredo, Transportes Aeros(5).............................         1               2.93
Monarch Airlines Limited....................................         1               2.96
Transavia Airlines C.V......................................         1               2.90
China Hainan Airlines.......................................         1               2.60
Transportes Aereos Portugueses, S.A.........................         1               2.43
Flugleidir H.F.(6)..........................................         1               2.08
Societe D'Exploitation Aeropostale S.A......................         1               2.08
Trans World Airlines, Inc...................................         2               3.76
Air Liberte, S.A............................................         1               1.89
Caledonian Airways Limited(2)...............................         1               3.04
Olympic Airways.............................................         1               2.64
Transportes Aereos Ejecutivos S.A. de C.V...................         1               2.17
Viasao Aerea Sao Paulo S.A., Brazilian Airlines.............         1               2.08
Braathens Sverige AB........................................         1               2.03
Koninklijke Luchtvaart Maatschappij N.V.....................      engine             0.55
Aircraft available for lease(7).............................         1               3.30
                                                                -----------        ------
  Total.....................................................    32 + engine        100.00%
                                                                ===========        ======


---------------


(1) Total number of lessees = 28.



(2) Unijet recently acquired AIR 2000 which is owned by Thomas Cook. Thomas Cook and Carlson Group (which owns Caledonian) are in the process of merging their businesses which means that Unijet and Caledonian will be owned by the same company.



(3) As part of the restructuring in 1997 of its business by SAir Group Ltd. (formerly Swiss Air, Swiss Air Transport Company Ltd.), the leasehold interest in all of the aircraft previously leased by Swiss Air has been transferred to its wholly owned subsidiary Flightlease. The applicable aircraft will continue to be operated by an airline affiliate of Swiss Air.



(4) The aircraft leased to Britannia is subleased to Ansett Australia Limited.



(5) Passaredo leases the applicable aircraft from Navasota, which is party to a conditional sale agreement with MSAF Group. See "-- The Leases -- Conditional Sale Agreement."



(6) The aircraft leased to Icelandair is subleased to Falcon Air AB.



(7) A letter of intent with a new lessee based in the United States was signed in February 1999.

     The following table sets forth the exposure as of February 1, 1999 of our aircraft to countries in which the lessees are domiciled calculated by reference to the appraised value as of September 30, 1998 of the aircraft.



                                                                                % OF CURRENT
                                                                                PORTFOLIO BY
                                                                               APPRAISED VALUE
                                                                                    AS OF
                                                                 NUMBER OF      SEPTEMBER 30,
COUNTRY(1)                                                       AIRCRAFT           1998
----------                                                      -----------    ---------------
United Kingdom..............................................         5              19.51%
Brazil......................................................         3              11.10
Fiji........................................................         1               6.69
United States...............................................         3               6.50
Mexico......................................................         2               6.32
South Korea.................................................         1               5.45
Taiwan......................................................         1               4.93
Switzerland.................................................         2               4.91
Hungary.....................................................         3               4.71
Turkey......................................................         1               4.33
France......................................................         2               3.97
The Netherlands.............................................    1 + engine           3.44
Ireland.....................................................         1               3.06
Greece......................................................         1               2.64
China.......................................................         1               2.60
Portugal....................................................         1               2.43
Iceland.....................................................         1               2.08
Sweden......................................................         1               2.03
Aircraft available for lease................................         1               3.30
                                                                -----------        ------
  Total.....................................................    32 + engine        100.00%
                                                                ===========        ======


---------------


(1) Total number of countries = 18.



     The following table sets forth the exposure as of February 1, 1999 of our aircraft by regions in which the lessees are domiciled calculated by reference to number of aircraft and their appraised value as of September 30, 1998.



                                                                                % OF CURRENT
                                                                                PORTFOLIO BY
                                                                               APPRAISED VALUE
                                                                                    AS OF
                                                                 NUMBER OF      SEPTEMBER 30,
REGION(1)                                                        AIRCRAFT           1998
---------                                                       -----------    ---------------
Developed Markets
  Europe....................................................    14 + engine         41.99%
  North America.............................................         3               6.50
Emerging Markets
  Europe and Middle East....................................         4               9.04
  Latin America.............................................         5              17.42
  Asia......................................................         3              12.98
Other.......................................................         2               8.77
Aircraft available for lease................................         1               3.30
                                                                -----------        ------
  Total.....................................................    32 + engine        100.00%
                                                                ===========        ======


---------------


(1) Regions are defined according to designations published by Capital International Perspective S.A.

     The following table sets forth the exposure as of February 1, 1999 of our aircraft by year of aircraft manufacture calculated by reference to the appraised value as of September 30, 1998 of the aircraft. The weighted average age of the fleet as of November 30, 1998 is approximately 7.5 years.



                                                                                  % OF CURRENT
                                                                                  PORTFOLIO BY
                                                                                APPRAISED VALUE
                                                               NUMBER OF      AS OF SEPTEMBER 30,
YEAR OF MANUFACTURE                                            AIRCRAFT               1998
-------------------                                           -----------    ----------------------
1985......................................................         2                   4.91%
1986......................................................         1                   2.93
1987......................................................         3                   7.70
1988......................................................         5                  15.52
1989......................................................         3                   7.15
1990......................................................         2                  10.38
1992......................................................         3                   8.03
1993......................................................         6                  20.05
1994......................................................         2                  10.84
1995......................................................    2 + engine               4.96
1996......................................................         3                   7.53
                                                              -----------            ------
  Total...................................................    32 + engine            100.00%
                                                              ===========            ======



     The following table sets forth the exposure as of February 1, 1999 of our aircraft by seat category calculated by reference to the appraised value as of September 30, 1998 of our aircraft, excluding the spare engine and one aircraft which is a freighter aircraft.



                                                                                        % OF CURRENT
                                                                                        PORTFOLIO BY
                                                                                      APPRAISED VALUE
                                                                      NUMBER OF     AS OF SEPTEMBER 30,
    SEAT CATEGORY         AIRCRAFT TYPES                              AIRCRAFT              1998
    -------------         --------------                              ---------    ----------------------
51-120................    F-70, B737-500                                  4                 6.74%
121-170...............    B737-300/300QC/400, A320-200, MD82/83          15                36.42
171-240...............    B757-200, A321-100, B767-200ER,
                          B767-300ER, A300-600R, A310-300                12                50.21
351+..................    B747-300                                        1                 6.09
                                                                         --                -----
  Total...............                                                   32                99.46%
                                                                         ==                =====

MSAF GROUP PORTFOLIO ANALYSIS



     Further particulars of our aircraft as of February 1, 1999 (except for appraised values, which are as of September 30, 1998) are contained in the table below.



                              COUNTRY                                             ENGINE         SERIAL     DATE OF
       REGION(1)             OF LESSEE          LESSEE           TYPE          CONFIGURATION     NUMBER   MANUFACTURE
       ---------             ---------          ------           ----          -------------     ------   -----------
Europe..................  France            Aeropostale       B737-300QC    CFM 56-3C1           23788        5/87
(Developed)               France            Air Liberte       MD83          JT8D-219             49822       12/88
                          Greece            Olympic           B737-400      CFM 56-3C1           25371        1/92
                          Portugal          TAP               B737-300      CFM 56-3B2           25161        2/92
                          Sweden            Transwede         B737-500      CFM 56-3B1           25165        4/93
                          Switzerland       Flightlease       A310-300      JT9D-7R4E1             410       11/85
                          Switzerland       Flightlease       A310-300      JT9D-7R4E1             409       11/85
                          The Netherlands   Transavia         B737-300      CFM 56-3C1           27635        5/95
                          The Netherlands   KLM               engine        CF6-80C2B6F          704279       6/95
                          United Kingdom    Britannia         B767-200ER    CF6-80A              23807        8/87
                          United Kingdom    Caledonian        A320-200      V2500-Al               393        2/93
                          United Kingdom    Monarch           A320-200      CFM 56-5A3             279        2/92
                          United Kingdom    Unijet            B767-300ER    CF6-80C2B6F          26256        4/93
                          United Kingdom    Flying Colours    B757-200ER    RB211-535-E4-37      24367        2/89
                          Ireland           TransAer          A320-200      V2500-A1               414        5/93
North America...........  United States     Alaska Airlines   B737-400      CFM 56-3C1           25104        5/93
(Developed)               United States     TWA               MD-83         JT8D-219             49824        3/89
                          United States     TWA               MD-82         JT8D-217C            49825        3/89
Europe and
Middle East.............  Hungary           Malev             F-70          TAY MK620-15         11569        3/96
(Emerging)                Hungary           Malev             F-70          TAY MK620-15         11565        2/96
                          Hungary           Malev             F-70          TAY MK620-15         11564       12/95
                          Turkey            Onur Air          A321-100      V2530-A5               597        5/96
Asia....................  China             China Hainan      B737-300      CFM 56-3C1           26295       12/93
(Emerging)                Korea             Asiana            B767-300      CF6-80C2B6F          24798       10/90
                          Taiwan            China Airlines    A300-600R     PW 4158                555        3/90
Latin America...........  Brazil            Varig             B747-300B     CF6-80C2             24106        4/88
(Emerging)                Brazil            Passaredo         A310-300      JT9D-7R4E1             437       11/86
                          Brazil            VASP              B737-300      CFM 56-3B2           24299       11/88
                          Mexico            Aero Mexico       B757-200ER    PW 2037              26272        3/94
                          Mexico            TAESA             B737-400      CFM 56-3B2           24234       10/88
Other...................  Fiji              Air Pacific       B767-300ER    CF6-80C2B4           26260        9/94
                          Iceland           Icelandair        B737-300F     CFM 56-3B2           23811       10/87
Aircraft available for
 lease                    --                --                B757-200ER    RB211-535-E4         24260       12/88
Total

                            APPRAISED
                           VALUE AS OF
                          SEPTEMBER 30,
                              1998
       REGION(1)            ($000'S)
       ---------          -------------
Europe..................   $   21,420
(Developed)                    19,433
                               27,137
                               25,020
                               20,860
                               25,377
                               25,210
                               29,863
                                5,593
                               36,390
                               31,310
                               30,467
                               67,767
                               34,870
                               31,503
North America...........       28,210
(Developed)                    20,423
                               18,270
Europe and
Middle East.............       16,460
(Emerging)                     16,353
                               15,627
                               44,623
Asia....................       26,783
(Emerging)                     56,127
                               50,720
Latin America...........       62,673
(Emerging)                     30,183
                               21,407
                               42,727
                               22,340
Other...................       68,913
                               21,423
Aircraft available for
 lease                         33,953(2)
                           ----------
Total                      $1,029,437
                           ==========


---------------


(1) Regions are defined according to Capital International Perspective S.A. designations.



(2) The previous lease relating to this B757 aircraft was terminated with the agreement of the lessee. The aircraft has been repossessed by ILFC and a letter of intent was signed with a new lessee based in the United States in February 1999.



ACQUISITION OF ADDITIONAL AIRCRAFT



     MSAF Group may acquire additional commercial passenger or freight aircraft from various sellers. Cash flows derived from any additional aircraft and the related leases will be available to satisfy MSAF's payment obligations, including payments of interest, principal and premium, if any, on the Notes and any additional notes. There is no limit on the aggregate value of additional aircraft that may be acquired or on the period in which such additional aircraft must be acquired. Any acquisition of additional aircraft and related issuance of additional notes will be subject to certain conditions under the Indenture.

THE LEASES



     GENERAL



     All leases of our aircraft are managed by ILFC pursuant to an incentive fee based servicing agreement among MSAF, Bankers Trust Company, as cash manager, Cabot, as administrative agent, and ILFC dated as of November 10, 1997.



     The following description relates only to leases in effect as of February 1, 1999 related to the 32 aircraft and one spare engine in MSAF Group's initial portfolio (other than one A310 aircraft which is the subject of a conditional sale agreement. See "-- Conditional Sale Agreement" below). As of February 1, 1999, leases covering 31 aircraft and the spare engine were in effect. Any additional leases acquired in connection with the acquisition of additional aircraft and any future leases entered into in connection with the re-lease of any aircraft may differ from the description of the leases set forth below. However, any additional leases or future leases will be required to comply with the operating covenants under the Indenture.



     Except for the conditional sale agreement, the leases are all fixed-term operating leases under which MSAF generally will retain the benefit, and bear the risk, of the residual value of the aircraft upon expiry or early termination of the lease (although in the case of certain aircraft MSAF has granted an option to purchase the aircraft to the lessee or an affiliate and/or to extend or shorten the term of the related lease. See "-- Lessees' Options" below). Although the lease documentation is fairly standardized in many respects, significant variations do exist as a result of negotiation with each lessee.



     LEASE PAYMENTS AND SECURITY



     Each lease requires the lessee to pay periodic rentals during the lease term. Certain of the leases require the lessee to pay periodic amounts by way of maintenance reserves. See "-- Maintenance and Maintenance Reserves" below.



     The lessees are required to make payments to the lessor without set-off or counterclaim, and each lease includes an obligation of the lessee to gross-up payments under the lease where payments are subject to certain withholding and other taxes, although, in certain cases, such amount will be limited to the extent of the amount that would have been payable, if any, if the lease had never been transferred from ILFC to MSAF Group. The leases also contain indemnification of the lessor for certain taxation liabilities (including, in some leases, value added tax and stamp duties, but generally excluding net income tax or its equivalent imposed on the lessor) and taxation of indemnity payments. The lessees also are obliged to pay default interest on any overdue amounts. In some cases, the lessee may exercise certain remedies if the lessor breaches its covenant of quiet enjoyment.



     Under the leases, the lessees are liable through various operational indemnities for operating expenses accrued or payable during the term of the respective lease, which would normally include maintenance, operating, overhaul, airport and navigation charges, certain taxes, licenses, consents and approvals, aircraft registration and hull all risks and public liability insurance premiums. The lessees are obliged to remove liens on the aircraft other than certain liens permitted under the leases.



     Under 30 of the 32 leases, the lessee has provided security for its obligations. This security is, in the case of 29 leases, in the form of cash security deposits and, in the case of the remaining lease, in the form of a letter of credit. In two of the 29 leases where the lessee has provided cash security deposits, there is also additional security: under one, the lessee has provided a letter of credit to secure payments to certain aviation authorities and Eurocontrol; in the other, the lessee has procured the issuance to the lessor of a general guarantee by its parent company in respect of its payment and performance obligations. You should refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Resources and Liquidity -- ILFC Facility" for a discussion of cash security deposits that are held by ILFC.

     RENTALS



     All of the rental payments are payable on a fixed rate basis and are not adjustable by reference to market interest rate changes. Rentals under most of the leases are payable monthly in advance. Rentals under the balance of the leases are payable quarterly in advance. All lease payments are currently payable in U.S. dollars although in the future lease rentals may be payable in other currencies.



     OPERATION OF THE AIRCRAFT



     The leases require the lessees to operate the aircraft in compliance with all laws and regulations applicable to the aircraft. The aircraft generally must remain in the possession of the lessees, and any subleases of the aircraft generally must be approved by the lessor. Under most of the leases, the lessees may enter into charter or "wet lease" arrangements in respect of the aircraft (i.e., a lease with crew and services provided by the lessee), provided the lessee does not part with operational control of the aircraft. Under certain leases, the lessee is permitted to enter into subleases to specified operators without the lessor's consent, provided certain conditions are met. As of the date of this prospectus, Britannia subleases its aircraft to Ansett and Icelandair subleases its aircraft to Falcon Air AB.



     All of the leases permit the lessees to subject the engines, and other equipment or components in certain cases, to removal or replacement and, in certain cases, to pooling arrangements (temporary borrowing of equipment), in some cases with permitted entities (which may include certain manufacturers, suppliers, other airlines or aircraft operators) without the lessor's consent but subject to conditions and criteria set forth in the lease. Under all of the leases, the lessees may deliver possession of the aircraft, engines and other equipment or components to the manufacturer thereof for testing or similar purposes, or to a third party for service, maintenance, repair or other work required or permitted under the lease. The lessor's ability to repossess the aircraft or engines, equipment or components from any such sublessee, transferee, manufacturer, or other person may be restricted by liens or similar rights of detention and by applicable bankruptcy and insolvency laws.



     MAINTENANCE AND MAINTENANCE RESERVES



     The leases contain detailed provisions specifying maintenance standards and the required condition of the aircraft upon redelivery. In addition, under certain of the leases, depending upon the specific maintenance condition of the aircraft or specified items (airframe, engines, certain components, auxiliary power unit or landing gear) at redelivery, the lessee may be required to make certain adjustment payments to the lessor. During the term of each lease, the lessee is required to ensure that the aircraft is maintained in accordance with an agreed maintenance program designed to ensure that the aircraft meets applicable airworthiness and other regulatory requirements in the jurisdiction in which the aircraft is registered or, in the case of the lease for the spare engine, the jurisdiction of the lessee. Under the leases, the agreed maintenance program is generally performed by the lessee. Under most of the leases, the lessee is required to provide monthly maintenance reserves. In cases where the lessee has paid maintenance reserves, such payments are used to reimburse the lessee for significant maintenance charges, including major airframe and engine overhauls.



     Under the balance of the leases there is no provision for the payment of maintenance reserves. In these cases the lessor must rely on the credit of the lessee or, if available, any credit support, and the ability of the lessee to return the aircraft in the condition required by the lease upon termination, to make any required payments based on the aircraft's return condition upon termination of the related lease and to perform scheduled maintenance throughout the lease term.



     The lessees are required under the leases to comply with airworthiness directives ("ADs") of the applicable aviation authorities specified in the leases and with manufacturer's service bulletins and the lessees primarily bear the cost of compliance. However, under some of the leases, the lessor may be required by the lease to contribute to the cost of certain ADs or manufacturer's service bulletins or to the cost above a specified threshold.

     LESSEES' OPTIONS



     As of February 1, 1999, six lessees had outstanding options to purchase a total of eight aircraft (representing 27.79% of the portfolio by appraised value at September 30, 1998). The exercise of these options allows the lessee to purchase the aircraft either upon expiration of the lease or on a specific anniversary of the delivery of the aircraft, after specific notice. The duration of some of the purchase options depends on whether the lessee exercises a separate option to extend the lease. Assuming that all outstanding lease extension options are exercised, the latest date on which a purchase option may be exercised is June 8, 2008 for a purchase on March 8, 2009. Upon the exercise of a purchase option, in two cases the lessor is relieved of an obligation to contribute to the costs of complying with ADs and, conversely, in seven cases the leases provide that the lessor refund unused maintenance reserves and/or security deposits to the lessee.



     As of February 1, 1999, 14 of the aircraft leases included outstanding options for the lessee to extend the term of the lease. The rent payable during the extension period under these leases varies from lease to lease. As of February 1, 1999, seven of the aircraft leases contained provisions under which the relevant lessee could terminate its lease prior to its scheduled expiration date, subject, in certain instances, to specified conditions and the payment of a fee.



     The spare engine lease has no purchase option. The term of the spare engine lease may be extended by five successive one-year terms which have not yet been exercised. At the end of the fifth and sixth years of the term, the lessee may terminate the spare engine lease with 12 months' notice and payment of a fee.



     CONDITIONAL SALE AGREEMENT



     MSAF Group has entered into the conditional sale agreement with Navasota Holdings Inc., a British Virgin Islands corporation, pursuant to which MSAF Group will be obliged, assuming that Navasota complies with its payment and other obligations, to transfer title to an A310 aircraft on December 15, 2003, although Navasota may prepay all purchase price installments under the conditional sale agreement at any time. Navasota has entered into an operating lease with Passaredo. All payments under both the conditional sale agreement and the Passaredo lease are unconditionally guaranteed by six Brazilian tour operators for whose benefit Passaredo will use the aircraft to operate charter flights. The present value of all amounts payable with respect to the A310 aircraft (discounted to February 1, 1999 at 5.86%) is $8.6 million less than the pro rata portion of the unpaid Note principal represented by the aircraft being purchased.



INDEMNIFICATION AND INSURANCE OF THE AIRCRAFT



     GENERAL



     The lessees are required under the leases to bear responsibility (through an operational indemnity) and carry insurance for any liabilities arising out of the operation of the aircraft, including any liabilities for death or injury to persons and damage to property that ordinarily would attach to the operator of the aircraft, subject to customary exclusions. In addition, the lessees are required to carry other types of insurance that are customary in the air transportation industry, including all risks aircraft hull and hull war risks insurance (in each case at a value stipulated in the relevant lease, subject to adjustment in certain circumstances) and aircraft spares insurance (on a replacement cost basis), in each case subject to customary deductibles. The Servicer is required to monitor the performance of the obligations of the lessees with the insurance provisions of the leases. In addition, MSAF Group also has in place its own contingent liability coverage. This operates both to cover a liability that is in excess of the coverage provided by a lessee's policy and where a lessee's policy lapses for any reason (including an early termination of a lease and repossession of an aircraft). MSAF's contingent third party liability insurance covers all of the aircraft and its contingent hull and hull war risks insurance covers certain of the aircraft. The amount of such contingent liability policies may or may not be the same as required under the relevant lease. The amount of third party contingent liability insurance is subject to certain limitations imposed by the air transportation insurance industry.

     If any of the existing insurance policies are canceled or terminated and in the case of the re-lease of an aircraft, MSAF may from time to time engage insurance experts, to advise and recommend to ILFC, as Servicer, the appropriate amount of insurance coverage MSAF should procure.



     LIABILITY INSURANCE



     Third party liability insurance is required under the leases for a combined single limit for bodily injury and property damage in minimum amounts ranging between $250 million and $1.25 billion for each aircraft. In general, liability coverage on each aircraft includes third party legal liability, passenger legal liability, baggage legal liability, cargo legal liability, mail and aviation general third party (including products) legal liability.



     In some jurisdictions liabilities for risks that are insured against by the lessees also may attach to MSAF Group as owner of the aircraft irrespective of whether it is in any way responsible for the loss for which liability is asserted. In addition, claimants may assert claims against MSAF Group on the basis of alleged responsibility for a loss, even if such claim is not ultimately sustained. Under the leases, the lessees are currently obligated to indemnify the lessor against claims, including the costs of defending against such claims, by third parties against them for such liabilities while the aircraft are owned by MSAF and under lease to the lessees.



     The indemnified losses include both operating costs relating to the actual operation of the aircraft as well as losses to persons and property resulting from the operation of the aircraft. The latter types of losses are generally covered by the lessees' liability insurance.



     AIRCRAFT PROPERTY INSURANCE



     In addition to liability insurance, the lessees are obligated under the leases to carry other types of insurance that are customary in the air transportation industry, including all risks aircraft hull and hull war risks insurance (in each case at a value stipulated in the relevant lease, subject to adjustment in certain circumstances) and aircraft spares insurance (on a replacement cost basis), in each case subject to customary deductibles. In addition to such stipulated lease value coverage obtained by the lessees, MSAF Group has also purchased declining "total loss only" coverage with respect to certain aircraft. As of February 1, 1999, in no case was the sum of the stipulated lease value and MSAF Group's additional coverage in place for all risks aircraft hull and hull war risks insurances less than 100% of the appraised value as of September 30, 1998 of the applicable aircraft, and on average the sum of such coverages in place for each aircraft was approximately 120% of the appraised value as of September 30, 1998 of the applicable aircraft. In most cases, the lessor is permitted to increase the insured value above the stipulated lease value consistent with industry practice with the lessee being responsible for any increased premium that results. Permitted deductibles range from $500,000 to $1,000,000; however, the deductible generally applies only in the case of a partial loss. In the case of a total loss of an aircraft, no deductible would be applied against the insurance proceeds received.



     The leases include provisions defining an event of loss or a casualty occurrence such that where a total loss of the airframe occurs, with or without loss of the engines installed on the airframe, the agreed value is payable by the lessee. This payment is generally funded with insurance proceeds. However, the air transportation insurance industry practice is to treat only a loss of greater than 75% of the value of the aircraft, including the engines, as a total loss. In such a case, the lessee would be responsible for the payment of the difference between the insurance proceeds and the stipulated lease value. Where insurance proceeds do cover a total loss, most leases require the lessor to pay to the lessee the balance of the insurance proceeds received under the hull all risks or war risks policy after deduction of all amounts payable by the lessee to the lessor under the lease.



     All insurance certificates contain a breach of warranty endorsement so that the additional insureds continue to be protected even if the lessee violates one or more of the terms, conditions or warranties of the insurance policies, provided that such additional insured has not caused, contributed to or knowingly condoned such breach.

     The insurance advisor will confirm to MSAF Group, among other things, that the insurance requirements currently detailed in the insurance certificates meet customary practices.



     The leases require the lessee to maintain as part of its hull war and allied perils insurance coverage for confiscation or requisition of the applicable aircraft (including confiscation or requisition by the relevant state of registration), although in certain countries (including France and the People's Republic of China) such insurance may not be obtainable.



THE LESSEES



     As of February 1, 1999, there were 28 lessees in 18 countries.



     PAYMENT HISTORY



     As a general matter, weakly capitalized airlines are more likely than well capitalized airlines to seek operating leases and at any point in time, investors should expect varying numbers of lessees to be experiencing payment difficulties.



     As of February 1, 1999, two lessees were in arrears. The amounts outstanding and overdue in respect of rental payments, maintenance reserves and other miscellaneous amounts due under the leases (net of default interest and certain cash in transit) with respect to these two lessees amounted to approximately $3.4 million. The weighted average number of days past due of such arrears was 70.



     In certain cases, MSAF Group may respond to the needs of lessees in financial difficulty including, in certain instances, restructuring the applicable leases. Such restructurings may involve reduced rental payments for a specified period (which may be several months). In addition, certain restructurings may involve the voluntary termination of a lease prior to its expiration and the arrangement of subleases from the lessee to another aircraft operator.



     DESCRIPTION OF THE LESSEES



     The table below sets forth certain available information with respect to the country of domicile, first year of operation, service type, nature of ownership and fleet size and composition of each lessee as of February 10, 1999. See "-- Portfolio Information" above for additional tables setting forth the exposure of the aircraft (as a percentage of appraised value as of September 30, 1998) to each lessee and the countries in which the lessees are domiciled.



                                               BEGAN        SERVICE                                          OPERATING
LESSEE                    DOMICILE           OPERATION       TYPE        OWNERSHIP                           FLEET(1)
------                    --------           ---------      -------      ---------                           ---------
Aero Mexico               Mexico               1934      Scheduled       Cintra (90%)                  6 B757-200
                                                                         Staff (10%)                   2 B767-200ER
                                                                                                       2 B767-300ER
                                                                                                       2 DC-9-31
                                                                                                       15 DC-9-32
                                                                                                       12 MD-82
                                                                                                       9 MD-83
                                                                                                       3 MD-87
                                                                                                       10 MD-88

Aeropostale               France               1986      Scheduled,      Groupe Air France (50%)       2 B727-200F
                                                         Chartered and   Groupe La Poste (50%)         3 B737-200C
                                                         Postal                                        15 B737-300QC
                                                                                                       1 B737-200QC

Air Pacific               Fiji                 1951      Scheduled       Government of Fiji (51%)      1 B737-700
                                                                         Qantas (46%)                  1 B737-500
                                                                         Air New Zealand (2%)          2 B747-200B
                                                                         Others (0.8%)                 1 B767-300ER
                                                                         Pacific Islands
                                                                         governments (0.3%)

                                               BEGAN        SERVICE                                          OPERATING
LESSEE                    DOMICILE           OPERATION       TYPE        OWNERSHIP                           FLEET(1)
------                    --------           ---------      -------      ---------                           ---------
Air Liberte               France               1987      Scheduled and   British Airways (74%)         11 Fokker 100
                                                         Chartered       Banque Rivaud (26%)           1 Fokker 1000C
                                                                                                       3 Fokker 2000
                                                                                                       4 ATR ATR 42
                                                                                                       2 ATR ATR 72
                                                                                                       2 DC-10-30
                                                                                                       1 DC-10-30ER
                                                                                                       10 MD-83

Alaska Airlines           United States        1932      Scheduled       Public (100%)                 37 B737-400
                                                                                                       4 B737-200C
                                                                                                       4 B737-200QC
                                                                                                       6 MD-82
                                                                                                       30 MD-83

Asiana                    Republic of Korea    1988      Scheduled and   Kumho Group (54%)             18 B737-400
                                                         Chartered       Pacific Investment Capital,   3 B737-500
                                                                         Swiss Bank Corp,              6 B747-400
                                                                         Korean Development Bank,      2 B747-400F
                                                                         Korea Long Term Credit Bank   8 B767-300
                                                                         (46%)                         1 B767-300ER
                                                                                                       1 B767-300 ERF
                                                                                                       2 A321-130

Britannia                 United Kingdom       1961      Chartered       Thomson Travel Holdings       21 B757-200
                                                                         (100%)                        4 B767-200EM
                                                                                                       2 B767-200ER
                                                                                                       4 B767-300ER

Caledonian(2)             United Kingdom       1969      Chartered       Inspirations plc (100%)       2 DC-10-30
                                                                                                       5 A320-230
                                                                                                       2 TriStar-1
                                                                                                       5 TriStar-100

China Airlines            Republic of China    1959      Scheduled and   China Civil Aviation          12 A300-620R
                          (Taiwan)                       Chartered       Development Foundation        6 A300-B4-220
                                                                         (71%)                         8 B737-800
                                                                         Others (29%)                  10 B747-200
                                                                                                       11 B747-400
                                                                                                       1 MD-11
                                                                                                       2 Beechjet 400

China Hainan              People's Republic    1991      Scheduled and   American Aviation             5 B737-300
                          of China                       Executive       Investment (25%)              6 B737-400
                                                         Charters        Individuals (70%)             2 B737-800
                                                                         People's Republic of China    9 Fairchild-23
                                                                         (5%)                          1 Learjet-60
Flightlease               Switzerland          1931      Scheduled       Swiss Air (100%)              3 A310-320
                                                                                                       6 A319-110
                                                                                                       17 A320-210
                                                                                                       5 A321-110
                                                                                                       1 B737-400
                                                                                                       3 B747-300
                                                                                                       16 MD-11

Flying Colours            United Kingdom       1995      Chartered       Sunworld (100%)               1 A320
                                                                                                       2 A321
                                                                                                       6 B757

Icelandair                Iceland              1937      Scheduled and   Public (100%)                 1 B737-300F
                                                         Chartered                                     3 B737-400
                                                                                                       5 B757-200

                                               BEGAN        SERVICE                                          OPERATING
LESSEE                    DOMICILE           OPERATION       TYPE        OWNERSHIP                           FLEET(1)
------                    --------           ---------      -------      ---------                           ---------
KLM                       The Netherlands      1919      Scheduled       Dutch Government (80%)        17 B737-300
                                                                         Nationale Investeringsbank    19 B737-400
                                                                         (20%)                         7 B747-200B
                                                                                                       3 B747-200SF
                                                                                                       3 B747-300
                                                                                                       19 B747-400
                                                                                                       10 B767-300ER
                                                                                                       10 MD-11
Malev                     Hungary              1946      Scheduled and   Government of Hungary (62%)   4 B737-200A
                                                         Chartered       Air Invest Ltd. (35%)         4 B737-300
                                                                         Municipalities (2%)           2 B737-400
                                                                         Individuals (1%)              2 B737-500
                                                                                                       2 B767-200ER
                                                                                                       6 F70
                                                                                                       2 TV-154
Monarch                   United Kingdom       1967      Scheduled and   Cosmos Guide Holding          4 A300-600R
                                                         Chartered       International NV (100%)       5 A320-210
                                                                                                       6 B757-200
                                                                                                       1 DC10-30
                                                                                                       1 A321-230
                                                                                                       1 Tristar
Olympic                   Greece               1957      Scheduled       Government (100%)             2 A300-600R
                                                                                                       11 B737-200A
                                                                                                       4 B747-200B
                                                                                                       13 B737-400
                                                                                                       1 A300-B4-200
                                                                                                       2 B727-200
                                                                                                       1 B737-300
                                                                                                       1 A300-B4-100
Onur Air                  Turkey               1992      Scheduled       Cankut Bagana, Onsail         1 A300-B4-100
                                                                         Tulbentai and Hayri Igli      1 A320-230
                                                                         (100%)                        3 A321-130
                                                                                                       4 MD-88
Passaredo                 Brazil               1995      Scheduled       Passaredo Group (100%)        3 EMB-120-QC
                                                                                                       1 ATR-300
                                                                                                       2 A310-320
TAESA                     Mexico               1987      Scheduled and   Alberto Abed (80%)            1 B727-100C
                                                         Chartered       International                 3 B727-100
                                                                         Air Finance (20%)             1 Falcon-900
                                                                                                       2 Learjet 25-B
                                                                                                       1 Learjet 31-A
                                                                                                       1 Learjet 35-A
                                                                                                       2 Gulfstream II
                                                                                                       1 Gulfstream IV
                                                                                                       3 Jetstar-8
                                                                                                       1 Jetstar-731
                                                                                                       4 B737-200
                                                                                                       2 DC-9-14
                                                                                                       3 DC-9-15
                                                                                                       1 Jetstar-II
                                                                                                       1 Challenger-601-3A
                                                                                                       1 C550&C551-550
                                                                                                       1 B727-200
                                                                                                       5 B737-300
                                                                                                       2 B757-200
                                                                                                       1 Learjet-24D
                                                                                                       1 DC-9-31F

                                               BEGAN        SERVICE                                          OPERATING
LESSEE                    DOMICILE           OPERATION       TYPE        OWNERSHIP                           FLEET(1)
------                    --------           ---------      -------      ---------                           ---------
TAP                       Portugal             1945      Scheduled       Government (61%);             5 A310-300
                                                                         Swiss Air (10%);              9 A319-110
                                                                         SPAC and Others (29%)         6 A320-210
                                                                                                       1 A320-230
                                                                                                       7 B737-300
                                                                                                       4 A340-310
TransAer                  Ireland              1991      Chartered       Translift Holding (100%)      2 A300-B4-200
                                                                                                       1 A300-B4-100
Transavia                 The Netherlands      1965      Scheduled and   KLM (80%)                     12 B737-300
                                                         Chartered       Nationale Investeringsbank    3 B757-200
                                                                         (20%)                         3 737-800
Transwede SAFE Sverige    Sweden               1985      Scheduled       Braathens (100%)              4 Fokker 100
  AB                                                                                                   1 B737-300
                                                                                                       1 737-500
TWA                       United States        1930      Scheduled       Public (65%)                  5 B727-200
                                                                         Employees (30%)               17 B727-200A
                                                                         Prince Al-Waleed bin Talal    16 B757-200
                                                                           (5%)                        12 B767-200EM
                                                                                                       4 B767-300ER
                                                                                                       6 DC-9-15
                                                                                                       18 DC-9-31
                                                                                                       14 DC-9-32
                                                                                                       1 DC-9-33CF
                                                                                                       2 DC-9-34
                                                                                                       3 DC-9-41
                                                                                                       12 DC-9-51
                                                                                                       40 MD-82
                                                                                                       39 MD-83
Unijet(2)                 United Kingdom       1992      Charter         British Air Transport         2 A320-200
                                                                         Holdings Ltd. (100%)          1 A321-200
                                                                                                       2 B767-300ER
Varig                     Brazil               1927      Scheduled       Rio Grande do Sul             1 B727-100C
                                                                         State Government (1.2%)       2 B727-100F
                                                                         Ruben Berta Foundation        2 B727-100QC
                                                                         (51.4%)                       33 B737-300
                                                                         Public (47.4%)                14 B737-200A
                                                                                                       1 B747-200SF
                                                                                                       5 B747-300
                                                                                                       6 B767-200ER
                                                                                                       6 B767-300ER
                                                                                                       3 DC-10-30
                                                                                                       2 DC-10-30F
                                                                                                       13 MD-11
                                                                                                       5 737-700
VASP                      Brazil               1933      Scheduled       Canhedo Group (60%)           3 A300-B2-200FF
                                                                         Sao Paolo State               6 B737-200
                                                                         Government (40%)              1 B737-200F
                                                                                                       1 B737-200C
                                                                                                       7 B737-300
                                                                                                       4 B727-200F
                                                                                                       9 MD-11GE
                                                                                                       1 MD-11-73CF
                                                                                                       15 737-200A
                                                                                                       1 737-200CA


---------------


(1) Source: Airclaims Limited.



(2) Unijet recently acquired AIR 2000 which is owned by Thomas Cook. Thomas Cook and Carlson Group (which owns Caledonian) are in the process of merging their businesses which means that Unijet and Caledonian will be owned by the same company.

                            MANAGEMENT OF MSAF GROUP


     Except to the limited extent described herein, particularly upon an event of default under the Indenture, neither the Trustee nor any Noteholder has any right to participate in the management or affairs of MSAF Group. In particular, such parties cannot supervise the functions relating to the leases and the re-lease of the aircraft in MSAF's initial portfolio, which functions have generally been delegated to ILFC under the Servicing Agreement. See "Risk Factors -- No Executive Management -- Reliance on Third Parties to Manage Our Business," "Description of the Notes -- Indenture Covenants" and "-- Events of Default and Remedies."


TRUSTEES


     There are six trustees of MSAF, including the Delaware Trustee. The Controlling Trustees listed below manage MSAF. Two of the trustees must be Independent Trustees. The controlling or independent trustees or directors, as applicable, of each Aircraft-Owning Subsidiary are the same persons as the Controlling Trustees and the Independent Trustees, unless otherwise required by any provisions of local law mandating a particular citizenship for trustees or directors. The initial Controlling Trustees and Independent Trustees were appointed by a subsidiary of MSDW. Any succeeding or additional Controlling Trustees and Independent Trustees will be appointed by a majority of the then standing Controlling Trustees. Transactions or proceedings involving certain insolvency proceedings of MSAF may only be approved by a unanimous vote of all Controlling Trustees and all Independent Trustees.


     The Controlling Trustees and the Independent Trustees, their respective ages and principal activities are as follows:


NAME                                            AGE   TITLE
----                                            ---   -----
Karl Essig...................................   47    Controlling Trustee
Alexander C. Frank...........................   41    Controlling Trustee
A. Maurice Mason.............................   35    Controlling Trustee
C. Scott Peterson............................   38    Alternate Controlling Trustee
Juan C. O'Callahan...........................   65    Independent Trustee
Alexander C. Bancroft........................   61    Independent Trustee



     Karl Essig is a Managing Director in the International Securitisation Group at Morgan Stanley & Co. International Limited. Mr. Essig joined MSDW in August of 1980 and has worked in the London, New York and Tokyo offices on corporate finance, capital markets and derivatives transactions. In 1986 he founded Morgan Stanley's Asset-Backed Finance Group which he headed for five years. In 1992, Mr. Essig moved to London and established the International Securitisation Group, which he currently heads. Mr. Essig is a graduate of Stanford University and the Yale School of Management.



     Alexander C. Frank is a Managing Director in the Corporate Treasury Department, and the Treasurer of MSDW. Mr. Frank joined MSDW in 1985 and has worked in the New York and London offices, in the firm's Corporate Treasury and Corporate Tax Departments. In 1990 he established Morgan Stanley Treasury's European Capital and Financing activity in London. In 1993 Mr. Frank assumed responsibility for the firm's Global Capital and Finance function and became the Treasurer for North and South American activities. Mr. Frank is a graduate of Dartmouth College and the University of Michigan School of Business Administration.



     A. Maurice Mason is an Executive Director in the International Securitisation Group at Morgan Stanley & Co. International Limited. He joined MSDW's Investment Banking Division in 1994 where he was responsible for MSDW's corporate finance activities in the European transportation sector. In 1997 he transferred to the International Securitisation Group where he is responsible for the aviation finance sector. Prior to joining MSDW, he spent over six years in the capital markets group at GPA. Mr. Mason received a BA, BAI degree from Trinity College, Dublin.

     C. Scott Peterson is a Managing Director in the International Securitisation Group at Morgan Stanley & Co. International Limited. Mr. Peterson joined MSDW in 1988 in the Mortgage-Backed Finance Group. In 1989 he joined the Asset-Backed Finance Group and subsequently established the Equipment Finance Group to focus on transactions backed by aircraft and other capital equipment. In 1993 he initiated the liability management effort and led both the Equipment Finance and Liability Management Groups until his transfer to London in 1996. Mr. Peterson received a BSc from Oregon State University in 1982 and an MBA from The Wharton School in 1988.



     Juan C. O'Callahan is principal of JOCR, an aviation consultancy based in Connecticut. He joined The Boeing Company in 1961 after a career as a fighter pilot with the United States Marine Corps and has since worked at Pacific Air Lines, World Airways and GPA (having founded TAI, a forecasting and valuation consultancy that was acquired by GPA in 1982). He has served on the boards of America West Inc., Avitas Inc., Pembroke Capital Limited and WorldCorp Inc. Mr. O'Callahan is a graduate of the University of Pittsburgh, where he obtained a BSc in Aeronautical Engineering.


     Alexander C. Bancroft is a partner of the law firm of Shearman & Sterling. He specializes in the legal aspects of the financing of aircraft and other transportation equipment. He joined Shearman & Sterling in 1964 after military service and became a partner in 1973. Mr. Bancroft is a graduate of Harvard College and Harvard Law School.


     The Independent Trustees will be entitled to participate in all meetings of the Controlling Trustees but will not be entitled to vote on any matter except that the Independent Trustees will be entitled to vote on any action (i) to cause MSAF or any subsidiary of MSAF to institute any proceeding seeking liquidation or insolvency or similar proceeding, (ii) to consent to any liquidation, insolvency or similar proceeding instituted against MSAF or any subsidiary of MSAF, (iii) to take certain other actions related to insolvency matters, and (iv) to sell, transfer, or otherwise dispose of, directly or indirectly, any aircraft where the proceeds received from such sale or transfer are less then certain targets set forth in the Indenture, and the unanimous consent of all the Controlling Trustees and the Independent Trustees shall be required to take any action specified in clauses (i), (ii) or (iii) above. See "Description of the Notes -- Indenture Covenants -- Bankruptcy and Insolvency."



     As is common with many other special purpose companies, MSAF will not have any employees or executive officers. Accordingly, the Controlling Trustees will rely upon the Servicer, the Administrative Agent, the Cash Manager, the Financial Advisor and the other service providers for all asset servicing, executive and administrative functions pursuant to the respective service provider agreements. See "Risk Factors -- Risks Relating to MSAF Group and Certain Third Parties." Certain individuals other than the Controlling Trustees and the Independent Trustees listed above may serve as controlling or independent trustees or directors of various subsidiaries of MSAF Group where provisions of local law mandate a particular citizenship for trustees or directors.



     All trustees will be compensated for travel and other expenses incurred by them in the performance of their duties. MSAF will pay each Independent Trustee $50,000 per annum for their services in such capacity. The Controlling Trustees appointed by a subsidiary of MSDW as the depositor of MSAF will not receive remuneration from MSAF for their services.


     The Controlling Trustees have not received any additional cash or non-cash compensation as salary or bonus for their services as Controlling Trustees. In the future, however, Controlling Trustees may receive an interest in the Beneficial Interest. None of the trustees of MSAF currently has an employment contract with MSAF.

BENEFICIAL OWNERSHIP OF MSAF


     All of the Beneficial Interest is currently owned by MSF, a wholly-owned direct subsidiary of MSDW but all or a portion of the Beneficial Interest may be transferred to related or unrelated third parties in the future.

THE SERVICER



     ILFC and its affiliates cannot be held responsible for any liabilities of MSAF or its affiliates, including any payments due to you on the Notes.



     ILFC provides services under the servicing agreement to MSAF Group (except where a substitute servicer may perform the services as described below). The servicing agreement details ILFC's:



     - various duties for the management and administration of our aircraft and the related leases;



     -  aircraft marketing activities; and



     - initial aircraft management-related obligations in connection with offers and sales by MSAF of refinancing notes or additional notes.



     ILFC provides the services in accordance with the express terms of its servicing agreement with MSAF which, inter alia, provides that ILFC will act in accordance with applicable law and with directions given by MSAF Group from time to time in accordance with the servicing agreement. In addition, under the servicing agreement, ILFC agrees to perform its services in accordance with the ILFC Services Standard and the ILFC Conflicts Standard, as defined on page 39 of this prospectus.



     The duties and obligations of ILFC are limited to those expressly set forth in the servicing agreement and ILFC will not have any fiduciary or other implied duties or obligations to MSAF Group or any other person, including any Noteholder.



     In addition to managing the aircraft, ILFC also manages aircraft assets owned by ILFC and other third parties. In the course of conducting such activities, ILFC will from time to time have conflicts of interest in performing its obligations on behalf of MSAF Group. See "Risk Factors -- Conflicts of Interest of ILFC."



     Pursuant to the servicing agreement, ILFC will not be liable to MSAF Group for any losses arising (i) as a result of an aircraft sold, leased or purchased on less favorable terms than might have been achieved at any time, provided such transactions were entered into on the basis of a commercial decision of ILFC, or
(ii) in respect of ILFC's obligation to apply the ILFC Conflicts Standard in respect of its performance of the services, except, in either situation, in the case of wilful misconduct or fraud on the part of ILFC. See "Risk Factors -- Limitation on ILFC's Liability."



     AIRCRAFT SERVICES



     ILFC has agreed to:



     - engage and maintain the necessary staff and supporting resources required to perform its services;



     - grant MSAF Group and its agent, access to its information, programs, records and personnel to enable MSAF Group to monitor its compliance with the Servicing Agreement and for general MSAF Group business; and



     -  separate its own funds from the funds of any person within MSAF Group.



     ILFC provides a wide range of services to MSAF Group, including:



     - lease marketing, such as remarketing, lease drafting, negotiation and execution;



     - aircraft asset management, such as rent collection, aircraft maintenance, insurance, contract compliance and enforcement against current lessees, and accepting delivery and redelivery of aircraft;



     -  current aircraft sales;



     - arranging valuations and monitoring and advising MSAF on regulatory developments;



     - assisting MSAF to stay in compliance with certain covenants under the Indenture;



     - providing MSAF with data and information relating to our aircraft and the commercial aviation industry;

     - assistance with any public or private offering and sale of refinancing notes or additional notes;



     - legal and other professional services relating to the lease, sale or financing of our aircraft, amendment modification or enforcement of our aircraft lease; and



     - periodic reporting of operational, financial and other information on our aircraft and leases.



     OPERATING GUIDELINES



     ILFC does not have any fiduciary or other implied duties to you or MSAF, and its obligations are limited to the express terms of the servicing agreement. In accordance with the express terms of the servicing agreement, ILFC will act in accordance with applicable law and with MSAF's directions.



     ILFC may exercise such authority as is necessary to give it a practicable and working autonomy in performing the services and must also comply with the following two principal contractual standards in performing its services.



     (1) ILFC must perform its services with reasonable care and diligence as if it were the owner of the aircraft consistent with the customary commercial practice of a prudent international aircraft lessor in the management servicing and marketing of commercial jet aircraft and related assets. This is referred to in this prospectus as the ILFC Services Standard.



     (2) If a conflict of interest arises regarding ILFC's management, servicing or marketing of: (a) any two aircraft or (b) any aircraft and any other assets owned, managed, serviced or marketed by ILFC, ILFC is required to notify MSAF and perform the services in good faith. If the two aircraft and other assets owned, managed, serviced or market by ILFC are substantially similar in terms of objectively identifiable characteristics that are relevant for the particular services to be performed, ILFC will not discriminate among the aircraft or between any of the aircraft and any other aircraft then owned, managed, serviced or marketed by ILFC on an unreasonable basis. This is referred to in this prospectus as the ILFC Conflicts Standard.



     All transactions to be entered into by ILFC on behalf of MSAF Group (other than with other persons within MSAF Group) must be at arm's length and on fair market value terms unless otherwise agreed or directed by MSAF Group. Certain transactions or matters require the specific approval of MSAF Group, including:



     - sales of (or commitments or agreements to sell) aircraft (other than as required by a lease);



     - the entering into of any new leases (including renewals or extensions, unless any such lease had originally been approved) if the lease does not comply with any applicable operating covenants set forth under "Description of the Notes -- Operating Covenants";



     - terminating any lease or leases to any single lessee with respect to aircraft then having a value in excess of $100 million;



     - unless provided for in the applicable budget, entering into any contract for the modification or maintenance of aircraft where the costs to be incurred (A) exceed the greater of (i) the estimated aggregate cost of a heavy maintenance or structural check for similar aircraft and (ii) available maintenance reserves or other collateral under the related lease or (B) are outside the ordinary course of MSAF Group's business;



     - entering into any capital commitment or confirming any order or commitment to acquire or acquiring aircraft or engines on behalf of MSAF Group, except, with respect to a replacement engine or a spare part for an aircraft, (A) if provided for in the applicable budget or (B) at such times and on such terms and conditions as ILFC deems reasonably necessary or appropriate and in no greater quantity than that which is required to enable the aircraft to be leased;



     - issuing any guarantee on behalf of, or otherwise pledging the credit of, any person within MSAF Group;

     - unless otherwise permitted, entering into any agreement for services to be provided in respect of aircraft by third parties at MSAF Group's cost outside the ordinary course of ILFC's business, except to the extent provided for in the applicable budget;



     - incurring or causing to be incurred on behalf of any person within MSAF Group any liability (actual or contingent), unless contemplated in the applicable budget, pursuant to a transaction of a type for which MSAF Group's specific approval is otherwise required, or incurred in the ordinary course of MSAF Group's business; and



     - any transaction with ILFC or any of its affiliates not contemplated in the servicing agreement.



     BUDGETS



     MSAF Group will adopt an annual and a three-year budget each year for all aircraft. ILFC has agreed to use best efforts to achieve the annual budget for each year.



     MANAGEMENT FEES AND SERVICER EXPENSES



     ILFC is paid a retainer fee as follows: $243,000 per month is payable until November 30, 1999 and approximately $162,000 is payable per month thereafter. The retainer fee is payable monthly in arrears and is subject to pro rata reduction for any month in which MSAF Group does not own all the aircraft currently in our fleet. ILFC also receives a monthly fee equal to 1% of the aggregate rent due for any month (or portion of a month) plus 1% of the aggregate rent actually paid for such month.



     ILFC will also receive three incentive fees:



     - a results-based incentive fee equal to 10% of any excess of actual net results for any year over a target amount contained in the applicable annual budget;



     - a sales-based fee equal to 1.5% of the lesser of the net proceeds of any sale and the target amount for the relevant aircraft agreed in advance by MSAF and ILFC; and



     - a sales-based incentive fee equal to 5% of any excess of the net proceeds of an aircraft sale over the target sales price for the aircraft.



     ILFC also will be reimbursed for certain expenses incurred in connection with its performance of the services. These expenses include, among other expenses, aircraft maintenance costs and insurance, outside professional advisory fees (including legal fees) and other out of pocket expenses, all of which in the aggregate may constitute a significant additional component of MSAF Group's total overhead costs.



     TERM AND TERMINATION



     The servicing agreement is for a term of 25 years expiring on May 26, 2023.



     Each party will also have the right to terminate the servicing agreement under certain circumstances. ILFC may terminate the servicing agreement if:



     - MSAF does not pay any amount payable by MSAF within five days of a delinquency notice;



     - MSAF or any of its subsidiaries shall materially breach any of their obligations under the servicing agreement other than payment obligations;



     - all of the public debt of the MSAF Group is repaid or defeased in full in accordance with the terms of any Indenture;



     -  all of the aircraft in MSAF Group's initial portfolio are sold;



     - an involuntary proceeding under applicable bankruptcy, insolvency, receivership or similar law against MSAF, any of its subsidiaries or a substantial part of the property or assets of any person within MSAF Group, continues undismissed for 120 days or any such person shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it, or a petition or proceeding is presented for any of the foregoing and not discharged within 120 days; or



     - a voluntary proceeding is commenced under bankruptcy, insolvency, receivership or similar law against MSAF or any of its subsidiaries or MSAF or any of its subsidiaries, consents to the institution of, or fails within 120 days to contest the filing of, any petition described above, or files an answer admitting the material allegations of any such petition, or makes a general assignment for the benefit of its creditors.



     MSAF may terminate the servicing agreement if:



     - ILFC materially breaches any of its obligations under the servicing agreement;



     - ILFC fails, within a reasonable period of time, to re-lease an aircraft upon the termination of any lease or to sell an aircraft upon commercially reasonable written direction from MSAF;



     - all of the public debt of the MSAF Group is repaid or defeased in full in accordance with the terms of any Indenture;



     -  all of the aircraft in MSAF Group's initial portfolio are sold;



     -  a Rating Decline occurs as a result of a Change of Control;



       A "Rating Decline" means that the rating of the outstanding senior unsecured long-term debt securities of the Servicer is decreased below A1 by Moody's, below A+ by Standard & Poor's or below AA- by DCR, at any time between (a) the date of public notice of a Change of Control, or of the intention of ILFC or any person to effect a Change of Control and (b) 90 days after the occurrence of the Change of Control (which period shall be extended so long as the rating of the outstanding senior unsecured long-term debt securities of the Servicer is under publicly announced consideration for possible downgrade by a Rating Agency). A "Change of Control" means that either (A) any person or any persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934, together with any affiliates or persons directly or indirectly owning 5% of the outstanding common stock or equity interest, or of the combined voting power of the voting stock, of such person ("Related Persons"), shall beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) at least 50% of the aggregate voting power of all classes of voting stock of ILFC, or (B) any person or Group, together with any affiliates or Related Persons, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Servicer such that such nominees, when added to any existing director remaining on the Board of Directors of ILFC after such election who was a nominee of or is an affiliate or Related Person of such person or Group, will constitute a majority of the Board of Directors of the Servicer; provided that with respect to both clauses (A) and (B) above, a Change of Control shall not be deemed to have occurred if American International Group, Inc. continues to beneficially own (within the meaning of Rule 13d-3) at least 51% of the aggregate voting power of all classes of voting stock of the Servicer;



     - an involuntary proceeding under applicable bankruptcy, insolvency, receivership or similar law against ILFC or any of its subsidiaries continues undismissed for 120 days or ILFC goes into liquidation, suffers a receiver or mortgagee to take possession of all or substantially all of its assets or has an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 120 days; or



     - a voluntary proceeding is commenced against ILFC under bankruptcy, insolvency, receivership or similar law or ILFC shall make a general assignment for the benefit of its creditors.



     Except where ILFC terminates the servicing agreement because MSAF does not pay ILFC, the servicing agreement may not be terminated, unless a replacement servicer has been appointed and accepted such appointment. In the event that a replacement servicer has not been appointed within 90 days after any termination of the servicing agreement or resignation by ILFC, ILFC may petition any court of competent jurisdiction for the appointment of a replacement servicer.



     ASSIGNMENT OF SERVICING AGREEMENT



     ILFC and MSAF may not assign their rights and obligations under the servicing agreement without each others prior consent.



     PRIORITY OF PAYMENT OF SERVICING FEES AND REIMBURSABLE EXPENDITURES



     ILFC's fees and expenses rank senior in priority of payment to all payments on the Notes.



CORPORATE MANAGEMENT



     With regard to the corporate affairs of MSAF Group, the administrative agent, the cash manager and the financial advisor provide management services to MSAF Group as follows:



     ADMINISTRATIVE AGENT



     Cabot Aircraft Services Limited acts as the administrative agent of MSAF Group.



     Cabot is responsible for providing administrative, accounting, bank account management and calculation and other services to MSAF. Cabot's duties include:



     - monitoring the performance of ILFC (including ILFC's compliance with the servicing agreement) and reporting on such performance to MSAF;



     - assisting MSAF in establishing a program for evaluating ILFC's performance under the servicing agreement;



     - acting as liaison with various rating agencies to assess the impact of management decisions on the ratings of the Notes and coordinating responses to rating agency questions;



     - maintaining on behalf of MSAF Group accounting ledgers and providing on a quarterly and annual basis draft accounts on a combined basis for MSAF Group as well as, on a quarterly and annual basis, on an individual company basis for certain companies. However, MSAF Group retains responsibility for the ledgers and accounts including all discretionary decisions and judgments relating to the preparation and maintenance thereof, and MSAF Group retains responsibility for, and prepares, its financial statements;



     -  preparing annual budgets and presenting them to MSAF Group for approval;



     -  authorizing payment of certain bills and expenses;



     - to the extent required by MSAF Group or the parties thereto, coordinating any amendments to the transaction agreements, subject to the approval of MSAF Group;



     - supervising outside counsel and other professional advisers and coordinating legal and other professional advice received by MSAF Group other than with respect to any service or matter which is ILFC's responsibility under the servicing agreement;



     - preparing and coordinating reports to investors and to the Securities and Exchange Commission, including preparing press releases and managing investor relations with the assistance of outside counsel and auditors, if appropriate;



     - preparing for the approval of MSAF Group and filing all required tax returns with the assistance of outside counsel and auditors, if appropriate;



     - maintaining, or monitoring the maintenance of, the books, records, registers and associated filings of MSAF Group;

     - preparing an agenda and any required papers for meetings of the governing bodies of the entities within MSAF Group;



     - assisting in making aircraft lease, sale and capital investment decisions;



     - overseeing the general operation of the credit facility with ILFC whereby ILFC has agreed to make loans to MSAF to provide MSAF with liquidity necessary to meet its obligations under the Notes;



     - overseeing the general operation of the MSDW credit facility whereby MSDW has agreed to make loans to MSAF to provide MSAF with liquidity necessary to meet its obligations under the Notes;



     -  establishing and maintaining bank accounts;



     - advising MSAF Group as to the appropriate levels of the Liquidity Reserve Amount which is intended to provide a source of liquidity for
        (i) MSAF Group's maintenance obligations, (ii) MSAF Group's obligation to repay lessee security deposits, (iii) certain other contingencies in respect of the aircraft and (iv) payments of interest and principal on the Notes;



     -  informing ILFC of the aggregate deposits in the accounts as required;



     - directing withdrawals and transfers from the accounts in accordance with the Indenture;



     -  receiving data provided by ILFC with respect to the aircraft and leases;



     - calculating certain monthly payments, and all other calculations otherwise required pursuant to the Indenture;



     - providing the Trustee with information required by the Trustee to provide its reports to the Noteholders; and



     - providing additional services upon the request of MSAF Group upon terms to be agreed at the time of any such request.



     Cabot may delegate to a third party one or more of the above administrative services it is responsible for providing to MSAF Group.



     Cabot receives a monthly fee equal to 1.5% of the rental payments made by the lessees under the leases for such month from MSAF Group in respect of its services to MSAF Group subject to an annual minimum of $200,000. Cabot is entitled to indemnification by MSAF Group for, and will be held harmless against, any loss or liability incurred by Cabot arising out of or in connection with its provision of administrative services to MSAF Group (other than through its own deceit, fraud, gross negligence or wilful misconduct or that of its officers, directors, agents and employees).



     MSAF Group may remove Cabot at any time on 120 days' written notice.



     Cabot may resign on 120 days' written notice in certain circumstances.



     CASH MANAGER



     Bankers Trust Company acts as the cash manager. Subject to certain limitations and at the direction of MSAF Group, Bankers Trust is authorized to invest the funds held by MSAF Group in the accounts in certain prescribed investments (the "Permitted Account Investments") on permitted terms.



     Bankers Trust devotes the same amount of time and attention to and is required to exercise the same level of skill, care and diligence in the performance of its services as a prudent businessperson would in administering such services on its own behalf. Bankers Trust's annual fees are not expected to exceed $50,000 per annum. Bankers Trust is entitled to indemnification by MSAF Group for, and will be held harmless against, any loss or liability incurred by Bankers Trust (other than through its own gross negligence (or simple negligence in the handling of funds), deceit, fraud or wilful misconduct or that of its officers, directors, agents and employees).



     MSAF may remove Bankers Trust at any time on 90 days' written notice as long as MSAF Group has engaged another person or entity to perform the services that were being provided by Bankers Trust.

Bankers Trust may resign on 90 days' written notice as long as MSAF Group has engaged another person or entity to perform the services that were being provided by Bankers Trust.



     FINANCIAL ADVISOR



     Morgan Stanley & Co. Incorporated acts as the financial advisor.



     The financial advisor is responsible for assisting MSAF Group in developing and implementing its interest rate risk management policies and developing models for the purposes of analyzing the financial impact of aircraft lease, sale and capital investment decisions. The financial advisor receives a fee of $50,000 per annum, payable monthly in arrears in equal installments, from MSAF Group in respect of its services to MSAF Group. MSAF or the financial advisor may terminate the financial advisory agreement on 30 days' written notice.



     DELAWARE TRUSTEE



     Wilmington Trust Company maintains the books and records, including minute books and records and trust certificate records, of MSAF. Wilmington Trust makes available telephone, telecopy, telex and post office box facilities and maintains MSAF's principal place of business in Delaware.

                      SELECTED CONSOLIDATED FINANCIAL DATA



     The selected consolidated financial data in the following table have been derived from, and should be read in conjunction with, MSAF Group's consolidated financial statements as of and for the fiscal year ended November 30, 1998 and as of and for the period ended November 30, 1997 including the notes thereto (the "Financial Statements") appearing elsewhere in this prospectus. MSAF Group's Financial Statements have been audited by Deloitte & Touche LLP, independent auditors.



                                                                                     PERIOD FROM
                                                               FISCAL YEAR         OCTOBER 30, 1997
                                                                  ENDED          (DATE OF FORMATION)
                                                            NOVEMBER 30, 1998    TO NOVEMBER 30, 1997
                                                            -----------------    --------------------
                                                                     (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues:
  Lease income, net.....................................        $ 120,005              $  4,747
  Investment income on collection account...............            2,156                    --
                                                                ---------              --------
  Total revenues........................................          122,161                 4,747
                                                                ---------              --------
Expenses:
  Interest expense......................................           50,533                    --
  Depreciation expense..................................           38,876                    43
  Operating expenses:
     Service provider and other fees....................            9,534                    --
     Maintenance and other aircraft related costs.......            2,969                    --
                                                                ---------              --------
  Total expenses........................................          101,912                    43
                                                                ---------              --------
Net income..............................................        $  20,249              $  4,704
                                                                =========              ========
STATEMENT OF CASH FLOWS DATA:
Net cash provided by operating activities...............        $  83,941              $     --
Net cash used for investing activities..................         (887,315)              (66,370)
Net cash provided by financing activities...............          838,224                66,370



                                                             NOVEMBER 30, 1998    NOVEMBER 30, 1997
                                                             -----------------    -----------------
                                                                     (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents................................       $   34,850             $    --
Total Assets.............................................        1,010,492              71,074
Total Liabilities........................................        1,057,241              66,369
Total Beneficial Interestholder's (Deficit)/Equity.......          (46,749)              4,705

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND


                             RESULTS OF OPERATIONS



INTRODUCTION



     The MSAF Group entities were organized in late 1997 and since that time their principal business activity has been the acquisition of aircraft and the placement of such aircraft on operating lease. MSAF Group's future business is expected to consist principally of aircraft operating lease activities, acquisitions of additional aircraft and sales of aircraft. Cash flows generated from such activities will be used to service interest and principal on the Notes, any refinancing notes and any additional notes but only after various expenses of MSAF Group have been paid for, including any taxes, obligations to lessees including maintenance obligations, fees and expenses of ILFC and other service providers and payments to MSAF Group's interest rate swap counterparties.



     MSAF Group's ability to generate sufficient cash from its aircraft assets to service the Notes will depend primarily on (i) the rental rates it can achieve on leases and the lessees' ability to perform according to the terms of those leases and (ii) the prices it can achieve on any aircraft sales. MSAF Group's ability to service the Notes will also depend on the level of its operating expenses, including maintenance obligations which will increase as the aircraft age, and on any unforeseen contingent liabilities arising.



RECENT DEVELOPMENTS



     THE AIRCRAFT



     As of November 30, 1998, all but one of the aircraft which MSAF Group had agreed to purchase from ILFC had been acquired by MSAF Group. The undelivered aircraft was a B737-400 on lease to the Turkish national carrier, THY, with an appraised value of $28.82 million. Pursuant to the Indenture, the Trustees decided not to acquire a substitute for this aircraft but instead refunded to investors $26.1 million of the proceeds from the Notes offering pursuant to the priority of payments set forth in the Indenture. As a result, the total number of aircraft owned by MSAF Group at November 30, 1998 was 32 aircraft plus a spare engine.



     APPRAISED VALUES AT SEPTEMBER 30, 1998



     The most recent annual appraisals of the value of each aircraft occurred on September 30, 1998 with total appraised value of the aircraft at September 30, 1998 equal to $1,029.44 million. The appraisals at September 30, 1998 did not indicate a decline in value sufficiently in excess of the value decline assumed under the terms of the Notes to require excess cash flows to be redirected to the class A Notes pursuant to the scheduled principal payment amount for the class A Notes under the Indenture. The next annual appraisals are due to occur no later than October 31, 1999.



     LESSEE DIFFICULTIES



     As of February 1, 1999, two lessees were in arrears. The aircraft on lease to the two lessees in arrears represent approximately 7.3% of the appraised value of the portfolio at September 30, 1998. The amounts outstanding and overdue for the two lessees in respect of rental payments, maintenance reserves and other miscellaneous amounts due under the leases (net of default interest and certain cash in transit) with respect to these lessees amounted to approximately $3.4 million. The weighted average number of days past due of such arrears was 70 days.



     Since November 30, 1998, one lease has terminated early and the aircraft, a B757, has been repossessed by ILFC. The termination was agreed by the lessee and the repossession was uncontested. A letter of intent was signed with a new lessee based in the United States in February 1999.



ECONOMIC CRISES IN EMERGING MARKETS



     EUROPE/MIDDLE EAST



     In light of the severe economic and financial difficulties being experienced in Russia, ILFC agreed to terminate early a lease with Transaero, a Russian airline, and repossess the aircraft. The aircraft represents

3.4% of the appraised value of the portfolio at September 30, 1998. Arrears owed by Transaero were restructured as part of the early termination agreement and are scheduled for repayment in full by April 1999. As of February 1, 1999, Transaero was in arrears on the restructured payments. The aircraft has been re-leased to Flying Colours, a UK based charter airline. MSAF will incur maintenance and modification costs estimated at approximately $2.1 million as part of the restoration and delivery of this aircraft to the new lessee.



     One lessee in the Europe/Middle East region (representing 4.3% of the appraised value of the portfolio at September 30, 1998) has consistently been in arrears. The lease rentals and maintenance reserves were restructured in March 1998 and the restructured amounts have now been repaid in full, however, the lessee continues to be in arrears with subsequent lease payments.



     ASIA



     Currently, MSAF leases 13.0% of its fleet in the Asia Pacific region (5.5% in South Korea, 4.9% in Taiwan and 2.6% in China) and 6.7% in Pacific and other regions (6.7% in Fiji) by appraised value of the portfolio at September 30, 1998. As of February 1, 1999 none of these lessees were in arrears although severe financial difficulties have been reported for certain other air carriers in the region. One of the lessees restructured its lease payments which will result in a lower rental payment over the remaining lease term.



     LATIN AMERICA



     The downturn in Asia and Russia has recently begun to undermine business confidence in Latin America and to adversely affect the economies of Latin American countries. As of February 1, 1999, MSAF leases 17.4% of its fleet in Latin America (6.3% in Mexico and 11.1% in Brazil) by appraised value of the portfolio at September 30, 1998.



     In January 1999, Brazil decided to float its currency on the international currency market which resulted in a devaluation of its exchange rate and increased exchange rate volatility. One of MSAF's Brazilian lessees, which accounts for 6.09% of the appraised value of the portfolio at September 30, 1998, has requested a short-term stay in lease payments during the current period of exchange rate volatility. The rental arrears of a second Brazilian lessee, which accounts for 2.93% of the appraised value of the portfolio at September 30, 1998, were recently restructured in December 1998, and the lessee is in arrears with respect to the restructured payments amounts as well as subsequent lease payments.



     In January 1999, ILFC agreed with Guyana Airways to terminate the lease early and repossess the aircraft. As part of the agreement, Guyana has agreed to repay all arrears and costs of redelivery. The Guyana aircraft is a B757-200 and accounts for 3.3% of the appraised value of the portfolio at September 30, 1998.



RESULTS OF OPERATIONS -- YEAR ENDED NOVEMBER 30, 1998



     LEASE INCOME



     MSAF Group's results of operations for the 12 months ended November 30, 1998 ("Fiscal 1998") and the period from October 30, 1997 (date of formation) to November 30, 1997 ("Fiscal 1997") are discussed below. The results for Fiscal 1998 and Fiscal 1997 are not directly comparable since Fiscal 1997 only reflects one month of operations.



     Lease income for Fiscal 1998 amounted to $120.0 million. Many of the aircraft were not owned by MSAF Group for the entire year. During the year, there was a loss in lease rental revenues caused by four AOG ($2.0 million). Four aircraft had been repossessed from Western Pacific Airlines, Transaero and Pan Am Airlines (formerly Carnival) but were all subject to signed lease agreements as of November 30, 1998. The four aircraft were placed on lease with Olympic Airways, VASP, TAESA and Flying Colours. Lease income may decline in fiscal 1999 due to potential lessee defaults and lessee arrears.



     Part of the AOG period was spent performing maintenance work on all four aircraft prior to re-leasing. MSAF Group records the cash prepayments made by lessees for maintenance as a component of the liability for maintenance account which appears on the Consolidated Balance Sheets. When the lessee incurs maintenance expenditures, MSAF Group must return a corresponding amount of the prepayment to the lessee. At this time, MSAF Group will forward cash to the lessee, with a corresponding decrease to the liability for maintenance account. MSAF Group will only reimburse the lessee for the cost of maintenance expenditures to the extent that sufficient prepayments have been made by the lessee. At the time an aircraft is re-leased to a new lessee, an assessment is made of the expected maintenance reserve requirements; any excess reserve is then released to lease income.



     Lease income for Fiscal 1997 was $4.7 million, primarily reflecting a gain of $4.6 million relating to an aircraft leased to a customer under a sales-type capital lease.



     INVESTMENT INCOME



     MSAF Group earned investment income of $2.2 million in Fiscal 1998. Investment income is expected to decline going forward principally because excess cash has now either been used to acquire the aircraft or refunded to investors in respect of the undelivered THY aircraft.



     INTEREST EXPENSE



     Interest expense, including swap costs of $2.2 million, amounted to $50.5 million in Fiscal 1998. Interest expense relates to the cost of the Notes which were issued on March 3, 1998 and, therefore, only outstanding for approximately nine months in the period. The weighted average interest rate on the Subclass A-1 to D-1 Notes during Fiscal 1998 was 6.33% and the average debt in respect of the Subclass A-1 to D-1 Notes outstanding during Fiscal 1998 was $1,012.2 million.



     MSAF Group is a party to eight interest rate swaps with Morgan Stanley Capital Services Inc. ("MSCS"), a wholly-owned subsidiary of MSDW. In six of these swaps, MSAF Group pays a fixed monthly coupon and receives one month LIBOR on a notional balance of $1,000 million and in two of these swaps, MSAF Group pays one month LIBOR and receives a fixed monthly coupon on a notional balance of $200 million.



     All eight swaps were originally entered into by MSCS, with an internal swaps desk as the counterparty, on November 12, 1997 and February 19, 1998, respectively. On March 3, 1998, all eight swaps were assigned to MSAF Group by MSCS and on such date such swaps had an aggregate fair value of approximately $(15.3) million. No consideration was paid to or received by MSAF Group in connection with the assumption of these swap positions. MSAF Group has recorded the assumption of these interest rate swaps at their fair value by recognizing a liability within other liabilities in its Consolidated Balance Sheets, with a corresponding charge to deemed distribution, a component of Beneficial Interestholder's Deficit.



     Four of the swaps assumed from MSCS having an aggregate notional principal amount of $800 million are accounted for as hedges of its obligations under the Notes. Under these swap arrangements MSAF Group will pay fixed and receive floating amounts on a monthly basis. The fair value of the liability assumed relating to those swaps which are being accounted for as hedges is being deferred and recognized when the offsetting gain or loss is recognized on the hedged transaction. This amount and the differential payable or receivable on such interest rate swap contracts, to the extent such swaps are deemed to be effective hedges for accounting purposes, are recognized as an adjustment to interest expense. The portion of these swaps not deemed to be effective hedges for accounting purposes are accounted for on a mark-to-market basis with changes in fair value reflected in interest expense.



     The remaining four swaps assumed by MSAF Group have an aggregate gross notional principal amount of $400 million. Under these swap arrangements, MSAF Group will pay/receive fixed and receive/pay floating amounts on a monthly basis. MSAF Group determined that these swaps do not qualify for hedge accounting. The fair value of the liability assumed related to these swaps is accounted for on a mark-to-market basis with changes in fair value reflected in interest expense.



     Notwithstanding the different accounting treatments for the various swaps, all eight swaps were required to hedge MSAF Group's interest rate exposure on an economic basis. In November 1997, MSAF Group had contracted to purchase the aircraft and their associated fixed rate leases but, prior to the time of pricing the Notes, was exposed to movements in interest rates with respect to its anticipated liabilities under the Notes.

Accordingly, in November 1997, six swaps with a notional balance of $1,000 million were entered into by MSCS under which MSAF Group would pay fixed amounts and receive floating amounts. Once the Notes were priced in February 1998, MSAF Group could determine that to hedge the interest rate exposure associated with its variable rate debt it required swaps with a notional balance of approximately $800 million. Accordingly, in February 1998, MSCS entered into re-balancing swaps with a notional amount of $200 million under which MSAF Group would pay floating amounts and receive fixed amounts.



     The net economic effect of assigning all eight swaps with a gross notional amount of $1.2 billion to MSAF Group on March 3, 1998 was to fix MSAF Group's interest rate liability at November 12, 1997, shortly after the date MSAF Group incurred its exposure to movements in interest rates when it agreed to purchase the aircraft with associated fixed rate leases. See "Interest Rate Risk Management" under Item 7A below for more information regarding MSAF Group's swaps positions and hedging policy.



     DEPRECIATION



     The charge for depreciation in Fiscal 1998 amounted to $38.9 million. The charge is expected to be proportionately higher in future periods given that MSAF Group did not own all of the aircraft throughout Fiscal 1998.



     Depreciation expense was $0.04 million in Fiscal 1997, which was attributable to the three aircraft owned by MSAF Group during that period.



     OPERATING EXPENSES



     Service Provider and Other Fees. Service provider and other fees for Fiscal 1998 were $9.5 million. The most significant element was the aircraft servicing fee paid to ILFC, which amounted to $6.0 million for the year. A significant portion of the fees payable to ILFC are calculated as a percent of rental revenue actually received. Accordingly, the fees paid to ILFC reflected the lower rental revenue caused by AOGs and undelivered aircraft during the period. MSAF Group's service provider expenses also included $1.3 million in respect of administrative agency and cash management fees.



     Maintenance and Other Aircraft Related Costs. Maintenance and other aircraft related costs in Fiscal 1998 amounted to $3.0 million. These costs reflected additional maintenance work that was performed on the four aircraft which were repossessed. This work included a "C-check" for certain of the aircraft and the installation of new landing gear. MSAF Group will incur extra maintenance and modification costs as part of the restoration and delivery of the fourth aircraft to the new lessee. In the next six months it is likely that maintenance disbursements will increase due to an increase in the number of anticipated maintenance events.



     Included within maintenance and other aircraft related costs were insurance, re-leasing and other costs incurred in Fiscal 1998, which amounted to approximately $1.0 million. It is expected that re-leasing costs will increase proportionately over the next several months due to costs relating to reconfiguring aircraft for new lessees upon redelivery. It is also expected that additional insurance premiums relating to AOG will become payable in the first quarter of 1999.



     NET INCOME



     Net income for Fiscal 1998 was $20.2 million. Fiscal 1997's net income was $4.7 million.



     MSAF Group is a Delaware business trust treated as a branch of MSF for U.S. Federal, state and local income tax purposes. As such, MSAF Group is not subject to U.S. Federal, state and local income taxes.



FINANCIAL RESOURCES AND LIQUIDITY



     You should refer to Appendix 12 for more information regarding the cash performance of MSAF for the period from March 3, 1998 to November 16, 1998.

     LIQUIDITY



     MSAF's cash and cash equivalents balances at November 30, 1998 were $34.8 million. Of this amount, $25 million represents the cash portion of the Liquidity Reserve Amount (as defined below) and $9.8 million represents rental and maintenance receipts and cash held for accrued expenses.



     In addition to the $25 million cash portion at November 30, 1998, the Liquidity Reserve Amount also contained $41.2 million of undrawn credit and liquidity facilities from MSDW and ILFC. As of November 30, 1998, ILFC's short-term unsecured debt was rated A-1+ by Standard & Poor's, and, accordingly, the letter of credit previously issued by the Bank of Montreal to support ILFC's obligations under the ILFC facility was canceled.



     CASH FLOWS FROM OPERATING ACTIVITIES



     Operating cash flows depend on many factors including the performance of lessees and MSAF Group's ability to re-lease aircraft, the average cost of the Notes, the efficacy of MSAF Group's interest rate hedging policies, the ability of MSAF Group's swap providers to perform under the terms of their swap and similar obligations and whether MSAF Group will be able to refinance certain subclasses of Notes that have not been repaid with lease cash flows.



     Net cash provided by operating activities in Fiscal 1998 amounted to $83.9 million, principally reflecting non-cash depreciation expense of $38.9 million, net income of $20.2 million, maintenance liabilities of $13.2 million and rental payment receivables of $7.4 million.



     There was no net cash provided by operating activities in Fiscal 1997, as cash flows from net income of $4.7 million was offset by the gain on a capital lease of $4.6 million and rental payment receivables of $0.1 million.



     CASH FLOWS FROM INVESTING AND FINANCING ACTIVITIES



     In Fiscal 1998, the use of cash flows for investing activities of $887.3 million was to acquire the aircraft. Cash flows provided by financing activities of $838.2 million in Fiscal 1998 primarily reflect the proceeds from the offering of the Old Notes and the payment to MSF of a distribution with respect to the beneficial interest in MSAF.



     In Fiscal 1997, the use of cash flows for investing activities of $66.4 million was to acquire three of MSAF Group's aircraft. Cash flows provided by financing activities of $66.4 million primarily reflects the proceeds of borrowings from MSF.



     INDEBTEDNESS



     MSAF Group's indebtedness primarily consisted of the subclass A-1 to D-1 Notes in the amount of $978.9 million at November 30, 1998. You should refer to "Interest Rate Risk Management" for a presentation of the outstanding principal amounts and estimated fair values of each subclass of Notes as of November 30, 1998.



     LIQUIDITY RESERVE AMOUNT



     The "Liquidity Reserve Amount" is intended to serve as a source of liquidity for MSAF Group's maintenance obligations, security deposit return obligations, operating expenses, contingent liabilities and Note obligations. The Liquidity Reserve Amount may be funded with cash and with letters of credit, guarantees or other credit support instruments ("Eligible Credit Facilities") provided by, or supported with further Eligible Credit Facilities provided by, a person (an "Eligible Provider") whose short-term unsecured debt is rated P-1 by Moody's, A-1+ by Standard & Poor's, or D-1+ by Duff & Phelps or is otherwise designated as an Eligible Provider by the Controlling Trustees. Both the ILFC facility discussed below under "-- ILFC Facility" and the MSDW facility discussed below under "-- MSDW Facility" are Eligible Credit

Facilities and comprise part of the Liquidity Reserve Amount. There are currently no other Eligible Credit Facilities in place.



     The Liquidity Reserve Amount was approximately $66.2 million on November 30, 1998. The "Minimum Liquidity Reserve Amount" may be funded with cash and with Eligible Credit Facilities and was approximately $15 million on November 30, 1998. The Liquidity Reserve Amount and the Minimum Liquidity Reserve Amount may be increased or decreased from time to time for any reason (including upon acquisitions of additional aircraft) by an action of the Controlling Trustees in light of changes in, inter alia, the condition of the Aircraft, the terms and conditions of the leases, the financial condition of the lessees, sales of aircraft and prevailing industry conditions; provided that MSAF Group will obtain confirmation in advance in writing from the rating agencies that any proposed reduction in the Liquidity Reserve Amount or the Minimum Liquidity Reserve Amount will not result in a lowering or withdrawal by any of the rating agencies of their respective ratings of any Notes.



     If the balance of cash on deposit, together with the amount available for drawing under any Eligible Credit Facilities, should fall below the Liquidity Reserve Amount at any time (including as a result of MSAF Group's determination that the Liquidity Reserve Amount should be increased, as required by the rating agencies or otherwise), MSAF Group may continue to make all payments, and any credit or liquidity enhancement facilities may be drawn to fund such payments, including required payments on the Notes, which rank prior to, or equally with, payments of the minimum principal payment amount on the class D Notes under the Indenture and any Permitted Accruals other than in respect of Modification Payments, provided that the balance of cash on deposit, together with the amount available for drawing under any Eligible Credit Facilities, does not fall below the Minimum Liquidity Reserve Amount at its then current level. "Modification Payments" are any capital expenditures for the purpose of effecting any optional improvement or modification of any aircraft, or for the optional conversion of any aircraft from a passenger aircraft to a freighter or mixed-use aircraft, for the purpose of purchasing or otherwise acquiring any engines or parts outside of the ordinary course of business. "Permitted Accruals" are amounts in respect of expenses and costs that are not regular, monthly recurring expenses, including Modification Payments and refinancing expenses, if any, anticipated to become due and payable in any future interest accrual period. However, the balance of cash on deposit, together with the amount available for drawing under any Eligible Credit Facilities, may fall below the Minimum Liquidity Reserve Amount at its then current level and MSAF Group may continue to make payments of, and any credit or liquidity enhancement facilities may be drawn to fund such payments, all accrued and unpaid interest on any subclass of the most senior class of Notes then outstanding to avoid an event of default, with respect to the Notes and, on the final maturity date of any subclass thereof, principal of, any subclass of the most senior class of Notes then outstanding to avoid an event of default with respect to the Notes.



     Amounts drawn under any Eligible Credit Facility will either be repayable at the third level in the priority of payments, as set forth in the Indenture before the First Collection Account Top-Up (any such facility, a "Primary Eligible Credit Facility") or at the 11th level in the priority of payments, before the Second Collection Account Top-Up (any such facility, a "Secondary Eligible Credit Facility"). The "First Collection Account Top-Up" is the amount, if positive, equal to (A) the Minimum Liquidity Reserve Amount less (B) amounts available for drawing under any Primary Eligible Credit Facilities. The "Second Collection Account Top-Up" is the amount, if positive, equal to (A) the Liquidity Reserve Amount less (B) an amount equal to cash amounts reserved at the third level in the priority of payments plus amounts available for drawing under any Eligible Credit Facilities.



     The Liquidity Reserve Amount and the Minimum Liquidity Reserve Amount have been determined largely based on an analysis of historical experience, assumptions regarding MSAF Group's future experience and the frequency and cost of certain contingencies in respect of the aircraft currently owned by MSAF Group, and are intended to provide liquidity for meeting the cost of maintenance obligations and non-maintenance, aircraft-related contingencies such as removing regulatory liens, complying with ADs, repossessing and releasing aircraft. In analyzing the future impact of these costs, assumptions have been made regarding their frequency and amount based upon historical experience. There can be no assurance, however, that historical experience will prove to be relevant in the future or that actual cash received by MSAF Group in the future will not be significantly less than that assumed. Any significant variation may materially adversely affect the ability of MSAF Group to make payments of interest and principal on the Notes.



     ILFC FACILITY



     Under the ILFC facility, ILFC will hold certain security deposits with respect to the aircraft currently owned by MSAF Group as custodian for the benefit of the MSAF Group. ILFC will hold all cash security deposits paid with respect to the aircraft in MSAF Group's initial portfolio other than, (i) amounts determined in good faith by ILFC to be no longer held on behalf of a lessee, whether upon expiry of or default under the applicable lease or otherwise, and (ii) any cash security deposits in an amount exceeding three months' rent with respect to a single aircraft and paid by a single lessee. Any interest accruing on amounts of aircraft security deposits that are being held by ILFC will generally accrue for the benefit of ILFC.



     In addition, under the ILFC facility, ILFC will make loans to MSAF Group which MSAF Group may use for the same purposes as those for which the Liquidity Reserve Amount may be applied as discussed above under "-- Liquidity Reserve Amount," including to pay interest and minimum principal payment amounts payable under the Indenture on the Notes. ILFC's obligation to make such amounts available shall be limited to the ILFC facility commitment which was approximately $31.2 million on November 30, 1998. The ILFC facility commitment shall be equal to, (i) at any time before an early termination of the Servicing Agreement for a reason other than a sale of all the aircraft in MSAF Group's current portfolio or the repayment or defeasance of MSAF Group's debt (a "Facility Reduction Event"), the sum of, (A) $10 million plus, (B) total security deposits held by ILFC for the benefit of MSAF Group at such time minus,
(C) all drawings previously made by MSAF Group under the ILFC facility and required to be repaid to ILFC but not repaid at such time, and (ii) at any time from and after a Facility Reduction Event, $10 million minus all ILFC facility drawn amounts required to be repaid to ILFC but not repaid at such time.



     The ILFC facility is a Secondary Eligible Credit Facility and, accordingly, on the Note payment date following any drawing on the ILFC facility, MSAF Group will be obligated, to the extent there are available collections remaining after payment of the minimum principal payment amount on the class D Notes under the Indenture, to repay ILFC facility drawn amounts to ILFC, together with interest accrued thereon at 3% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded daily.



     ILFC's agreement to provide the ILFC facility will expire on the earliest of, (i) May 26, 2023, (ii) a sale of all the aircraft in MSAF Group's initial portfolio, and (iii) the repayment or defeasance of all MSAF Group's debt.



     At any time and for so long as ILFC is not an Eligible Provider, ILFC's obligations under the ILFC facility will be supported by an Eligible Credit Facility satisfactory to MSAF Group provided by an Eligible Provider at ILFC's expense (a "Back-Up Facility").



     MSAF Group may borrow under the ILFC facility, (i) in order to pay interest and minimum principal payment amounts on the Notes, (ii) upon a downgrade in the short-term unsecured debt rating of the provider of the Back-Up Facility such that it is no longer an Eligible Provider, and (iii) upon failure by the provider of the Back-Up Facility to renew the Back-Up Facility (the events described in clause (ii) and (iii), each, a "Suspension Event"). If for any reason ILFC fails to make any loan requested when due, MSAF Group may draw on the Back-Up Facility.



     In the event of a loan by ILFC, or a drawing on the Back-Up Facility, in a Suspension Event (a "Suspension Drawing"), MSAF Group will hold the drawing proceeds and such proceeds will comprise part of the cash portion of the Liquidity Reserve Amount. In the event of any drawing, the obligation to reimburse the provider of the Back-Up Facility shall be solely ILFC's obligation and the provider of the Back-Up Facility shall have no recourse to MSAF Group for any such amounts that are not reimbursed by ILFC. Immediately following and after giving effect to any Suspension Drawing, ILFC shall set off and apply the security deposits held by it on the date of such Suspension Drawing on MSAF Group's behalf against the principal amount of any ILFC facility drawn amounts then outstanding, which shall be deemed repaid in the amount of such set-off and application. After giving effect to such set-off and application, MSAF Group shall be obliged to repay only up to $10 million of any outstanding ILFC facility drawn amounts unless and until ILFC has procured, at its expense, a replacement Back-Up Facility acceptable to MSAF Group. MSAF Group shall be obliged to pay interest on the proceeds of a Suspension Drawing at 3% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded daily.



     MSDW FACILITY



     Under the MSDW facility, MSDW will make loans to MSAF Group which MSAF Group may use for the same purposes as those for which the Liquidity Reserve Amount may be applied as discussed above under "-- Liquidity Reserve Amount," including to pay interest and minimum principal payment amounts on the Notes. MSDW's obligation to make such amounts available shall be limited to the MSDW facility commitment. The MSDW facility commitment, at any time, shall be equal to the sum of, (A) $10 million minus, (B) all drawings previously made by MSAF Group under the MSDW facility and not repaid at such time.



     The MSDW facility is a Secondary Eligible Credit Facility and, accordingly, on the Note payment date following any drawing on the MSDW facility, MSAF Group will be obligated, to the extent that there are Available Collections remaining after payment of the minimum principal payment amount on the class D Notes, to repay MSDW facility drawn amounts to MSDW, together with interest accrued thereon at 3% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months and compounded daily.



     MSDW's agreement to provide the MSDW facility will expire on the earlier of, (i) a sale of all the aircraft, and (ii) the repayment or defeasance of all MSAF Group's debt. MSDW has been designated by the Controlling Trustees as an Eligible Provider. MSDW's long-term unsecured debt is currently rated Aa3 by Moody's, A+ by Standard & Poor's and AA by DCR.



     OTHER FACILITIES



     There are currently no Primary Eligible Credit Facilities in place. MSAF Group may put in place other Eligible Credit Facilities from time to time, each of which shall be designated by the Controlling Trustees as a Primary Eligible Credit Facility or a Secondary Eligible Credit Facility. In addition, MSAF Group may from time to time put in place other credit or liquidity enhancement facilities which are not Eligible Credit Facilities. Amounts drawn under any such other facilities are repayable at the 11th level in the order of priorities, before the Second Collection Account Top-Up.



     YEAR 2000 READINESS DISCLOSURE



     Many existing computer systems use only two digits to identify a year in the date field. These systems were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. We have begun a process of assessing the potential impact of the year 2000 issue on our operations. Since substantially all of our operational functions have been delegated to the Servicer we have no information systems of our own. We may, however, suffer a material adverse impact on our business and results of operations if information technology upon which the lessees and ILFC rely is not year 2000 compliant.



     The administrative agent, cash manager and financial advisor each are reviewing their year 2000 exposure and identifying the steps that will need to be taken to ensure that their systems are year 2000 compliant. If the administrative agent's, cash manager's or financial advisor's systems are not fully year 2000 compliant, we do not expect the consequences of such noncompliance to have a material adverse effect on our business.



     ILFC has assessed its computer and information systems to determine the extent of its exposure to year 2000 risks. ILFC believes that all of its critical computer and information systems were year 2000 compliant as of September 30, 1998. ILFC is conducting a survey of the critical third parties with which it conducts business on our behalf to determine the extent of their exposure to year 2000 risks and the status of their year 2000 compliance efforts. As of February 1, 1999, ILFC has received responses from all but three of

MSAF's 28 current lessees. Based on these responses, ILFC has indicated to MSAF that approximately half of the lessees are or will be year 2000 compliant by August 1999. ILFC is engaged in an ongoing dialog with noncompliant lessees and continues to attempt to contact the three lessees that have not responded so far. Nonetheless, significant uncertainties remain regarding the status of year 2000 compliance efforts of critical third parties and the risks to MSAF of noncompliance by such third parties.



     Noncompliance by a lessee could result in lost revenue for the lessee and an inability to make lease payments to MSAF. Noncompliance by the lessee's financial institutions could also adversely affect the ability to process lease payments. ILFC, on behalf of MSAF, has inquired of each lessee about whether it has addressed year 2000 compliance issues with its financial institutions.



     Our worst case scenario would be that a large number of lessees are unable to operate their aircraft and generate revenues and as a result are unable to make lease payments to MSAF. MSAF is unable to determine at this time the likelihood or magnitude of any resulting lost revenue or whether the consequences of year 2000 failures will have a material impact on MSAF's business or financial position.



     If a noncompliant lessee cannot operate its aircraft and cannot make contractual lease payments, our contingency plans may include for ILFC to repossess aircraft from lessees in default and then attempt to re-lease such aircraft to a year 2000 compliant lessee. We cannot assure that ILFC would be able to re-lease such aircraft at favorable terms or at all or that there may not be a significant delay in re-leasing. If a significant number of aircraft could not be re-leased at favorable terms or at all, it may have a material adverse effect on our business.



     Aircraft and air traffic control systems also depend heavily on microprocessors and software technology. If the systems employed by the aircraft are not year 2000 compliant, our business and results of operations may be adversely affected. Major aircraft manufacturers, including Boeing and Airbus, are conducting year 2000 reviews of the systems employed on their aircraft and are advising owners, operators and service providers of the steps to be taken to address any year 2000 problems that are identified. Among the aircraft systems that have been identified as being susceptible to year 2000 problems are certain on-board aircraft management and navigation systems. The nature and extent of the risks posed by potential failure of aircraft and aircraft control systems because of year 2000 problems has not been fully determined. We cannot assure that our lessees will follow the advice of aircraft manufacturers regarding the steps to be taken to address year 2000 compliance. It is not clear whether or to what extent manufacturers, owners or lessees will be responsible for the costs necessary to make aircraft systems year 2000 compliant. Accordingly, MSAF is currently not able to make any estimate of the amount, if any, it may be required to spend to remediate year 2000 problems associated with the aircraft. Such expenditures could, however, have a material adverse impact on the ability of MSAF to make payments on the Notes.



     The aviation insurance markets have sought to exclude any claims for losses incurred as a result of year 2000 problems under existing policies. However, the application of this exclusion may be mitigated by the availability of the following limited writeback endorsements ("year 2000 endorsements"): (i) hull and aircraft liability coverage in respect of accidental loss of damage to insured aircraft and for liability arising out of an accident involving the insured aircraft as a result of a year 2000 occurrence and (ii) non aircraft liability coverage with regard to liability caused by an accident and arising out of a risk insured under the policy as a result of year 2000 failure. Therefore, the effect of the year 2000 endorsements is to provide that losses (including consequential losses) arising from a year 2000 failure will only be paid where they result from an accident involving an aircraft or an injury to a third party. Insurers will provide year 2000 endorsements to those airlines which satisfy insurers that they have identified and are adequately addressing the year 2000 issues affecting that airline. MSAF Group, in conjunction with ILFC and its insurance brokers, is currently assessing the year 2000 status of all of its lessees' aviation insurance.



     The year 2000 endorsements are currently available to MSAF Group in respect of any of its off-lease aircraft. In addition, MSAF Group maintains contingent insurance designed to protect the lessor in circumstances where the lessor fails to collect from the insurances required to be provided by the lessee. In respect of any insured claims for losses incurred as a result of year 2000 problems, MSAF Group's contingent insurances are not available if the operator's policy does not contain year 2000 endorsements.

INTEREST RATE SENSITIVITY



     MSAF Group's principal market risk exposure is to changes in interest rates. This exposure arises from its Notes and the derivative instruments used by MSAF to manage interest rate risk.



     The terms of each subclass of the Notes, including the outstanding principal amount and estimated fair value as of November 30, 1998 are as follows:



                         OUTSTANDING                                                                    ESTIMATED FAIR
                       PRINCIPAL AMOUNT        ANNUAL                                                      VALUE AT
                       AT NOVEMBER 30,      INTEREST RATE     EXPECTED FINAL PAYMENT   FINAL MATURITY    NOVEMBER 30,
SUBCLASS OF NOTE             1998         (PAYABLE MONTHLY)            DATE                 DATE             1998
----------------       ----------------   -----------------   ----------------------   --------------   --------------
                         ($000'S)                                                                          ($000'S)
Subclass A-1               $400,000         LIBOR + 0.21%           March 15, 2000     March 15, 2023      $391,320
Subclass A-2                274,062         LIBOR + 0.35%       September 15, 2005     March 15, 2023       270,581
Subclass B-1                 94,819         LIBOR + 0.65%           March 15, 2013     March 15, 2023       100,309
Subclass C-1                100,000                 6.90%           March 15, 2013     March 15, 2023       102,610
Subclass D-1                110,000                 8.70%           March 14, 2014     March 15, 2023       136,499



INTEREST RATE RISK MANAGEMENT



     The leasing revenues of MSAF Group are generated primarily from rental payments. Rental payments are currently entirely fixed but may be either fixed or floating with respect to future leases. In general, an interest rate exposure arises to the extent that MSAF Group's fixed and floating interest obligations in respect of the Notes do not correlate to the mix of fixed and floating rental payments for different rental periods. This interest rate exposure can be managed through the use of interest rate swaps and other derivative instruments. The subclass A-1, A-2 and B-1 Notes bear floating rates of interest and the subclass C-1 and D-1 Notes bear fixed rates of interest.



     MSAF is a party to eight interest rate swaps with MSCS. In six of these swaps MSAF pays a fixed monthly coupon and receives one month LIBOR and in two of these swaps MSAF pays one month LIBOR and receives a fixed monthly coupon on the notional balances as set out below:



                                                                                  FAIR VALUE AT
NOTIONAL                                          FIXED MONTHLY   FIXED MONTHLY   NOVEMBER 30,
BALANCE    EFFECTIVE DATE       MATURITY DATE       PAY RATE      RECEIVE RATE        1998
--------  -----------------   -----------------   -------------   -------------   -------------
($000'S)                                                (%)                 (%)     ($000'S)
100,000   November 12, 1997   November 15, 1999      6.0550              --           (1,011)
300,000   November 12, 1997   November 15, 2000      6.1325              --           (6,147)
200,000   November 12, 1997   November 15, 2002      6.2150              --           (7,541)
200,000   November 12, 1997   November 15, 2004      6.2650              --          (10,355)
150,000   November 12, 1997   November 15, 2007      6.3600              --          (10,098)
 50,000   November 12, 1997   November 15, 2009      6.4250              --           (3,769)
150,000   February 19, 1998   November 15, 2007          --           5.860            4,724
 50,000   February 19, 1998   November 15, 2009          --           5.905            1,606



     All eight swaps were originally entered into by MSCS with an internal swaps desk as the counterparty on November 12, 1997 and February 19, 1998, respectively. On March 3, 1998, all eight of the above swaps were assigned to MSAF by MSCS. Although MSAF Group's floating rate liability March 3, 1998 was approximately $800 million (after the repayment of principal due to the undelivered aircraft), the net economic effect of assigning all eight swaps to MSAF with an aggregate notional amount of $1.2 billion was to fix the interest rate liability at the November 12, 1997 interest rate. MSAF Group required this certainty both in furtherance of its interest rate management policy not to be adversely exposed to material movements in interest rates from November 12, 1997 (shortly after MSAF entered into the asset purchase agreement with ILFC for the acquisition of the aircraft and related fixed rate leases) and, by fixing the principal liabilities relating to the transaction, to facilitate the structuring of the transaction.

     MSAF Group regularly reviews its hedging requirements. In the future MSAF Group expects to seek to enter into additional swaps or sell at market value or unwind part or all of the initial and any future swaps in order to rebalance the fixed and floating mix of interest obligations (including those arising as a result of previous interest rate swaps entered into) and the fixed and floating mix of rental payments.



     Through the use of interest rate swaps, and other interest rate hedging products, it is MSAF Group's policy not to be adversely exposed to material movements in interest rates. MSAF Group's interest rate management strategy will need to be rebalanced with any acquisition of additional aircraft to reflect the adjusted mix of fixed and floating rate rental payments arising from any such acquisition. There can be no assurance, however, that MSAF Group's interest rate risk management strategies will be effective in this regard. Any change to MSAF Group's policy with regard to its dealing in interest rate hedging products will be subject to periodic review by the rating agencies.



     The Controlling Trustees are responsible for reviewing and approving the overall interest rate management policies and transaction authority limits. Counterparty risk will be monitored on an ongoing basis. Counterparties will be subject to the prior approval of the Controlling Trustees. MSAF Group's counterparties are currently all affiliates of MSDW. Future counterparties will consist primarily of the affiliates of major United States and European financial institutions (including special-purpose derivative vehicles) which have credit ratings, or which provide collateralization arrangements, consistent with maintaining the ratings of the Notes.

                            DESCRIPTION OF THE NOTES


     The following description is a summary of the provisions of the Notes, the Indenture, the security trust agreement, the cash management agreement and other agreements. It does not restate these agreements in their entirety. We urge you to read the Indenture and the security trust agreement because these agreements define your rights as holders of the Notes. We have filed these agreements and the servicing agreement, the administrative agency agreement and the cash management agreement as exhibits to the registration statement which includes this prospectus. The following discussion uses terms that have specific definitions in the Indenture and other transaction agreements. You should refer to Appendix 1 for an index showing the definitions of these terms as they appear in this prospectus.


GENERAL


     We issued the Notes under the Indenture, which was qualified under the Trust Indenture Act of 1939, as amended, upon effectiveness of the Registration Statement. Bankers Trust Company is the trustee under the Indenture.



     The Notes are solely obligations of MSAF and are not secured by the aircraft. The Notes do not represent obligations of any lessee, MSDW, the trustee or ILFC.


     RATINGS


     Each subclass of Notes is rated as of the date of this prospectus as follows:



                                                                       RATING AGENCIES
                                                             -----------------------------------
                                                             MOODY'S    STANDARD & POOR'S    DCR
                                                             -------    -----------------    ---
Subclass A-1 Notes.......................................      Aa2              AA            AA
Subclass A-2 Notes.......................................      Aa2              AA            AA
Subclass B-1 Notes.......................................       A2               A             A
Subclass C-1 Notes.......................................     Baa2             BBB           BBB
Subclass D-1 Notes.......................................      Ba2              BB            BB



     The ratings of the Notes address the likelihood of the timely payment of interest and the ultimate payment of principal and premium, if any, on the Notes. The rating agencies have not rated our ability to pay step-up interest on any subclass of the Notes. The ratings do not address the imposition of any withholding tax on any payments under the leases, the Notes or otherwise.



     A rating is not a recommendation to buy, sell or hold Notes because the ratings do not comment as to market price or suitability for a particular investor and may be subject to revision or withdrawal at any time by the assigning rating agency. If a rating agency lowers, suspends or withdraws its rating of any subclass of Notes, no person or other entity has an obligation to support MSAF's obligations under the Notes in any way.


FORM

     GLOBAL NOTES


     The Notes are represented by global notes, each of which is registered in the name of Cede & Co., as nominee of DTC and is deposited with Banker's Trust Company, the trustee, as custodian for DTC. Interests in the Notes will therefore be shown only on, and transfers of book-entry interests will be effected only through, records maintained in book-entry form by DTC or its nominee and its participants (including Euroclear and Cedel). You should refer to "Book-Entry Registration, Global Clearance and Settlement" for a description of book-entry interests in the Notes may be held and transferred and new payments on them will be distributed.

     DEFINITIVE NOTES


     You will receive definitive Notes in registered form without interest coupons in exchange for your book-entry interests only if:



     - MSAF advises the trustee in writing that DTC is no longer willing or able to act as depositary with respect to the Notes and the trustee does not appoint a successor at MSAF's request within 90 days of DTC's notice;



     - MSAF, at its option, elects to terminate the book-entry system through DTC; or



     - after an event of default has occurred with respect to any class of Notes, holders representing 51% or more of the outstanding principal balance of any subclass within that class notify MSAF, the trustee and DTC that continuing a book-entry system through DTC is no longer in their interest.



     If any of these events occurs, the trustee will notify the relevant holders and will arrange for definitive notes to be issued in exchange for the holders' book-entry interests.



     The trustee or a paying agent will make distributions of interest, principal and any premium on any definitive Notes directly to holders of definitive Notes in whose names the definitive Notes were registered at the close of business on the record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the trustee. A noteholder holding definitive Notes representing at least $1,000,000 of the principal balance of any subclass may apply to have distributions paid by wire transfer to its account at a financial institution in New York, New York. The final payment on any such definitive Notes, however, will be made only upon presentation and surrender of such definitive Notes at the office or agency, specified in the notice of final distribution to noteholders.



     Definitive Notes will be freely transferable and exchangeable for definitive Notes of the same subclass at the office of the trustee or the offices of the co-transfer agent and the co-registrar in Luxembourg. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.



     You may exchange or replace a Note that is mutilated, destroyed, lost or stolen, at the offices of the trustee or of the co-registrar in Luxembourg upon presentation of the Note or satisfactory evidence of destruction, loss or theft. An indemnity satisfactory to the trustee or co-registrar may be required at the expense of the noteholder before a replacement Note will be issued. The noteholder will have to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the trustee and the co-transfer agent and co-registrar) connected therewith.


PAYMENTS AND DISTRIBUTIONS


     On each payment date, the trustee will pay (or will instruct a paying agent appointed in Luxembourg to pay) to the noteholders all payments of interest, principal and any premium on the Notes of each subclass, so long as the trustee or paying agent confirms that it has received the payment by 1:00 p.m. (New York time) on the payment date. If the trustee or the paying agent confirms receipt of the payment after that time on the payment date, then it will make the payment to the noteholders on the next business day after the business day it received the payment. The trustee or paying agent to the noteholders will make each payment on any payment date other than the final payment date with respect to any subclass of Notes will be made as of the record date immediately preceding such payment date. The final distribution with respect to any Note, however, will be made only upon presentation and surrender of such Note by the noteholder or its agent (including any holder in street name) at the office or agency of the trustee or paying agent. So long as the Notes are listed on the Luxembourg Stock Exchange, MSAF must appoint and maintain a paying agent in Luxembourg.



     The following table sets forth the expected weighted average life, the expected final payment date and the final maturity date for each subclass of Notes.

          EXPECTED WEIGHTED AVERAGE LIFE, EXPECTED FINAL PAYMENT DATES
                     AND FINAL MATURITY DATES OF THE NOTES


                                              EXPECTED
                                              WEIGHTED
                                            AVERAGE LIFE      EXPECTED FINAL
SUBCLASS OF NOTES                             IN YEARS         PAYMENT DATE       FINAL MATURITY DATE
-----------------                           ------------    ------------------    -------------------
Subclass A-1............................         2.0          March 15, 2000        March 15, 2023
Subclass A-2............................         3.8        September 15, 2005      March 15, 2023
Subclass B-1............................         8.6          March 15, 2013        March 15, 2023
Subclass C-1............................        10.6          March 15, 2013        March 15, 2023
Subclass D-1............................        12.1          March 15, 2014        March 15, 2023



     The "expected final payment date" for each subclass of Notes means the date on which the final payment of principal of and interest on such subclass of Notes is expected to be made based on the assumptions we describe below under "-- Assumptions". The final maturity date for each subclass of Notes means the date on which all principal not previously paid is due and payable. The actual final payment date for each subclass of Notes is likely to occur earlier or later than the expected final payment date as a result of numerous factors, including that the assumptions are unlikely to correspond to actual experience. MSAF may also redeem or refinance the Notes before their expected final payment date.



ASSUMPTIONS



     The assumptions and tables set forth below represent possible revenue scenarios designed to illustrate certain payment characteristics of the Notes. They are not projections, estimates, forecasts or forward-looking statements. We developed the tables by fixing certain of the assumptions and by varying other assumptions and certain other factors which affect MSAF Group's revenues and costs and expenses. The assumptions do not represent a complete list of factors which may affect the revenues and costs and expenses of MSAF Group but rather indicate those factors which are likely to significantly affect the performance of MSAF Group in future years. More severe stresses may lead to payments of principal on the Notes being delayed or decreased, or in certain cases, an event of default.



     You should understand that the following tables only illustrate some of the payment sensitivities of the Notes to market and economic stresses. We prepared these tables for inclusion in the offering memorandum for the Old Notes based on information as of February 1, 1998. We have not updated or revised the information presented to reflect changes occurring after February 1, 1998. For example, LIBOR rates have changed since that time. We are not aware of events or circumstances since that date that would cause the assumptions to be unreliable. It is highly likely that actual experience will vary from the assumptions and the possible revenue scenarios represented by the tables. The principals factors that could cause MSAF Group's actual revenues to differ materially from such scenarios are the stresses described below and the risks we describe under "Risk Factors".



     REVENUE ASSUMPTIONS:



     We used assumptions (1) to (12) below to determine the assumed gross monthly revenue of MSAF Group before interest payments, principal payments, swap payments, selling, general and administrative expenses and before lost rental payments and expenditures required due to aircraft downtime, lessee defaults, aircraft repossession costs, bad debts and operating costs incurred in the ordinary course of the operating lease business. See Appendix 3 to this prospectus for further data regarding assumed gross revenue.



     (1) One month LIBOR remains constant at 5.75% per annum and the U.S. Treasury rate used for premium calculations is 5.5%.



     (2) Funds on deposit in the Collection Account and any other cash balances held by MSAF earn interest at a rate of one month LIBOR.

     (3) - Aircraft coming off-lease in the future are re-leased at a monthly rate that is a function of the current contracted monthly lease rate as of February 1, 1998 for such aircraft of that age.



        - Lease rates are assumed to remain constant at the monthly lease rate for the first 60% of an aircraft's expected useful life, then declining on a straight-line basis to 40% of such lease rate over the remainder of its expected useful life.



        - All types of aircraft in the portfolio are assumed to have an expected useful life of 25 years.



     (4)  Aircraft have no scrap value at the end of their expected useful life.



     (5) MSAF Group receives all contracted and assumed future payments in respect of the leases on the due date.



     (6)  Future lease terms are five years.



     (7) MSAF Group grants no new purchase options to lessees and the only existing purchase option exercised is the option associated with the Conditional Sale Agreement.



     (8) MSAF Group grants no new lease termination or extension options to lessees and no existing termination or extension options are exercised.



     (9) The remaining aircraft are delivered to MSAF Group and with the exception described in paragraph (7) above, MSAF Group sells no aircraft.



     (10) MSAF Group acquires no additional aircraft.



     (11) MSAF makes and receives swap payments in accordance with the contracted terms of the initial swaps.



     (12) Security deposits, modification payments and subordinated swap payments are zero.


     INTEREST, EXPENSE AND OPERATING COST ASSUMPTIONS:


     (13) MSAF issues Notes in amounts and with coupons as set forth in the following table and payments are made in accordance with the order of priorities set forth under "-- Priority of Payments."


         SUBCLASS OF NOTES                                  AMOUNT          MONTHLY COUPON
         -----------------                               ------------    --------------------
                                                         ($ MILLIONS)
         Subclass A-1................................          400       1 Month LIBOR+ 0.21%
         Subclass A-2................................          340       1 Month LIBOR+ 0.35%
         Subclass B-1................................          100       1 Month LIBOR+ 0.65%
         Subclass C-1................................          100              6.90%
         Subclass D-1................................          110              8.70%
                                                            ------
                                                            $1,050
                                                            ======


     (14) Refinancing notes are issued and sold on the expected final payment date of the subclass A-1 Notes (and on each subsequent expected final payment dates of any such Refinancing notes) on the same terms with respect to priority, coupon and redemption as the Notes being refinanced and with maturities and amortization schedules paid with the application of the Minimum, Scheduled and Supplemental Principal Payment Amounts. Issuance expenses are 0.0042% of the outstanding principal balance.



     (15) ILFC's fees as servicer are as described under "Management of MSAF Group -- Servicer" and the results-based incentive fee is assumed to be equal to 1% of gross revenue. The administrative agent's fee is as described in "Management of MSAF Group -- Corporate Management." MSAF's other selling, general and administrative expenses in the amount of $1 million per annum are deducted from gross revenue and include fees to the cash manager and financial advisor.

     (16) Gross revenues are reduced each year by 3.5% to account for certain operating costs incurred in the ordinary course of the operating lease business including insurance expenses, aircraft related costs and leasing transaction expenses.



     (17) The maximum Beneficial Interest Distribution Amount that can be paid on any payment date in accordance with the above Assumptions is paid.


     ASSUMED CASE STRESS SCENARIO:


     (18) Gross revenues are reduced by 4.5% per annum in respect of lost rental payments and expenditures required due to AOG, lessee defaults, aircraft repossession costs and bad debts.



     The following set of stresses are presented for illustrative purposes and only represent an example of a combination of stresses which result in approximately a 4.5% reduction in gross revenues. Other stress combinations could result in gross revenue reductions which exceed 4.5%.



         A:    Weighted Average Portfolio Turnover:........  20% per annum
                                                             (see Assumption(6))
         B:    Average Re-marketing Time:..................  4 weeks (.08 years)
         C:    Weighted Average Default Rate:..............  4% per annum
         D:    Average Repossession Time:..................  14 weeks (.27 years)
         E:    Average Repossession Cost:..................  $500,000 per Aircraft
         F:    Weighted Average Bad Debt Expense:..........  1% per annum



         AOG = (A X B) + (C X (B + D))
         Annual Repossession Expense = (C X(E/Average Gross Revenue per
           Aircraft)) (See Appendix 3)
         Aircraft on Ground = (20% X .08 yrs) + (4% X (.08 yrs + .27
           yrs)).....................................................    3.0%
         Annual Repossession Expense = (4% X 13%)....................    0.5
         Bad Debt Expense............................................   +1.0
                                                                       -----
         Stress Related Gross Revenue Reduction......................    4.5%
         Operating costs (see Assumption (16)).......................   +3.5
                                                                       -----
         Gross Revenue Reduction in the assumed case.................    8.0%
                                                                       =====



     Increasing the above stresses would result in a greater reduction in annual gross revenues. The following table shows the effect upon gross revenues of doubling the severity of each stress (other than average repossession cost) outlined in the above example (in each case holding other stresses unchanged).


                                                                   GROSS
                                                                  REVENUE
STRESS                                             SEVERITY      REDUCTION
------                                           -------------   ---------
Portfolio Turnover...........................    40% per annum      9.6%
Re-marketing Time............................    8 weeks            9.9%
Default Rate.................................    8% per annum       9.9%
Repossession Time............................    28 weeks           9.1%
Bad Debt Expense.............................    2% per annum       9.0%


     Actual experience will likely differ from the assumptions and the stresses. Because of this, principal payments on certain Notes will likely occur earlier or later than assumed. These timing differences may be significant.

     PRINCIPAL REPAYMENTS UNDER THE ASSUMED CASE


     The table below shows, for each payment date presented, the percentage of the initial outstanding principal balance of the aggregate class A Notes (including refinancing notes), and the subclass A-1, subclass A-2, subclass B-1, subclass C-1 and subclass D-1 Notes expected to be outstanding on such payment date based on the assumptions. It is highly unlikely that the assumptions will correspond to actual experience. Therefore, principal payments on the Notes may occur earlier or later than as set forth in the table. MSAF may fail to pay principal of any subclass of its Notes prior to the final maturity date of such because we do not have the funds to make the payment according to the order of priorities described under "-- Priority of Payments." Such a failure will not, by itself, be an event of default.


                  PERCENT OF INITIAL PRINCIPAL BALANCE OF THE

                        NOTES BASED ON THE ASSUMED CASE



                                                        AGGREGATE CLASS A
                                                        NOTES, INCLUDING
    PAYMENT DATE OCCURRING IN MARCH       A-1    A-2    REFINANCING NOTES   B-1    C-1    D-1
    -------------------------------       ----   ----   -----------------   ----   ----   ----
1998 (March 3, 1998)...................   100%   100%         100%          100%   100%   100%
1999...................................   100%    87%          94%           96%   100%   100%
2000...................................     0%    74%          88%           92%   100%   100%
2001...................................     0%    61%          82%           88%    99%   100%
2002...................................     0%    48%          76%           83%    97%    99%
2003...................................     0%    34%          69%           78%    94%    98%
2004...................................     0%    19%          63%           71%    89%    96%
2005...................................     0%     6%          57%           64%    84%    93%
2006...................................     0%     0%          51%           57%    77%    88%
2007...................................     0%     0%          45%           50%    70%    83%
2008...................................     0%     0%          39%           42%    61%    76%
2009...................................     0%     0%          33%           33%    51%    67%
2010...................................     0%     0%          28%           24%    40%    57%
2011...................................     0%     0%          22%           15%    28%    45%
2012...................................     0%     0%          18%            7%    14%    32%
2013...................................     0%     0%          12%            0%     0%    17%
2014...................................     0%     0%           6%            0%     0%     0%
Weighted Average Life (Years)..........    2.0    3.8          8.4           8.6   10.6   12.1


---------------


     The weighted average life of a Note equals:



     P/I, where



    P= the sum of the following amounts calculated for each payment date: A X Y, where

          A= principal amount that is assumed to be paid on the payment date

          Y= number of years from the date the Note was issued to the payment date

    I=    the initial principal balance of the Note.

          DECLINING BALANCES OF THE NOTES AND ASSUMED PORTFOLIO VALUE
                           BASED ON THE ASSUMED CASE


     In each of the following tables, "expected maturity" means the period (expressed in years) from March 3, 1998 through the expected final payment of principal of the relevant Notes.


     EFFECT OF INABILITY TO REFINANCE SUBCLASS A-1 NOTES


     The table below is based on the assumptions, except that we have assumed no refinancing notes are issued and sold and the subclass A-1 Notes are amortized according to the priority of payments. If no refinancings occur, the expected maturities (Exp) and weighted average lives (Avg) of the Notes would be as set forth below.


            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES

                                                                       EXPECTED MATURITY/
                                                                     WEIGHTED AVERAGE LIFE
                                                                --------------------------------
                                                                ASSUMED CASE     NO REFINANCINGS
                                                                -------------    ---------------
                                                                EXP      AVG      EXP       AVG
                                                                ----     ----    -----     -----
Subclass A-1................................................     2.0      2.0    17.3      12.6
Subclass A-2................................................     7.5      3.8     8.9       4.0
Subclass B-1................................................    15.0      8.6    15.0       8.6
Subclass C-1................................................    15.0     10.6    15.0      10.6
Subclass D-1................................................    16.0     12.1    16.3      12.6

     MINIMUM REVENUE PERCENTAGE REQUIRED TO RETIRE NOTES


     The table below indicates the minimum percentage of gross revenue that will be necessary to repay all interest and principal on each class of Notes by their respective final maturity dates. If MSAF Group received actual revenues below the percentages of gross revenue indicated below and all of the other assumptions occurred, MSAF would be unable to make the required payments on the Notes which would constitute an event of default.

               PERCENTAGE OF GROSS REVENUE NECESSARY TO REPAY THE
          NOTES BY THE APPLICABLE FINAL MATURITY DATE ASSUMING ACTUAL EXPERIENCE CORRESPONDS TO THE ASSUMED CASE UNTIL THE BEGINNING OF THE YEAR
                                     STATED

                                                         MARCH 3, 1998   YEAR 3   YEAR 6   YEAR 10
                                                         -------------   ------   ------   -------
Aggregate Class A Notes...............................       59.4%       58.2%    54.7%     47.5%
Subclass B-1 Notes....................................       67.1%       65.7%    61.6%     53.0%
Subclass C-1 Notes....................................       75.8%       74.2%    70.6%     61.4%
Subclass D-1 Notes....................................       84.8%       83.3%    80.0%     72.1%

     EFFECT OF A PERMANENT CHANGE IN GROSS REVENUE


     We have prepared the tables below based on the assumptions, except that we have varied the revenue received by MSAF Group from gross revenues by the indicated percentages, beginning in years 3 and 6. If MSAF Group received actual revenues as indicated below and all of the other assumptions occurred, then the expected maturities and weighted average lives of the respective subclasses of Notes would be as set forth below.


            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN GROSS REVENUE, BEGINNING IN YEAR 3

                                                       PERMANENT CHANGE IN GROSS REVENUE
                                      --------------------------------------------------------------------
                                         +10%           0%           -8%*          -15%           -20%
                                      -----------   -----------   -----------   -----------   ------------
                                      EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG     EXP    AVG
                                      ----   ----   ----   ----   ----   ----   ----   ----   -----   ----
Subclass A-1........................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0     2.0    2.0
Subclass A-2........................   5.9    3.2    6.4    3.4    7.5    3.8    8.9    4.4     9.2    4.6
Subclass B-1........................  11.2    6.8   12.0    8.0   15.0    8.6   18.5    9.2    18.5    9.2
Subclass C-1........................  11.0    9.2   14.0   10.5   15.0   10.6   20.0   14.2    20.0   14.7
Subclass D-1........................   9.7    7.6   13.5   11.3   16.0   12.1   21.3   16.9       (1)

---------------

*Assumed case

(1) Not all principal repaid prior to the Final Maturity Date. (Yield = 6.17%)

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN GROSS REVENUE, BEGINNING IN YEAR 6

                                                        PERMANENT CHANGE IN GROSS REVENUE
                                       -------------------------------------------------------------------
                                          +10%           0%           -8%*          -15%          -20%
                                       -----------   -----------   -----------   -----------   -----------
                                       EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                       ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1.........................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2.........................   6.6    3.7    7.0    3.8    7.5    3.8    8.9    4.0    8.9    4.1
Subclass B-1.........................  12.0    7.6   13.8    8.5   15.0    8.6   15.0    8.6   18.5    9.2
Subclass C-1.........................  12.8   10.2   14.7   10.6   15.0   10.6   17.4   12.2   20.0   14.0
Subclass D-1.........................  12.2   10.4   14.6   11.8   16.0   12.1   19.5   15.5   24.9   18.9

---------------

*Assumed case

     EFFECT OF PERMANENT DECLINE IN PORTFOLIO VALUE


     If the value of the portfolio, as adjusted for our appraisals, becomes significantly less than the value of the portfolio based on the assumptions, the Scheduled Principal Payment Amount payable to holders of the class A Notes may be increased. You should refer to "-- Principal Amortization" for a description of how these amounts are determined. Payment of this increased amount may shorten the weighted average lives of the class A Notes and lengthen the weighted average lives of the subclasses of Notes that rank behind the class A Notes in priority of payment. The following tables show the expected maturity and weighted average life of each subclass of Notes if the adjusted portfolio value permanently declined to a given percentage of the assumed portfolio value, beginning in years 1 and 5.


            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 1

                                                        ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                       ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 1
                                                  -----------------------------------------------------
                                                     100%*          90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                  ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1....................................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2....................................   7.5    3.8    7.5    3.8    7.0    3.7    7.0    3.7
Subclass B-1....................................  15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6
Subclass C-1....................................  15.0   10.6   15.0   10.6   15.0   10.9   15.0   11.4
Subclass D-1....................................  16.0   12.1   16.0   12.1   16.0   12.3   16.0   13.5

---------------

*Assumed case

            EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF NOTES ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE, BEGINNING IN YEAR 5

                                                        ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                       ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 5
                                                  -----------------------------------------------------
                                                     100%*          90%           80%           70%
                                                  -----------   -----------   -----------   -----------
                                                  EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                  ----   ----   ----   ----   ----   ----   ----   ----
Subclass A-1....................................   2.0    2.0    2.0    2.0    2.0    2.0    2.0    2.0
Subclass A-2....................................   7.5    3.8    7.5    3.8    7.0    3.7    7.0    3.7
Subclass B-1....................................  15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6
Subclass C-1....................................  15.0   10.6   15.0   10.6   15.0   10.8   15.0   11.3
Subclass D-1....................................  16.0   12.1   16.0   12.1   16.0   12.3   16.0   13.5

---------------

*Assumed case

     EFFECT OF CYCLICAL VARIATIONS IN GROSS REVENUE AND PORTFOLIO VALUE -- "RECESSION SCENARIOS"


     Historically, the aviation industry has experienced cyclical swings in the supply and demand for aircraft. MSAF Group would be negatively affected by a decline in the demand for aircraft. We have assumed that such a decline in demand or "RECESSION" (as used in this discussion) will result in a decline in aircraft values and an increase in defaults and downtime, as well as a decline in operating lease rental rates. In that case, gross revenues would decline.

     We have prepared the following tables to show the effect on expected maturities and weighted average lives of subclass B-1, subclass C-1 and subclass D-1 Notes if recessions of different lengths were to occur in the future. In preparing the following tables we have assumed that a recession would have the following effect on MSAF Group:



     - Aircraft values would fall on the first day of the recession to a given percentage of the assumed portfolio value. This decrease would trigger an increase in Scheduled Principal Payment Amounts on the class A Notes being paid if amounts are available.



     - After a period of two years following the first day of the recession, gross revenues fall by a given percentage as aircraft are re-leased or lessees default. This would result in less cash flow being available to make payments of interest and principal on the Notes.



     - The recession lasts a given period of time. Afterwards, the adjusted portfolio value returns to the assumed portfolio value on the first day after the recession. Two years following the end of the recession, gross revenues return to the assumed case.



     - Actual experience will likely differ from the assumptions we have used in preparing the following tables. Specifically, we can give no assurance that periods of weak traffic growth and lower demand for aircraft will be followed by periods of strong growth and high demand for aircraft nor can we assure that following a recession aircraft values and gross revenues will return to assumed case levels. Because actual experience will likely differ from those assumptions, the actual maturities and weighted average lives of the Notes will likely differ from what is shown in the tables below.


         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%


                                                    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                    ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year........................  1 (March 3, 1998)   15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6
                                3                   15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6
                                5                   15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6
                                10                  15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6


---------------

*Assumed case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS B-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%


                                                    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                    ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year........................  1 (March 3, 1998)   14.8    8.6   15.0    8.6   15.0    8.6   16.3    9.1
                                3                   15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6
                                5                   15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.7
                                10                  15.0    8.6   15.0    8.6   15.0    8.6   15.0    8.6


---------------

*Assumed case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%


                                                    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                    ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
  Year........................  1 (March 3, 1998)   15.0   10.6   15.0   10.6   15.0   10.6   15.6   11.1
                                3                   15.0   10.6   15.0   10.6   15.0   10.6   15.1   10.9
                                5                   15.0   10.6   15.0   10.6   15.0   10.6   15.0   10.9
                                10                  15.0   10.6   15.0   10.6   15.0   10.6   15.0   10.7


---------------

*Assumed case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS C-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%


                                                    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                    ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
Year..........................  1 (March 3, 1998)   15.0   10.6   15.0   10.6   15.0   10.6   18.2   14.1
                                3                   15.0   10.6   15.0   10.6   15.0   10.6   17.2   13.2
                                5                   15.0   10.6   15.0   10.6   15.0   10.6   16.3   12.2
                                10                  15.0   10.6   15.0   10.6   15.0   10.6   15.0   10.8


---------------

*Assumed case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS D-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%


                                                    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                    ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
Year..........................  1 (March 3, 1998)   15.9   12.1   16.0   12.1   16.0   12.3   17.9   15.2
                                3                   16.0   12.1   16.0   12.1   16.0   12.2   17.5   14.7
                                5                   16.0   12.1   16.0   12.1   16.0   12.1   17.1   14.0
                                10                  16.0   12.1   16.0   12.1   16.0   12.1   16.5   12.9


---------------

*Assumed case

         EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF SUBCLASS D-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

DECLINE IN GROSS REVENUES.....................           0%              8%*             10%             20%
ADJUSTED PORTFOLIO VALUE AS A PERCENTAGE OF
  ASSUMED PORTFOLIO VALUE.....................          100%            100%*            90%             80%


                                                    EXP    AVG    EXP    AVG    EXP    AVG    EXP    AVG
                                                    ----   ----   ----   ----   ----   ----   ----   ----
Recession begins at start of
Year..........................  1 (March 3, 1998)   15.3   12.0   16.0   12.1   16.0   12.4   19.9   16.6
                                3                   15.5   12.1   16.0   12.1   16.0   12.3   19.0   16.1
                                5                   15.6   12.1   16.0   12.1   16.0   12.2   18.3   15.7
                                10                  16.0   12.1   16.0   12.1   16.0   12.1   17.2   13.8


---------------

*Assumed case

EFFECT OF CHANGES IN GROSS REVENUES ON YIELDS OF FIXED RATE NOTES


     We have prepared the following tables based on the Assumptions, except that the revenue received by MSAF Group varies from gross revenues by the indicated percentages, beginning in certain years, for a period of three years in one case and permanently in the other. If the actual revenues received by MSAF Group were to vary as indicated below and all of the other Assumptions occurred, then the yield to maturity for the subclass C-1 and subclass D-1 Notes would be as set forth below. If gross revenues significantly declined, there may not be sufficient revenues available to meet interest payments (as well as principal payments) on the Notes. In such cases, interest on the Notes would be deferred.



EFFECT ON INTEREST PAYMENTS FOR THE SUBCLASS C-1 NOTES GIVEN THE ASSUMPTIONS BUT
        WITH A THREE YEAR CHANGE IN GROSS REVENUE OF THE MAGNITUDE SHOWN



                                                          CHANGE IN GROSS REVENUES BEGINNING IN YEAR:
                                   ------------------------------------------------------------------------------------------
                                                3                              6                              9
                                   ----------------------------   ----------------------------   ----------------------------
                                           DATE OF                        DATE OF                        DATE OF
                                            FIRST     MONTHS OF            FIRST     MONTHS OF            FIRST     MONTHS OF
CHANGE IN GROSS REVENUES           YIELD   DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS
------------------------           -----   --------   ---------   -----   --------   ---------   -----   --------   ---------
Increase of 10%..................  7.01%     none         0       7.01%     none         0       7.01%     none         0
Decrease of 8%*..................  7.01%     none         0       7.01%     none         0       7.01%     none         0
Decrease of 20%..................  7.01%     none         0       7.01%     none         0       7.01%     none         0
Decrease of 30%..................  7.01%     none         0       7.01%     none         0       7.01%     none         0



EFFECT ON INTEREST PAYMENTS FOR THE SUBCLASS C-1 NOTES GIVEN THE ASSUMPTIONS BUT
        WITH A PERMANENT CHANGE IN GROSS REVENUE OF THE MAGNITUDE SHOWN



                                                          CHANGE IN GROSS REVENUES BEGINNING IN YEAR:
                                   ------------------------------------------------------------------------------------------
                                                3                              6                              9
                                   ----------------------------   ----------------------------   ----------------------------
                                           DATE OF                        DATE OF                        DATE OF
                                            FIRST     MONTHS OF            FIRST     MONTHS OF            FIRST     MONTHS OF
CHANGE IN GROSS REVENUES           YIELD   DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS
------------------------           -----   --------   ---------   -----   --------   ---------   -----   --------   ---------
Increase of 10%..................  7.12%      none         0      7.04%      none         0      7.01%      none        0
Decrease of 8%*..................  7.01%      none         0      7.01%      none         0      7.01%      none        0
Decrease of 20%..................  7.01%      none         0      7.01%      none         0      7.01%      none        0
Decrease of 30%..................  3.38%    Jul-03       237      6.72%    Apr-07       122      7.01%    May-11       17

 EFFECT ON INTEREST PAYMENTS FOR THE SUBCLASS D-1 NOTES, GIVEN THE ASSUMPTIONS
      BUT WITH A THREE YEAR CHANGE IN GROSS REVENUE OF THE MAGNITUDE SHOWN



                                                          CHANGE IN GROSS REVENUES BEGINNING IN YEAR:
                                   ------------------------------------------------------------------------------------------
                                                3                              6                              9
                                   ----------------------------   ----------------------------   ----------------------------
                                           DATE OF                        DATE OF                        DATE OF
                                            FIRST     MONTHS OF            FIRST     MONTHS OF            FIRST     MONTHS OF
CHANGE IN GROSS REVENUES           YIELD   DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS
------------------------           -----   --------   ---------   -----   --------   ---------   -----   --------   ---------
Increase of 10%..................  8.86%     none         0       8.86%     none         0       8.86%     none         0
Decrease of 8%*..................  8.86%     none         0       8.86%     none         0       8.86%     none         0
Decrease of 20%..................  8.86%     none         0       8.86%     none         0       8.86%     none         0
Decrease of 30%..................  8.86%     none         0       8.86%     none         0       8.86%     none         0


---------------

*Assumed case


 EFFECT ON INTEREST PAYMENTS FOR THE SUBCLASS D-1 NOTES, GIVEN THE ASSUMPTIONS
      BUT WITH A PERMANENT CHANGE IN GROSS REVENUE OF THE MAGNITUDE SHOWN



                                                        CHANGE IN GROSS REVENUES BEGINNING IN YEAR:
                               ---------------------------------------------------------------------------------------------
                                             3                                6                              9
                               ------------------------------   -----------------------------   ----------------------------
                                         DATE OF    MONTHS OF            DATE OF    MONTHS OF           DATE OF    MONTHS OF
CHANGE IN GROSS REVENUES        YIELD    DEFERRAL   DEFERRALS   YIELD    DEFERRAL   DEFERRALS   YIELD   DEFERRAL   DEFERRALS
------------------------       -------   --------   ---------   ------   --------   ---------   -----   --------   ---------
Increase of 10%..............    9.21%      none         0       8.90%      none         0      8.86%      none         0
Decrease of 8%*..............    8.86%      none         0       8.86%      none         0      8.86%      none         0
Decrease of 20%..............    6.17%    Jul-07       189       8.86%    May-13        15      8.86%      none         0
Decrease of 30%..............  -25.02%    Jun-03       238      -3.88%    Apr-07       192      7.00%    May-11       143


---------------

* Assumed case

EFFECT OF PRINCIPAL ALLOCATION ACCORDING TO THE EXTENDED POOL FACTOR ONLY FOR THE SUBCLASS A-2, SUBCLASS B-1, SUBCLASS C-1 AND SUBCLASS D-1 NOTES.


     If available collections on a payment date are not sufficient to pay the principal amount that is to be paid on a class of notes on that payment date according to the order of priorities, then the available collections will be allocated to the subclasses in that class of notes as we describe under "-- Principal Amortization -- Allocation of Principal Among Subclasses."



     We have prepared this table to show the effect of this allocation on the assumed maturities and the weighted average lives of subclass A-2, subclass B-1, subclass C-1 and subclass D-1 notes if:



     - we issue additional notes to finance the acquisition of additional aircraft BUT



     - MSAF Group's gross revenues are sufficient only to pay down the principal of these subclasses according to paragraph (1) under "Payment of Principal and Interest -- Allocation of Principal Among Subclasses of Notes."



                    SUBCLASSES OF NOTES                         EXP.    AVG.
                    -------------------                         ----    ----
Subclass A-2 Notes..........................................     8.9     4.9
Subclass B-1 Notes..........................................    16.0     9.6
Subclass C-1 Notes..........................................    17.0    12.6
Subclass D-1 Notes..........................................    18.0    14.1

PAYMENT OF PRINCIPAL AND INTEREST



     GENERAL



     The Notes are direct obligations of MSAF and are not secured by the aircraft. MSAF's only sources of payment for the Notes and its other obligations are:



   -   the payments made by the lessees under the leases;



   -   proceeds from any sales or other dispositions of its assets;



   - net payments to MSAF received under MSAF's swap agreements (and any other hedging instruments we may enter into);



   -   interest earned on the investment of cash balances; and



   -   net cash proceeds received from the sale of refinancing notes.



     The Notes are subordinated to expenses and other obligations of MSAF Group according to the order of priorities we described under "-- Priority of Payments". Each class and subclass of the notes has the priority given to it according to the priority of payments in the indenture. MSAF may make no payment of principal, interest or any premium on any class of notes unless it has made the required payments on the relevant payment date on each class of notes that ranks prior to that class. The subordination provisions of the indenture may not be amended or modified without the agreement of each swap provider, each holder of a class of notes that is affected by the amendment or modification and each holder of any class of notes that ranks senior to an affected class. The priority of the expenses and payments under swap agreements may not be amended or modified under any circumstances.



     If an event of default occurs, then the holders of a class of notes (except the class A notes) may not give a default notice or exercise any other remedy until all amounts owed by MSAF under the more senior classes of notes have been paid.



     Under the leases, the lessee must make rental and other payments and related collateral payments directly to the rental account held in the name of the security trustee. This amount will then be transferred, within one business day of receipt, to the collection account, except for certain limited amounts that must be left on deposit for local legal reasons. Any amounts received by MSAF Group which are required to be segregated will be transferred to the lessee funded account. Unsegregated amounts received by MSAF Group will be transferred directly to the collection account. On the basis of the assumptions, we expect these amounts will be sufficient to pay the principal, interest and any premium, on the Notes and all other amounts payable by MSAF Group to the trustee, the swap providers and the service providers, in each case when and as due.



     INTEREST



     Each Note bears interest on the outstanding principal balance, payable monthly in arrears on each payment date. An interest accrual period is the period from and including a payment date and to but excluding the next payment date. The final interest accrual period for each subclass of Notes will end on but exclude the final maturity date or the date upon which all principal, interest and any premium on such subclass of Notes is paid in full. Each subclass of Notes will bear interest for each interest accrual period at the rate per annum set forth on the cover page of this prospectus.



     Interest on the subclass A-1, A-2 and B-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an interest accrual period. Interest on subclass C-1 and D-1 Notes will be calculated on the basis of one-twelfth of an annual interest payment on the outstanding principal balance and in the case of an incomplete interest accrual period on the basis of a 360-day year consisting of twelve 30-day months.



     If MSAF does not repay the subclass A-1 notes in full on or before their expected final payment date, additional interest will accrue on the subclass A-1 notes at the rate of 0.50% per annum. We refer to this additional interest as step-up interest. MSAF may also issue additional notes or refinancing notes that will accrue step-up interest after their expected final payment date. Step-up interest will be subordinated to other amounts payable on the class A, B, C and D notes, including accrued and unpaid interest, the Minimum Principal Payment Amount and the Scheduled Principal Payment Amount. The rating agencies did not rate MSAF's ability to pay step-up interest.



     REFERENCE AGENCY AGREEMENT



     For the purpose of calculating the rate of interest payable on the subclass A-1, A-2 and B-1 Notes, MSAF has entered into a reference agency agreement with the trustee, Bankers Trust Company as reference agent and the cash manager. The reference agent determines LIBOR for each interest accrual period following the initial interest accrual period, on a reference date (the date that is two business days before the payment date on which the interest accrual period begins).



     Under the reference agency agreement, the reference agent determines LIBOR as follows:



     On each reference date, the reference agent will determine LIBOR as the per annum offered rate for deposits in U.S. dollars for a period of one month that appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying LIBOR of major banks for U.S. dollar deposits) at approximately 11:00 a.m. (London time).



     If this offered rate is replaced by the corresponding rates of more than one bank, then the determination of LIBOR shall be made on the basis of the average of the rates (being at least two) that appear. If these rates do not appear or the Telerate page is unavailable, the reference agent will request that each of the banks or a substitute reference bank in London provide the reference agent with its offered quotation to prime banks for dollar deposits in London for the next interest accrual period as at 11:00 a.m. (London time) on the reference date. In this case, the floating rate of interest for each subclass of Notes will be the average of the quotations received (at least two) plus the applicable interest spread over LIBOR (and step-up interest, if payable).



     If one or no reference bank provides a quotation, the reference agent will select New York City banks who provide quotations for their U.S. dollar lending rate to leading European banks on the reference date for the next interest accrual period. In this case, the interest rate for the next interest accrual period will be the average of these quotations plus the applicable interest spread over LIBOR (and step-up interest, if payable). If the banks selected do not provide these quotations, the interest rate will be the rate that applied to the last interest accrual period.



     Once it determines the interest rate, the reference agent will calculate the interest amount for the interest accrual period for the subclass A-1, A-2 and B-1 Notes as:



     (I)(P) X N/360, where



    I    = interest rate for the interest accrual period
    P    = outstanding principal balance of the subclass at the
         beginning of the interest accrual period, as estimated by
           the reference agent
    N    = number of days in the interest accrual period.



     The reference agent's determination of LIBOR, the interest rate and the interest amount for the subclass A-1, A-2 and B-1 Notes (in the absence of negligence, wilful default, bad faith or manifest error) will be conclusive and binding upon all parties.



     The reference agent will give notice of applicable LIBOR, the payment date, the interest rate for the subclass A-1, A-2 and B-1 Notes for the relevant interest accrual period and the amount of interest on each of the subclass A-1, A-2 and B-1 Notes to MSAF, the listing agent for the Luxembourg Stock Exchange and the cash manager. Holders of the subclass A-1, A-2 and B-1 Notes may obtain such information at the offices of the listing agent or paying agent in Luxembourg or otherwise in the cash reports provided to noteholders by the trustee on the second business day before each payment date and any other date for distribution of any payments with respect to the notes.

     If the reference agent does not or is unable to determine the interest rate and amount for an interest accrual period as described above, the administrative agent will determine such rate of interest or calculate such interest amount in accordance with the provisions described above.



     MSAF reserves the right to terminate the appointment of the reference agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the subclass A-1, A-2 and B-1 Notes. The reference agent may not be removed or resign its duties unless a successor has been appointed.



     PRINCIPAL AMORTIZATION



     For each class of Notes, only to the extent that there are sufficient funds in the collection account, principal will be distributed on each payment date equal to the sum of the following amounts:



     -  the Minimum Principal Payment Amount



     -  the Scheduled Principal Payment Amount



     - the Supplement Principal Payment Amount (only applicable to the class A and class B notes)



     - redeemed principal as described below in paragraphs (21) through (24) under "-- Priority of Payments."



     If MSAF issues any additional notes or refinancing notes, each issuance will be a new subclass of the relevant class of Notes.



     MINIMUM PRINCIPAL PAYMENT AMOUNT. For each class of Notes, the "Minimum Principal Payment Amount" will equal the difference, if positive, between the outstanding principal balance of such class and the Minimum Target Principal Balance for such class on the payment date.



     On each payment date, the "Minimum Target Principal Balance" for the class A and class B notes will equal:



     (MCP) X (APV), where



    MCP = the "Minimum Class Percentage" as set forth in Appendices 5 and 6 to this prospectus and
    APV = the "Assumed Portfolio Value" for the payment date as described below.



In the case of the class A Notes only, IF the outstanding principal balance of the class A Notes (including any additional notes and refinancing notes) is greater than the Adjusted Portfolio Value (as described below), THEN the Minimum Target Principal Balance of the class A Notes will be equal to the Scheduled Target Principal Balance of the class A Notes (as described below).



     For each payment date, the Minimum Target Principal Balance for the class C and class D Notes is set out in Appendices 7 and 8 to this prospectus.



     For each payment date, the "Assumed Portfolio Value" for the initial aircraft will equal the sum of the following products:



     (IAV) X (DF1)/(DF2), where



    IAV = the initial appraised value of each aircraft on the relevant calculation date
    DF1 = the depreciation factor for that aircraft on the calculation date
    DF2 =  the depreciation factor for that aircraft on March 3, 1998.



     "Initial Appraised Value" means the average of the base values of each of the aircraft, determined, in the case of the initial aircraft as of September 30, 1997 and, in the case of any additional aircraft, as of a date not more than six months prior to the closing date for the issue of the relevant additional notes.

     The depreciation factor equals: (1 - (kn)) X (1 + g)(n) but not less than zero where, with respect to the initial aircraft:



         n =    age of the aircraft expressed in years
                                    1
         k =
                -----------------------------------------
                          expected useful life
         g =    0.02



     The depreciation factors produce a "depreciation curve" that assumes that the value of an initial aircraft will decline at an accelerating rate as the aircraft ages. We have used the depreciation factors described above solely for the purpose of determining repayments of principal of the Notes. They are not intended to predict or conform to actual declines in aircraft values over any period. Furthermore, variables used to calculate the depreciation factor will change as the composition of the portfolio changes through acquisitions and sales of additional aircraft and initial aircraft. Finally, MSAF Group may in the future apply different depreciation factors or alternative methodologies to express the assumed decline in values of additional aircraft. In addition, the Minimum Class Percentages, the Scheduled Class Percentages and the Supplemental Class Percentages for the class A and class B Notes and Minimum Target Principal Balances and Scheduled Target Principal Balances for the class C and class D Notes will change as additional aircraft are acquired. The Pool Factors and the Extended Pool Factors for each subclass that are described below will not change as the composition of the portfolio changes.



     Scheduled Principal Payment Amount. For each class of Notes, the "Scheduled Principal Payment Amount" on any payment date will equal the difference, if positive, between the outstanding principal balance of such class (after giving effect to any payment of the Minimum Principal Payment amount for such class) and the Scheduled Target Principal Balance for such class.



     On each payment date, the "Scheduled Target Principal Balance" for the class A Notes will equal:



     (SCP) X (APV*), where



    SCP = the "Scheduled Class Percentage" on the payment date (as set forth in Appendix 5 to this prospectus)
    APV*  = EITHER the Assumed Portfolio Value on the payment date OR
          105% of the Adjusted Portfolio Value on the payment date, WHICHEVER IS LESS.



     For each payment date the Scheduled Target Principal Balance for the class B Notes will equal:



     (SCP) X (APV), where



    SCP  = the Scheduled Class Percentage on the payment date (as set forth in Appendix 6)
    APV  = the Assumed Portfolio Value on the payment date.



     For each payment date, the Scheduled Target Principal Balance of the class C and class D Notes is set out in Appendices 7 and 8 to this prospectus.



     For each payment date or the calculation date preceding such payment date, the "Adjusted Portfolio Value" will equal the sum of the following amounts for each aircraft in the portfolio:



     (Avg. BV) X (DF1)/(DF2), where



    Avg. BV  = the average base value of the aircraft as determined in the most recent appraisal
    DF1      = the depreciation factor for the aircraft on the
               calculation date
    DF2      = the depreciation factor for the aircraft on the date of
               the most recent appraisal.



     Supplemental Principal Payment Amount. For the class A and class B Notes, the "Supplemental Principal Payment Amount" on any payment date will equal the difference, if positive, between the outstanding principal balance of such class (after giving effect to the payment of any Minimum Principal Payment Amount and Scheduled Principal Payment Amount) and the Supplemental Target Principal Balance for such class.

     On each payment date, the "Supplemental Target Principal Balance" for the class A and class B Notes will equal:



     (Supp. CP) X (APV), where



    Supp. CP  = the "Supplemental Class Percentage" on the payment date
              (as set forth in Appendices 5 and 6)
    APV       = the Assumed Portfolio Value on the payment date.



     ALLOCATION OF PRINCIPAL AMONG SUBCLASSES OF NOTES



     On the expected final payment date of the subclass A-1 Notes, MSAF intends to refinance 100% of the outstanding principal balance of the subclass A-1 Notes by issuing refinancing notes and selling such refinancing notes in the capital markets. Failure to repay any subclass A-1 Note in full at its expected final payment date will not result in an event of default. If the subclass A-1 Notes are not repaid in full on their expected final payment date, then that subclass will convert automatically into a subclass of Notes having a principal repayment schedule intended to ensure that the remaining outstanding principal balance of the subclass A-1 Notes will be repaid in full on or before its final maturity date in accordance with the subclass A-1 pool factors set forth in Appendix 9.



     MSAF may also refinance any other subclass of Notes, at any time, at the redemption price that would be payable if MSAF were to have redeemed such Notes instead. See "-- Refinancing" and "-- Indenture Covenants -- Limitation on Indebtedness" for a description of the redemption price.



     The terms of the subclass A-2, subclass B-1, subclass C-1 and subclass D-1 Notes will require amortization of their outstanding principal balance before their expected final payment dates, if there are funds available in accordance with the order of priorities set forth under "-- Priority of Payments."



     IF on a payment date, we must pay a principal amount on a class of Notes according to the order of priorities but the amount of our available collections is not sufficient to pay the amount payable to all subclasses of that class, THEN the available amount will be allocated as follows:



     (1) First, to each subclass in order of the subclass that was issued first, the difference, if positive, between the outstanding principal balance of each subclass and the following amount:



             (EPF) X (IPB), where

              EPF  = the "Extended Pool Factor" for the subclass as set forth in Appendix 10
              IPB  = the initial principal balance for the subclass at the time it was issued.



        If two or more subclasses were issued on the same date, available collections will be applied to each of those subclasses pro rata according to the result of the above calculation for each subclass.



     (2) Second, to each subclass, pro rata according to the amount of but not more than the difference, if positive, between the outstanding principal balance of each subclass (after giving effect to any payment under clause (1) above) and the following amount:



             (PF) X (IPB), where

              PF   = the "Pool Factor" for the subclass as set forth in
                     Appendix 9
              IPB  = the initial principal balance of the subclass at the time it was issued.



     (3) Third, to each subclass with an expected final payment date on or before the payment date, in order of the earliest issued subclass. If there are two or more subclasses that were issued on the same date, available collections will be applied to them in order of the subclass with the earliest expected final payment date. If two or more of those subclasses have the same expected final payment date, then available collections will be applied pro rata according to the outstanding principal balances of the subclasses on the payment date after any payments under clauses (1) and (2) above.



     (4) Fourth, to each subclass with an Excess Amortization Date (as set forth below) on or before such payment date, pro rata according to the outstanding principal balance of each such subclass after giving effect to any payment under clauses (1), (2) and (3) above on the payment date.

     (5) Fifth, to each subclass in order of the earliest expected final payment date. If two or more subclasses have the same expected final payment date, then available collections will be applied pro rata to those subclasses according to the outstanding principal balance of the subclass on the payment date (after any payments under clauses (1), (2) and (3) above).



     The "Excess Amortization Date" for each subclass of the Notes is as set out below:



SUBCLASS OF NOTES                                               EXCESS AMORTIZATION DATE
-----------------                                               ------------------------
Subclass A-1................................................         March 15, 2000
Subclass A-2................................................         April 15, 1998
Subclass B-1................................................         April 15, 1998
Subclass C-1................................................         March 15, 2013
Subclass D-1................................................         March 15, 2010



     REFINANCING



     MSAF may repay any subclass of the Notes, in whole but not in part, on any date with the proceeds of the issuance of any refinancing note issued in accordance with the "Limitation on Indebtedness" covenant under the Indenture. The amount we will repay in connection with the refinancing of any subclass of Notes will be equal to the redemption price for such subclass on the refinancing date plus accrued and unpaid interest.



     At least five days but not more than 30 days before the proposed refinancing date, the trustee will give notice of the refinancing to each holder of such subclass of Notes in accordance with the notice provisions contained in the Indenture. In connection with any refinancing, MSAF will deposit, in the refinancing account an amount equal to the redemption price, plus an amount sufficient to pay or provide for all accrued and unpaid interest as of the refinancing date. Each notice of refinancing will state:



     -     the applicable refinancing date;



     - the redemption price of the Notes to be repaid and the amount of accrued but unpaid interest payable;



     -     that Notes of the subclass to be repaid must be surrendered; and



     - that, unless MSAF defaults in the payment of the redemption price and any accrued and unpaid interest, interest on the subclass of Notes to be refinanced will cease to accrue on and after the refinancing date. Once a notice of refinancing is published, each subclass of Notes to which it applies will become due and payable on the refinancing date at their redemption price, together with accrued and unpaid interest.



     REDEMPTION



     MSAF may redeem any subclass of the Notes out of available amounts, if any, on any payment date, in whole or in part, at the redemption price plus accrued but unpaid interest. In addition, MSAF must on each payment date redeem Notes to the extent of any available collections in the manner described in "Principal Amortization" above and "Priority of Payments" below at the redemption price plus accrued but unpaid interest. Within each class or subclass of Notes being redeemed in part, the amount of the outstanding principal balance being prepaid will be applied in each case pro rata among all Notes of such subclass.



     The redemption price of the subclass A-1, subclass A-2 and subclass B-1 Notes will be:



     - IF THE REDEMPTION IS MADE WITH PROCEEDS FROM REFINANCING NOTES OR FROM THIRD PARTIES OR OTHER THAN FROM AVAILABLE COLLECTIONS, the outstanding principal balance of the subclass being redeemed multiplied by the redemption premium set out in the table below.



     - IF THE REDEMPTION IS MADE WITH AVAILABLE COLLECTIONS, the outstanding principal balance of the subclass being redeemed.

     The redemption price of the subclass C-1 Notes will be EITHER:



     - the discounted present value of Scheduled Principal Payment Amounts and interest from the redemption date to the applicable Expected Final Payment Date, discounted at the applicable Treasury yield plus 0.50%



     OR



     -  the outstanding principal balance on the redemption date,



     WHICHEVER IS HIGHER.



     If MSAF redeems the subclass D-1 Notes before March 15, 2003, the redemption price will be EITHER:



     - the discounted present value of the Scheduled Principal Payments and interest from the redemption date to March 15, 2003 PLUS the following amount:



       (RP) X (OPB), where



    RP    = the applicable redemption premium set out below
    OPB   = the assumed outstanding principal balance for such
          subclass on March 15, 2003, discounted to the redemption
            date at the applicable Treasury yield plus 1.00%



     OR



     -  the outstanding principal balance on the redemption date,



     WHICHEVER IS HIGHER.



     If MSAF redeems the subclass D-1 notes on or after March 15, 2003, the redemption price will be the applicable redemption premium multiplied by the outstanding principal balance on the redemption date.



               REDEMPTION DATE                                REDEMPTION PREMIUM
               ---------------                 ------------------------------------------------
                                               SUBCLASS     SUBCLASS     SUBCLASS     SUBCLASS
                                               A-1 NOTES    A-2 NOTES    B-1 NOTES    D-1 NOTES
                                               ---------    ---------    ---------    ---------
On or after March 15, 1999...................   100.50%      101.50%      102.50%           --
On or after March 15, 2000...................   100.00%      101.00%      102.00%           --
On or after March 15, 2001...................        --      100.50%      101.50%           --
On or after March 15, 2002...................        --      100.00%      101.00%           --
On or after March 15, 2003...................        --      100.00%      100.50%      105.25%
On or after March 15, 2004...................        --      100.00%      100.00%      104.50%
On or after March 15, 2005...................        --      100.00%      100.00%      103.75%
On or after March 15, 2006...................        --           --      100.00%      103.00%
On or after March 15, 2007...................        --           --      100.00%      102.25%
On or after March 15, 2008...................        --           --      100.00%      101.50%
On or after March 15, 2009...................        --           --      100.00%      100.75%
On or after March 15, 2010...................        --           --      100.00%      100.00%
On or after March 15, 2011...................        --           --      100.00%      100.00%
On or after March 15, 2012...................        --           --      100.00%      100.00%
On or after March 15, 2013...................        --           --      100.00%      100.00%
On or after March 15, 2014...................        --           --           --      100.00%



     Treasury Yield means a per annum rate (expressed as a monthly equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity of the 6 1/4% United States Treasury Note maturing on February 15, 2003.

     For redemptions of the subclass C-1 Notes, Treasury Yield means, on any payment date the interest rate (expressed as a semi-annual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such subclass and trading in the public securities markets either (x) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such subclass and (B) the other maturing as close as possible to, but later than, the Average Life Date of such subclass in each case as published in the most recent H.15 (519) or (y) if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such subclass is reported in the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519). "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of the Treasury Yield with respect to the Subclass C-1 Notes shall be the fourth business day prior to the applicable Payment Date and the "most recent H.15 (519)" means the H.15 (519) published prior to the close of business on the fourth business day prior to the applicable Payment Date.



     Average Life Date shall be the date which follows the applicable Payment Date by a period equal to the Remaining Weighted Average Life of such subclass. Remaining Weighted Average Life, with respect to the Subclass C-1 Notes on any payment date shall be (a) the sum of the products of (i) each Scheduled Principal Payment Amount for such subclass on each subsequent payment date (each, a "Subsequent Date") and (ii) the number of days remaining until such Subsequent Date divided by (b) the then outstanding principal balance of such subclass on such payment date.


     REDEMPTION FOR TAXATION PURPOSES. All payments of principal, interest and premium, if any, made by MSAF in respect of any Notes will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature unless required by law. Should such withholding or deduction be required by law, MSAF will not be obliged to pay any additional amounts in respect of such withholding or deduction.

IF AT ANY TIME:


     (a) MSAF is, or on the next payment date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment in respect of any subclass of Notes; or


     (b) MSAF is or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) leading to the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction which would


        (1) materially increase the cost to MSAF of making payments in respect of any subclass of Notes or of complying with its obligations under or in connection with any Notes;



        (2) materially increase the operating or administrative expenses of MSAF; or



        (3) otherwise obligate MSAF or any of its subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by MSAF, or by the administrative agent on behalf of MSAF as contemplated by the Administrative Agency Agreement;



             THEN MSAF will inform the trustee at such time of any such requirement or imposition and shall use its or their best efforts to avoid the effect of the same. MSAF shall take no action to avoid such effects unless each rating agency has confirmed that such action will not result in the lowering or withdrawal by it of its current rating of any subclass of MSAF Notes then outstanding.

             IF, after using its best efforts to avoid the adverse effect described above, MSAF or any of its subsidiaries has not avoided such effects, THEN MSAF may, at its election, redeem the Notes of any or all subclasses to which such withholding or deduction applies in whole with accrued and unpaid interest but without premium on any payment date. However, any such redemptions may not occur more than 30 days prior to such time as the requirement or imposition described in (a) or (b) above is to become effective.



     Method of Redemption. If MSAF proposes to redeem any subclass of Notes with funds other than available collections, at least 20 days but not more than 60 days before the redemption date, the trustee will give notice of such redemption to each holder of subclass of Notes. If a redemption is of less than all of the Notes of any subclass, Notes of such subclass to be redeemed will be repaid principal pro rata, to the extent funds are available. In the case of any redemption in whole, other than a redemption resulting from taxation reasons, MSAF will deposit, in the defeasance/redemption account the redemption price, together with an amount sufficient to pay or provide for all of the accrued and unpaid interest as of the redemption date. If MSAF redeems all or any part of a subclass of Notes with available collections as required by the priority of payments, MSAF will send no notice of redemption.



     Each notice of redemption will state:



     -  the applicable redemption date,



     -  the trustee's arrangements for making payments due,



     -  the redemption price of the Notes to be redeemed,



     - in the case of redemptions in whole, that Notes of the subclass to be redeemed must be surrendered (which action may be taken by any holder of the Notes or its authorized agent) to the trustee to collect the redemption price and accrued and unpaid interest on such Notes, and



     - in the case of redemptions in whole, that, unless MSAF defaults in the payment of the redemption price and any accrued and unpaid interest thereon, interest on the subclass of Notes called for redemption will cease to accrue on and after the redemption date. Once a notice of redemption for a redemption in whole is mailed, each subclass of Notes to which it applies will become due and payable on the redemption date at its Redemption Price, together with accrued and unpaid interest thereon.


     DEFEASANCE


     MSAF at any time may terminate all of its obligations under the Notes and the Indenture -- this is known as legal defeasance. Legal defeasance will not apply to (1) obligations relating to the defeasance trust and (2) obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a register in respect of the Notes.



     Also, MSAF at any time may terminate its obligations under the covenants described under "Indenture Covenants" and "Operating Covenants" and the events of default described under "Events of Default and Remedies" other than clauses
(a), (b), (c), (e) (solely with respect to MSAF) and (f) (solely with respect to
MSAF) set forth under "-- Events of Default and Remedies." This is known as covenant defeasance.



     MSAF may exercise its legal defeasance options even if it has already exercised the covenant defeasance option. If MSAF exercises its legal defeasance options, payment of the Notes may not be accelerated because of an event of default. If MSAF exercises its covenant defeasance options, payment of the Notes may not be accelerated because of the events of default described under "Events of Default and Remedies" other than clauses (a), (b), (c), (e) (solely with respect to MSAF) and (f) (solely with respect to MSAF) set forth under "-- Events of Default and Remedies."



     In order to exercise either defeasance option, MSAF must irrevocably deposit in trust with the trustee any combination of cash or obligations of the U.S. Government as will be sufficient for the payment of principal, premium (if any), and interest on the Notes to redemption or maturity. MSAF also must comply with other conditions, including delivering to the trustee an opinion of counsel to the effect that holders of the Notes (1) will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and defeasance and (2) will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, the opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable United States federal income tax law.


Priority of Payments


     On each payment date, the administrative agent will withdraw all amounts on deposit in the collection account and will distribute them in the order of priority set forth below. Any amount below will be paid only if all amounts ranking senior to that amount are paid in full on the payment date.



     (1) First, to the expense account, or directly to the relevant expense payees, an amount equal to the required expense amount and then to the relevant Expense payees;



     (2)      Second, the following amounts pro rata:



           (A) to the holders of each subclass of class A Notes, all accrued and unpaid interest excluding step-up interest, if applicable, on such subclass of class A Notes pro rata according to the amount of accrued and unpaid interest on such subclass of class A Notes; and



           (B) pro rata, to any swap provider, an amount equal to any payment, other than subordinated swap payments due from MSAF under any swap agreement;



     (3) Third, (1) first, to any persons providing primary eligible credit facilities, any amounts then payable to such persons under the terms of their respective primary eligible credit facilities and THEN, (2) retain in the collection account an amount, if positive, equal to (A) the minimum liquidity reserve amount less (B) amounts available for drawing under any primary eligible credit facilities;



     (4) Fourth, to the holders of class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the Minimum Principal Payment Amount with respect to the class A Notes;



     (5) Fifth, to the holders of each subclass of class B Notes, all accrued and unpaid interest, excluding step-up interest, if applicable, on such subclass of class B Notes pro rata according to the amount of accrued and unpaid interest on such subclass of class B Notes;



     (6) Sixth, to the holders of class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the Minimum Principal Payment Amount with respect to the class B Notes;



     (7) Seventh, to the holders of each subclass of class C Notes, all accrued and unpaid interest, excluding step-up interest, if applicable, on such subclass of class C Notes pro rata according to the amount of such accrued and unpaid interest on such subclass of class C Notes;



     (8) Eighth, to the holders of Class C Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the Minimum Principal Payment Amount with respect to the class C Notes;



     (9) Ninth, to the holders of each subclass of class D Notes, all accrued and unpaid interest, excluding step-up interest, if applicable, on such subclass of class D Notes pro rata according to the amount of such accrued and unpaid interest on such subclass of class D Notes;



     (10) Tenth, to the holders of class D Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the Minimum Principal Payment Amount with respect to the class D Notes;

     (11) Eleventh, (1) first, to any persons providing credit or liquidity enhancement facilities that are not primary eligible credit facilities, any amounts then payable to such persons under the terms of their facilities and THEN, (2) retain in the collection account an amount, if positive, equal to (A) the liquidity reserve amount less (B) the sum of the amount of cash reserved under (3) above plus the amounts available for drawing under any eligible credit facilities;



     (12) Twelfth, to the holders of class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the Scheduled Principal Payment Amount with respect to the class A Notes;



     (13) Thirteenth, to the holders of class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the Scheduled Principal Payment Amount with respect to the class B Notes;



     (14) Fourteenth, to the holders of class C Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the Scheduled Principal Payment Amount with respect to the class C Notes;



     (15) Fifteenth, to the holders of class D Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the Scheduled Principal Payment Amount with respect to the class D Notes;



     (16) Sixteenth, to the permitted accruals balance in the expense account, an amount equal to permitted accruals in respect of any modification payments (or any part thereof);



     (17) Seventeenth, to the holders of each subclass of Notes entitled thereto, an amount equal to all accrued and unpaid step-up interest on such subclass, if any, pro rata according to the amount of such accrued and unpaid step-up interest;



     (18) Eighteenth, to the holders of the Beneficial Interest, the Beneficial Interest Distribution Amount;



     (19) Nineteenth, to the holders of class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the Supplemental Principal Payment Amount with respect to the class A Notes;



     (20) Twentieth, to the holders of class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the Supplemental Principal Payment Amount with respect to class B Notes;



     (21) Twenty-first, to the holders of class D Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the redemption price of the outstanding principal balance, if any, of any subclass of class D Notes;



     (22) Twenty-second, to the holders of class C Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the redemption price of the outstanding principal balance, if any, of any subclass of class C Notes;



     (23) Twenty-third, to the holders of class B Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the redemption price of the outstanding principal balance, if any, of any subclass of class B Notes;



     (24) Twenty-fourth, to the holders of class A Notes, in the order of priority by subclass set forth under "-- Allocation of Principal among Subclasses of Notes," an amount equal to the redemption price of the outstanding principal balance, if any, of any subclass of class A Notes;



     (25) Twenty-fifth, payments to swap providers which are subordinated in accordance with their terms; and



     (26) Twenty-sixth, to the holders of the Beneficial Interest, all remaining amounts.

     PRIORITY OF PAYMENTS FOLLOWING A DEFAULT NOTICE


     If a default notice is delivered to MSAF or the administrative agent or an event of default described in clause (5) or (6) under "-- Events of Default and Remedies" occurs and continues, the allocation of payments described above will not apply. Instead, all amounts on deposit in the collection account and the expense account will be applied in the following order of priority:



     (1) First, to the expense account, or directly to the relevant expense payees, an amount equal to the required expense amount;



     (2) Second, pro rata, to the providers of any primary eligible credit facilities, such amounts as are required to make any payments due to such providers under their primary eligible credit facilities;



     (3) Third, the following amounts: (A) pro rata to the holders of each subclass of class A Notes, all accrued and unpaid interest (including step-up interest, if any) on, and all outstanding principal of, such subclass and (B) pro rata to any swap provider, such amounts as are required to make any payments (other than subordinated swap payments) due to such swap provider under any swap agreement;



     (4) Fourth, pro rata to the holders of each subclass of class B Notes, all accrued and unpaid interest (including step-up interest, if any) on and all outstanding principal of such subclass of class B Notes;



     (5) Fifth, pro rata to the holders of each subclass of class C Notes, all accrued and unpaid interest (including step-up interest, if any) on and all outstanding principal of such subclass of class C Notes;



     (6) Sixth, pro rata to the holders of each subclass of class D Notes, all accrued and unpaid interest (including step-up interest, if any) on and all outstanding principal of such subclass of class D Notes;



     (7) Seventh, pro rata to the providers of any credit or liquidity enhancement facilities in favor of MSAF other than primary eligible credit facilities, such amounts as are required to make any payments due under their facilities;



     (8) Eighth, pro rata to any swap provider, such amounts as are required to make any subordinated swap payments due to such swap provider under any swap agreement; and



     (9) Ninth, to the holders of the Beneficial Interest, all remaining amounts.


INDENTURE COVENANTS


     No Release of Obligations. MSAF will not take, or knowingly permit any subsidiary to take, any action which would amend, terminate, other than any termination in connection with the replacement of such agreement with an agreement on terms substantially no less favorable to MSAF and its subsidiaries than the agreement being terminated, or discharge or prejudice the validity or effectiveness of the Indenture, other than as permitted therein, the security trust agreement, the cash management agreement, the administrative agency agreement, the financial advisory agreement or any servicing agreement or permit any party to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document, except:
MSAF may take or permit such actions and may permit such releases if it shall have first obtained an authorizing resolution of the controlling trustees determining that such action, permitted action or release does not materially adversely affect the interests of the Noteholders.



     Despite the preceding paragraph, in any case:



     (1) MSAF will not take any action which would result in any amendment or modification to any conflicts standard or duty of care in such agreements and

     (2) there must be at all times an administrative agent, a cash manager, a financial advisor and, unless a servicer resigns prior to the appointment of a replacement servicer as a result of any failure to pay amounts due and owing to it, one or more servicers with respect to all aircraft in the portfolio.



     Limitation on Encumbrances. MSAF will not, and will not permit any subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest, including, without limitation, any conditional sale, or any sale with recourse against the seller or any affiliate of the seller, or any agreement to give any security interest over or with respect to any of MSAF's or any subsidiary's assets, excluding segregated funds, including, without limitation, all beneficial interests in trusts, ordinary shares and preferred shares, any options, warrants and other rights to acquire such shares of capital stock and any indebtedness of any subsidiary held by MSAF or a subsidiary.



     However, MSAF may create, incur, assume or suffer to exist:



     (1)  any permitted encumbrance;



     (2) any security interest created or required to be created under the security trust agreement;



     (3) encumbrances over rights in or derived from leases, upon confirmation from the rating agencies in advance that such action or event will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the Notes, so long as any transaction or series of transactions resulting in such encumbrance, taken as a whole, does not materially adversely affect the amount of collections that would have been received by MSAF from such lease had such encumbrance not been created or



     (4) any other encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by MSAF or any of its subsidiaries.



     Affiliate means, with respect to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person or is a director or officer of such person.



     Control of a person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise;



     Permitted encumbrance means:



     (1) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings;



     (2) in respect of any aircraft, any liens of a repairer, carrier or hanger keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien;



     (3) any permitted lien or encumbrance on any aircraft, engines or parts as defined under any lease thereof (other than liens or encumbrances created by the relevant lessor);



     (4) any liens created by or through or arising from debt or liabilities or any act or omission of any lessee in each case either in contravention of the relevant lease (whether or not such lease has been terminated) or without the consent of the relevant lessor (as long as if such lessor becomes aware of any such lien, such lessor shall use commercially reasonable efforts to have any such liens lifted);



     (5) any head lease, lease, conditional sale agreement or purchase option existing on March 3, 1998, with respect to the initial aircraft, or, in the case of any additional aircraft, on the date such aircraft is acquired by MSAF or any of its subsidiaries or affiliates, or any aircraft agreement meeting the requirements of (c) or (e) of the second paragraph under the "Limitation on Aircraft Sales" covenant;



     (6) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies;



     (7) any lien created in favor of MSAF or any of its subsidiaries or the Security Trustee;

     (8) any lien not referred to in (1) through (7) above which would not adversely affect the owner's rights and does not exceed the greater of 1% of the aggregate initial appraised value of the portfolio and $250,000 per aircraft; and



     (9) any encumbrance arising under the ILFC facility or any other agreements the terms of which contemplate that custody of security deposits held for lessees with respect to additional aircraft is held by a third party.



     Limitation on Restricted Payments. MSAF will not, and will not permit any of its subsidiaries to:



     (1) declare or pay any dividend or make any distribution on its stock held by persons other than MSAF or any of its subsidiaries; except that, so long as no event of default occurs and continues, MSAF may make payments on its Beneficial Interest to the extent permitted by the Indenture;



     (2) purchase, redeem, retire or otherwise acquire for value any beneficial interest in MSAF or any stock of its subsidiaries held by and on behalf of persons other than MSAF, any of its subsidiaries or other Persons permitted under the requirements of (2)(b) under the "Limitation on the Issuance, Delivery and Sale of Capital Stock" covenant;



     (3) make any interest, principal or premium payment on the Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of indebtedness of MSAF or any of its subsidiaries that is not owed to MSAF or any of its subsidiaries other than in accordance with the Notes and the Indenture; except that MSAF or any of its affiliates may repurchase, defease or otherwise acquire or retire any of the Notes other than from available collections so long as any new notes of MSAF issued in connection with such transaction rank pari passu with the Notes being repurchased, defeased, acquired or retired; provided further that the Controlling Trustees shall determine that such action does not materially adversely affect the Noteholders and shall have obtained confirmation in advance that such action will not result in the lowering or withdrawal of any rating assigned by any Rating Agency to any of the MSAF Notes; or



     (4) make any investments other than permitted account investments, investments permitted under the Limitation on Engaging in Business Activities covenant, allowed restructurings and investments in any subsidiaries that own additional aircraft).



     The term "investment" for purposes of the above covenant means any loan or advance to a person or entity, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of such person or entity, any capital contribution to such person or entity or any other investment in such person or entity. The term "investment" shall not include any obligation of a purchaser of an aircraft to make deferred or installment payments pursuant to any aircraft agreement specified in clauses (c) or (e) of the second paragraph under "Limitations on Aircraft Sales" below so long as MSAF Group retains a security interest in the relevant aircraft until all such obligations are discharged.



     Limitation on Dividends and Other Payment Restrictions. MSAF will not, and will not permit any of its subsidiaries to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any subsidiary to:



     (1) declare or pay dividends or make any other distributions permitted by applicable law, or purchase, redeem or otherwise acquire for value, any beneficial interest in MSAF or the stock of any such subsidiary, as the case may be;



     (2)  pay any Indebtedness owed to MSAF or such subsidiary;



     (3)  make loans or advances to MSAF or such subsidiary; or



     (4) transfer any of its property or assets to MSAF or any other subsidiary thereof.



     The foregoing restrictions shall not apply to any consensual encumbrances or other restrictions:



     (1) existing on March 3, 1998, with respect to the initial aircraft, or, with respect to any additional aircraft, on the date such aircraft is acquired, under any related document, including any amendments, extensions, refinancings, renewals or replacements of such documents so long as the consensual encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the MSAF Notes than those previously in effect and being amended, extended, refinanced, renewed or replaced; or



     (2)  in the case of clause (4) above:



        (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset: or



        (b) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of MSAF or any subsidiary not otherwise prohibited by the Indenture. This covenant shall not prevent MSAF or any subsidiary from creating, incurring, assuming or suffering to exist any encumbrances not otherwise prohibited under the Indenture.



     Limitation on Engaging in Business Activities. MSAF will not, and will not permit any subsidiary to, engage in any business or activity other than:



     (1) purchasing or otherwise acquiring aircraft assets (subject to the limitations set forth in the "Limitation on Aircraft Acquisitions" covenant);



     (2) owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in the "Limitations on Aircraft Sales" covenant, selling or otherwise disposing of the aircraft;



     (3) entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any of its subsidiaries to accept, exchange or hold promissory notes, contingent payment obligations or equity interests, of lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such lessees or their respective affiliates in the ordinary course of business;



     (4) providing loans to, and guaranteeing or otherwise supporting the obligations and liabilities of, MSAF's subsidiaries or any future MSAF group entity, in each case on such terms and in such manner as the Controlling Trustees see fit and (whether or not such member of MSAF Group derives a benefit therefrom) so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clauses (1)-(3) of this covenant;



     (5)  financing or refinancing the business activities described in clauses
          (1)-(3) of this covenant through the offer, sale and issuance of any securities of MSAF, upon such terms and conditions as the Controlling Trustees see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by MSAF Group or any future MSAF group entity;



     (6) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the property or assets of MSAF or any of its subsidiaries within limits determined by the Controlling Trustees from time to time and submitted to the rating agencies, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps, and any other currency, interest rate and other similar hedging arrangements and other similar instruments;



     (7) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clauses (1)-(3) above;

     (8) acquiring, holding and disposing of shares, securities and other interests in any such entity or partnership;



     (9) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary so long as any disposition which results in the disposition of an aircraft meets the requirements set forth under the "Limitation on Aircraft Sales" covenant; and



     (10) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which MSAF or any of its subsidiaries may think fit and to pay the premiums thereon.



     Limitation on Indebtedness. MSAF will not, and will not permit any of its subsidiaries to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future, indebtedness, except as described below.



     For the purposes of the Indenture, "indebtedness" means, with respect to any person at any date of determination without duplication:



     (1)  all indebtedness of such person for borrowed money;



     (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;



     (3) all obligations of such person in respect of letters of credit or other similar instruments including reimbursement obligations with respect thereto;



     (4) all obligations of such person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service;



     (5) all obligations of such person under a lease of (or other agreement conveying the right to use) any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the United States ("U.S. GAAP");



     (6) all indebtedness (as defined in clauses (1) through (5) of this paragraph) of other persons secured by a lien on any asset of such person, whether or not such indebtedness is assumed by such person; and



     (7) all indebtedness as defined in clauses (1) through (5) of this paragraph of other persons guaranteed by such person.



     However, the above restriction does not apply to:



     (1)  Indebtedness under the Notes.



     (2) Indebtedness under any refinancing notes or other indebtedness issued in connection with the repurchase, acquisition, defeasance or retirement for value of Notes so long as:



        (a) such refinancing notes or other indebtedness receive ratings from the rating agencies at the close of such refinancing or issuance equal to or higher than those of the subclass being refinanced or repurchased, acquired, defeased or retired (determined at the date of incurrence);



        (b) taking into account such refinancing or repurchase, acquisition, defeasance or retirement for value, MSAF receives confirmation prior to such refinancing from the rating agencies that such transaction will not result in the lowering or withdrawal of any rating assigned by any rating agency to any MSAF Notes outstanding at such time; and

        (c) the net proceeds of any such refinancing or issuance shall be used only to repay the outstanding principal balance of the subclass of the Notes being so refinanced or repurchased, acquired, defeased or retired (plus any redemption premium and transaction expenses relating thereto).



     (3) Indebtedness under guarantees by MSAF or any subsidiary of any other member of MSAF Group other than guarantees described in clause (5) below so long as no such indebtedness in respect of any member of MSAF Group other than MSAF or any subsidiary of MSAF shall be incurred if it would materially adversely affect the Noteholders.



     (4) Indebtedness in respect of any additional notes incurred in connection with a permitted additional aircraft acquisition so long as:



        (a) taking into account the incurrence of such indebtedness, MSAF receives prior confirmation that the incurrence of such indebtedness will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the Notes outstanding at such time; and



        (b) the net proceeds of such indebtedness shall be used only to finance the permitted additional aircraft acquisition.



     (5) Indebtedness in respect of guarantees by MSAF or any subsidiary of indebtedness incurred by any future MSAF Group Entity other than a subsidiary of MSAF in connection with a permitted additional aircraft acquisition so long as:



        (a)  such future MSAF group entity shall have guaranteed the Notes;



        (b) the indebtedness being guaranteed would be permitted pursuant to clause (2) or (4) above if such indebtedness were incurred directly by MSAF or any subsidiary in connection with such permitted additional aircraft acquisition; and



        (c) the Indebtedness being guaranteed was issued by such future MSAF group entity under an indenture, the terms of which including the covenants and other obligations of such future MSAF group entity thereunder, are substantially similar to those of the Indenture.



     (6) Indebtedness to aircraft sellers pursuant to aircraft acquisition or similar agreements.



     (7) Indebtedness under intercompany loans or any agreement between MSAF or any of its subsidiaries and any other members of MSAF Group. Any indebtedness owed by any member of MSAF Group to MSAF shall be evidenced by promissory notes.



     (8) Indebtedness of MSAF Group under any credit or liquidity enhancement facility provided in favor of MSAF Group.



     As used in this prospectus, guarantee means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness or other obligation of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person:



     (1) to purchase or pay or advance or supply funds for the purchase or payment of such indebtedness or other obligation of any other person or



     (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof in whole or in part.



     The term guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term guarantee when used as a verb has a corresponding meaning.

     Limitation on Aircraft Sales. MSAF will not, and will not permit any of its subsidiaries to, sell, transfer or otherwise dispose of any aircraft or any interest therein, except as described below.



     MSAF and any of its subsidiaries will be permitted to sell, transfer or otherwise dispose of, directly or indirectly:



     (1) any engines owned on March 3, 1998, or, in the case of any additional aircraft, owned on the date such aircraft is acquired, or any replacements thereof or other parts installed in or attached to any aircraft; or



     (2)  one or more aircraft or an interest in aircraft:



        (a) under a purchase option or other agreements of a similar character existing on March 3, 1998, in the case of the initial aircraft, or, in the case of any additional aircraft, on the closing date of the related issue of additional notes;



        (b) within or among MSAF and its subsidiaries without limitation, and among MSAF or any of its subsidiaries and any other member of MSAF Group if such sale, transfer or disposition, as the case may be, would not materially adversely affect the Noteholders;



        (c) under any aircraft agreement as long as such sale does not result in a concentration default, and the net present value of the cash net sale proceeds is not less than the note target price;



        (d) pursuant to receipt of insurance proceeds in connection with an event of loss; or



        (e) under an aircraft agreement and, in any one calendar year, not exceeding 10% of the adjusted portfolio value as determined by the most recent appraisal obtained for such calendar year so long as:



             (1) the Controlling Trustees unanimously confirm that each such sale does not materially adversely affect MSAF and the Noteholders; and



             (2)  such sale does not result in a concentration default.



     For the purpose of this covenant, the net present value of the cash net sale proceeds of any sale, transfer or other disposition of any aircraft shall mean the present value of all payments received or to be received by MSAF Group from the date of execution or option granting date, as the case may be, of the relevant aircraft agreement through and including the date of transfer of title to such aircraft, discounted back to the date of execution or option granting date, as the case may be, of such aircraft agreement at the weighted average cost of funds of MSAF Group (based on the cost of funds represented by the Notes on the payment date immediately preceding such date and taking into account any swap agreements).



     The note target price of an aircraft means 103% of the aggregate outstanding principal balance of the MSAF Notes, together with any accrued but unpaid interest thereon, allocable to such aircraft on the date of the sale agreement or purchase option date, as the case may be. On any date, the outstanding principal balance of MSAF Notes allocable to an aircraft will equal



     (ABV)/(APV) X (OPB), where



    ABV    =    the adjusted base value of the aircraft
    APV    =    the adjusted portfolio value of the aircraft based on the
                most recent appraisal
    OPB    =    the aggregate outstanding principal balance of the MSAF
                Notes on the most recent payment date.



     Aircraft agreement means any lease, sub-lease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a person other than MSAF or its subsidiaries or any other member of MSAF Group to purchase an aircraft pursuant to a purchase option agreement, in each case where a person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, such aircraft.

     Net sale proceeds means the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with the transaction after deducting (without duplication):



     (1) reasonable and customary brokers' commissions and other similar fees and commissions (including fees received by the servicer under the servicing agreement); and



     (2) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.



     Concentration default means an event of default under "Operating Covenants -- Concentration Limits," as such covenant may be adjusted from time to time upon approval by the rating agencies, which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition as of the date of the binding sale or purchase agreement even if the sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of the binding agreement.



     Limitation on Aircraft Acquisitions. MSAF will not, and will not permit any of its subsidiaries, to purchase or otherwise acquire any aircraft other than the initial aircraft, any substitute aircraft or any interest therein except as described below.



     MSAF and any of its subsidiaries will be permitted to:



     (1) purchase or otherwise acquire, directly or indirectly, additional aircraft so long as:



        (a)  no event of default shall have occurred and be continuing;



        (b) all Scheduled Principal Payment Amounts on the Notes have been paid;



        (c)  the acquisition does not result in a concentration default; and



        (d)  after giving effect to such acquisition:



             - no more than 90% of the portfolio by appraised base value consists of Stage 3 narrowbody aircraft and regional jets,



             - no more than 50% of the portfolio by appraised base value consists of Stage 3 widebody aircraft, and



             - no more than 15% consists of Stage 2 aircraft and turboprop aircraft,



                unless the Controlling Trustees obtain advance confirmation that such action will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the MSAF Notes outstanding at such time; or



     (2) act as sponsor of a future MSAF group entity other than a subsidiary of MSAF that would fund an acquisition of aircraft assets with indebtedness guaranteed by MSAF pursuant to the "Limitation on Indebtedness" covenant as described above; so long as, if such acquisition of aircraft assets had been consummated indirectly by MSAF, such acquisition would have been permitted pursuant to the preceding clause (1).



     A Permitted Additional Aircraft Acquisition means a transaction described in clause (1) or (2) above.



     Limitation on Modification Payments and Capital Expenditures. MSAF will not, and will not permit any of its subsidiaries to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any aircraft, or for the optional conversion of any aircraft from a passenger aircraft to a freighter or mixed-use aircraft, for the purpose of purchasing or otherwise acquiring any engines or parts outside of the ordinary course of business except as described below.



     MSAF may, and may permit any of its subsidiaries to, make modification payments if:

     (1) each modification payment, together with all other modification payments made after March 3, 1998 with respect to any single aircraft, do not exceed the aggregate amount of funds that would be necessary to perform heavy maintenance as described in the applicable servicing agreement on such aircraft, including the airframe and the engines;



     (2) such modification payment is included in the annual operating budget of the MSAF Group and approved by the Controlling Trustees;



     (3) the amount of funds necessary to make such modification payment shall have been accrued in advance as a permitted accrual in the expense account through transfers into the expense account pursuant to the Indenture or is otherwise allowed to be paid under permitted indebtedness; and



     (4) the aggregate amount of all modification payments made by members of MSAF Group, taken as a whole, pursuant to this covenant after March 3, 1998, including the modification payment in question, shall not exceed 5% of the aggregate initial appraised value of all aircraft acquired by MSAF Group.



     Limitation on Consolidation, Merger and Transfer of Assets. MSAF will not, and will not permit any subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially as an entirety in one transaction or in a series of related transactions) to, any other person, or permit any other person to merge with or into MSAF or any subsidiary, unless:



     (1) the resulting entity is a special purpose entity, the constituent document of which is substantially similar to MSAF's amended and restated trust agreement or the equivalent charter document of such subsidiary, as the case may be, and, after such consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the holders of the Notes do not give rise to any withholding tax payments less favorable to the holders of the Notes than the amount of any withholding tax payments which would have been required had such event not occurred;



     (2) in the case of consolidation, merger or transfer by MSAF, the surviving successor or transferee entity shall expressly assume all of the obligations of MSAF in the Indenture, the Notes and each other related document;



     (3) the Controlling Trustees shall have obtained advance confirmation that such action or event will not result in the lowering or withdrawal of any rating assigned by any rating agency to any of the Notes;



     (4) immediately after giving effect to such transaction, no event of default shall have occurred and be continuing; and



     (5) MSAF delivers to the trustee an officers' certificate and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable, the "Limitation on Aircraft Sales" covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.



     This covenant shall not apply to any such consolidation, merger, sale, conveyance, transfer, lease or disposition:



     (1) within and among MSAF and any of its subsidiaries and among MSAF Group if such consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the holders of the Notes;



     (2) complying with the terms of the "Limitation on Aircraft Sales" covenant; or



     (3) effected as part of a single transaction providing for the redemption or defeasance of the MSAF Notes in accordance with the terms thereof as described under "-- Redemption" or "-- Defeasance," respectively.

     Limitation on Transactions with Affiliates. MSAF will not, and will not permit any subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any affiliate of MSAF or any subsidiary, except upon fair and reasonable terms no less favorable to MSAF or such subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the relevant agreement, in a comparable arm's-length transaction with a person that is not such an affiliate.



     The foregoing limitation shall not apply to:



     (1) any transaction in connection with the establishment of MSAF Group, its acquisition of the initial aircraft, any substitute aircraft or pursuant to the terms of the related documents;



     (2) any transaction within and among MSAF or any of its subsidiaries and any other member of MSAF Group, except that no such transaction, other than between MSAF and any of its subsidiaries, shall be consummated if it would materially adversely affect the holders of the MSAF Notes;



     (3) the payment of reasonable and customary fees to, and the provision of reasonable and customary liability insurance in respect of, the Controlling Trustees;



     (4) any payments on the Beneficial Interest in accordance with the Indenture and the "Order of Priorities";



     (5) any permitted additional aircraft acquisition or any transaction complying with the "Limitation on Aircraft Sales" covenant;



     (6) any payments of the types referred to in clauses (1) or (2) of the "Limitation on Restricted Payments" covenant and not prohibited thereunder;



     (7) entering into any transaction effected as part of a single transaction providing for the redemption or defeasance of the MSAF Notes, in accordance with the terms thereof as described under "-- Redemption" or "-- Defeasance," respectively;



     (8) entering into an interest rate swap or option on an interest rate swap or other instrument used for the management of interest rate risk with Morgan Stanley or any of its affiliates; or



     (9)  the tax indemnification agreement between MSAF and MSDW.



     Limitation on the Issuance, Delivery and Sale of Stock.  MSAF will not:



     (1) issue, deliver or sell any shares, participations or other equivalents (however designated, whether voting or non-voting, other than beneficial interests, shares, participations or other equivalents existing on March 3, 1998) in equity; or



     (2) sell, or permit any subsidiary, directly or indirectly, to issue, deliver or sell, any beneficial interests, shares, participations or other equivalents (however designated, whether voting or non-voting, other than such shares, interests, participations or other equivalents existing on March 3, 1998) in equity except:



        (a) issuances or sales of further beneficial interests in MSAF having economic terms that are no less favorable to the Noteholders than those of the Beneficial Interest existing on March 3, 1998;



        (b) issuances or sales of shares of stock of foreign subsidiaries of MSAF to nationals in the jurisdiction of incorporation or organization of such subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the Controlling Trustees to avoid an adverse tax consequence in any such jurisdiction;



        (c) the pledge of the beneficial interests and shares in MSAF's subsidiaries pursuant to the security trust agreement;

        (d) the sale, delivery or transfer of any stock of any member of the MSAF Group as part of a single transaction providing for the redemption or defeasance of the MSAF Notes, in accordance with the terms set forth under "-- Redemption" or "-- Defeasance," respectively;



        (e) the sale of any stock in connection with any sale of aircraft in compliance with the terms of the "Limitation on Aircraft Sales" covenant; and



        (f) the sale, delivery, transfer or pledge of beneficial interests or shares of any MSAF Group member to or for the benefit of any other MSAF Group member.



     Bankruptcy and Insolvency.  MSAF:



     (1) will promptly provide the trustee and the rating agencies with notice of the institution of any proceeding by or against MSAF or any of its subsidiaries, as the case may be, seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for either or for any substantial part of their property;



     (2) MSAF will not amend any provision of the amended and restated trust agreement that would adversely affect the rights, privileges or preferences of any holder of the Notes, as determined by the Controlling Trustees; and



     (3) MSAF will not, without an affirmative unanimous written resolution of the Controlling Trustees and the Independent Trustees take any action to waive, repeal, amend, vary, supplement or otherwise modify the provision of the amended and restated trust agreement which requires a unanimous resolution of the Controlling Trustees and the Independent Trustees, or limits the actions of beneficial interest holders, with respect to voluntary insolvency proceedings or consents to involuntary insolvency proceedings.



     In addition, under the terms of the amended and restated trust agreement the Controlling Trustees and Independent Trustees will agree that while the Notes are outstanding they will not take any action:



     (1) to cause MSAF to institute any proceeding seeking liquidation or insolvency (or similar proceeding);



     (2) in the case of any such proceeding instituted against MSAF, to authorize or consent to such proceedings; or



     (3)  to terminate MSAF's existence.


OPERATING COVENANTS


     Concentration Limits. Unless the Controlling Trustees obtain prior written confirmation from each of the rating agencies that no lowering or withdrawal of the then current rating of any subclass of Notes will result, MSAF will not permit any of its subsidiaries to lease or re-lease any aircraft if entering into such proposed lease would cause the portfolio,



     For purposes of this restriction, the portfolio:



     - excludes any aircraft then subject to an aircraft agreement and expected to be disposed of within one year from the effective date of such lease pursuant to clauses (c) and (e) under "-- Indenture Covenants -- Limitation on Aircraft Sales,"



     - but includes any aircraft for which MSAF Group has entered into a binding agreement to acquire and which the Controlling Trustees reasonably expect to acquire within 180 days from the date of effectiveness of such agreement.

       to exceed any of the concentration limits set forth below. The Indenture permits breaches of these concentration limits upon any renewal, extension or restructuring of any lease.


    LESSEE CONCENTRATION LIMITS                                       PERCENTAGE OF
                                                                  MOST RECENT APPRAISED
                                                                  VALUE OF PORTFOLIO(1)
                                                                  ---------------------
    Single Lessee rated BBB/Baa2 (or the equivalent) or
      better....................................................           15%
    Other single Lessees........................................           10%
    Five largest Lessees........................................           35%

    COUNTRY CONCENTRATION LIMITS                                      PERCENTAGE OF
                                                                  MOST RECENT APPRAISED
                                                                  VALUE OF PORTFOLIO(1)
                                                                  ---------------------
    United States...............................................           25%
    Countries rated BBB/Baa2 (or the equivalent) or better(2)...           20%
    Other.......................................................           15%

    REGION CONCENTRATION LIMITS                                       PERCENTAGE OF
                                                                  MOST RECENT APPRAISED
                                                                  VALUE OF PORTFOLIO(1)
                                                                  ---------------------
    Developed Market Region(3)..................................           50%
    Emerging Market Region(3)...................................           25%
    Other(3)....................................................           20%

---------------


(1) Percentage to be obtained by dividing the aggregate most recent appraised values of all aircraft leased or to be leased to lessees habitually based in the applicable country by the aggregate most recent appraised values of all aircraft then owned by MSAF Group and any future MSAF Group member.



(2) Based on the sovereign foreign currency debt rating assigned by the rating agencies to the country in which a lessee is habitually based at the time the relevant lease is executed.



(3) The designations of Emerging Markets and Developed Markets are as determined and published by Capital International Perspective S.A. from time to time based on, among other things, gross domestic product levels, regulation of foreign ownership of assets, the regulatory environment, exchange controls and perceived investment risk. The current designations are as set out below:


    REGION                           COUNTRY
    ------                           -------
    Developed Markets
      Europe.......................  EU (except Greece and Luxembourg), Norway and Switzerland
      North America................  Canada and United States
      Pacific......................  Australia, Hong Kong, Japan, New Zealand and Singapore

    Emerging Markets
      Asia.........................  China, India, Indonesia, Korea, Malaysia, Pakistan,
                                     Philippines, Sri Lanka, Taiwan and Thailand
      Europe and Middle East.......  Czech Republic, Greece, Hungary, Israel, Jordan, Poland,
                                     Russia and Turkey
      Latin America................  Argentina, Brazil, Chile, Colombia, Mexico, Peru and
                                     Venezuela
    Other
      All other countries (generally those that have small or underdeveloped capital markets, including Iceland, Fiji and Guyana)


     In addition, the Indenture will not permit MSAF or any subsidiary to lease aircraft operated or to be operated by lessees domiciled in (i) certain countries and (ii) certain other countries without procuring political risk insurance. The list of prohibited countries and countries with respect to which political risk insurance must be procured may be modified from time to time upon the approval of the rating agencies.



     The Indenture contains no limitations on the country or region where any sublessees of aircraft operated or to be operated are domiciled if:



     (1) such sublease is permitted under the relevant lease (including by reason of consent or waiver, if applicable) or renewed lease (including by reason of consent or waiver, if applicable); and



     (2) the relevant lessee is either a signatory to a lease or a renewed lease.



     COMPLIANCE WITH LAW, MAINTENANCE OF PERMITS.  MSAF will:



     (1) comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws;



     (2) obtain, and cause each of its subsidiaries to obtain, all material governmental including regulatory registrations, certificates, licenses, permits and authorizations required for such person's use and operation of the aircraft, including, without limitation, a current certificate of airworthiness for each aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such Aircraft), except that:



        (a)  no certificate of airworthiness shall be required for any aircraft:



             - during any period when such aircraft is undergoing maintenance, modification or repair; and



             - following the withdrawal or suspension by such applicable aviation authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such aircraft; in that case MSAF shall comply, and cause each of its subsidiaries to comply, with all directions of such applicable aviation authority in connection with such withdrawal or suspension;



        (b) no registration, certificates, licenses, permits or authorizations required for the use or operation of any aircraft need be obtained with respect to any period when such aircraft is not being operated; and



        (c) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any aircraft that is not the subject of a lease, except to the extent required under applicable laws;



     (3) not cause or knowingly permit, directly or indirectly, through any of its subsidiaries, any lessee to operate any aircraft under any lease in any material respect contrary to any applicable law; and



     (4) not knowingly permit, directly or indirectly, through any of its subsidiaries, any lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such lessee's use and operation of any aircraft under any operating lease except in the cases provided in clauses (2)(a) and (2)(b) above.



     This covenant shall not be breached by virtue of any act or omission of a lessee or sub-lessee, or of any person which has possession of the aircraft or any engine for the purpose of repairs, maintenance, notification or storage, or by virtue of any requisition, seizure, or confiscation of the aircraft (other than seizure or confiscation arising from a breach by MSAF or a subsidiary of such covenant) so long as:



     (1) no member of MSAF Group consents or has consented to such third party event; and



     (2) the member of MSAF Group which is the lessor or owner of such aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor or owner would reasonably take in respect of such third party event, including, (taking into account, among other things, the laws of the jurisdictions in which the aircraft are located), seeking to compel such lessee or other relevant person to remedy such third party event or seeking to repossess the relevant aircraft or engine.



     Appraisal of Portfolio. MSAF will, at least once each year and in any case no later than October 31 of each year, deliver to the trustee appraisals of the base value of each of the aircraft, from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization. Each appraisal shall be dated within 30 days prior to its delivery to the trustee.



     MAINTENANCE OF ASSETS.  MSAF will:



     (1) in the case of each aircraft and engine that is subject to a lease, cause directly or indirectly, through any of its subsidiaries, such aircraft and engine to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant lessee (including the credit standing and operating experience thereof), the age and condition of the aircraft and the jurisdiction in which such aircraft will be operated or registered under such lease; and



     (2) in the case of each aircraft that is not subject to a lease, maintain, and cause each of its subsidiaries to maintain, such aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease. A third party event will not cause a breach of this covenant so long as:



        (a) no member of MSAF Group consents or has consented to the third party event; and



        (b) the member of MSAF Group which is the lessor or owner of such aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of the third party event, including seeking to compel such lessee or other relevant person to remedy the third party event or seeking to repossess the relevant aircraft or engine.



     Notification of Trustee and Administrative Agent. MSAF will notify the trustee and administrative agent as soon as MSAF or any of its subsidiaries becomes aware of any loss, theft, damage or destruction to any aircraft or engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $2,000,000.



     Leases. MSAF shall adopt and has agreed to cause the servicer to use, and will adopt and will agree to cause any additional servicer replacing the servicer pursuant to the terms of the servicing agreement to use, the pro forma lease agreement or agreements then used by the servicer or such additional servicer, as the case may be, in connection with its aircraft operating leasing services business generally, as such pro forma lease agreement or agreements may be revised from time to time by the servicer or additional servicer as a starting point in the negotiation of future leases.



     In the case of any future lease entered into in connection with:



     (1)  the renewal or extension of a lease;



     (2) the leasing of an aircraft to a person that is or was a lessee under a pre-existing lease; or



     (3) the leasing of an aircraft to a person that is or was a lessee under an operating lease of an aircraft that is being managed or serviced by the servicer or such additional servicer, as the case may be.



     A form of lease substantially similar to the pre-existing lease or operating lease may, in lieu of the pro forma lease, be used by the servicer or such additional servicer, as a starting point in the negotiation of such future lease with persons who are not members of the MSAF Group or any future MSAF Group entity.



     Opinions. MSAF will not enter into, and will not permit any of its subsidiaries to enter into, any future lease with any person that is not a member of MSAF Group or change the jurisdiction of registration of any aircraft that is subject to a lease, UNLESS, upon entering into such future lease or changing the jurisdiction or registration of such aircraft or within a commercially reasonable period thereafter, the servicer or additional servicer, as the case may be, obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the future lease and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.



     Insurance. MSAF will maintain or cause, directly or indirectly through its subsidiaries, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers:



     (1) airline hull insurance for each aircraft in an amount at least equal to the note target price for such aircraft or the equivalent thereof from time to time if such insurance is denominated in a currency other than United States dollars;



     (2) airline liability insurance for each aircraft and occurrence in an amount at least equal to the relevant amounts set forth in the Indenture for each model of aircraft; and



     (3) airline political risk insurance for each aircraft subject to a lease and habitually based in a jurisdiction determined in accordance with the political risk insurance guidelines, as set forth in the Indenture and as amended from time to time with the consent of the rating agencies, in an amount at least equal to the note target price, or the equivalent thereof from time to time if such insurance is denominated in a currency other than United States Dollars, for such aircraft; except that such insurance may be subject to commercially reasonable deductible and self-insurance arrangements, taking into account, among other things, the creditworthiness and experience of the lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally. The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any aircraft not subject to a lease shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft.



     In determining the amount of insurance required to be maintained, MSAF may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to political risk insurance, any governmental authority or agency of any jurisdiction for which political risk insurance must be obtained), the sovereign foreign currency debt rating of which is rated AA, or the equivalent, by at least one of the rating agencies, against any risk with respect to an aircraft. The amount of such indemnification or insurance when added to the amount of insurance against such risk maintained by MSAF or which MSAF has caused to be maintained, shall be at least equal to the amount of insurance against such risk otherwise required by the covenant taking into account self-insurance permitted by the covenant. Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by the covenant. MSAF will not be required to maintain, or to cause to be maintained, any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market at commercially reasonable rates from time to time.



     Indemnity. MSAF will, and will cause each of its subsidiaries to, include in each lease between a member of MSAF Group and a person who is not a member of MSAF Group an indemnity in respect of the lease in respect of any losses or liabilities arising from the use or operation of the aircraft during the term of such lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practices of leading international aircraft operating lessors.


EVENTS OF DEFAULT AND REMEDIES


     Each of the following events will be an event of default with respect to any class of Notes, except as specified below:



     (1) failure to pay interest on the Notes of such class or any subclass thereof, other than step-up interest, in each case when such amount becomes due, and such default continues for a period of five or more business days;

     (2) failure to pay principal or premium, if any, on the Notes of such class or any subclass thereof either on or prior to the applicable final maturity date;



     (3) failure to pay any amount other than interest when due and payable in connection with any Note of such class or any subclass thereof, to the extent that there are at such time available collections therefor, and such default continues for a period of five or more business days;



     (4) failure by MSAF to comply with any of the covenants, obligations, conditions or provisions binding on it under the Indenture or the Notes (other than a payment default for which provision is made in clause (1), (2) or (3) above), if such failure materially adversely affects the holders of such class of Notes and continues for a period of 30 days or more after written notice thereof has been given to MSAF by the cash manager, the administrative agent, the servicer or additional servicer, or by holders of at least 25% of the aggregate outstanding principal balance of the Notes of the most senior class of the Notes outstanding;



     (5) a court having jurisdiction in the premises enters a decree or order for:



        (1) relief in respect of MSAF, or any subsidiary (other than a subsidiary which owns or leases aircraft having an aggregate base value of less than 10% of the adjusted portfolio value at that time) (a "Significant Subsidiary") under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect;



        (2) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of MSAF or any Significant Subsidiary; or



        (3) the winding up or liquidation of the affairs of MSAF or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;



     (6)  MSAF or any Significant Subsidiary:



        (a) commences a voluntary case under any applicable law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any voluntary case under any such law;



        (b) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of MSAF or any Significant Subsidiary or for all or substantially all of the property and assets of MSAF or any Significant Subsidiary; or



        (c)  effects any general assignment for the benefit of creditors;



     (7) any judgment or order for the payment of money in excess of 5% of the aggregate adjusted portfolio value shall be rendered against MSAF or any subsidiary or any other member of MSAF Group and either:



        (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or



        (b) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect. However, any such judgment or order shall not be an event of default under the Indenture if and for so long as:



             - the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof; and

             - such insurer, which shall be rated at least A by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;



     (8) the constitutional documents of MSAF cease to be in full force and effect without replacement documents having the same terms being in full force and effect.



     The Indenture provides that, within 30 days of when an event of default occurs in respect of any class of Notes, the trustee will give to the Noteholders of such class notice, transmitted by mail, of all uncured or unwaived defaults under the Indenture known to it on such date. If an event of default other than an event of default under (5) or (6) above) with respect to the senior class of Notes shall have occurred and be continuing, the trustee for the senior class may, and, when instructed by the holders of 25% of the aggregate outstanding principal balance of the senior class of Notes, shall, give a default notice to MSAF, the administrative agent, the trustee and the cash manager declaring the outstanding principal balance of the Notes and all accrued and unpaid interest thereon to be due and payable.



     At any time after the senior trustee has declared the outstanding principal balance of the Notes to be due and payable and before the exercise of any other remedies pursuant to the Indenture, holders of a majority of the outstanding principal balance of the senior class of Notes, by written notice to MSAF, the senior trustee and the administrative agent, may, except in the case of:



     (1) a default in the deposit or distribution of any payment required to be made on the Notes of such class;



     (2)  a payment default on such class of Notes; or



     (3) a default in respect of any covenant or provision of the Indenture that cannot by the terms thereof be modified or amended without the consent of each Noteholder affected thereby.



     Rescind and annul such declaration and thereby annul its consequences if:



     (1) there has been paid to or deposited with the senior trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal of and premium, if any, on the Notes that would have become due otherwise than by such declaration of acceleration;



     (2)  the rescission would not conflict with any judgment or decree; and



     (3) all other defaults and events of default, other than nonpayment of interest and principal on the Notes that have become due solely because of such acceleration, have been cured or waived.



     If an event of default under clause (5) or (6) above occurs, the outstanding principal balance of the Notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party.



     After the occurrence and during the continuation of an event of default:



     (1) the class B Noteholders will not be permitted to give or direct the giving of a default notice or to exercise any remedy in respect of such event of default until all interest and principal on the class A Notes have been paid in full,



     (2) the class C Noteholders will not be permitted to give a default notice or to exercise any remedy in respect of such event of default until all interest and principal on the class A Notes and the class B Notes have been paid in full, and



     (3) the class D Noteholders will not be permitted to give a default notice or to exercise any remedy in respect of such event of default until all interest and principal on the class A Notes, the class B Notes and the class C Notes have been paid in full.



     The trustee shall provide each rating agency with a copy of any default notice it receives pursuant to the Indenture.

     The Indenture contains a provision entitling the trustee, subject to its duty during a default to act with the required standard of care, to be indemnified by the holders of any class of the Notes before proceeding to exercise any right or power under the Indenture or the administrative agency agreement at the request or direction of such holders. Except in limited circumstances, no holder of the Notes will have the right, other than through the senior trustee acting in accordance with the Indenture, to sue for recovery or take any other actions to enforce the obligations of MSAF to pay any and all amounts due and payable under the Notes, and no holder of the Notes will have the right to take any steps to cause the filing for bankruptcy of MSAF. However, such limitation does not apply to a suit instituted by any holder of a Note for the enforcement of payment of principal or interest on such Note on or after the respective due dates therefor unless such holder shall have consented thereto. The senior trustee is entitled to exercise any and all remedies available under the Indenture.



     The term default means the occurrence of any event which is, or after notice or lapse of time, or both, would constitute an event of default.


INTERCREDITOR RIGHTS


     Subject to the terms of the Indenture, the senior trustee will have sole discretion as to whether to direct the administrative agent to exercise and enforce any and all remedies with respect to the Notes. The senior trustee may take various actions in respect of the Notes, without regard to the interests of any other creditors.


MODIFICATION AND WAIVER


     If the trustee receives a request for its consent to an amendment, modification or waiver under the Indenture, the Notes or any related document relating to the Notes, the trustee shall mail a notice of such proposed amendment, modification or waiver to each Noteholder as to whether or not to consent to such amendment, modification or waiver.



     The Indenture provides that, with the consent of the holders of a majority of the outstanding principal balance of the Notes (acting as a single class), modifications may be made to the Notes or the Indenture except that any modification of the provisions:



     - setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of any interest, principal and premium, if any, payable in respect of any subclass of Notes;



     - reducing the percentage of the aggregate outstanding principal balance of any subclass of Notes required to approve any such amendment or waiver; or



     -  altering the manner or priority of payment of any subclass of Notes;



       is not permitted without the consent of any swap provider and the holder of each outstanding Note affected. The senior trustee may also waive any event of default. Any such modification approved by the required holders of any subclass of Notes will be binding on the holders of the relevant subclass of Notes and each party to the Indenture. This provision shall not prevent MSAF or any subsidiary from amending any lease if such amendment is otherwise permitted by the Indenture.



     The subordination provisions contained in the Indenture may not be amended or modified without the consent of each swap provider, each holder of the class of Notes affected thereby and each holder of any class of Notes ranking senior to such Notes.



     Without the consent of each Noteholder, no amendment or modification of the Indenture or the administrative agency agreement may, among other things:



     (1) modify the provisions of the Indenture or the administrative agency agreement with respect to account payment instructions and the payment thereunder by the administrative agent; or



     (2) result in the sale of MSAF's assets other than pursuant to the provisions of "Indenture Covenants."

     In no event shall the provisions relating to the priority of the expenses or swap payments in the Indenture be amended or modified.


NOTICES TO NOTEHOLDERS


     Except as provided below, any notice to the Noteholders will be valid if given:



     (1) by publication in the Luxemburger Wort or, if such newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the trustee shall approve having a general circulation in Europe;



     (2) by either of (a) the information contained in such notice appearing on the relevant page of the Reuters screen or such other medium for the electronic display of data as may be approved by the Trustee and notified to Noteholders or (b) publication in the Financial Times and The Wall Street Journal (National Edition) or, if either newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the trustee shall approve having a general circulation in Europe and the United States; and



     (3) until such time as any definitive notes are issued and, so long as the Notes are registered in the name of a nominee for DTC, Euroclear and/or Cedel Bank, delivery of the relevant notice to DTC, Euroclear and/or Cedel Bank for communication by them to Noteholders.



     The trustee may approve some other method of giving notice to the Noteholders if, in its opinion:



     (1) the method is reasonable, having regard to the number and identity of the Noteholders and/or to market practice then prevailing;



     (2)  is in the best interests of the Noteholders; and



     (3) will comply with the rules of the Luxembourg Stock Exchange or such other stock exchange (if any) on which the Notes are then listed.



     Any such notice shall be deemed to have been given on such date as the trustee may approve so long as notice of such method is given to the Noteholders in such manner as the trustee shall require.



     Notice specifying the rate, amount or payment date in respect of any floating rate Notes, or in respect of any repayment of principal on any Notes shall, for so long as the Notes are listed on the Luxembourg Stock Exchange and so long as the rules of the Luxembourg Stock Exchange so require, be given to the Luxembourg Stock Exchange.



     However this requirement shall be satisfied until such time as any definitive Notes are issued to all Noteholders and so long as the Notes are held on behalf of DTC, Cedel Bank and Euroclear by:



     (1) delivery of the relevant notice to DTC, Cedel Bank and Euroclear for communication by them to the Noteholders without the need for publication in the Luxemburger Wort; and



     (2) delivery of the notice to the Luxembourg Stock Exchange and the paying agent in Luxembourg.



     Any notice specifying:



     (1) an increase in the interest rate of any subclass of Notes due to step-up interest or failure by MSAF to comply with the registration requirements for the Notes; or



     (2) redemption of principal of any Notes must be published in the Luxemburger Wort or another daily newspaper of general circulation in Luxembourg.



     Such notice shall be deemed to have been given on the first day on which any of such conditions shall have been met.

GOVERNING LAW AND JURISDICTION


     The Indenture, the Notes, the administrative agency agreement and the cash management agreement are to be governed by and construed in accordance with the laws of the State of New York. In the Indenture, the administrative agency agreement and the cash management agreement, MSAF has submitted to the jurisdiction of the United States Federal and New York State courts located in The City of New York for all purposes of or in connection with the Notes, the administrative agency agreement and cash management agreement and has designated a person in the city of New York to accept service of any process on its behalf.


BENEFICIAL INTEREST


     The nominal value of the Beneficial Interest is $1.00. MSDW indirectly holds 100% of the Beneficial Interest, but MSDW may transfer all or a portion of the Beneficial Interest to a related or unrelated person in the future. The Beneficial Interest will rank junior in priority of payment to certain payments on the Notes and certain other obligations of MSAF and, to the extent held by more than one person, pari passu among such persons. Pursuant to the subordination provisions of the Indenture, payments on the Beneficial Interest, other than the beneficial interest distribution amount, as set forth in "-- Priority of Payments," are subordinated to all payments of interest and principal on the Notes and no payments may be made on the Beneficial Interest other than the beneficial interest distribution amount while the Notes remain outstanding.



     When, as and if declared by the Controlling Trustees, a Beneficial Interest Distribution Amount shall only be payable on any payment date occurring after March 15, 2003 and will not exceed the lesser of:



     (1) 3% of the difference, if positive, between the adjusted portfolio value on such payment date and the outstanding principal balance of the MSAF Notes (determined prior to application of available collections on such payment date); and



     (2) 15% of available collections on such payment date after application of payments and retentions (1) through (17) as set forth above under "-- Priority of Payments."



THE ACCOUNTS



     The administrative agent, acting on behalf of the security trustee, has established the following accounts:



     (1)  the collection account;



     (2)  the expense account;



     (3)  the initial rental account;



     (4)  the lessee funded account;



     (5)  the refinancing account;



     (6)  the defeasance/redemption account; and



     (7)  the aircraft purchase account.



     Each of the collection account, the expense account, the rental accounts, the lessee funded account and the aircraft purchase account has been established at a bank having:



     (1) a long-term unsecured debt rating of not less than AA, or the equivalent, by the rating agencies; or



     (2) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 by Moody's and that is acceptable to the other rating agencies.



     Where required by the terms of the relevant leases, certain rental accounts may be established at banks having ratings of less than AA, or the equivalent, by the rating agencies, or a certificate of deposit rating of less than A-1+ by Standard and Poor's and P-1 by Moody's. Except where local legal or regulatory reasons do not permit, all of such accounts will be held in the names of the security trustee, who will have sole dominion and control over the accounts, including, among other things, the sole power to direct withdrawals from or transfers among such accounts. Subject to certain conditions set forth in the administrative agency agreement, the security trustee will delegate such authority over the accounts to the administrative agent; the security trustee will not be responsible for the acts or omissions of the administrative agent.



     For as long as any Notes remain outstanding, funds on deposit in the accounts will be invested and reinvested by the cash manager at MSAF Group's written direction (or, following delivery to MSAF or the administrative agent of a default notice or if any event of default described in clause (5) or (6) under "-- Events of Default and Remedies" shall have occurred and be continuing, at the security trustee's written direction). These investments must be permitted account investments maturing, in the case of the collection account and expense account, such that sufficient funds shall be available to make required payments on the first succeeding scheduled payment date after such permitted account investments are made. Investment and reinvestment of funds in the lessee funded account must be made in a manner and with maturities that conform to the requirements of the related leases or aircraft agreements. Investment earnings on funds deposited in any account, net of losses and investment expenses, will, if permitted by the terms of the related leases in the case of such funds in the lessee funded account, be deposited in the collection account and treated as collections.


     RENTAL ACCOUNTS


     The lessees will make all payments under the leases directly into the applicable rental accounts. The administrative agent will transfer, or cause to be transferred, all funds deposited into the rental accounts into the Collection Account as collections within one business day of receipt thereof, other than certain limited amounts, if any, required to be left on deposit for local legal or regulatory reasons.



     THE COLLECTION ACCOUNT



     Collections include all amounts received by MSAF Group, including:



     (1)  rental payments;



     (2)  payments under any credit or liquidity enhancement facility;



     (3) payments under any letter of credit, letter of comfort, letter of guarantee or other assurance in respect of a lessee's obligations under a lease;



     (4)  the cash portion of the liquidity reserve amount;



     (5) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing (including any amounts received from any MSAF Group subsidiary, whether by way of distribution, dividend, repayment of a loan or otherwise and any proceeds received in connection with any allowed restructuring);



     (6) net proceeds of any aircraft sale or amounts received under any aircraft agreement;



     (7) proceeds of any insurance payments in respect of any aircraft or any indemnification proceeds;



     (8) certain amounts transferred from the lessee funded account to the collection account;



     (9)  certain security deposits transferred from ILFC;



     (10) net payments to MSAF Group under any swap agreement;



     (11) investment income, if any, on all amounts on deposit in the accounts (in each case to the extent consistent with the terms of applicable related leases); and



     (12) any other amounts received by any member of the MSAF Group other than segregated funds, certain funds to be applied in connection with a redemption, certain funds received in connection with a refinancing and other amounts required to be paid over to any third party pursuant to any related document.



     Collections on deposit in the collection account will be calculated by the administrative agent on the calculation date. The portion of the required expense amount that has not been paid directly by the administrative agent to expense payees will be transferred into the expense account on each payment date and the administrative agent may, from time to time, transfer other amounts into the expense account in respect of unanticipated expenses falling due and payable within such interest accrual period. If funds are available on any payment date, the administrative agent will also transfer amounts in respect of expenses and costs that are not regular, monthly recurring expenses, including modification payments and refinancing expenses, if any, anticipated to become due and payable in any future interest accrual period. Amounts received for segregated security deposits and maintenance reserves (as described below) will be transferred directly into the lessee funded account.


     LIQUIDITY RESERVE AMOUNT


     All collections received by MSAF Group will either be transferred to another account as described above and below, paid to the appropriate third party on behalf of MSAF Group or held in the collection account as a part of the cash portion of the liquidity reserve amount, a balance required to be held by MSAF Group in the collection account pursuant to the Indenture. The liquidity reserve amount is intended to provide liquidity for MSAF Group to meet its aircraft maintenance obligations and its lessee security deposit repayment obligations and to provide for certain other contingencies that may arise in the course of MSAF Group's activities. The liquidity reserve amount may be funded with cash in the collection account or with amounts available under eligible credit facilities.



     The liquidity reserve amount was approximately $66.2 million on November 30, 1998. The liquidity reserve amount may be increased or decreased from time to time for any reason including upon acquisitions of additional aircraft by an action of the Controlling Trustees in light of significant changes in, the condition of the aircraft, the terms and conditions of the leases, the financial condition of the lessees or prevailing industry conditions. MSAF Group must obtain confirmation in advance in writing from the rating agencies that any such proposed reduction in the liquidity reserve amount will not result in a lowering or withdrawal by the rating agencies of their respective ratings of any class of Notes.



     If the balance of cash on deposit in the collection account, together with the amount available for drawing under any eligible credit facilities, should fall below the liquidity reserve amount at any time (including as a result of MSAF Group's determination that the liquidity reserve amount should be increased, as required by the rating agencies or otherwise), MSAF Group may continue to make all payments, and any credit or liquidity enhancement facilities may be drawn to fund such payments, including required payments on the Notes, which rank prior to, or equally with, payments of minimum principal payment amount on the class D Notes under "Description of the Notes -- Priority of Payments" and any permitted accruals other than those for modification payments. Except as described below, the balance of funds in the collection account, together with the amount available for drawing under any eligible credit facilities, does not fall below the minimum liquidity reserve amount at its then current level. However, the balance of funds in the collection account, together with the amount available for drawing under any eligible credit facilities, may fall below the minimum liquidity reserve amount at its then current level and MSAF Group may continue to make payments of, and any credit or liquidity enhancement facilities may be drawn to fund such payments, all accrued and unpaid interest on any subclass of the most senior class of Notes then outstanding to avoid an event of default, and, on the final maturity date of any subclass thereof, principal of, any subclass of the most senior class of Notes then outstanding to avoid an event of default.



     At such time as the aggregate outstanding principal balance of the Notes is less than or equal to the liquidity reserve amount, the balance of funds, if any, in the collection account will be distributed in accordance with the priority of payments.



     THE LESSEE FUNDED ACCOUNT



     Certain lessee security deposits and supplemental rent payments to provide for maintenance reserves may be required to be segregated from other MSAF Group funds in the future. Amounts we receive from lessees in respect of such security deposits and maintenance obligations will be held in the lessee funded account. Funds on deposit in the lessee funded account will be used to make certain maintenance and security deposit repayment related payments (or such other payments as may be required or permitted under the terms of the relevant leases) or may be applied against maintenance-related payments otherwise required to be made by the lessee during the term of the related lease and will not be used to make payments in respect of the Notes or the Notes at any time, including after the delivery of a default notice. In certain circumstances where lessees relinquish their rights to receive certain maintenance and security deposit payments upon the expiration of a lease, surplus funds may be credited from the lessee funded account to the collection account.



     THE EXPENSE ACCOUNT



     On each payment date, the administrative agent will withdraw from the funds deposited in the collection account, in the priority of payments established for the Notes, an amount equal to the required expense amount. We will then use this amount to pay the expenses. If the required expense amount has not been paid directly by the administrative agent to expense payees, the required expense amount will be deposited into the expense account. In addition, in the period between payment dates, the administrative agent may make further withdrawals of cash from the collection account in order to satisfy expenses due and payable prior to the next payment date that were not previously anticipated to become so due and payable on the previous Payment Date. If funds on deposit in the collection account are less than the required expense amount on any payment date, MSAF Group will be unable to pay the Required Expense Amount in full on such date, which may lead to a default under one or more of the related documents or MSAF Group's various service agreements. All available collections remaining in the collection account will be used by the administrative agent to make payments on the Notes in accordance with the priority of payments established therefor under "-- Priority of Payments."

                             REPORTS TO NOTEHOLDERS


     On the second business day before each payment date and any other date for distribution of any payments with respect to each subclass of Notes then outstanding, the trustee will distribute to each Noteholder a monthly report with respect to any payment to be made, setting forth the following information:



     (1)  With respect to each payment date,



        (a) the balances on deposit on the calculation date immediately preceding the prior payment date,



        (b) the aggregate amounts of deposits and withdrawals between such calculation date and the calculation date immediately preceding the payment date, and



        (c) the balances on deposit in the expense account, collection account and lessee funded account on the calculation date immediately preceding such payment date.



    (2)   Analysis of expense account activity
          Balance on preceding calculation date.......................
          Net transfer to the expense account during the period
          between the prior calculation date and the relevant
          calculation date ...........................................
          Payments during period between prior calculation date and
          the relevant calculation date
          (1) Payments on prior payment date..........................
          (2) Other payments..........................................
          Balance on relevant calculation date........................
    (3)   Analysis of collection account activity
          Balance on preceding calculation date.......................
          -- Required expense amount (including on preceding payment date).....................................................
          -- Net transfer to lessee funded accounts during period.....
          -- Collections during period................................
          -- Transfer from the aircraft purchase account..............
          -- Drawings under credit or liquidity enhancement
            facilities................................................
          -- Aggregate note payments..................................
          -- Swap payments............................................
          -- Repayments of drawings under credit or liquidity
            enhancement facilities....................................
          Balance on relevant calculation date (separately stating the liquidity reserve amount)...................................
          Analysis of current payment date distributions..............
    (4)   Payments on the Notes
          (a) Floating rate Notes (by class and, if applicable,
              subclass)...............................................
          -- Applicable LIBOR for the current interest accrual
            period....................................................
          -- Applicable margin for the current interest accrual
            period....................................................
          -- Applicable interest rate for the current interest accrual period....................................................
          -- Interest amount payable..................................
          -- Step-up interest.........................................
          -- Opening outstanding principal balance....................
          -- Minimum principal payment amount.........................
          -- Scheduled principal payment amount.......................
          -- Supplemental principal payment amount....................
          -- Redemption amount........................................
          -- amount allocable to principal............................
          -- amount allocable to premium..............................
          -- Closing outstanding principal balance....................

          (b) Fixed rate Notes (by class and, if applicable, subclass)
          Applicable interest rate....................................
          Interest amount payable.....................................
          Opening outstanding principal balance.......................
          Minimum principal payment amount............................
          Scheduled principal payment amount..........................
          Redemption amount
          -- amount allocable to principal............................
          -- amount allocable to premium..............................
          Closing outstanding principal balance.......................
    (5)   Floating rate Note information for next interest accrual
          period (by subclass)
          Applicable LIBOR............................................
          Applicable margin...........................................
          Applicable interest rate....................................
    (6)   Payments per $100,000 initial outstanding principal balance of notes (by subclass)
          Opening outstanding principal balance.......................
          Total principal payments....................................
          Closing outstanding principal balance.......................
          Total interest..............................................
          Total premium...............................................



     These monthly reports are filed by MSAF with the Securities and Exchange Commission in a Report on Form 8-K and the Quarterly Reports accompanying the Monthly Reports for each April 15, July 15 and October 15 are filed with the Securities and Exchange Commission in a Report on Form 10-Q. The Annual Report accompanying the Monthly Report for each February 15 is filed with the Commission in a Report on Form 10-K.



     After the end of each calendar year, the trustee will furnish to each person who at any time during such calendar year was a holder of any subclass of Notes a statement containing the sum of the amounts determined pursuant to clause (4) above with respect to such subclass for such calendar year or, in the event such person was a holder of record of any subclass of Notes during a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the trustee and which a Noteholder shall reasonably request as necessary for the purpose of such Noteholder's preparation of its United States federal income tax returns. So long as the Notes of any subclass are registered in the name of DTC or its nominee, such report and such other items will be prepared on the basis of such information supplied to the indenture trustee by DTC and the DTC Participants, and will be delivered by the trustee to such DTC participants to be available for forwarding by such DTC participants to the applicable Noteholders in the manner described above.



     The trustee will publish or will cause to be published following each payment date and other date specified above in a daily newspaper in Luxembourg (the Luxemburger Wort) a notice to the effect that the information set forth above will be available for review at the main office of the listing agent for the Notes in Luxembourg City, Luxembourg. Notices to Noteholders in respect of the Notes will be given by publication in the Luxemburger Wort, a daily newspaper in Luxembourg. The Luxembourg Stock Exchange will receive notice promptly following each distribution date. In addition, the trustee intends to provide such information to Bloomberg Financial Markets promptly following each payment date for publication on the BLOOMBERG.



     If the Notes of any subclass are issued in the form of definitive notes, the trustee will prepare and deliver the information described above to each holder of record of a definitive note of such subclass as the name and period of beneficial ownership of such holder of record of a definitive note of such subclass appears on the records of the trustee. The trustee maintains the records concerning the holders of such Notes.

            BOOK-ENTRY REGISTRATION, GLOBAL CLEARANCE AND SETTLEMENT



BOOK-ENTRY REGISTRATION



     Investors hold their Notes through The Depository Trust Company ("DTC") (in the United States) or Cedel Bank, societe anonyme ("Cedel Bank") or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") (in Europe) if they are participants in such systems, or indirectly through organizations which are participants in such systems. Except as set forth below, the Notes are registered in the name of Cede as the nominee for DTC. Investors will be entitled to receive a physical certificate representing such person's interest therein only in the limited circumstances described herein. Unless and until definitive Notes are issued, all references herein to actions by Noteholders will refer to actions taken by DTC upon instructions from participants whose securities are held by DTC (the "DTC Participants"), and all references herein to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements, respectively, to DTC or Cede, as the registered holder of the Notes, or to DTC Participants for distribution to Noteholders in accordance with DTC procedures.



     Cedel Bank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in the names of Cedel Bank and Morgan Guaranty Trust Company of New York, Brussels office, on the books of their respective Depositaries which, in turn, will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel Bank and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").



     Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Transfers between participating organizations whose securities are held by Cedel Bank (the "Cedel Participants") and participants in Euroclear (the "Euroclear Participants") will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedel Bank and Euroclear.



     Cross-market transfers between persons holding directly or indirectly through DTC Participants, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Cedel Bank or Euroclear, as the case may be, by its respective Depositary. However, such cross-market transactions will require delivery of instructions to Cedel Bank or Euroclear, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. If the transaction meets its settlement requirements, Cedel Bank or Euroclear, as the case may be, will deliver instructions to its respective Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.



     Because of time-zone differences, credits of beneficial interests in the Notes received in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during the securities settlement processing day dated the Business Day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such Business Day. Cash received in Cedel Bank or Euroclear as a result of sales of beneficial interests in the Global Notes by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the Business Day following settlement in DTC.



     DTC



     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC

Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies and clearing corporations and may in the future include certain other organizations. Indirect access to the DTC systems also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").



     Investors who are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, beneficial interests in the Notes may do so only through DTC Participants. Indirect Participants are required to effect transfers through a DTC Participant. Payments of interest, principal, and premium, if any, in respect of the Notes will be made to DTC and are the responsibility of MSAF. Noteholders will receive all distributions of interest, principal and premium, if any, in respect of the Notes from the Trustee or a paying agent through DTC Participants and Indirect Participants. Disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the Noteholders will be the responsibility of DTC Participants and Indirect Participants. DTC's practice is to credit DTC Participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payment date. Payments by DTC Participants to Noteholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such DTC Participant. So long as the Notes are registered in the name of Cede & Co., the only "Noteholder" will be Cede & Co., as nominee for DTC and such nominee will be considered the sole owner or holder of the Notes for all purposes under the Indenture and the Notes. While so registered, Noteholders will be permitted to exercise the rights of Noteholders only indirectly through DTC and DTC Participants.



     Under the rules, regulations and procedures governing DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Notes among the DTC Participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of interest, principal and premium, if any, in respect of the Notes. DTC Participants and Indirect Participants similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Notes. The Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.



     DTC has advised MSAF that it will take any action permitted to be taken by a Noteholder in respect of each subclass of Notes under the Indenture only at the direction of one or more DTC Participants to whose accounts that subclass of Notes is credited. Additionally, DTC has advised MSAF that it will take such actions with respect to any percentage of the outstanding principal amount of any subclass of Notes only at the direction of and on behalf of the DTC Participants whose customers own such outstanding principal amount. DTC may take conflicting actions with respect to different subclasses of Notes to the extent that such actions are taken on behalf of DTC Participants whose holdings include such different subclasses of Notes.



     DTC's Year 2000 Efforts. DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.



     However, DTC's ability to perform its services properly is also dependent upon other parties, including issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunications and electrical utility service providers. DTC has informed its participants and members of the financial community that it is contacting third party vendors from whom DTC acquires services to emphasize the importance of their services being Year 2000 compliant and determine the extent of their efforts for Year 2000 remediation of their services. In addition, DTC is developing any contingency plans as it deems appropriate.



     According to DTC, the information above has been provided to its participants and members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.



CEDEL



     Distributions with respect to Notes held beneficially through Cedel Bank will be credited to cash accounts of Cedel Participants in accordance with Cedel Bank's rules and procedures, to the extent received by its Depositary. Cedel Bank will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant only in accordance with its rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.



EUROCLEAR



     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities of a particular subclass in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.



     Distributions with respect to Notes beneficially held through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by its Depositary. The Euroclear Operator will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Euroclear Participant only in accordance with the Terms and Conditions subject to its Depositary's ability to effect such actions on its behalf through DTC.



     Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.



DEFINITIVE NOTES



     The Notes of any subclass may be issued in fully registered certificated form (i.e. definitive Notes) to individual Noteholders of that subclass or their nominees only if:



     (1) MSAF advises the trustee in writing that DTC is no longer willing or able to act as depositary with respect to the Notes and the trustee does not appoint a successor at MSAF's request within 90 days of DTC's notice;



     (2) MSAF, at its option, elects to terminate the book-entry system through DTC; or



     (3) after the occurrence of an event of default with respect to any class of Notes, Noteholders of a subclass within such class representing an aggregate of not less than 51% of the aggregate outstanding principal amount of Notes of such subclass advise MSAF, the trustee and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Noteholder's best interest.



     If any of these events occurs, the trustee will notify the relevant holders and will arrange for definitive notes to be issued in exchange for the holders' book-entry interests.



     The trustee or a paying agent will make distributions of interest, principal and any premium on any definitive Notes directly to holders of definitive Notes in whose names the definitive Notes were registered at the close of business on the record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the registrar. The final payment on any such Definitive Notes, however, will be made only upon presentation and surrender of such Definitive Notes at the office or agency specified in the notice of final distribution to Noteholders.



     Definitive Notes will be freely transferable and exchangeable for definitive Notes of the same subclass at the office of the trustee or the offices of the co-registrar in Luxembourg. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.



     You may exchange or replace a Note that is mutilated, destroyed, lost or stolen at the offices of the trustee or of the co-registrar in Luxembourg upon presentation of the Note or satisfactory evidence of destruction, loss or theft. An indemnity satisfactory to the trustee or co-registrar may be required at the expense of the Noteholder before a replacement Note will be issued. The Noteholder will have to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the trustee and co-registrar) connected therewith.



CUSIP, ISIN AND COMMON CODE NUMBERS



     The Notes have been accepted for clearance through Euroclear and Cedel Bank. The CUSIP numbers, International Securities Identification Numbers and the Common Code Numbers are set forth in the table below.



SUBCLASS                                            CUSIP          ISIN           CCN
--------                                          ---------    ------------    ---------
Subclass A-1..................................    61745WAL5    US61745WAL54    009188126
Subclass A-2..................................    61745WAM3    US61745WAM38    009188363
Subclass B-1..................................    61745WAN1    US61745WAN11    009188380
Subclass C-1..................................    61745WAP6    US61745WAP68    009188436
Subclass D-1..................................    61745WAQ4    US61745WAQ42    009188452

                                    TAXATION

U.S. FEDERAL INCOME TAX CONSIDERATIONS


     In the opinion of Davis Polk & Wardwell, the following discussion sets forth the material United States federal tax consequences resulting from the purchase, ownership and disposition of Notes to the U.S. Holders and Non-U.S. Holders described herein. It does not purport to consider all the possible tax consequences of the purchase, ownership or disposition of the Notes, and it is not intended to reflect the individual tax position of any holder. This discussion deals only with Notes held as capital assets and does not deal with holders with a special tax status or special tax situation, such as financial institutions or dealers in securities or currencies, Notes held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") consisting of a Note and one or more other investments, or situations in which the functional currency of the Noteholder is not the U.S. dollar. This discussion is based upon the United States federal tax laws and regulations as now in effect and as currently interpreted, and does not take into account possible changes in such tax laws or such interpretations, all of which may be applied retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the Notes or holders thereof. Holders of Notes should consult their own tax advisors concerning the application of the United States federal tax laws to their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.



     For purposes of the discussion below, (i) U.S. Holder means a beneficial owner of a Note that is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or certain other entities created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source and
(ii) Non-U.S. Holder means a person other than a U.S. Holder.


     TAXATION OF U.S. HOLDERS


     PAYMENTS OF INTEREST



     Interest on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for United States federal income tax purposes.



     MARKET DISCOUNT AND BOND PREMIUM



     If a U.S. Holder purchases a Note for an amount that is less than its principal amount, the difference generally will be treated as "market discount" for United States federal income tax purposes (subject to a statutory de minimis exception). In such case, any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition (including certain dispositions which are nonrecognition transactions under certain provisions of the Code) of, the Note will be included in gross income and characterized as ordinary income to the extent of the market discount that has not previously been included in income and that is treated as having accrued on the Note prior to such payment or disposition. Market discount generally accrues on a straight-line basis over the remaining term of the Note; upon an irrevocable election, however, market discount will accrue on a constant yield basis. A U.S. Holder may elect to include market discount in gross income currently as it accrues (either on a straight-line basis, or, if the holder so irrevocably elects, on a constant yield basis), in which case the preceding rules relating to the recognition of market discount and the deferral of interest expense rules described below will not apply. An election made to include market discount in gross income as it accrues will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. A U.S. Holder might be required to defer until the maturity of the Note or its earlier disposition (including dispositions in certain non taxable transactions) the deductions for all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.



     If a U.S. Holder purchases a Note for an amount that is in excess of all amounts payable on the Note after the purchase date, other than payments of interest, such excess will be treated as "bond premium." In general, a U.S. Holder may elect to amortize bond premium over the remaining term of the Note on a constant yield method. The amount of bond premium allocable to any accrual period is offset against the qualified stated interest allocable to such accrual period (and any excess may be deducted, subject to certain limitations). An election to amortize bond premium applies to all taxable debt instruments held at the beginning of the first taxable year to which such election applies and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.



     SALE, EXCHANGE OR RETIREMENT OF NOTES



     Upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount of cash plus the fair market value of any property received (not including any amount attributable to accrued but unpaid interest not previously included in income) and such holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note will be its cost, increased by any accrued market discount included in gross income and reduced by any amortized bond premium and any principal payment on the note received by such holder.



     Subject to the discussion of market discount above, gain or loss realized on the sale, exchange or retirement of a Note by a U.S. Holder generally will be capital gain or loss and generally will be U.S. source gain or loss. Net capital gains of individuals are subject to tax at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.


     TAXATION OF NON-U.S. HOLDERS


     Payments of interest (including original issue discount, if any), principal and premium, if any, on the Notes to any Non-U.S. Holder will not be subject to United States federal withholding tax, providing that, in the case of interest, such person (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock entitled to vote in the MSDW subsidiary that owns the Beneficial Interest, (ii) is not a controlled foreign corporation related, directly or indirectly, to the issuer through stock ownership and (iii) is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and provided that the statement requirement described in the next sentence has been fulfilled with respect to the beneficial owner. Sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from withholding tax described in the previous sentence, either the beneficial owner of the Note, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that is holding the Note on behalf of such beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the Note is not a United States person. Under temporary United States Treasury Regulations which apply to both stated interest and sale or exchange proceeds if either is paid with respect to a Note on or before December 31, 1999, such requirement will be fulfilled if (i) the beneficial owner of a Note certifies on Internal Revenue Service Form W-8, under penalties of perjury, that it is not a United States person and provides its name and address and (ii) any financial institution holding the Note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the Noteholder (and furnishes the withholding agent with a copy thereof). Final Treasury Regulations (the "Final Regulations"), which apply to interest (including original issue discount) and sale or exchange proceeds paid with respect to a Note after December 31, 1999, also provide that the requirement of Section 871(h) and 881(c) generally will be fulfilled if beneficial owners (including partners of certain foreign partnerships), as well as certain foreign partnerships, meet the two conditions set forth in the preceding sentence. However, a beneficial owner that is a foreign estate or trust (or fiduciary thereof), a foreign partnership that has entered into a withholding agreement with the Internal Revenue Service, or a Non-U.S. Holder holding a Note through its United States branch will be required to provide its "taxpayer identification number" in addition to its name and address on Form W-8. Foreign partnerships and their partners should consult their tax advisors regarding possible additional reporting requirements.


     Notwithstanding the foregoing, if interest or other income received with respect to the Note is effectively connected with a United States trade or business conducted by a Non-U.S. Holder, such Noteholder, although exempt from the withholding tax described in the preceding paragraph, may be subject to United States federal income tax on such interest in the same manner as if it were a United States person. In addition, if such Noteholder is a corporation, it may be subject to a branch profits tax equal to 30% (or a lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

     A Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Note, unless
(i) such Noteholder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and either (a) such individual has a "tax home" (as defined in code Section 911(d)(3)) in the United States (unless such gain is attributable to a fixed place of business in a foreign country maintained by such individual and has been subject to foreign tax of at least 10%) or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States or (ii) such gain is effectively connected with the conduct by such Noteholder of a trade or business in the United States.

     INFORMATION REPORTING AND BACKUP WITHHOLDING


     The trustee will be required to report annually to the Internal Revenue Service, and to each Noteholder of record, certain information, including the Noteholder's name, address and taxpayer identification number (either the Noteholder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain U.S. Holders, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts.



     In the event a U.S. Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, MSAF, its agents or paying agents may be required to "backup" withhold a tax equal to 31% of each payment of interest and principal on the Notes. This backup withholding is not an additional tax and may be credited against the Noteholder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.


     Under current Treasury regulations, information reporting and backup withholding will not apply to payments made by MSAF or any agent thereof to a Noteholder that is a Non-U.S. Holder if the certifications required by Section 871(h) and 881(c) of the Code (described above) are received, provided that MSAF or such agent does not have actual knowledge that the payee is a United States person.

     The Final Regulations modify the backup withholding and information reporting procedures in certain respects for payments made after December 31, 1999. Holders are urged to consult their tax advisors regarding the application of the backup withholding and information reporting rules.


                          MARKET-MAKING ACTIVITIES OF


                       MORGAN STANLEY & CO. INCORPORATED



     This prospectus is to be used by Morgan Stanley & Co. Incorporated in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Morgan Stanley & Co. Incorporated may act as principal or agent in such transactions. Morgan Stanley & Co. Incorporated has no obligation to make a market in the Notes and may discontinue its market-making activities at any time without notice, in its sole discretion.



     Morgan Stanley & Co. Incorporated is a wholly-owned subsidiary of MSDW, which indirectly holds 100% of the beneficial interest in MSAF. The initial Controlling Trustees of MSAF are officers of an affiliate of MSDW.

     Morgan Stanley & Co. Incorporated acted as representative of the initial purchasers in connection with the original offering of the Old Notes. The subscription discounts and commissions received on each subclass of the Old Notes were as follows:



                                                              SUBSCRIPTION
                                                              DISCOUNTS AND
SUBCLASS OF NOTES                                              COMMISSIONS
-----------------                                             -------------
Subclass A-1 Notes..........................................      0.30%
Subclass A-2 Notes..........................................      0.60%
Subclass B-1 Notes..........................................      0.85%
Subclass C-1 Notes..........................................      1.50%
Subclass D-1 Notes..........................................      2.50%

                              ERISA CONSIDERATIONS


     ERISA and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and/or the Code or any entity which may be deemed to hold the assets of any such plan (all of which are hereinafter referred to as "Plans") and or persons who are fiduciaries with respect to such Plans. A person who exercises discretionary authority or control with respect to the management or assets of a Plan will be considered a fiduciary of the Plan under ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Note, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the Notes. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). By virtue of its relationship with Morgan Stanley, MSAF may be a party in interest or a disqualified person with respect to a Plan purchasing the Notes. Any Plan that proposes to purchase Notes must determine that its purchase of Notes will not give rise to a direct or indirect Prohibited Transaction.



     Certain statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code may be available to a Plan which is purchasing the Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding transactions directed by an independent qualified professional asset manager), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 95-60 (regarding investments by insurance company general accounts) or PTCE 96-23 (regarding transactions directed by a qualified in-house asset manager).


     Governmental plans and certain church plans (as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Notes. Any fiduciary of such a governmental or church plan considering a purchase of the Notes must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.


     A Plan fiduciary considering the purchase and holding of the Notes should consult with its tax and/or legal advisors regarding the consequences of such purchase and holding. By its purchase and acceptance of a Note, each such purchaser will be deemed to have represented and warranted that either (i) no Plan assets have been used to purchase such Notes or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such Plan assets to purchase and hold such Notes will not constitute a non-exempt prohibited transaction.

                                 LEGAL MATTERS


     Certain legal matters relating to the Notes were passed upon for MSAF by Davis Polk & Wardwell, New York, New York, counsel for MSAF Group and by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel for MSAF Group.


     In accordance with the rules of the Luxembourg Stock Exchange, MSAF states that there has been no material adverse change in the financial condition of MSAF since the date of its formation on October 30, 1997.

                                    EXPERTS


     The financial statements as of November 30, 1998 and 1997 and for the periods ended November 30, 1998 and 1997 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.



     Valuations of the aircraft have been made by three expert aircraft appraisers: Aircraft Information Services, Inc., BK Associates, Inc. and Airclaims Limited. These valuations are discussed in detail elsewhere in this prospectus and are included herein in reliance upon the authority of such firms as experts in giving such appraisals.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES



                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                               PAGE
                                                               ----
Report of Independent Auditors..............................    F-2
Consolidated Balance Sheets.................................    F-3
Consolidated Statement of Income............................    F-4
Consolidated Statements of Cash Flows.......................    F-5
Consolidated Statements of Changes in Beneficial
  Interest/(Deficit)........................................    F-6
Notes to the Consolidated Financial Statements..............    F-7

                         REPORT OF INDEPENDENT AUDITORS



To the Trustees of


  Morgan Stanley Aircraft Finance and Subsidiaries



     We have audited the accompanying consolidated balance sheets of Morgan Stanley Aircraft Finance and Subsidiaries (the "Group") as of November 30, 1998 and 1997, and the related consolidated statements of income, cash flows and changes in beneficial interest/(deficit) for the fiscal year ended November 30, 1998 and the period from October 30, 1997 (date of formation) to November 30, 1997. These consolidated financial statements are the responsibility of the Group's trustees. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the trustees, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Group at November 30, 1998 and 1997, and the results of its operations and its cash flows for the fiscal year ended November 30, 1998 and the period from October 30, 1997 to November 30, 1997 in conformity with generally accepted accounting principles.



/s/  Deloitte & Touche LLP



New York, New York


January 22, 1999

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS


                             (DOLLARS IN THOUSANDS)



                                                                NOVEMBER 30,    NOVEMBER 30,
                                                                    1998            1997
                                                                ------------    ------------
ASSETS
Cash and cash equivalents...................................     $   34,850       $     --
Receivables:
  Lease income, net.........................................          4,968            137
  Investment income and other...............................            153             --
Aircraft under operating leases, net........................        933,111         45,937
Investment in capital lease, net............................         20,357         25,000
Underwriting and other issuance related costs, net of
  amortization..............................................         17,053             --
                                                                 ----------       --------
Total Assets................................................     $1,010,492       $ 71,074
                                                                 ==========       ========
LIABILITIES AND BENEFICIAL INTERESTHOLDER'S (DEFICIT)/EQUITY
Payables:
  To Morgan Stanley Financing Inc. .........................     $       --       $ 66,369
  Interest payable to Noteholders...........................          2,655             --
Deferred rental income......................................          7,351             --
Liability for maintenance...................................         51,939             --
Other liabilities...........................................         16,415             --
Notes payable:
  Class A-1.................................................        400,000             --
  Class A-2.................................................        274,062             --
  Class B-1.................................................         94,819             --
  Class C-1.................................................        100,000             --
  Class D-1.................................................        110,000             --
                                                                 ----------       --------
                                                                  1,057,241         66,369
                                                                 ----------       --------
Commitments and contingencies
Beneficial Interestholder's (Deficit)/Equity:
  Beneficial Interest.......................................              1              1
  Deemed Distribution.......................................        (15,305)            --
  (Accumulated Deficit)/Retained Earnings...................        (31,445)         4,704
                                                                 ----------       --------
  Total Beneficial Interestholder's (Deficit)/Equity........        (46,749)         4,705
                                                                 ----------       --------
Total Liabilities and Beneficial Interestholder's
  (Deficit)/Equity..........................................     $1,010,492       $ 71,074
                                                                 ==========       ========



                 See Notes to Consolidated Financial Statements

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES


                        CONSOLIDATED STATEMENT OF INCOME


                             (DOLLARS IN THOUSANDS)



                                                                                     PERIOD FROM
                                                                                   OCTOBER 30, 1997
                                                           FISCAL YEAR ENDED    (DATE OF FORMATION) TO
                                                           NOVEMBER 30, 1998      NOVEMBER 30, 1997
                                                           -----------------    ----------------------
Revenues:
  Lease income, net....................................        $120,005                $  4,747
  Investment income on collection account..............           2,156                      --
                                                               --------                --------
  Total revenues.......................................         122,161                   4,747
                                                               --------                --------
Expenses:
  Interest expense.....................................          50,533                      --
  Depreciation expense.................................          38,876                      43
  Operating expense:
     Service provider and other fees...................           9,534                      --
     Maintenance and other aircraft related costs......           2,969                      --
  Total expenses.......................................         101,912                      43
                                                               --------                --------
Net income.............................................        $ 20,249                $  4,704
                                                               ========                ========



                 See Notes to Consolidated Financial Statements

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                             (DOLLARS IN THOUSANDS)



                                                                                     PERIOD FROM
                                                                                   OCTOBER 30, 1997
                                                            FISCAL YEAR ENDED   (DATE OF FORMATION) TO
                                                            NOVEMBER 30, 1998     NOVEMBER 30, 1997
                                                            -----------------   ----------------------
Cash flows from operating activities
  Net income..............................................      $  20,249              $  4,704
  Adjustments to reconcile net income to net cash provided
     by operating activities:
  Depreciation expenses -- equipment under operating
     leases...............................................         38,876                    43
  Gain on capital lease...................................             --                (4,610)
  Amortization of underwriting and other issuance related
     costs................................................            837                    --
  Provision for doubtful accounts.........................            689                    --
  Changes in assets and liabilities:
     Receivables:
       Investment income and other........................           (153)                   --
       Lease income, net..................................         (5,520)                 (137)
     Investment in capital lease..........................          4,643                    --
     Liability for maintenance............................         13,204                    --
     Interest payable to Noteholders......................          2,655                    --
     Deferred rental income...............................          7,351                    --
     Other liabilities....................................          1,110                    --
                                                                ---------              --------
Net cash provided by operating activities.................         83,941                    --
                                                                ---------              --------
Cash flows from investing activities
  Purchase of aircraft....................................       (887,315)              (66,370)
                                                                ---------              --------
Net cash used for investing activities....................       (887,315)              (66,370)
                                                                ---------              --------
Cash flows from financing activities
  Issuance of beneficial interest to Morgan Stanley
     Financing Inc........................................             --                     1
  Proceeds from Notes, net of underwriting costs..........      1,041,610                    --
  Proceeds from borrowings from Morgan Stanley
     Financing Inc........................................        853,490                66,369
  Beneficial Interest Distribution........................       (976,257)                   --
  Repayments of Notes.....................................        (71,119)                   --
  Other issuance related costs............................         (9,500)                   --
                                                                ---------              --------
Net cash provided by financing activities.................        838,224                66,370
                                                                ---------              --------
Net increase in cash and cash equivalents.................         34,850                    --
Cash and cash equivalents at beginning of period..........             --                    --
                                                                ---------              --------
Cash and cash equivalents at end of period................      $  34,850              $     --
                                                                =========              ========



                 See Notes to Consolidated Financial Statements

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES



      CONSOLIDATED STATEMENTS OF CHANGES IN BENEFICIAL INTEREST/(DEFICIT)


                             (DOLLARS IN THOUSANDS)



                                                                             RETAINED        TOTAL
                                                                             EARNINGS      BENEFICIAL
                                             BENEFICIAL       DEEMED       (ACCUMULATED     INTEREST
                                              INTEREST     DISTRIBUTION      DEFICIT)      (DEFICIT)
                                             ----------    ------------    ------------    ----------
Issuance of Beneficial Interest..........    $       1       $     --        $     --      $       1
Net income...............................           --             --           4,704          4,704
                                             ---------       --------        --------      ---------
Balance at November 30, 1997.............            1             --           4,704          4,705
Net Income...............................           --             --          20,249         20,249
Deemed Distribution......................           --        (15,305)             --        (15,305)
Borrowings from Morgan Stanley Financing
  Inc. converted into Beneficial
  Interest...............................      919,859             --              --        919,859
Payment of Beneficial Interest
  Distribution to Morgan Stanley
  Financing Inc..........................     (919,859)            --         (56,398)      (976,257)
                                             ---------       --------        --------      ---------
Balance at November 30, 1998.............    $       1       $(15,305)       $(31,445)     $ (46,749)
                                             =========       ========        ========      =========



                 See Notes to Consolidated Financial Statements

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES



                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 -- BASIS OF PRESENTATION



     Morgan Stanley Aircraft Finance ("MSAF") is a special-purpose statutory business trust that was formed on October 30, 1997 under the laws of Delaware. MSAF and its subsidiaries ("MSAF GROUP") were formed to conduct certain limited activities, including acquiring, financing, re-financing, owning, leasing, re-leasing, selling, maintaining and modifying commercial aircraft. All of the beneficial interest of MSAF Group is owned by Morgan Stanley Financing Inc. ("MSF"), a wholly owned subsidiary of Morgan Stanley Dean Witter & Co. ("MSDW"). MSAF Group's obligations, including its financial debt obligations, are not obligations of, or guaranteed by, MSDW, MSF or any person other than MSAF Group.



     The consolidated financial statements are prepared in accordance with generally accepted accounting principles, which require management to make estimates and assumptions that affect the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ materially from these estimates.



     All material intercompany transactions have been eliminated.



     The accompanying Consolidated Financial Statements include the results of MSAF Group for the 12 months ended November 30, 1998 ("Fiscal 1998") and the period from October 30, 1997 (date of formation) to November 30, 1997 ("Fiscal 1997").



NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



Cash and Cash Equivalents



     Cash and cash equivalents consist of cash and highly liquid investments with a maturity of three months or less.



Revenue Recognition



     Revenue from aircraft on operating leases is recognized on a straight-line basis.



     Certain lease contracts may require the lessee to make separate payments for flight hours flown and revenue sector passenger miles flown. In such instances, MSAF Group recognizes rental revenues as they are earned in accordance with the terms of the lease contract.



Aircraft



     Aircraft, including engines, are stated at cost less accumulated depreciation. Cost is comprised of the cash purchase price paid plus any maintenance liabilities that MSAF Group assumed from the seller at the date of purchase. Depreciation is calculated on a straight line basis. The estimates of useful lives and residual values are reviewed periodically. The current estimates for residual values are generally 10% of cost and useful lives are generally 25 years from the date of manufacture.



     In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"), the recognition of an impairment loss for an asset held for use is required when the estimate of undiscounted future cash flows expected to be generated by the asset is less than its carrying amount. Measurement of impairment loss is to be recognized based on the fair value of the asset. Fair value reflects the underlying economic value of the aircraft, including engines, in normal market conditions (where supply and demand are in reasonable equilibrium) and assumes adequate time for a sale and a willing buyer and seller. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of aircraft simultaneously or to dispose of aircraft quickly. The fair value of the assets is based on independent valuations of the aircraft in the fleet and estimates of discounted future cash flows.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES

SFAS 121 also requires that long-lived assets to be disposed of be reported at the lower of the carrying amount or fair value less estimated disposal costs. At November 30, 1998 and 1997, no impairment losses had been recognized.



Liability for Maintenance



     In most lease contracts the lessee has the obligation for maintenance costs on airframes and engines. In many lease contracts the lessee makes a full or partial prepayment to the lessor, calculated at an hourly rate, which is used to reimburse the lessee for significant maintenance charges, including major airframe and engine overhauls. Such prepayments are generally non-refundable. MSAF Group records the cash prepayments made by lessees for maintenance as a component of the liability for maintenance account which appears on the Consolidated Balance Sheets. When the lessee incurs maintenance expenditures, MSAF Group must return a corresponding amount of the prepayment to the lessee. At this time, MSAF Group will forward cash to the lessee, with a corresponding decrease to the liability for maintenance account. MSAF Group will only reimburse the lessee for the cost of maintenance expenditures to the extent that sufficient prepayments have been made by the lessee. At the time an aircraft is re-leased to a new lessee, an assessment is made of the expected maintenance reserve requirements; any excess reserve is then released to lease income.



     MSAF Group also estimates the amount of maintenance expenditures for which it will have primary responsibility. Such expenditures typically are required when an aircraft must be prepared prior to the commencement of a new lease. MSAF Group also makes estimates of the amounts that, in certain circumstances (including lessees defaulting on payment obligations), could result in MSAF Group incurring maintenance costs which are the lessee's primary responsibility. When MSAF Group determines that it will be primarily responsible for certain maintenance expenditures, the amount of such expenditure is charged directly to earnings and is included as a component of the liability for maintenance account appearing on the Consolidated Balance Sheets.



Allowance for Doubtful Accounts



     Allowances are made for doubtful accounts where it is considered that there is a significant risk of non-recovery. The assessment of risk of non-recovery is primarily based on the extent to which amounts outstanding exceed the expected value of security deposits held (if any), together with an assessment of the financial strength and condition of a lessee and the economic conditions existing in the lessee's operating environment. At November 30, 1998, MSAF Group had recorded allowances for doubtful accounts against lease income receivables for two lessees totalling $0.7 million. There was no allowance for doubtful accounts at November 30, 1997.



Income Taxes



     MSAF is a Delaware business trust treated as a branch of MSF for U.S. Federal, State and local income tax purposes. As such, MSAF is not subject to U.S. Federal, State and local income taxes.



Concentrations of Credit Risk



     Credit risk with respect to operating lease receivables is generally diversified due to the number of lessees comprising MSAF Group's customer base and the different geographic areas in which they operate. At November 30, 1998 MSAF Group had leased aircraft to 29 lessees in 19 countries. The geographic concentrations of the Company's leasing revenues is set forth in Note 6.



     Many of MSAF Group's lessees are in a relatively weak financial position because of the difficult economic conditions in the civil aviation industry as a whole and because, in general, weakly capitalized airlines are more likely to seek operating leases. In addition, at November 30, 1998, 15 of MSAF

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES

Group'saircraft are being leased to lessees domiciled in certain emerging markets nations, including those located in Eastern Europe, the Middle East, Latin America and Asia. Emerging market economies have recently been affected by severe economic and financial difficulties. The exposure of MSAF Group's aircraft to particular countries and customers is managed partly through concentration limits and through obtaining security from lessees by way of deposits. MSAF Group will continue to manage its exposure to particular countries, regions and lessees through concentration limits.



New Accounting Pronouncement



     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. MSAF Group is in the process of evaluating the impact of adopting SFAS No. 133.



NOTE 3 -- AIRCRAFT



                                                                NOVEMBER 30,    NOVEMBER 30,
                                                                    1998            1997
                                                                ------------    ------------
                                                                   (DOLLARS IN THOUSANDS)
Stage 3 Aircraft and one spare engine:
Cost........................................................      $972,030        $ 45,980
Less Accumulated depreciation...............................       (38,919)            (43)
                                                                  --------        --------
                                                                  $933,111        $ 45,937
                                                                  ========        ========
Aircraft cost includes $38.7 million of maintenance
  liabilities that MSAF Group assumed at the date of
  purchase.
Fleet Analysis:
On lease for a further period of:
More than five years........................................             8               2
From one to five years......................................            20               1
Less than one year..........................................             5              --
                                                                  --------        --------
Total aircraft portfolio (including one spare engine).......            33               3
                                                                  ========        ========



     At November 30, 1998 and 1997 there were no non-revenue earning aircraft in MSAF Group's portfolio.



NOTE 4 -- INVESTMENT IN CAPITAL LEASE



     One of MSAF Group's aircraft has been leased to a customer under a sales-type capital lease. The components of MSAF Group's investment in this lease are as follows:



                                                                NOVEMBER 30,    NOVEMBER 30,
                                                                    1998            1997
                                                                ------------    ------------
                                                                   (DOLLARS IN THOUSANDS)
Minimum lease payments receivable...........................      $ 25,302        $ 31,542
Less: Unearned income.......................................        (4,945)         (6,542)
                                                                  --------        --------
Net investment in capital lease.............................      $ 20,357        $ 25,000
                                                                  ========        ========

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES

     At November 30, 1998, minimum lease payments for each of the five succeeding fiscal years are $4 million.



     In Fiscal 1997, the Company recorded a gain of $4.6 million at the inception of the lease, which represented the excess of the present value of the minimum lease payments over the cost of the aircraft.



     Unearned income is recognized over the term of the lease using the interest method.



NOTE 5 -- LEASE INCOME RECEIVABLE



     Lease income receivable was as follows:



                                                                NOVEMBER 30,    NOVEMBER 30,
                                                                    1998            1997
                                                                ------------    ------------
                                                                   (DOLLARS IN THOUSANDS)
Lease income receivable.....................................       $5,657          $  137
Less: Provision for doubtful accounts.......................         (689)             --
                                                                   ------          ------
Lease income receivable, net................................       $4,968          $  137
                                                                   ======          ======



     The provision for doubtful accounts of $0.7 million in Fiscal 1998 is recorded as a reduction of lease income revenues in the Consolidated Statement of Income.



NOTE 6 -- REVENUES



     The distribution of lease revenues by geographic area is as follows:



                                                                FISCAL 1998    FISCAL 1997
                                                                -----------    -----------
                                                                  (DOLLARS IN THOUSANDS)
North America...............................................     $  8,743       $    137
Asia........................................................       13,814             --
Europe......................................................       51,409             --
Middle East.................................................       10,950             --
Latin America...............................................       20,084          4,610
Other.......................................................       15,005             --
                                                                 --------       --------
Total.......................................................     $120,005       $  4,747
                                                                 ========       ========



     At November 30, 1998, MSAF Group had contracted to receive the following minimum rentals under operating leases (Dollars in millions):



FISCAL YEAR ENDING NOVEMBER 30,
-------------------------------
1999........................................................    $114
2000........................................................     102
2001........................................................      80
2002........................................................      67
2003........................................................      43
Thereafter..................................................      64

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES

NOTE 7 -- LIABILITY FOR MAINTENANCE



     Activity in the liability for maintenance account was as follows:



                                                                FISCAL 1998    FISCAL 1997
                                                                -----------    -----------
                                                                  (DOLLARS IN THOUSANDS)
Balance, beginning of period................................     $     --       $     --
Liabilities assumed from International Lease Finance
  Corporation...............................................       38,735             --
Collections from lessees....................................       15,837             --
Reimbursements to lessees...................................       (2,633)            --
                                                                 --------       --------
Balance, end of period......................................     $ 51,939       $     --
                                                                 ========       ========



NOTE 8 -- NOTES PAYABLE



     During the year ended November 30, 1998, MSAF Group acquired 29 aircraft and one spare engine having an aggregate cost of $926 million. MSAF Group financed these purchases primarily through additional borrowings from MSF and from the net proceeds from MSAF Group's private placement of securitized notes as discussed below.



     On March 3, 1998, MSAF Group completed an offering of $1,050 million of securitized notes (the "NOTES") on a basis exempt from registration under the Securities Act of 1933, as amended. Simultaneous with the private placement, the loan provided by MSF was automatically converted into a beneficial interest held by MSF. MSAF Group primarily utilized the proceeds from the Notes to pay a beneficial interest distribution to MSF and to acquire an additional aircraft. With the exception of MSAF Group, the Notes are not obligations of, or guaranteed by, MSDW or any of its subsidiaries, including MSF.



     Underwriting and other issuance related costs of $17.9 million which were incurred in connection with the offering are being amortized over the expected life of the Notes, which is currently estimated to be 16 years.



     The repayment terms of each subclass of Notes are such that certain principal amounts are expected to be repaid based on certain assumptions (the "EXPECTED FINAL PAYMENT DATE") or refinanced through the issuance of new Notes, but in any event are ultimately due for repayment on specified final maturity dates (the "FINAL MATURITY DATE"). The Expected Final Payment Dates, Final Maturity Dates and interest rates applicable to each subclass of the Notes are listed below:



                              INITIAL                             EXPECTED FINAL
SUBCLASS OF NOTE          PRINCIPAL AMOUNT       INTEREST RATE     PAYMENT DATE     FINAL MATURITY DATE
----------------          ----------------       -------------    --------------    -------------------
                       (DOLLARS IN THOUSANDS)
Subclass A-1.........          400,000            LIBOR+0.21%     March 15, 2000    March 15, 2023
Subclass A-2.........          340,000            LIBOR+0.35%     Sept. 15, 2005    March 15, 2023
Subclass B-1.........          100,000            LIBOR+0.65%     March 15, 2013    March 15, 2023
Subclass C-1.........          100,000                  6.90%     March 15, 2013    March 15, 2023
Subclass D-1.........          110,000                  8.70%     March 14, 2014    March 15, 2023



     If the Subclass A-1 Note are not repaid on or before the Expected Final Payment Date for such subclass, such subclass of Notes will accrue interest thereafter at a rate equal to the stated interest rate therefore, plus 0.50% per annum ("STEP-UP INTEREST").



     MSAF Group filed a registration statement with the Securities and Exchange Commission (the "SEC") with respect to an exchange offer (the "EXCHANGE OFFER") for exchange Notes with terms virtually identical to the Notes which was declared effective on January 12, 1999. The Exchange Offer was consummated on

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES

January 18, 1999. MSAF Group paid an additional coupon of 0.50% on each of the subclasses of debt during the period from November 30, 1998 to January 18, 1999, as required under the terms of the Notes.



     The dates on which principal repayments on the Notes will actually occur will depend on the cash flows generated by the rental income from MSAF Group's portfolio of aircraft. Amounts received by MSAF Group and available for distribution are paid in accordance with the priorities specified in the Note Indenture.



     As of November 30, 1998, the estimated fair value of the Notes, based on rates available to MSAF Group at year-end for borrowings with similar terms and maturities, was approximately $1,001 million.



     Cash paid for interest amounted to $48.9 million in Fiscal 1998.



NOTE 9 -- LINES OF CREDIT



     MSAF Group requires liquidity in order to finance many of its primary business activities, including maintenance obligations, security deposit return obligations, operating expenses and obligations under the Notes. MSAF Group's primary sources of liquidity are cash bank deposits and lines of credit.



     The Company's cash account (the "COLLECTION ACCOUNT") is primarily funded through the receipt of rental payments from lessees.



     In connection with the issuance of the Notes, the Company entered into two credit agreements. Under a Custody and Loan Agreement between International Lease Finance Corporation ("ILFC") and MSAF Group (the "ILFC FACILITY"), ILFC will hold substantially all of the cash security deposits paid by certain lessees with respect to MSAF Group's aircraft portfolio and will retain the interest earnings on such security deposits. In addition, ILFC has agreed to extend loans to MSAF Group in a maximum amount of $10 million plus the aggregate amount of cash security deposits held by ILFC. Under a Loan Agreement (the "MSDW FACILITY") between MSDW and MSAF Group, MSDW has agreed to extend loans in a maximum amount of $10 million.



     As of November 30, 1998, the aggregate amount available under the ILFC Facility and the MSDW Facility was approximately $41.2 million.



NOTE 10 -- DERIVATIVE FINANCIAL INSTRUMENTS



     The leasing revenues of MSAF Group will be generated primarily from rental payments. Rental payments are currently entirely fixed but may be either fixed or floating with respect to leases entered into in the future. In general, an interest rate exposure arises to the extent that MSAF Group's fixed and floating interest obligations in respect of the Notes do not correlate to the mix of fixed and floating rental payments for different rental periods. This interest rate exposure can be managed through the use of interest rate swaps and other derivative instruments. The Subclass A-1, A-2 and B-1 Notes bear floating rates of interest and the Subclass C-1 and D-1 Notes bear fixed rates of interest. MSAF Group is a party to eight interest rate swaps with Morgan Stanley Capital Services Inc. ("MSCS"), a wholly-owned subsidiary of MSDW. In six of these swaps, MSAF Group pays a fixed monthly coupon and receives one month LIBOR on a notional balance of $1,000 million and in two of these swaps, MSAF Group pays one month LIBOR and receives a fixed monthly coupon on a notional balance of $200 million.



     All eight swaps were originally entered into by MSCS, with an internal swaps desk as the counterparty, on November 12, 1997 and February 19, 1998, respectively. On March 3, 1998, all eight swaps were assigned to MSAF Group by MSCS. Although MSAF Group's floating rate liability at March 3, 1998 was $800 million (after the repayment of principal due to an undelivered aircraft), the net economic effect of assigning all eight swaps to MSAF Group with an aggregate notional amount of $1.2 billion was to fix the interest rate liability at the November 12, 1997 interest rate. MSAF Group required this certainty both in

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES furtherance of its interest rate management policy not to be adversely exposed to material movements in interest rates from November 12, 1997 (shortly after MSAF entered into an asset purchase agreement relating to its initial portfolio of aircraft) and by fixing the principal liabilities relating to the transaction, to facilitate the structuring of the transaction.



     On the date that the eight interest rate swaps were assigned from MSCS to MSAF Group, such swaps had an aggregate fair value of approximately $(15.3) million. No consideration was paid to or received by MSAF Group in connection with the assumption of these swap positions. MSAF Group has recorded the assumption of these interest rate swaps at their fair value by recognizing a liability within other liabilities in its Consolidated Balance Sheets, with a corresponding charge to deemed distribution, a component of Beneficial Interestholder's Deficit.



     Four of the swaps assumed from MSCS having an aggregate notional principal amount of $800 million are accounted for as hedges of its obligations under the Notes. Under these swap arrangements MSAF Group will pay fixed and receive floating amounts on a monthly basis. The fair value of the liability assumed relating to those swaps which are being accounted for as hedges is being deferred and recognized when the offsetting gain or loss is recognized on the hedged transaction. This amount and the differential payable or receivable on such interest rate swap contracts, to the extent such swaps are deemed to be effective hedges, is recognized as an adjustment to interest expense. The portion of these swaps not deemed to be an effective hedge is accounted for on a mark-to-market basis with changes in fair value reflected in interest expense. Gains and losses resulting from the termination of such interest rate swap contracts prior to their stated maturity are deferred and recognized when the offsetting gain or loss is recognized on the hedged transaction. The fair value of these interest rate swaps at November 30, 1998 was $(25.0) million.



     The remaining four swaps assumed by MSAF Group have an aggregate gross notional principal amount of $400 million. Under these swap arrangements, MSAF Group will pay/receive fixed and receive/pay floating amounts on a monthly basis. MSAF Group determined that these swaps do not qualify for hedge accounting. The fair value of the liability assumed related to these swaps is accounted for on a mark-to-market basis with changes in fair value reflected in interest expense. At November 30, 1998, the fair value of these swaps was $(7.5) million.



     The gross notional amounts of these swaps are indicative of MSAF Group's degree of use of such swaps but do not represent MSAF Group's exposure to credit or market risk. Credit risk arises from the failure of the counterparty to perform according to the terms of the swap contract. MSAF Group's exposure to credit risk at any point in time is represented by the fair value of the swap contracts reported as assets. MSAF Group does not currently require collateral to support swap contracts with credit risk. The credit risk of these swap contracts is monitored by MSAF Group's Trustees.



     MSAF Group does not utilize derivative financial instruments for trading purposes.



NOTE 11 -- RELATED PARTY TRANSACTIONS



     Under service agreements with MSAF Group, Cabot Aircraft Services Limited and Morgan Stanley & Co. Incorporated, both subsidiaries of MSDW, act as Administrative Agent and Financial Advisor, respectively. During Fiscal 1998, Cabot Aircraft Services Limited received a fee of $1.3 million for providing these services, which is calculated as a percentage of the operating lease rentals received. Morgan Stanley & Co. Incorporated received advisory fees of $.037 million in Fiscal 1998.



     Prior to the issuance of the Notes, MSAF Group received approximately $920 million of non-interest bearing financing from MSF which was utilized to purchase 31 of the 32 aircraft in its aircraft portfolio. At the time of the issuance of the Notes, this loan was automatically converted into a beneficial interest and a

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES payment of approximately $976 million was made in the form of a distribution on such beneficial interest, comprising the following amounts (dollars in millions):



Non-interest bearing loans (subsequently converted into
  beneficial interest)......................................    $920
Distribution (comprising $21 million in lease rentals
  accrued to the date of issuance of the Notes with the
  balance representing finance and other charges paid to
  MSF)......................................................      56
                                                                ----
Total Beneficial Interest Distribution......................    $976
                                                                ====



     In connection with the issuance of the Notes, MSAF Group paid approximately $7.1 million in subscription discounts and commissions to subsidiaries of MSDW.



     MSAF Group's counterparty to its interest rate swap agreements is MSCS, a wholly owned subsidiary of MSDW.



     MSAF Group's management is comprised of six trustees, as MSAF Group has no employees or executive officers. Three of MSAF Group's six trustees and one alternate trustee are employees of MSDW. MSAF Group's remaining two trustees are unaffiliated with MSDW.



NOTE 12 -- COMMITMENTS AND CONTINGENCIES



     MSAF Group did not have any material contractual commitments for capital expenditures at November 30, 1998.



     In accordance with the terms of a servicing agreement (the "Servicing Agreement"), ILFC is performing certain aircraft related activities with respect to MSAF Group's aircraft portfolio. Such activities include marketing MSAF Group's aircraft for lease or sale and monitoring lessee compliance with lease terms including terms relating to payment, maintenance and insurance. In accordance with the Servicing Agreement, fees payable to ILFC by MSAF Group are calculated as a percentage of the lease rentals received, in addition to certain incentive-based fees.



     The Servicing Agreement expires in 2023, although each party has the right to terminate the Servicing Agreement under certain circumstances.

                MORGAN STANLEY AIRCRAFT FINANCE AND SUBSIDIARIES

NOTE 13 -- QUARTERLY DATA (UNAUDITED)



                                                                      FISCAL 1998
                                                      -------------------------------------------
                                                      QUARTER     QUARTER    QUARTER     QUARTER
                                                       ENDED       ENDED      ENDED       ENDED
                                                      FEB. 28,    MAY 31,    AUG. 31,    NOV. 30,
                                                        1998       1998        1998        1998
                                                      --------    -------    --------    --------
                                                                (DOLLARS IN THOUSANDS)
Revenues:
  Lease income, net...............................    $25,117     $32,688    $30,932     $31,268
  Investment income on collection account.........         --         961        724         471
                                                      -------     -------    -------     -------
  Total revenues..................................     25,117      33,649     31,656      31,739
                                                      -------     -------    -------     -------
Expenses:
  Interest expense................................         --      16,664     17,693      16,176
  Depreciation expense............................      3,823      11,523     11,765      11,765
  Operating expenses:
     Service provider and other fees..............      2,837       2,839      1,805       2,053
     Maintenance and other aircraft related
       costs......................................        375       1,921        305         368
                                                      -------     -------    -------     -------
  Total expenses..................................      7,035      32,947     31,568      30,362
                                                      -------     -------    -------     -------
Net income........................................    $18,802     $   702    $    88     $ 1,377
                                                      =======     =======    =======     =======

                                   APPENDIX 1

                             INDEX OF DEFINED TERMS


                                         PAGE
                                         ----
Adjusted Portfolio Value..............     72
ADs...................................     25
Aircraft-Owning Subsidiaries..........     17
AOG...................................     33
ASMs..................................     32
Assumed Portfolio Value...............     72
Average Life Date.....................     77
Back-Up Facility......................     52
Beneficial Interest...................      7
Beneficial Interest Distribution
  Amount..............................    100
Change of Control.....................     41
Controlling Trustees..................     17
Delaware Trustee......................     17
Eligible Credit Facilities............     50
Eligible Provider.....................     50
expected final payment date...........     59
expected maturity.....................     63
Extended Pool Factor..................     74
Facility Reduction Event..............     52
Final Regulations.....................    112
Financial Statements..................     45
First Collection Account Top-Up.......     51
Fiscal 1997...........................     47
Fiscal 1998...........................     47
GPA...................................     35
Group.................................     41
H.15 (519)............................     77
ILFC..................................     17
Indenture.............................      1
Independent Trustees..................     17
Initial Appraised Value...............     72
investment............................     83
IRS...................................    112
issue price...........................    111
Minimum Class Percentage..............     72
Minimum Liquidity Reserve Amount......     51
Minimum Principal Payment Amount......     72
Minimum Target Principal Balance......     72
Modification Payments.................     51
most recent H.15 (519)................     77



                                         PAGE
                                         ----
MSAF..................................     ii
MSAF Group............................     ii
MSCS..................................     48
MSDW..................................      7
MSF...................................      7
Net Sale Proceeds.....................     87
New Notes.............................      1
Non-U.S. Holder.......................    111
Noteholders...........................      8
Notes.................................      1
Old Notes.............................      1
Permitted Account Investments.........     43
Permitted Accruals....................     51
Permitted Additional Aircraft
  Acquisition.........................     88
Plans.................................    114
Primary Eligible Credit Facility......     51
PTCE..................................    115
Rating Decline........................     41
Related Persons.......................     41
Remaining Weighted Average Life.......     77
RPMs..................................     32
Scheduled Class Percentage............     73
Scheduled Principal Payment Amount....     73
Scheduled Target Principal Balance....     73
Secondary Eligible Credit Facility....     51
Second Collection Account Top-Up......     51
Significant Subsidiary................     96
Stage 3 aircraft......................     18
Subsequent Date.......................     77
Supplemental Class Percentage.........     73
Supplemental Principal Payment
  Amount..............................     73
Supplemental Target Principal
  Balance.............................     73
Suspension Drawing....................     52
Suspension Event......................     52
Treasury Yield........................     76
Trustees..............................     17
U.S. GAAP.............................     85
U.S. Holder...........................    111
World Traffic Growth..................     32
year 2000 endorsements................     54

                                   APPENDIX 2

                             AIRCRAFT TYPES DATA(1)

                                                              NO. &       STAGE 3
                                 NARROW/                     MFR. OF       NOISE
        TYPE & VARIANT           WIDEBODY   TYPICAL SEATS    ENGINES     COMPLIANCE     PROD. YEARS        NO. DELIVERED(2)
        --------------           --------   -------------  ------------  ----------  ------------------   ------------------
Airbus A300-600R...............    Wide     220 (3 class)   2 X GE/PW       Yes            1987-                  156
Airbus A310-300................    Wide     180 (3 class)   2 X GE/PW       Yes            1985-                  169
Airbus A320-200................   Narrow    150 (2 class)  2 X CFM/IAE      Yes            1988-                  591
Airbus A321-100................   Narrow    185 (2 class)  2 X CFM/IAE      Yes            1993-                   65
Boeing 737-300.................   Narrow    130 (2 class)    2 X CFM        Yes            1984-                 1032(4)
Boeing 737-300F................   Narrow          0          2 X CFM        Yes      (all conversions)    (all conversions)
Boeing 737-300QC...............   Narrow     130/freight     2 X CFM        Yes      (all conversions)    (all conversions)
Boeing 737-400.................   Narrow    150 (2 class)    2 X CFM        Yes            1988-                  442
Boeing 737-500.................   Narrow    110 (2 class)    2 X CFM        Yes            1989-                  354
Boeing 747-300.................    Wide     400 (3 class)  4 X GE/PW/RR     Yes           1982-90                  81
Boeing 757-200.................   Narrow    200 (2 class)   2 X PW/RR       Yes            1982-                  783
Boeing 767-200ER...............    Wide     180 (3 class)   2 X GE/PW       Yes            1984-                  133
Boeing 767-300ER...............    Wide     220 (3 class)  2 X GE/PW/RR     Yes            1986-                  362
Fokker 70......................   Narrow    70 (2 class)      2 X RR        Yes           1994-97                  48
MDC MD-82(6)...................   Narrow    140 (2 class)     2 X PW        Yes            1981-                  577
MDC MD-83(6)...................   Narrow    140 (2 class)     2 X PW        Yes            1984-                  224


                                 CURRENT    ON        NO. OF
        TYPE & VARIANT            FLEET    ORDER   OPERATORS(3)
        --------------           -------   -----   -------------
Airbus A300-600R...............    154        8         18
Airbus A310-300................    166        7         43
Airbus A320-200................    588      297         80
Airbus A321-100................     65       59         13
Boeing 737-300.................    992       88         95
Boeing 737-300F................      3        0          2
Boeing 737-300QC...............      29       0          6
Boeing 737-400.................    439       37         54
Boeing 737-500.................    353       29         41
Boeing 747-300.................     79        0         22
Boeing 757-200.................    779      128         63
Boeing 767-200ER...............    130        0         26
Boeing 767-300ER...............    361       77         38
Fokker 70......................     48        0         11
MDC MD-82(6)...................    570        0         24
MDC MD-83(6)...................    246(5)    10         31

---------------

Source: Airclaims Limited.

(1) Data is as at January 1, 1998.

(2) Includes demonstrators/test aircraft.

(3) Excludes lessors.

(4) 737-300 deliveries include aircraft later converted to - 300F or 300QC.

(5) MD-83 current fleet includes aircraft converted from MD-81 and -82.

(6) Boeing has announced that production of these aircraft types is expected to end in 1999.

                                   APPENDIX 3

                MONTHLY GROSS REVENUES BASED ON THE ASSUMPTIONS

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
April 1998...............  20,127,090
May 1998.................  11,041,661
June 1998................  11,898,636
July 1998................   9,998,636
August 1998..............  11,070,411
September 1998...........  11,898,636
October 1998.............   9,998,636
November 1998............  11,070,411
December 1998............  11,875,636
January 1999.............   9,978,787
February 1999............  10,440,562
March 1999...............  11,890,312
April 1999...............  10,617,053
May 1999.................   9,858,828
June 1999................  12,545,803
July 1999................  10,645,803
August 1999..............   9,887,578
September 1999...........  12,545,803
October 1999.............  10,645,803
November 1999............   9,887,578
December 1999............  12,522,803
January 2000.............  10,624,379
February 2000............   9,866,154
March 2000...............  12,534,330
April 2000...............  10,646,906
May 2000.................   9,897,643
June 2000................  12,563,720
July 2000................  10,663,720
August 2000..............   9,906,095
September 2000...........  12,563,720
October 2000.............  10,663,720
November 2000............   9,906,095
December 2000............  11,317,631
January 2001.............  11,292,706
February 2001............  10,535,081
March 2001...............  11,329,154
April 2001...............  10,736,600
May 2001.................  10,806,275
June 2001................  11,590,400
July 2001................  10,736,600
August 2001..............  10,806,875
September 2001...........  11,590,400
October 2001.............  10,736,600
November 2001............  10,806,875
December 2001............  11,590,400
January 2002.............  10,738,176
February 2002............  10,808,451
March 2002...............  11,601,927
April 2002...............  10,749,703
May 2002.................  10,819,978
June 2002................  11,603,503
July 2002................  10,749,703
August 2002..............  10,772,967
September 2002...........  11,626,767
October 2002.............  10,737,967

                              ($)
                             GROSS
          MONTH             REVENUES
-------------------------  ----------
November 2002............  10,737,967
December 2002............  11,591,767
January 2003.............  10,739,543
February 2003............  10,739,543
March 2003...............  11,310,319
April 2003...............  10,742,695
May 2003.................  11,026,611
June 2003................  11,026,611
July 2003................  11,026,611
August 2003..............  11,026,611
September 2003...........  11,026,611
October 2003.............  11,055,921
November 2003............  11,055,921
December 2003............  11,055,921
January 2004.............  15,613,844
February 2004............  10,707,385
March 2004...............  10,711,291
April 2004...............  10,586,731
May 2004.................  10,586,731
June 2004................  10,586,731
July 2004................  10,586,731
August 2004..............  10,586,731
September 2004...........  10,586,731
October 2004.............  10,552,625
November 2004............  10,552,625
December 2004............  10,552,625
January 2005.............  10,552,625
February 2005............  10,552,625
March 2005...............  10,532,565
April 2005...............  10,532,565
May 2005.................  10,532,565
June 2005................  10,532,565
July 2005................  10,532,565
August 2005..............  10,532,565
September 2005...........  10,532,565
October 2005.............  10,532,565
November 2005............  10,532,565
December 2005............  10,456,449
January 2006.............  10,456,449
February 2006............  10,432,224
March 2006...............  10,432,224
April 2006...............  10,343,761
May 2006.................  10,309,593
June 2006................  10,309,593
July 2006................  10,270,089
August 2006..............  10,270,089
September 2006...........  10,270,089
October 2006.............  10,270,089
November 2006............  10,270,089
December 2006............  10,270,089
January 2007.............  10,228,759
February 2007............  10,228,759
March 2007...............  10,227,930
April 2007...............  10,227,930
May 2007.................  10,227,541

                              ($)
                             GROSS
          MONTH             REVENUES
-------------------------  ----------
June 2007................  10,227,541
July 2007................  10,227,541
August 2007..............  10,227,541
September 2007...........  10,227,541
October 2007.............  10,227,541
November 2007............  10,227,541
December 2007............  10,227,541
January 2008.............  10,227,541
February 2008............  10,227,541
March 2008...............  10,226,619
April 2008...............  10,226,619
May 2008.................   9,843,805
June 2008................   9,842,377
July 2008................   9,842,377
August 2008..............   9,842,377
September 2008...........   9,842,377
October 2008.............   9,734,411
November 2008............   9,734,411
December 2008............   9,653,636
January 2009.............   9,653,636
February 2009............   9,653,636
March 2009...............   9,653,636
April 2009...............   9,431,656
May 2009.................   9,431,656
June 2009................   9,431,656
July 2009................   9,431,656
August 2009..............   9,431,656
September 2009...........   9,431,656
October 2009.............   9,359,938
November 2009............   9,359,938
December 2009............   9,359,938
January 2010.............   9,359,938
February 2010............   9,359,938
March 2010...............   9,335,730
April 2010...............   9,335,730
May 2010.................   9,335,730
June 2010................   9,335,730
July 2010................   9,335,730
August 2010..............   9,335,730
September 2010...........   9,335,730
October 2010.............   9,335,730
November 2010............   9,335,730
December 2010............   9,191,116
January 2011.............   9,191,116
February 2011............   9,056,116
March 2011...............   9,056,116
April 2011...............   8,737,419
May 2011.................   8,666,319
June 2011................   8,666,319
July 2011................   8,593,314
August 2011..............   8,593,314
September 2011...........   8,593,314
October 2011.............   8,593,314
November 2011............   8,593,314
December 2011............   8,593,314

                             GROSS
          MONTH             REVENUES
-------------------------  ----------
                              ($)
January 2012.............   8,519,289
February 2012............   8,519,289
March 2012...............   8,444,739
April 2012...............   8,444,739
May 2012.................   8,344,530
June 2012................   8,344,530
July 2012................   8,344,530
August 2012..............   8,341,451
September 2012...........   8,341,451
October 2012.............   8,341,451
November 2012............   8,341,451
December 2012............   8,341,451
January 2013.............   8,341,451
February 2013............   8,341,451
March 2013...............   8,254,151
April 2013...............   8,254,151
May 2013.................   7,330,081
June 2013................   7,234,864
July 2013................   7,234,864
August 2013..............   7,234,864
September 2013...........   7,050,432
October 2013.............   6,872,139
November 2013............   6,872,139
December 2013............   6,791,139
January 2014.............   6,758,168
February 2014............   6,725,939
March 2014...............   6,693,561
April 2014...............   6,300,808
May 2014.................   6,300,808
June 2014................   6,300,808
July 2014................   6,300,808
August 2014..............   6,300,808
September 2014...........   6,300,808
October 2014.............   6,167,572
November 2014............   6,167,572
December 2014............   6,167,572
January 2015.............   6,167,572
February 2015............   6,167,572
March 2015...............   6,051,063
April 2015...............   6,051,063
May 2015.................   6,051,063
June 2015................   5,966,095
July 2015................   5,966,095
August 2015..............   5,966,095
September 2015...........   5,966,095

                              ($)
                             GROSS
          MONTH             REVENUES
-------------------------  ----------
October 2015.............   5,966,095
November 2015............   5,966,095
December 2015............   5,700,476
January 2016.............   5,700,476
February 2016............   5,409,701
March 2016...............   5,409,701
April 2016...............   4,804,828
May 2016.................   4,673,096
June 2016................   4,673,096
July 2016................   4,542,254
August 2016..............   4,542,254
September 2016...........   4,542,254
October 2016.............   4,542,254
November 2016............   4,542,254
December 2016............   4,542,254
January 2017.............   4,410,860
February 2017............   4,410,860
March 2017...............   4,237,738
April 2017...............   4,237,738
May 2017.................   4,004,307
June 2017................   4,004,307
July 2017................   4,004,307
August 2017..............   3,997,328
September 2017...........   3,997,328
October 2017.............   3,997,328
November 2017............   3,997,328
December 2017............   3,997,328
January 2018.............   3,997,328
February 2018............   3,997,328
March 2018...............   3,794,549
April 2018...............   3,794,549
May 2018.................   3,192,249
June 2018................   2,971,504
July 2018................   2,971,504
August 2018..............   2,971,504
September 2018...........   2,740,804
October 2018.............   2,432,753
November 2018............   2,432,753
December 2018............   2,324,528
January 2019.............   2,270,820
February 2019............   2,217,156
March 2019...............   2,163,540
April 2019...............   1,995,242
May 2019.................   1,995,242
June 2019................   1,995,242

                              ($)
                             GROSS
          MONTH             REVENUES
-------------------------  ----------
July 2019................   1,995,242
August 2019..............   1,995,242
September 2019...........   1,995,242
October 2019.............   1,995,242
November 2019............   1,995,242
December 2019............   1,995,242
January 2020.............   1,995,242
February 2020............   1,995,242
March 2020...............   1,747,595
April 2020...............   1,747,595
May 2020.................   1,747,595
June 2020................   1,643,127
July 2020................   1,643,127
August 2020..............   1,643,127
September 2020...........   1,643,127
October 2020.............   1,643,127
November 2020............   1,643,127
December 2020............   1,502,065
January 2021.............   1,502,065
February 2021............   1,502,065
March 2021...............   1,502,065
April 2021...............     918,578
May 2021.................     918,578
June 2021................     918,578
July 2021................     918,578
August 2021..............     918,578
September 2021...........     918,578
October 2021.............     918,578
November 2021............     918,578
December 2021............     918,578
January 2022.............     918,578
February 2022............     918,578
March 2022...............     918,578
April 2022...............     918,578
May 2022.................     918,578
June 2022................     918,578
July 2022................     918,578
August 2022..............     905,372
September 2022...........     905,372
October 2022.............     905,372
November 2022............     905,372
December 2022............     905,372
January 2023.............     905,372
February 2023............     905,372
March 2023...............     905,372

                                   APPENDIX 4

               ASSUMED PORTFOLIO VALUES FOR THE INITIAL PORTFOLIO

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
Closing...............     1,115.51
April 1998............     1,110.73
May 1998..............     1,107.30
June 1998.............     1,103.85
July 1998.............     1,100.39
August 1998...........     1,096.92
September 1998........     1,093.43
October 1998..........     1,089.93
November 1998.........     1,086.41
December 1998.........     1,082.88
January 1999..........     1,079.33
February 1999.........     1,075.77
March 1999............     1,072.19
April 1999............     1,068.60
May 1999..............     1,064.99
June 1999.............     1,061.37
July 1999.............     1,057.74
August 1999...........     1,054.08
September 1999........     1,050.42
October 1999..........     1,046.74
November 1999.........     1,043.04
December 1999.........     1,039.33
January 2000..........     1,035.61
February 2000.........     1,031.86
March 2000............     1,028.11
April 2000............     1,024.34
May 2000..............     1,020.55
June 2000.............     1,016.75
July 2000.............     1,012.93
August 2000...........     1,009.10
September 2000........     1,005.25
October 2000..........     1,001.39
November 2000.........       997.51
December 2000.........       993.61
January 2001..........       989.70
February 2001.........       985.78
March 2001............       981.83
April 2001............       977.88
May 2001..............       973.90
June 2001.............       969.92
July 2001.............       965.91
August 2001...........       961.89
September 2001........       957.85
October 2001..........       953.80
November 2001.........       949.73
December 2001.........       945.65
January 2002..........       941.55
February 2002.........       937.43
March 2002............       933.30
April 2002............       929.15
May 2002..............       924.98
June 2002.............       920.80
July 2002.............       916.60
August 2002...........       912.39
September 2002........       908.16

                         ($ MILLIONS)
                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
October 2002..........       903.91
November 2002.........       899.65
December 2002.........       895.37
January 2003..........       891.07
February 2003.........       886.76
March 2003............       882.43
April 2003............       878.08
May 2003..............       873.72
June 2003.............       869.34
July 2003.............       864.94
August 2003...........       860.53
September 2003........       856.09
October 2003..........       851.65
November 2003.........       847.18
December 2003.........       842.70
January 2004..........       817.34
February 2004.........       813.02
March 2004............       808.67
April 2004............       804.31
May 2004..............       799.94
June 2004.............       795.54
July 2004.............       791.13
August 2004...........       786.70
September 2004........       782.26
October 2004..........       777.80
November 2004.........       773.32
December 2004.........       768.83
January 2005..........       764.31
February 2005.........       759.79
March 2005............       755.24
April 2005............       750.68
May 2005..............       746.10
June 2005.............       741.50
July 2005.............       736.89
August 2005...........       732.25
September 2005........       727.60
October 2005..........       722.94
November 2005.........       718.25
December 2005.........       713.55
January 2006..........       708.83
February 2006.........       704.10
March 2006............       699.35
April 2006............       694.57
May 2006..............       689.78
June 2006.............       684.98
July 2006.............       680.15
August 2006...........       675.31
September 2006........       670.45
October 2006..........       665.57
November 2006.........       660.68
December 2006.........       655.76
January 2007..........       650.83
February 2007.........       645.88
March 2007............       640.91
April 2007............       635.93

                         ($ MILLIONS)
                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
May 2007..............       630.92
June 2007.............       625.90
July 2007.............       620.86
August 2007...........       615.80
September 2007........       610.72
October 2007..........       605.62
November 2007.........       600.51
December 2007.........       595.38
January 2008..........       590.22
February 2008.........       585.05
March 2008............       579.86
April 2008............       574.66
May 2008..............       569.43
June 2008.............       564.18
July 2008.............       558.92
August 2008...........       553.63
September 2008........       548.33
October 2008..........       543.01
November 2008.........       537.67
December 2008.........       532.31
January 2009..........       526.93
February 2009.........       521.53
March 2009............       516.12
April 2009............       510.68
May 2009..............       505.22
June 2009.............       499.75
July 2009.............       494.25
August 2009...........       488.74
September 2009........       483.20
October 2009..........       477.65
November 2009.........       472.08
December 2009.........       466.48
January 2010..........       460.87
February 2010.........       455.24
March 2010............       449.59
April 2010............       443.91
May 2010..............       438.22
June 2010.............       432.51
July 2010.............       426.78
August 2010...........       421.02
September 2010........       415.25
October 2010..........       409.46
November 2010.........       403.65
December 2010.........       398.11
January 2011..........       392.70
February 2011.........       387.27
March 2011............       381.82
April 2011............       376.36
May 2011..............       370.87
June 2011.............       365.37
July 2011.............       359.84
August 2011...........       354.30
September 2011........       348.74
October 2011..........       343.16
November 2011.........       337.56

                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
                         ($ MILLIONS)
December 2011.........       331.94
January 2012..........       326.30
February 2012.........       320.64
March 2012............       314.96
April 2012............       309.26
May 2012..............       303.54
June 2012.............       297.89
July 2012.............       292.31
August 2012...........       286.70
September 2012........       281.28
October 2012..........       276.01
November 2012.........       270.82
December 2012.........       265.62
January 2013..........       260.39
February 2013.........       255.15
March 2013............       249.89
April 2013............       244.61
May 2013..............       239.57
June 2013.............       234.76
July 2013.............       229.93
August 2013...........       225.09
September 2013........       220.23
October 2013..........       215.36
November 2013.........       210.71
December 2013.........       206.14
January 2014..........       201.90
February 2014.........       197.83
March 2014............       193.89
April 2014............       190.08
May 2014..............       186.40
June 2014.............       182.71
July 2014.............       179.00
August 2014...........       175.29
September 2014........       171.56
October 2014..........       167.81
November 2014.........       164.06
December 2014.........       160.29
January 2015..........       156.51
February 2015.........       152.72
March 2015............       148.91
April 2015............       145.38
May 2015..............       141.92
June 2015.............       138.45
July 2015.............       134.97
August 2015...........       131.47
September 2015........       127.97

                         ($ MILLIONS)
                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
October 2015..........       124.58
November 2015.........       121.44
December 2015.........       118.28
January 2016..........       115.12
February 2016.........       111.95
March 2016............       108.76
April 2016............       105.57
May 2016..............       102.36
June 2016.............        99.14
July 2016.............        95.91
August 2016...........        92.67
September 2016........        89.42
October 2016..........        86.16
November 2016.........        82.89
December 2016.........        79.61
January 2017..........        76.32
February 2017.........        73.20
March 2017............        70.36
April 2017............        67.59
May 2017..............        64.86
June 2017.............        62.26
July 2017.............        59.64
August 2017...........        57.02
September 2017........        54.39
October 2017..........        51.75
November 2017.........        49.10
December 2017.........        46.45
January 2018..........        43.78
February 2018.........        41.11
March 2018............        38.55
April 2018............        36.26
May 2018..............        34.29
June 2018.............        32.68
July 2018.............        31.12
August 2018...........        29.55
September 2018........        27.98
October 2018..........        26.41
November 2018.........        24.82
December 2018.........        23.27
January 2019..........        21.85
February 2019.........        20.42
March 2019............        19.12
April 2019............        17.95
May 2019..............        16.79
June 2019.............        15.61

                         ($ MILLIONS)
                           EXPECTED
        MONTH           PORTFOLIO VALUE
----------------------  ---------------
July 2019.............        14.44
August 2019...........        13.26
September 2019........        12.07
October 2019..........        11.30
November 2019.........        10.53
December 2019.........         9.76
January 2020..........         8.99
February 2020.........         8.22
March 2020............         7.45
April 2020............         6.67
May 2020..............         5.89
June 2020.............         5.30
July 2020.............         4.73
August 2020...........         4.17
September 2020........         3.60
October 2020..........         3.04
November 2020.........         2.47
December 2020.........         1.89
January 2021..........         1.40
February 2021.........         0.93
March 2021............         0.59
April 2021............         0.32
May 2021..............         0.05
June 2021.............         0.00
July 2021.............         0.00
August 2021...........         0.00
September 2021........         0.00
October 2021..........         0.00
November 2021.........         0.00
December 2021.........         0.00
January 2022..........         0.00
February 2022.........         0.00
March 2022............         0.00
April 2022............         0.00
May 2022..............         0.00
June 2022.............         0.00
July 2022.............         0.00
August 2022...........         0.00
September 2022........         0.00
October 2022..........         0.00
November 2022.........         0.00
December 2022.........         0.00
January 2023..........         0.00
February 2023.........         0.00
March 2023............         0.00

                                   APPENDIX 5

                           CLASS A CLASS PERCENTAGES

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
Closing..............    66.34%       66.34%        59.70%
April 1998...........    66.34%       66.34%        59.69%
May 1998.............    66.34%       66.34%        59.66%
June 1998............    66.34%       66.34%        59.63%
July 1998............    66.34%       66.34%        59.58%
August 1998..........    66.34%       66.34%        59.53%
September 1998.......    66.34%       66.34%        59.47%
October 1998.........    66.33%       66.33%        59.40%
November 1998........    66.33%       66.33%        59.33%
December 1998........    66.33%       66.33%        59.26%
January 1999.........    66.33%       66.33%        59.18%
February 1999........    66.33%       66.33%        59.09%
March 1999...........    66.32%       66.32%        59.00%
April 1999...........    66.32%       66.32%        58.91%
May 1999.............    66.32%       66.32%        58.81%
June 1999............    66.31%       66.31%        58.71%
July 1999............    66.31%       66.31%        58.60%
August 1999..........    66.30%       66.30%        58.49%
September 1999.......    66.30%       66.30%        58.38%
October 1999.........    66.29%       66.29%        58.26%
November 1999........    66.29%       66.28%        58.13%
December 1999........    66.28%       66.27%        58.01%
January 2000.........    66.27%       66.26%        57.88%
February 2000........    66.26%       66.25%        57.75%
March 2000...........    66.25%       66.24%        57.61%
April 2000...........    66.24%       66.23%        57.47%
May 2000.............    66.23%       66.22%        57.33%
June 2000............    66.22%       66.21%        57.18%
July 2000............    66.21%       66.19%        57.03%
August 2000..........    66.19%       66.18%        56.88%
September 2000.......    66.18%       66.16%        56.73%
October 2000.........    66.16%       66.14%        56.57%
November 2000........    66.15%       66.12%        56.41%
December 2000........    66.13%       66.10%        56.24%
January 2001.........    66.11%       66.08%        56.07%
February 2001........    66.09%       66.06%        55.90%
March 2001...........    66.07%       66.04%        55.73%
April 2001...........    66.05%       66.01%        55.55%
May 2001.............    66.03%       65.99%        55.38%
June 2001............    66.01%       65.96%        55.20%
July 2001............    65.98%       65.93%        55.01%
August 2001..........    65.96%       65.90%        54.82%
September 2001.......    65.93%       65.87%        54.63%
October 2001.........    65.90%       65.84%        54.44%
November 2001........    65.87%       65.81%        54.25%
December 2001........    65.84%       65.77%        54.05%
January 2002.........    65.81%       65.74%        53.85%
February 2002........    65.78%       65.70%        53.65%
March 2002...........    65.75%       65.66%        53.44%
April 2002...........    65.71%       65.62%        53.24%
May 2002.............    65.68%       65.58%        53.03%
June 2002............    65.64%       65.53%        52.81%
July 2002............    65.60%       65.49%        52.60%
August 2002..........    65.56%       65.44%        52.38%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
September 2002.......    65.52%       65.39%        52.16%
October 2002.........    65.48%       65.34%        51.94%
November 2002........    65.43%       65.29%        51.72%
December 2002........    65.39%       65.23%        51.49%
January 2003.........    65.34%       65.18%        51.26%
February 2003........    65.29%       65.12%        51.03%
March 2003...........    65.24%       65.06%        50.80%
April 2003...........    65.19%       65.00%        50.56%
May 2003.............    65.14%       64.93%        50.32%
June 2003............    65.09%       64.87%        50.08%
July 2003............    65.03%       64.80%        49.84%
August 2003..........    64.97%       64.73%        49.60%
September 2003.......    64.91%       64.66%        49.35%
October 2003.........    64.85%       64.58%        49.10%
November 2003........    64.79%       64.51%        48.85%
December 2003........    64.73%       64.43%        48.60%
January 2004.........    64.66%       64.35%        48.34%
February 2004........    64.59%       64.27%        48.08%
March 2004...........    64.53%       64.19%        47.82%
April 2004...........    64.46%       64.10%        47.56%
May 2004.............    64.38%       64.01%        47.30%
June 2004............    64.31%       63.92%        47.03%
July 2004............    64.23%       63.83%        46.76%
August 2004..........    64.16%       63.73%        46.49%
September 2004.......    64.08%       63.64%        46.22%
October 2004.........    63.99%       63.54%        45.95%
November 2004........    63.91%       63.43%        45.67%
December 2004........    63.83%       63.33%        45.39%
January 2005.........    63.74%       63.22%        45.11%
February 2005........    63.65%       63.11%        44.83%
March 2005...........    63.56%       63.00%        44.55%
April 2005...........    63.47%       62.89%        44.26%
May 2005.............    63.37%       62.77%        43.97%
June 2005............    63.28%       62.65%        43.68%
July 2005............    63.18%       62.53%        43.39%
August 2005..........    63.08%       62.40%        43.10%
September 2005.......    62.98%       62.28%        42.80%
October 2005.........    62.87%       62.15%        42.50%
November 2005........    62.76%       62.01%        42.20%
December 2005........    62.66%       61.88%        41.90%
January 2006.........    62.54%       61.74%        41.60%
February 2006........    62.43%       61.60%        41.29%
March 2006...........    62.32%       61.46%        40.99%
April 2006...........    62.20%       61.31%        40.68%
May 2006.............    62.08%       61.16%        40.37%
June 2006............    61.96%       61.01%        40.05%
July 2006............    61.84%       60.85%        39.74%
August 2006..........    61.71%       60.70%        39.42%
September 2006.......    61.58%       60.54%        39.10%
October 2006.........    61.45%       60.37%        38.78%
November 2006........    61.32%       60.21%        38.46%
December 2006........    61.18%       60.04%        38.14%
January 2007.........    61.05%       59.86%        37.81%
February 2007........    60.91%       59.69%        37.49%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
March 2007...........    60.77%       59.51%        37.16%
April 2007...........    60.62%       59.33%        36.83%
May 2007.............    60.47%       59.14%        36.49%
June 2007............    60.33%       58.96%        36.16%
July 2007............    60.17%       58.77%        35.82%
August 2007..........    60.02%       58.57%        35.48%
September 2007.......    59.86%       58.37%        35.14%
October 2007.........    59.71%       58.17%        34.80%
November 2007........    59.55%       57.97%        34.46%
December 2007........    59.38%       57.76%        34.12%
January 2008.........    59.22%       57.55%        33.77%
February 2008........    59.05%       57.34%        33.42%
March 2008...........    58.88%       57.12%        33.07%
April 2008...........    58.70%       56.90%        32.72%
May 2008.............    58.53%       56.68%        32.37%
June 2008............    58.35%       56.45%        32.01%
July 2008............    58.17%       56.22%        31.65%
August 2008..........    57.98%       55.99%        31.30%
September 2008.......    57.80%       55.75%        30.94%
October 2008.........    57.61%       55.51%        30.57%
November 2008........    57.41%       55.26%        30.21%
December 2008........    57.22%       55.01%        29.85%
January 2009.........    57.02%       54.76%        29.48%
February 2009........    56.82%       54.51%        29.11%
March 2009...........    56.62%       54.25%        28.74%
April 2009...........    56.42%       53.99%        28.37%
May 2009.............    56.21%       53.72%        28.00%
June 2009............    56.00%       53.45%        27.62%
July 2009............    55.78%       53.18%        27.25%
August 2009..........    55.57%       52.90%        26.87%
September 2009.......    55.35%       52.62%        26.49%
October 2009.........    55.12%       52.33%        26.11%
November 2009........    54.90%       52.04%        25.72%
December 2009........    54.67%       51.75%        25.34%
January 2010.........    54.44%       51.45%        24.95%
February 2010........    54.21%       51.15%        24.57%
March 2010...........    53.97%       50.85%        24.18%
April 2010...........    53.73%       50.54%        23.79%
May 2010.............    53.49%       50.23%        23.40%
June 2010............    53.24%       49.91%        23.00%
July 2010............    53.00%       49.59%        22.61%
August 2010..........    52.74%       49.27%        22.21%
September 2010.......    52.49%       48.94%        21.81%
October 2010.........    52.23%       48.61%        21.41%
November 2010........    51.97%       48.27%        21.01%
December 2010........    51.71%       47.93%        20.61%
January 2011.........    51.44%       47.59%        20.20%
February 2011........    51.17%       47.24%        19.80%
March 2011...........    50.90%       46.88%        19.39%
April 2011...........    50.62%       46.53%        18.98%
May 2011.............    50.34%       46.17%        18.57%
June 2011............    50.06%       45.80%        18.16%
July 2011............    49.78%       45.43%        17.74%
August 2011..........    49.49%       45.06%        17.33%
September 2011.......    49.20%       44.68%        16.91%
October 2011.........    48.90%       44.29%        16.49%
November 2011........    48.60%       43.91%        16.07%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
December 2011........    48.30%       43.52%        15.65%
January 2012.........    48.00%       43.12%        15.23%
February 2012........    47.69%       42.72%        14.80%
March 2012...........    47.38%       42.31%        14.38%
April 2012...........    47.07%       41.90%        13.95%
May 2012.............    46.75%       41.49%        13.52%
June 2012............    46.43%       41.07%        13.09%
July 2012............    46.10%       40.65%        12.66%
August 2012..........    45.77%       40.22%        12.23%
September 2012.......    45.44%       39.79%        11.79%
October 2012.........    45.11%       39.35%        11.36%
November 2012........    44.77%       38.91%        10.92%
December 2012........    44.43%       38.46%        10.48%
January 2013.........    44.09%       38.01%        10.04%
February 2013........    43.74%       37.56%         9.60%
March 2013...........    43.39%       37.10%         9.16%
April 2013...........    43.03%       36.63%         8.71%
May 2013.............    42.67%       36.16%         8.27%
June 2013............    42.31%       35.69%         7.82%
July 2013............    41.94%       35.21%         7.37%
August 2013..........    41.58%       34.73%         6.92%
September 2013.......    41.20%       34.24%         6.47%
October 2013.........    40.83%       33.74%         6.02%
November 2013........    40.45%       33.24%         5.56%
December 2013........    40.06%       32.74%         5.11%
January 2014.........    39.68%       32.23%         4.65%
February 2014........    39.29%       31.72%         4.19%
March 2014...........    38.89%       31.20%         3.73%
April 2014...........    38.49%       30.68%         3.27%
May 2014.............    38.09%       30.15%         2.81%
June 2014............    37.69%       29.61%         2.34%
July 2014............    37.28%       29.07%         1.88%
August 2014..........    36.86%       28.53%         1.41%
September 2014.......    36.45%       27.98%         0.94%
October 2014.........    36.03%       27.43%         0.47%
November 2014........    35.60%       26.87%         0.00%
December 2014........    35.18%       26.30%         0.00%
January 2015.........    34.74%       25.73%         0.00%
February 2015........    34.31%       25.16%         0.00%
March 2015...........    33.87%       24.58%         0.00%
April 2015...........    33.43%       23.99%         0.00%
May 2015.............    32.98%       23.40%         0.00%
June 2015............    32.53%       22.80%         0.00%
July 2015............    32.07%       22.20%         0.00%
August 2015..........    31.62%       21.60%         0.00%
September 2015.......    31.15%       20.98%         0.00%
October 2015.........    30.69%       20.37%         0.00%
November 2015........    30.22%       19.74%         0.00%
December 2015........    29.74%       19.11%         0.00%
January 2016.........    29.27%       18.48%         0.00%
February 2016........    28.78%       17.84%         0.00%
March 2016...........    28.30%       17.20%         0.00%
April 2016...........    27.81%       16.54%         0.00%
May 2016.............    27.31%       15.89%         0.00%
June 2016............    26.81%       15.23%         0.00%
July 2016............    26.31%       14.56%         0.00%
August 2016..........    25.81%       13.89%         0.00%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
September 2016.......    25.30%       13.21%         0.00%
October 2016.........    24.78%       12.52%         0.00%
November 2016........    24.26%       11.83%         0.00%
December 2016........    23.74%       11.14%         0.00%
January 2017.........    23.21%       10.44%         0.00%
February 2017........    22.68%        9.73%         0.00%
March 2017...........    22.15%        9.02%         0.00%
April 2017...........    21.61%        8.30%         0.00%
May 2017.............    21.07%        7.57%         0.00%
June 2017............    20.52%        6.84%         0.00%
July 2017............    19.97%        6.10%         0.00%
August 2017..........    19.41%        5.36%         0.00%
September 2017.......    18.85%        4.61%         0.00%
October 2017.........    18.29%        3.86%         0.00%
November 2017........    17.72%        3.10%         0.00%
December 2017........    17.14%        2.33%         0.00%
January 2018.........    16.57%        1.56%         0.00%
February 2018........    15.98%        0.78%         0.00%
March 2018...........    15.40%        0.00%         0.00%
April 2018...........    14.81%        0.00%         0.00%
May 2018.............    14.21%        0.00%         0.00%
June 2018............    13.61%        0.00%         0.00%

                        CLASS A      CLASS A       CLASS A
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
July 2018............    13.01%        0.00%         0.00%
August 2018..........    12.40%        0.00%         0.00%
September 2018.......    11.79%        0.00%         0.00%
October 2018.........    11.17%        0.00%         0.00%
November 2018........    10.55%        0.00%         0.00%
December 2018........     9.93%        0.00%         0.00%
January 2019.........     9.30%        0.00%         0.00%
February 2019........     8.66%        0.00%         0.00%
March 2019...........     8.02%        0.00%         0.00%
April 2019...........     7.38%        0.00%         0.00%
May 2019.............     6.73%        0.00%         0.00%
June 2019............     6.08%        0.00%         0.00%
July 2019............     5.42%        0.00%         0.00%
August 2019..........     4.76%        0.00%         0.00%
September 2019.......     4.09%        0.00%         0.00%
October 2019.........     3.42%        0.00%         0.00%
November 2019........     2.75%        0.00%         0.00%
December 2019........     2.07%        0.00%         0.00%
January 2020.........     1.38%        0.00%         0.00%
February 2020........     0.69%        0.00%         0.00%
March 2020...........     0.00%        0.00%         0.00%

                                   APPENDIX 6

                           CLASS B CLASS PERCENTAGES

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
Closing..............     8.96%        8.96%         8.96%
April 1998...........     8.96%        8.96%         8.96%
May 1998.............     8.96%        8.96%         8.96%
June 1998............     8.96%        8.96%         8.96%
July 1998............     8.96%        8.96%         8.96%
August 1998..........     8.96%        8.96%         8.96%
September 1998.......     8.96%        8.96%         8.96%
October 1998.........     8.96%        8.96%         8.95%
November 1998........     8.96%        8.96%         8.95%
December 1998........     8.96%        8.96%         8.95%
January 1999.........     8.96%        8.96%         8.94%
February 1999........     8.96%        8.96%         8.94%
March 1999...........     8.96%        8.96%         8.93%
April 1999...........     8.96%        8.96%         8.93%
May 1999.............     8.96%        8.96%         8.92%
June 1999............     8.96%        8.96%         8.91%
July 1999............     8.96%        8.96%         8.90%
August 1999..........     8.96%        8.96%         8.89%
September 1999.......     8.96%        8.96%         8.88%
October 1999.........     8.96%        8.96%         8.87%
November 1999........     8.96%        8.96%         8.86%
December 1999........     8.96%        8.96%         8.85%
January 2000.........     8.96%        8.96%         8.84%
February 2000........     8.96%        8.96%         8.82%
March 2000...........     8.96%        8.96%         8.81%
April 2000...........     8.96%        8.96%         8.79%
May 2000.............     8.96%        8.96%         8.78%
June 2000............     8.96%        8.96%         8.76%
July 2000............     8.96%        8.96%         8.74%
August 2000..........     8.96%        8.96%         8.72%
September 2000.......     8.96%        8.96%         8.71%
October 2000.........     8.96%        8.96%         8.69%
November 2000........     8.95%        8.95%         8.67%
December 2000........     8.95%        8.95%         8.64%
January 2001.........     8.95%        8.95%         8.62%
February 2001........     8.95%        8.95%         8.60%
March 2001...........     8.95%        8.95%         8.57%
April 2001...........     8.95%        8.95%         8.55%
May 2001.............     8.95%        8.95%         8.52%
June 2001............     8.94%        8.94%         8.50%
July 2001............     8.94%        8.94%         8.47%
August 2001..........     8.94%        8.94%         8.44%
September 2001.......     8.94%        8.94%         8.41%
October 2001.........     8.94%        8.93%         8.38%
November 2001........     8.93%        8.93%         8.35%
December 2001........     8.93%        8.93%         8.32%
January 2002.........     8.93%        8.92%         8.28%
February 2002........     8.92%        8.92%         8.25%
March 2002...........     8.92%        8.92%         8.22%
April 2002...........     8.92%        8.91%         8.18%
May 2002.............     8.92%        8.91%         8.14%
June 2002............     8.91%        8.90%         8.11%
July 2002............     8.91%        8.90%         8.07%
August 2002..........     8.90%        8.89%         8.03%
September 2002.......     8.90%        8.89%         7.99%
October 2002.........     8.90%        8.88%         7.95%
November 2002........     8.89%        8.88%         7.90%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
December 2002........     8.89%        8.87%         7.86%
January 2003.........     8.88%        8.86%         7.82%
February 2003........     8.88%        8.86%         7.77%
March 2003...........     8.87%        8.85%         7.72%
April 2003...........     8.87%        8.84%         7.68%
May 2003.............     8.86%        8.83%         7.63%
June 2003............     8.85%        8.82%         7.58%
July 2003............     8.85%        8.81%         7.53%
August 2003..........     8.84%        8.81%         7.48%
September 2003.......     8.83%        8.80%         7.43%
October 2003.........     8.83%        8.78%         7.37%
November 2003........     8.82%        8.77%         7.32%
December 2003........     8.81%        8.76%         7.26%
January 2004.........     8.81%        8.75%         7.21%
February 2004........     8.80%        8.74%         7.15%
March 2004...........     8.79%        8.73%         7.09%
April 2004...........     8.78%        8.71%         7.03%
May 2004.............     8.77%        8.70%         6.97%
June 2004............     8.76%        8.68%         6.91%
July 2004............     8.75%        8.67%         6.85%
August 2004..........     8.74%        8.65%         6.79%
September 2004.......     8.73%        8.64%         6.72%
October 2004.........     8.72%        8.62%         6.66%
November 2004........     8.71%        8.60%         6.59%
December 2004........     8.70%        8.58%         6.52%
January 2005.........     8.69%        8.56%         6.45%
February 2005........     8.68%        8.55%         6.38%
March 2005...........     8.66%        8.52%         6.31%
April 2005...........     8.65%        8.50%         6.24%
May 2005.............     8.64%        8.48%         6.17%
June 2005............     8.62%        8.46%         6.09%
July 2005............     8.61%        8.44%         6.02%
August 2005..........     8.60%        8.41%         5.94%
September 2005.......     8.58%        8.39%         5.87%
October 2005.........     8.57%        8.36%         5.79%
November 2005........     8.55%        8.33%         5.71%
December 2005........     8.53%        8.31%         5.63%
January 2006.........     8.52%        8.28%         5.55%
February 2006........     8.50%        8.25%         5.46%
March 2006...........     8.48%        8.22%         5.38%
April 2006...........     8.47%        8.19%         5.29%
May 2006.............     8.45%        8.16%         5.21%
June 2006............     8.43%        8.12%         5.12%
July 2006............     8.41%        8.09%         5.03%
August 2006..........     8.39%        8.05%         4.94%
September 2006.......     8.37%        8.02%         4.85%
October 2006.........     8.35%        7.98%         4.76%
November 2006........     8.33%        7.94%         4.67%
December 2006........     8.31%        7.90%         4.57%
January 2007.........     8.29%        7.86%         4.48%
February 2007........     8.26%        7.82%         4.38%
March 2007...........     8.24%        7.78%         4.29%
April 2007...........     8.22%        7.73%         4.19%
May 2007.............     8.19%        7.69%         4.09%
June 2007............     8.17%        7.64%         3.99%
July 2007............     8.14%        7.59%         3.88%
August 2007..........     8.12%        7.54%         3.78%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
September 2007.......     8.09%        7.49%         3.68%
October 2007.........     8.06%        7.44%         3.57%
November 2007........     8.03%        7.39%         3.47%
December 2007........     8.01%        7.33%         3.36%
January 2008.........     7.98%        7.28%         3.25%
February 2008........     7.95%        7.22%         3.14%
March 2008...........     7.92%        7.16%         3.03%
April 2008...........     7.89%        7.10%         2.91%
May 2008.............     7.86%        7.04%         2.80%
June 2008............     7.82%        6.98%         2.69%
July 2008............     7.79%        6.91%         2.57%
August 2008..........     7.76%        6.85%         2.45%
September 2008.......     7.72%        6.78%         2.34%
October 2008.........     7.69%        6.71%         2.22%
November 2008........     7.65%        6.64%         2.09%
December 2008........     7.62%        6.56%         1.97%
January 2009.........     7.58%        6.49%         1.85%
February 2009........     7.54%        6.41%         1.73%
March 2009...........     7.50%        6.34%         1.60%
April 2009...........     7.47%        6.26%         1.47%
May 2009.............     7.43%        6.18%         1.35%
June 2009............     7.39%        6.09%         1.22%
July 2009............     7.34%        6.01%         1.09%
August 2009..........     7.30%        5.92%         0.95%
September 2009.......     7.26%        5.83%         0.82%
October 2009.........     7.22%        5.74%         0.69%
November 2009........     7.17%        5.65%         0.55%
December 2009........     7.13%        5.55%         0.42%
January 2010.........     7.08%        5.46%         0.28%
February 2010........     7.03%        5.36%         0.14%
March 2010...........     6.99%        5.26%         0.00%
April 2010...........     6.94%        5.15%         0.00%
May 2010.............     6.89%        5.05%         0.00%
June 2010............     6.84%        4.94%         0.00%
July 2010............     6.79%        4.83%         0.00%
August 2010..........     6.74%        4.72%         0.00%
September 2010.......     6.68%        4.61%         0.00%
October 2010.........     6.63%        4.49%         0.00%
November 2010........     6.58%        4.37%         0.00%
December 2010........     6.52%        4.25%         0.00%
January 2011.........     6.46%        4.13%         0.00%
February 2011........     6.41%        4.00%         0.00%
March 2011...........     6.35%        3.88%         0.00%
April 2011...........     6.29%        3.74%         0.00%
May 2011.............     6.23%        3.61%         0.00%
June 2011............     6.17%        3.48%         0.00%
July 2011............     6.11%        3.34%         0.00%
August 2011..........     6.04%        3.20%         0.00%
September 2011.......     5.98%        3.06%         0.00%
October 2011.........     5.92%        2.91%         0.00%
November 2011........     5.85%        2.76%         0.00%
December 2011........     5.78%        2.61%         0.00%
January 2012.........     5.72%        2.46%         0.00%
February 2012........     5.65%        2.30%         0.00%
March 2012...........     5.58%        2.14%         0.00%

                        CLASS B      CLASS B       CLASS B
                        MINIMUM     SCHEDULED    SUPPLEMENTAL
PAYMENT DATE             CLASS        CLASS         CLASS
OCCURRING IN           PERCENTAGE   PERCENTAGE    PERCENTAGE
------------           ----------   ----------   ------------
April 2012...........     5.51%        1.98%         0.00%
May 2012.............     5.43%        1.81%         0.00%
June 2012............     5.36%        1.65%         0.00%
July 2012............     5.29%        1.48%         0.00%
August 2012..........     5.21%        1.30%         0.00%
September 2012.......     5.13%        1.13%         0.00%
October 2012.........     5.06%        0.95%         0.00%
November 2012........     4.98%        0.76%         0.00%
December 2012........     4.90%        0.58%         0.00%
January 2013.........     4.82%        0.39%         0.00%
February 2013........     4.74%        0.20%         0.00%
March 2013...........     4.65%        0.00%         0.00%
April 2013...........     4.57%        0.00%         0.00%
May 2013.............     4.48%        0.00%         0.00%
June 2013............     4.40%        0.00%         0.00%
July 2013............     4.31%        0.00%         0.00%
August 2013..........     4.22%        0.00%         0.00%
September 2013.......     4.13%        0.00%         0.00%
October 2013.........     4.04%        0.00%         0.00%
November 2013........     3.95%        0.00%         0.00%
December 2013........     3.85%        0.00%         0.00%
January 2014.........     3.76%        0.00%         0.00%
February 2014........     3.66%        0.00%         0.00%
March 2014...........     3.56%        0.00%         0.00%
April 2014...........     3.47%        0.00%         0.00%
May 2014.............     3.37%        0.00%         0.00%
June 2014............     3.26%        0.00%         0.00%
July 2014............     3.16%        0.00%         0.00%
August 2014..........     3.06%        0.00%         0.00%
September 2014.......     2.95%        0.00%         0.00%
October 2014.........     2.85%        0.00%         0.00%
November 2014........     2.74%        0.00%         0.00%
December 2014........     2.63%        0.00%         0.00%
January 2015.........     2.52%        0.00%         0.00%
February 2015........     2.40%        0.00%         0.00%
March 2015...........     2.29%        0.00%         0.00%
April 2015...........     2.18%        0.00%         0.00%
May 2015.............     2.06%        0.00%         0.00%
June 2015............     1.94%        0.00%         0.00%
July 2015............     1.82%        0.00%         0.00%
August 2015..........     1.70%        0.00%         0.00%
September 2015.......     1.58%        0.00%         0.00%
October 2015.........     1.46%        0.00%         0.00%
November 2015........     1.33%        0.00%         0.00%
December 2015........     1.21%        0.00%         0.00%
January 2016.........     1.08%        0.00%         0.00%
February 2016........     0.95%        0.00%         0.00%
March 2016...........     0.82%        0.00%         0.00%
April 2016...........     0.69%        0.00%         0.00%
May 2016.............     0.55%        0.00%         0.00%
June 2016............     0.42%        0.00%         0.00%
July 2016............     0.28%        0.00%         0.00%
August 2016..........     0.14%        0.00%         0.00%
September 2016.......     0.00%        0.00%         0.00%

                                   APPENDIX 7

                       CLASS C TARGET PRINCIPAL BALANCES

                           CLASS C            CLASS C
                           MINIMUM           SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL   TARGET PRINCIPAL
OCCURRING IN               BALANCE            BALANCE
------------           ----------------   ----------------
                            ($)                 ($)
Closing..............    100,000,000        100,000,000
April 1998...........    100,000,000        100,000,000
May 1998.............    100,000,000        100,000,000
June 1998............    100,000,000        100,000,000
July 1998............    100,000,000        100,000,000
August 1998..........    100,000,000        100,000,000
September 1998.......    100,000,000        100,000,000
October 1998.........    100,000,000        100,000,000
November 1998........    100,000,000        100,000,000
December 1998........    100,000,000        100,000,000
January 1999.........    100,000,000        100,000,000
February 1999........    100,000,000        100,000,000
March 1999...........    100,000,000        100,000,000
April 1999...........    100,000,000        100,000,000
May 1999.............    100,000,000        100,000,000
June 1999............    100,000,000        100,000,000
July 1999............    100,000,000        100,000,000
August 1999..........    100,000,000        100,000,000
September 1999.......    100,000,000        100,000,000
October 1999.........     99,999,825         99,996,772
November 1999........     99,999,043         99,986,794
December 1999........     99,997,412         99,969,890
January 2000.........     99,994,757         99,945,967
February 2000........     99,990,934         99,914,956
March 2000...........     99,985,819         99,876,807
April 2000...........     99,979,299         99,831,475
May 2000.............     99,971,272         99,778,925
June 2000............     99,961,645         99,719,125
July 2000............     99,950,328         99,652,047
August 2000..........     99,937,239         99,577,666
September 2000.......     99,922,300         99,495,959
October 2000.........     99,905,436         99,406,905
November 2000........     99,886,576         99,310,486
December 2000........     99,865,651         99,206,683
January 2001.........     99,842,596         99,095,480
February 2001........     99,817,348         98,976,860
March 2001...........     99,789,845         98,850,810
April 2001...........     99,760,027         98,717,316
May 2001.............     99,727,838         98,576,363
June 2001............     99,693,222         98,427,941
July 2001............     99,656,123         98,272,036
August 2001..........     99,616,490         98,108,638
September 2001.......     99,574,270         97,937,736
October 2001.........     99,529,413         97,759,319
November 2001........     99,481,870         97,573,377
December 2001........     99,431,592         97,379,901
January 2002.........     99,378,533         97,178,882
February 2002........     99,322,645         96,970,309
March 2002...........     99,263,883         96,754,176
April 2002...........     99,202,204         96,530,472
May 2002.............     99,137,562         96,299,191
June 2002............     99,069,916         96,060,325
July 2002............     98,999,222         95,813,865
August 2002..........     98,925,439         95,559,804

                             ($)               ($)
                           CLASS C            CLASS C
                           MINIMUM           SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL   TARGET PRINCIPAL
OCCURRING IN               BALANCE            BALANCE
------------           ----------------   ----------------
September 2002.......     98,848,527         95,298,136
October 2002.........     98,768,445         95,028,853
November 2002........     98,685,153         94,751,948
December 2002........     98,598,612         94,467,415
January 2003.........     98,508,784         94,175,248
February 2003........     98,415,631         93,875,439
March 2003...........     98,319,115         93,567,983
April 2003...........     98,219,199         93,252,875
May 2003.............     98,115,847         92,930,107
June 2003............     98,009,023         92,599,674
July 2003............     97,898,690         92,261,571
August 2003..........     97,784,815         91,915,791
September 2003.......     97,667,362         91,562,331
October 2003.........     97,546,296         91,201,184
November 2003........     97,421,584         90,832,345
December 2003........     97,293,192         90,455,810
January 2004.........     97,161,088         90,071,572
February 2004........     97,025,237         89,679,628
March 2004...........     96,885,608         89,279,972
April 2004...........     96,742,168         88,872,601
May 2004.............     96,594,886         88,457,508
June 2004............     96,443,729         88,034,690
July 2004............     96,288,668         87,604,143
August 2004..........     96,129,670         87,165,861
September 2004.......     95,966,705         86,719,841
October 2004.........     95,799,743         86,266,077
November 2004........     95,628,753         85,804,568
December 2004........     95,453,706         85,335,307
January 2005.........     95,274,572         84,858,290
February 2005........     95,091,322         84,373,515
March 2005...........     94,903,927         83,880,977
April 2005...........     94,712,357         83,380,672
May 2005.............     94,516,585         82,872,597
June 2005............     94,316,582         82,356,747
July 2005............     94,112,319         81,833,119
August 2005..........     93,903,770         81,301,709
September 2005.......     93,690,906         80,762,514
October 2005.........     93,473,699         80,215,530
November 2005........     93,252,123         79,660,753
December 2005........     93,026,151         79,098,181
January 2006.........     92,795,755         78,527,809
February 2006........     92,560,908         77,949,634
March 2006...........     92,321,585         77,363,654
April 2006...........     92,077,759         76,769,864
May 2006.............     91,829,404         76,168,262
June 2006............     91,576,494         75,558,844
July 2006............     91,319,004         74,941,607
August 2006..........     91,056,907         74,316,549
September 2006.......     90,790,178         73,683,665
October 2006.........     90,518,792         73,042,952
November 2006........     90,242,724         72,394,409
December 2006........     89,961,949         71,738,032
January 2007.........     89,676,442         71,073,817
February 2007........     89,386,179         70,401,762

                           CLASS C            CLASS C
                           MINIMUM           SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL   TARGET PRINCIPAL
OCCURRING IN               BALANCE            BALANCE
------------           ----------------   ----------------
                             ($)               ($)
March 2007...........     89,091,135         69,721,865
April 2007...........     88,791,286         69,034,121
May 2007.............     88,486,607         68,338,529
June 2007............     88,177,075         67,635,085
July 2007............     87,862,666         66,923,788
August 2007..........     87,543,356         66,204,633
September 2007.......     87,219,121         65,477,618
October 2007.........     86,889,938         64,742,742
November 2007........     86,555,784         64,000,000
December 2007........     86,216,635         63,249,391
January 2008.........     85,872,469         62,490,911
February 2008........     85,523,262         61,724,559
March 2008...........     85,168,991         60,950,331
April 2008...........     84,809,635         60,168,225
May 2008.............     84,445,170         59,378,239
June 2008............     84,075,573         58,580,370
July 2008............     83,700,823         57,774,616
August 2008..........     83,320,898         56,960,973
September 2008.......     82,935,774         56,139,441
October 2008.........     82,545,431         55,310,016
November 2008........     82,149,846         54,472,696
December 2008........     81,748,998         53,627,479
January 2009.........     81,342,865         52,774,362
February 2009........     80,931,424         51,913,343
March 2009...........     80,514,656         51,044,420
April 2009...........     80,092,538         50,167,590
May 2009.............     79,665,050         49,282,851
June 2009............     79,232,169         48,390,202
July 2009............     78,793,876         47,489,639
August 2009..........     78,350,148         46,581,161
September 2009.......     77,900,966         45,664,765
October 2009.........     77,446,308         44,740,449
November 2009........     76,986,154         43,808,212
December 2009........     76,520,484         42,868,050
January 2010.........     76,049,276         41,919,962
February 2010........     75,572,510         40,963,946
March 2010...........     75,090,167         40,000,000
April 2010...........     74,602,225         39,028,121
May 2010.............     74,108,665         38,048,308
June 2010............     73,609,467         37,060,559
July 2010............     73,104,610         36,064,870
August 2010..........     72,594,075         35,061,242
September 2010.......     72,077,843         34,049,671
October 2010.........     71,555,892         33,030,155
November 2010........     71,028,205         32,002,693
December 2010........     70,494,760         30,967,283
January 2011.........     69,955,540         29,923,923
February 2011........     69,410,523         28,872,610
March 2011...........     68,859,692         27,813,343
April 2011...........     68,303,027         26,746,121
May 2011.............     67,740,508         25,670,940
June 2011............     67,172,117         24,587,800
July 2011............     66,597,834         23,496,698
August 2011..........     66,017,641         22,397,633
September 2011.......     65,431,519         21,290,603
October 2011.........     64,839,448         20,175,606

                             ($)               ($)
                           CLASS C            CLASS C
                           MINIMUM           SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL   TARGET PRINCIPAL
OCCURRING IN               BALANCE            BALANCE
------------           ----------------   ----------------
November 2011........     64,241,412         19,052,639
December 2011........     63,637,389         17,921,703
January 2012.........     63,027,363         16,782,794
February 2012........     62,411,314         15,635,910
March 2012...........     61,789,225         14,481,051
April 2012...........     61,161,076         13,318,214
May 2012.............     60,526,849         12,147,398
June 2012............     59,886,527         10,968,601
July 2012............     59,240,091          9,781,821
August 2012..........     58,587,523          8,587,057
September 2012.......     57,928,804          7,384,306
October 2012.........     57,263,918          6,173,568
November 2012........     56,592,845          4,954,840
December 2012........     55,915,569          3,728,121
January 2013.........     55,232,071          2,493,409
February 2013........     54,542,333          1,250,702
March 2013...........     53,846,339                  0
April 2013...........     53,144,070                  0
May 2013.............     52,435,508                  0
June 2013............     51,720,637                  0
July 2013............     50,999,439                  0
August 2013..........     50,271,896                  0
September 2013.......     49,537,991                  0
October 2013.........     48,797,707                  0
November 2013........     48,051,027                  0
December 2013........     47,297,933                  0
January 2014.........     46,538,409                  0
February 2014........     45,772,437                  0
March 2014...........     45,000,000                  0
April 2014...........     44,221,082                  0
May 2014.............     43,435,665                  0
June 2014............     42,643,733                  0
July 2014............     41,845,269                  0
August 2014..........     41,040,256                  0
September 2014.......     40,228,678                  0
October 2014.........     39,410,518                  0
November 2014........     38,585,759                  0
December 2014........     37,754,384                  0
January 2015.........     36,916,378                  0
February 2015........     36,071,725                  0
March 2015...........     35,220,406                  0
April 2015...........     34,362,407                  0
May 2015.............     33,497,710                  0
June 2015............     32,626,301                  0
July 2015............     31,748,162                  0
August 2015..........     30,863,277                  0
September 2015.......     29,971,630                  0
October 2015.........     29,073,206                  0
November 2015........     28,167,988                  0
December 2015........     27,255,960                  0
January 2016.........     26,337,107                  0
February 2016........     25,411,412                  0
March 2016...........     24,478,859                  0
April 2016...........     23,539,434                  0
May 2016.............     22,593,119                  0
June 2016............     21,639,901                  0

                           CLASS C            CLASS C
                           MINIMUM           SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL   TARGET PRINCIPAL
OCCURRING IN               BALANCE            BALANCE
------------           ----------------   ----------------
                             ($)               ($)
July 2016............     20,679,761                  0
August 2016..........     19,712,686                  0
September 2016.......     18,738,660                  0
October 2016.........     17,757,667                  0
November 2016........     16,769,691                  0
December 2016........     15,774,718                  0
January 2017.........     14,772,731                  0
February 2017........     13,763,716                  0
March 2017...........     12,747,657                  0
April 2017...........     11,724,539                  0
May 2017.............     10,694,346                  0

                            ($)                 ($)
                           CLASS C            CLASS C
                           MINIMUM           SCHEDULED
PAYMENT DATE           TARGET PRINCIPAL   TARGET PRINCIPAL
OCCURRING IN               BALANCE            BALANCE
------------           ----------------   ----------------
June 2017............      9,657,064                  0
July 2017............      8,612,676                  0
August 2017..........      7,561,169                  0
September 2017.......      6,502,527                  0
October 2017.........      5,436,735                  0
November 2017........      4,363,778                  0
December 2017........      3,283,641                  0
January 2018.........      2,196,309                  0
February 2018........      1,101,767                  0
March 2018...........              0                  0

                                   APPENDIX 8

                       CLASS D TARGET PRINCIPAL BALANCES

                             CLASS D             CLASS D
                             MINIMUM            SCHEDULED
PAYMENT DATE             TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                 BALANCE             BALANCE
------------             ----------------    ----------------
                               ($)                ($)
Closing..............      110,000,000         110,000,000
April 1998...........      110,000,000         110,000,000
May 1998.............      110,000,000         110,000,000
June 1998............      110,000,000         110,000,000
July 1998............      110,000,000         110,000,000
August 1998..........      110,000,000         110,000,000
September 1998.......      110,000,000         110,000,000
October 1998.........      110,000,000         110,000,000
November 1998........      110,000,000         110,000,000
December 1998........      110,000,000         110,000,000
January 1999.........      110,000,000         110,000,000
February 1999........      110,000,000         110,000,000
March 1999...........      110,000,000         110,000,000
April 1999...........      110,000,000         110,000,000
May 1999.............      110,000,000         110,000,000
June 1999............      110,000,000         110,000,000
July 1999............      110,000,000         110,000,000
August 1999..........      110,000,000         110,000,000
September 1999.......      110,000,000         110,000,000
October 1999.........      110,000,000         110,000,000
November 1999........      110,000,000         110,000,000
December 1999........      110,000,000         110,000,000
January 2000.........      110,000,000         110,000,000
February 2000........      110,000,000         110,000,000
March 2000...........      110,000,000         110,000,000
April 2000...........      110,000,000         110,000,000
May 2000.............      110,000,000         110,000,000
June 2000............      110,000,000         110,000,000
July 2000............      110,000,000         110,000,000
August 2000..........      110,000,000         110,000,000
September 2000.......      110,000,000         110,000,000
October 2000.........      110,000,000         109,999,467
November 2000........      110,000,000         109,997,175
December 2000........      110,000,000         109,992,508
January 2001.........      110,000,000         109,985,035
February 2001........      110,000,000         109,974,404
March 2001...........      110,000,000         109,960,316
April 2001...........      110,000,000         109,942,503
May 2001.............      110,000,000         109,920,727
June 2001............      110,000,000         109,894,765
July 2001............      110,000,000         109,864,413
August 2001..........      110,000,000         109,829,479
September 2001.......      110,000,000         109,789,782
October 2001.........      110,000,000         109,745,152
November 2001........      110,000,000         109,695,426
December 2001........      110,000,000         109,640,449
January 2002.........      110,000,000         109,580,070
February 2002........      110,000,000         109,514,148
March 2002...........      110,000,000         109,442,544
April 2002...........      109,999,964         109,365,125
May 2002.............      109,999,750         109,281,762
June 2002............      109,999,231         109,192,330
July 2002............      109,998,291         109,096,708
August 2002..........      109,996,824         108,994,779

                               ($)                ($)
                             CLASS D             CLASS D
                             MINIMUM            SCHEDULED
PAYMENT DATE             TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                 BALANCE             BALANCE
------------             ----------------    ----------------
September 2002.......      109,994,732         108,886,428
October 2002.........      109,991,919         108,771,542
November 2002........      109,988,294         108,650,013
December 2002........      109,983,767         108,521,734
January 2003.........      109,978,253         108,386,602
February 2003........      109,971,667         108,244,514
March 2003...........      109,963,927         108,095,372
April 2003...........      109,954,953         107,939,076
May 2003.............      109,944,664         107,775,533
June 2003............      109,932,985         107,604,647
July 2003............      109,919,838         107,426,326
August 2003..........      109,905,147         107,240,481
September 2003.......      109,888,839         107,047,023
October 2003.........      109,870,840         106,845,863
November 2003........      109,851,078         106,636,915
December 2003........      109,829,481         106,420,097
January 2004.........      109,805,978         106,195,323
February 2004........      109,780,499         105,962,511
March 2004...........      109,752,976         105,721,582
April 2004...........      109,723,339         105,472,455
May 2004.............      109,691,520         105,215,053
June 2004............      109,657,452         104,949,296
July 2004............      109,621,068         104,675,109
August 2004..........      109,582,302         104,392,417
September 2004.......      109,541,088         104,101,145
October 2004.........      109,497,362         103,801,220
November 2004........      109,451,057         103,492,568
December 2004........      109,402,110         103,175,118
January 2005.........      109,350,458         102,848,800
February 2005........      109,296,036         102,513,543
March 2005...........      109,238,782         102,169,278
April 2005...........      109,178,633         101,815,937
May 2005.............      109,115,527         101,453,451
June 2005............      109,049,402         101,081,754
July 2005............      108,980,197         100,700,779
August 2005..........      108,907,850         100,310,462
September 2005.......      108,832,301          99,910,736
October 2005.........      108,753,490          99,501,537
November 2005........      108,671,357          99,082,802
December 2005........      108,585,840          98,654,468
January 2006.........      108,496,882          98,216,473
February 2006........      108,404,423          97,768,754
March 2006...........      108,308,404          97,311,250
April 2006...........      108,208,766          96,843,901
May 2006.............      108,105,452          96,366,646
June 2006............      107,998,402          95,879,426
July 2006............      107,887,560          95,382,181
August 2006..........      107,772,867          94,874,854
September 2006.......      107,654,266          94,357,385
October 2006.........      107,531,701          93,829,717
November 2006........      107,405,114          93,291,793
December 2006........      107,274,449          92,743,556
January 2007.........      107,139,650          92,184,951
February 2007........      107,000,660          91,615,920

                             CLASS D             CLASS D
                             MINIMUM            SCHEDULED
PAYMENT DATE             TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                 BALANCE             BALANCE
------------             ----------------    ----------------
                               ($)                ($)
March 2007...........      106,857,423          91,036,410
April 2007...........      106,709,884          90,446,364
May 2007.............      106,557,987          89,845,729
June 2007............      106,401,676          89,234,450
July 2007............      106,240,898          88,612,474
August 2007..........      106,075,596          87,979,746
September 2007.......      105,905,716          87,336,215
October 2007.........      105,731,204          86,681,828
November 2007........      105,552,004          86,016,532
December 2007........      105,368,064          85,340,276
January 2008.........      105,179,329          84,653,009
February 2008........      104,985,745          83,954,678
March 2008...........      104,787,259          83,245,234
April 2008...........      104,583,816          82,524,625
May 2008.............      104,375,365          81,792,802
June 2008............      104,161,850          81,049,716
July 2008............      103,943,221          80,295,316
August 2008..........      103,719,423          79,529,553
September 2008.......      103,490,405          78,752,379
October 2008.........      103,256,113          77,963,745
November 2008........      103,016,495          77,163,603
December 2008........      102,771,500          76,351,905
January 2009.........      102,521,074          75,528,603
February 2009........      102,265,166          74,693,649
March 2009...........      102,003,725          73,846,998
April 2009...........      101,736,698          72,988,602
May 2009.............      101,464,034          72,118,414
June 2009............      101,185,682          71,236,389
July 2009............      100,901,591          70,342,480
August 2009..........      100,611,709          69,436,641
September 2009.......      100,315,985          68,518,827
October 2009.........      100,014,369          67,588,993
November 2009........       99,706,810          66,647,094
December 2009........       99,393,256          65,693,085
January 2010.........       99,073,659          64,726,922
February 2010........       98,747,967          63,748,560
March 2010...........       98,416,130          62,757,955
April 2010...........       98,078,099          61,755,064
May 2010.............       97,733,822          60,739,843
June 2010............       97,383,250          59,712,248
July 2010............       97,026,334          58,672,237
August 2010..........       96,663,024          57,619,767
September 2010.......       96,293,270          56,554,794
October 2010.........       95,917,023          55,477,277
November 2010........       95,534,233          54,387,174
December 2010........       95,144,852          53,284,441
January 2011.........       94,748,829          52,169,038
February 2011........       94,346,117          51,040,922
March 2011...........       93,936,666          49,900,053
April 2011...........       93,520,427          48,746,388
May 2011.............       93,097,353          47,579,888
June 2011............       92,667,393          46,400,510
July 2011............       92,230,500          45,208,215
August 2011..........       91,786,625          44,002,962
September 2011.......       91,335,720          42,784,710
October 2011.........       90,877,737          41,553,420

                               ($)                ($)
                             CLASS D             CLASS D
                             MINIMUM            SCHEDULED
PAYMENT DATE             TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                 BALANCE             BALANCE
------------             ----------------    ----------------
November 2011........       90,412,628          40,309,052
December 2011........       89,940,344          39,051,565
January 2012.........       89,460,838          37,780,920
February 2012........       88,974,061          36,497,078
March 2012...........       88,479,967          35,200,000
April 2012...........       87,978,507          33,889,646
May 2012.............       87,469,634          32,565,978
June 2012............       86,953,300          31,228,957
July 2012............       86,429,459          29,878,543
August 2012..........       85,898,062          28,514,700
September 2012.......       85,359,062          27,137,389
October 2012.........       84,812,413          25,746,570
November 2012........       84,258,067          24,342,208
December 2012........       83,695,978          22,924,263
January 2013.........       83,126,098          21,492,699
February 2013........       82,548,380          20,047,477
March 2013...........       81,962,779          18,588,561
April 2013...........       81,369,247          17,115,913
May 2013.............       80,767,737          15,629,496
June 2013............       80,158,204          14,129,273
July 2013............       79,540,600          12,615,208
August 2013..........       78,914,880          11,087,264
September 2013.......       78,280,998           9,545,405
October 2013.........       77,638,906           7,989,594
November 2013........       76,988,559           6,419,794
December 2013........       76,329,911           4,835,971
January 2014.........       75,662,916           3,238,088
February 2014........       74,987,529           1,626,110
March 2014...........       74,303,702                   0
April 2014...........       73,611,391                   0
May 2014.............       72,910,550                   0
June 2014............       72,201,134                   0
July 2014............       71,483,096                   0
August 2014..........       70,756,391                   0
September 2014.......       70,020,974                   0
October 2014.........       69,276,800                   0
November 2014........       68,523,823                   0
December 2014........       67,761,998                   0
January 2015.........       66,991,281                   0
February 2015........       66,211,625                   0
March 2015...........       65,422,986                   0
April 2015...........       64,625,320                   0
May 2015.............       63,818,580                   0
June 2015............       63,002,723                   0
July 2015............       62,177,704                   0
August 2015..........       61,343,478                   0
September 2015.......       60,500,000                   0
October 2015.........       59,647,226                   0
November 2015........       58,785,112                   0
December 2015........       57,913,612                   0
January 2016.........       57,032,683                   0
February 2016........       56,142,281                   0
March 2016...........       55,242,360                   0
April 2016...........       54,332,878                   0
May 2016.............       53,413,789                   0
June 2016............       52,485,050                   0

                             CLASS D             CLASS D
                             MINIMUM            SCHEDULED
PAYMENT DATE             TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                 BALANCE             BALANCE
------------             ----------------    ----------------
                               ($)                ($)
July 2016............       51,546,617                   0
August 2016..........       50,598,446                   0
September 2016.......       49,640,492                   0
October 2016.........       48,672,713                   0
November 2016........       47,695,064                   0
December 2016........       46,707,501                   0
January 2017.........       45,709,982                   0
February 2017........       44,702,462                   0
March 2017...........       43,684,897                   0
April 2017...........       42,657,245                   0
May 2017.............       41,619,462                   0
June 2017............       40,571,504                   0
July 2017............       39,513,328                   0
August 2017..........       38,444,891                   0
September 2017.......       37,366,149                   0
October 2017.........       36,277,060                   0
November 2017........       35,177,581                   0
December 2017........       34,067,667                   0
January 2018.........       32,947,277                   0
February 2018........       31,816,367                   0
March 2018...........       30,674,894                   0
April 2018...........       29,522,816                   0
May 2018.............       28,360,089                   0

                              ($)                  ($)
                             CLASS D             CLASS D
                             MINIMUM            SCHEDULED
PAYMENT DATE             TARGET PRINCIPAL    TARGET PRINCIPAL
OCCURRING IN                 BALANCE             BALANCE
------------             ----------------    ----------------
June 2018............       27,186,671                   0
July 2018............       26,002,519                   0
August 2018..........       24,807,591                   0
September 2018.......       23,601,843                   0
October 2018.........       22,385,234                   0
November 2018........       21,157,720                   0
December 2018........       19,919,260                   0
January 2019.........       18,669,810                   0
February 2019........       17,409,329                   0
March 2019...........       16,137,774                   0
April 2019...........       14,855,103                   0
May 2019.............       13,561,273                   0
June 2019............       12,256,242                   0
July 2019............       10,939,969                   0
August 2019..........        9,612,411                   0
September 2019.......        8,273,526                   0
October 2019.........        6,923,272                   0
November 2019........        5,561,607                   0
December 2019........        4,188,489                   0
January 2020.........        2,803,877                   0
February 2020........        1,407,728                   0
March 2020...........                0                   0

                                   APPENDIX 9

                                  POOL FACTORS


    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
March 3, 1998........  100.00%    100.00%    100.00%    100.00%    100.00%
April 1998...........  100.00%     97.42%     99.52%    100.00%    100.00%
May 1998.............  100.00%     96.44%     99.21%    100.00%    100.00%
June 1998............  100.00%     95.22%     98.91%    100.00%    100.00%
July 1998............  100.00%     94.50%     98.60%    100.00%    100.00%
August 1998..........  100.00%     93.49%     98.28%    100.00%    100.00%
September 1998.......  100.00%     92.26%     97.97%    100.00%    100.00%
October 1998.........  100.00%     91.52%     97.66%    100.00%    100.00%
November 1998........  100.00%     90.49%     97.34%    100.00%    100.00%
December 1998........  100.00%     89.30%     97.03%    100.00%    100.00%
January 1999.........  100.00%     88.60%     96.71%    100.00%    100.00%
February 1999........  100.00%     87.77%     96.39%    100.00%    100.00%
March 1999...........  100.00%     86.56%     96.07%    100.00%    100.00%
April 1999...........  100.00%     85.67%     95.75%    100.00%    100.00%
May 1999.............  100.00%     84.98%     95.42%    100.00%    100.00%
June 1999............  100.00%     83.59%     95.10%    100.00%    100.00%
July 1999............  100.00%     82.68%     94.77%    100.00%    100.00%
August 1999..........  100.00%     81.96%     94.45%    100.00%    100.00%
September 1999.......  100.00%     80.55%     94.12%    100.00%    100.00%
October 1999.........  100.00%     79.63%     93.79%    100.00%    100.00%
November 1999........  100.00%     78.90%     93.46%     99.99%    100.00%
December 1999........  100.00%     77.46%     93.12%     99.97%    100.00%
January 2000.........  100.00%     76.50%     92.79%     99.95%    100.00%
February 2000........  100.00%     75.74%     92.46%     99.91%    100.00%
March 2000...........  100.00%     74.28%     92.12%     99.88%    100.00%
April 2000...........  100.00%     73.31%     91.78%     99.83%    100.00%
May 2000.............  100.00%     72.52%     91.44%     99.78%    100.00%
June 2000............  100.00%     71.05%     91.10%     99.72%    100.00%
July 2000............  100.00%     70.05%     90.76%     99.65%    100.00%
August 2000..........  100.00%     69.26%     90.42%     99.58%    100.00%
September 2000.......  100.00%     67.77%     90.07%     99.50%    100.00%
October 2000.........  100.00%     66.77%     89.72%     99.41%    100.00%
November 2000........  100.00%     65.99%     89.28%     99.31%    100.00%
December 2000........  100.00%     64.82%     88.93%     99.21%     99.99%
January 2001.........  100.00%     63.63%     88.58%     99.10%     99.99%
February 2001........  100.00%     62.64%     88.23%     98.98%     99.98%
March 2001...........  100.00%     61.39%     87.87%     98.85%     99.96%
April 2001...........  100.00%     60.34%     87.52%     98.72%     99.95%
May 2001.............  100.00%     59.25%     87.16%     98.58%     99.93%
June 2001............  100.00%     58.00%     86.71%     98.43%     99.90%
July 2001............  100.00%     56.93%     86.35%     98.27%     99.88%
August 2001..........  100.00%     55.85%     85.99%     98.11%     99.84%
September 2001.......  100.00%     54.56%     85.63%     97.94%     99.81%
October 2001.........  100.00%     53.50%     85.17%     97.76%     99.77%
November 2001........  100.00%     52.41%     84.81%     97.57%     99.72%
December 2001........  100.00%     51.10%     84.45%     97.38%     99.67%
January 2002.........  100.00%     50.05%     83.99%     97.18%     99.62%
February 2002........  100.00%     48.95%     83.62%     96.97%     99.56%
March 2002...........  100.00%     47.61%     83.25%     96.75%     99.49%
April 2002...........  100.00%     46.54%     82.79%     96.53%     99.42%
May 2002.............  100.00%     45.42%     82.42%     96.30%     99.35%
June 2002............  100.00%     44.13%     81.95%     96.06%     99.27%
July 2002............  100.00%     43.02%     81.58%     95.81%     99.18%
August 2002..........  100.00%     41.93%     81.11%     95.56%     99.09%
September 2002.......  100.00%     40.60%     80.74%     95.30%     98.99%
October 2002.........  100.00%     39.51%     80.27%     95.03%     98.88%


    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
November 2002........  100.00%     38.40%     79.89%     94.75%     98.77%
December 2002........  100.00%     37.08%     79.42%     94.47%     98.66%
January 2003.........  100.00%     35.98%     78.95%     94.18%     98.53%
February 2003........  100.00%     34.85%     78.57%     93.88%     98.40%
March 2003...........  100.00%     33.58%     78.09%     93.57%     98.27%
April 2003...........  100.00%     32.51%     77.62%     93.25%     98.13%
May 2003.............  100.00%     31.34%     77.15%     92.93%     97.98%
June 2003............  100.00%     30.19%     76.68%     92.60%     97.82%
July 2003............  100.00%     29.02%     76.20%     92.26%     97.66%
August 2003..........  100.00%     27.84%     75.81%     91.92%     97.49%
September 2003.......  100.00%     26.68%     75.34%     91.56%     97.32%
October 2003.........  100.00%     25.52%     74.77%     91.20%     97.13%
November 2003........  100.00%     24.35%     74.30%     90.83%     96.94%
December 2003........  100.00%     23.16%     73.82%     90.46%     96.75%
January 2004.........  100.00%     21.16%     71.52%     90.07%     96.54%
February 2004........  100.00%     20.05%     71.06%     89.68%     96.33%
March 2004...........  100.00%     18.90%     70.60%     89.28%     96.11%
April 2004...........  100.00%     17.84%     70.06%     88.87%     95.88%
May 2004.............  100.00%     16.73%     69.59%     88.46%     95.65%
June 2004............  100.00%     15.66%     69.05%     88.03%     95.41%
July 2004............  100.00%     14.55%     68.59%     87.60%     95.16%
August 2004..........  100.00%     13.47%     68.05%     87.17%     94.90%
September 2004.......  100.00%     12.37%     67.59%     86.72%     94.64%
October 2004.........  100.00%     11.29%     67.05%     86.27%     94.36%
November 2004........  100.00%     10.21%     66.51%     85.80%     94.08%
December 2004........  100.00%      9.12%     65.97%     85.34%     93.80%
January 2005.........  100.00%      8.02%     65.43%     84.86%     93.50%
February 2005........  100.00%      6.90%     64.96%     84.37%     93.19%
March 2005...........  100.00%      5.75%     64.35%     83.88%     92.88%
April 2005...........  100.00%      4.65%     63.81%     83.38%     92.56%
May 2005.............  100.00%      3.52%     63.27%     82.87%     92.23%
June 2005............  100.00%      2.41%     62.73%     82.36%     91.89%
July 2005............  100.00%      1.28%     62.19%     81.83%     91.55%
August 2005..........  100.00%      0.18%     61.58%     81.30%     91.19%
September 2005.......   99.21%      0.00%     61.05%     80.76%     90.83%
October 2005.........   98.25%      0.00%     60.44%     80.22%     90.46%
November 2005........   97.31%      0.00%     59.83%     79.66%     90.08%
December 2005........   96.35%      0.00%     59.30%     79.10%     89.69%
January 2006.........   95.43%      0.00%     58.69%     78.53%     89.29%
February 2006........   94.50%      0.00%     58.09%     77.95%     88.88%
March 2006...........   93.52%      0.00%     57.49%     77.36%     88.46%
April 2006...........   92.61%      0.00%     56.89%     76.77%     88.04%
May 2006.............   91.68%      0.00%     56.29%     76.17%     87.61%
June 2006............   90.79%      0.00%     55.62%     75.56%     87.16%
July 2006............   89.87%      0.00%     55.02%     74.94%     86.71%
August 2006..........   88.98%      0.00%     54.36%     74.32%     86.25%
September 2006.......   88.07%      0.00%     53.77%     73.68%     85.78%
October 2006.........   87.15%      0.00%     53.11%     73.04%     85.30%
November 2006........   86.25%      0.00%     52.46%     72.39%     84.81%
December 2006........   85.33%      0.00%     51.81%     71.74%     84.31%
January 2007.........   84.43%      0.00%     51.16%     71.07%     83.80%
February 2007........   83.53%      0.00%     50.51%     70.40%     83.29%
March 2007...........   82.58%      0.00%     49.86%     69.72%     82.76%
April 2007...........   81.69%      0.00%     49.16%     69.03%     82.22%
May 2007.............   80.76%      0.00%     48.52%     68.34%     81.68%
June 2007............   79.86%      0.00%     47.82%     67.64%     81.12%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
July 2007............   78.94%      0.00%     47.12%     66.92%     80.56%
August 2007..........   78.03%      0.00%     46.43%     66.20%     79.98%
September 2007.......   77.12%      0.00%     45.74%     65.48%     79.40%
October 2007.........   76.19%      0.00%     45.06%     64.74%     78.80%
November 2007........   75.27%      0.00%     44.38%     64.00%     78.20%
December 2007........   74.35%      0.00%     43.64%     63.25%     77.58%
January 2008.........   73.41%      0.00%     42.97%     62.49%     76.96%
February 2008........   72.48%      0.00%     42.24%     61.72%     76.32%
March 2008...........   71.51%      0.00%     41.52%     60.95%     75.68%
April 2008...........   70.57%      0.00%     40.80%     60.17%     75.02%
May 2008.............   69.70%      0.00%     40.09%     59.38%     74.36%
June 2008............   68.83%      0.00%     39.38%     58.58%     73.68%
July 2008............   67.96%      0.00%     38.62%     57.77%     73.00%
August 2008..........   67.09%      0.00%     37.92%     56.96%     72.30%
September 2008.......   66.23%      0.00%     37.18%     56.14%     71.59%
October 2008.........   65.37%      0.00%     36.44%     55.31%     70.88%
November 2008........   64.52%      0.00%     35.70%     54.47%     70.15%
December 2008........   63.68%      0.00%     34.92%     53.63%     69.41%
January 2009.........   62.84%      0.00%     34.20%     52.77%     68.66%
February 2009........   62.01%      0.00%     33.43%     51.91%     67.90%
March 2009...........   61.12%      0.00%     32.72%     51.04%     67.13%
April 2009...........   60.33%      0.00%     31.97%     50.17%     66.35%
May 2009.............   59.52%      0.00%     31.22%     49.28%     65.56%
June 2009............   58.72%      0.00%     30.43%     48.39%     64.76%
July 2009............   57.90%      0.00%     29.70%     47.49%     63.95%
August 2009..........   57.10%      0.00%     28.93%     46.58%     63.12%
September 2009.......   56.30%      0.00%     28.17%     45.66%     62.29%
October 2009.........   55.49%      0.00%     27.42%     44.74%     61.44%
November 2009........   54.69%      0.00%     26.67%     43.81%     60.59%
December 2009........   53.88%      0.00%     25.89%     42.87%     59.72%
January 2010.........   53.06%      0.00%     25.16%     41.92%     58.84%
February 2010........   52.25%      0.00%     24.40%     40.96%     57.95%
March 2010...........   51.41%      0.00%     23.65%     40.00%     57.05%
April 2010...........   50.60%      0.00%     22.86%     39.03%     56.14%
May 2010.............   49.76%      0.00%     22.13%     38.05%     55.22%
June 2010............   48.94%      0.00%     21.37%     37.06%     54.28%
July 2010............   48.11%      0.00%     20.61%     36.06%     53.34%
August 2010..........   47.27%      0.00%     19.87%     35.06%     52.38%
September 2010.......   46.44%      0.00%     19.14%     34.05%     51.41%
October 2010.........   45.59%      0.00%     18.38%     33.03%     50.43%
November 2010........   44.75%      0.00%     17.64%     32.00%     49.44%
December 2010........   43.92%      0.00%     16.92%     30.97%     48.44%
January 2011.........   43.09%      0.00%     16.22%     29.92%     47.43%
February 2011........   42.29%      0.00%     15.49%     28.87%     46.40%
March 2011...........   41.46%      0.00%     14.81%     27.81%     45.36%
April 2011...........   40.72%      0.00%     14.08%     26.75%     44.31%

    PAYMENT DATE       SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
    OCCURRING IN         A-1        A-2        B-1        C-1        D-1
    ------------       --------   --------   --------   --------   --------
May 2011.............   39.99%      0.00%     13.39%     25.67%     43.25%
June 2011............   39.25%      0.00%     12.71%     24.59%     42.18%
July 2011............   38.52%      0.00%     12.02%     23.50%     41.10%
August 2011..........   37.79%      0.00%     11.34%     22.40%     40.00%
September 2011.......   37.06%      0.00%     10.67%     21.29%     38.90%
October 2011.........   36.32%      0.00%      9.99%     20.18%     37.78%
November 2011........   35.58%      0.00%      9.32%     19.05%     36.64%
December 2011........   34.83%      0.00%      8.66%     17.92%     35.50%
January 2012.........   34.09%      0.00%      8.03%     16.78%     34.35%
February 2012........   33.36%      0.00%      7.37%     15.64%     33.18%
March 2012...........   32.62%      0.00%      6.74%     14.48%     32.00%
April 2012...........   31.88%      0.00%      6.12%     13.32%     30.81%
May 2012.............   31.16%      0.00%      5.49%     12.15%     29.61%
June 2012............   30.41%      0.00%      4.92%     10.97%     28.39%
July 2012............   29.63%      0.00%      4.33%      9.78%     27.16%
August 2012..........   28.83%      0.00%      3.73%      8.59%     26.00%
September 2012.......   27.98%      0.00%      3.18%      7.38%     24.91%
October 2012.........   27.15%      0.00%      2.62%      6.17%     23.71%
November 2012........   26.34%      0.00%      2.06%      4.95%     22.44%
December 2012........   25.54%      0.00%      1.54%      3.73%     21.07%
January 2013.........   24.74%      0.00%      1.02%      2.49%     19.66%
February 2013........   23.94%      0.00%      0.51%      1.25%     18.22%
March 2013...........   23.12%      0.00%      0.00%      0.00%     16.90%
April 2013...........   21.92%      0.00%      0.00%      0.00%     15.56%
May 2013.............   20.91%      0.00%      0.00%      0.00%     14.21%
June 2013............   19.91%      0.00%      0.00%      0.00%     12.84%
July 2013............   18.91%      0.00%      0.00%      0.00%     11.47%
August 2013..........   17.91%      0.00%      0.00%      0.00%     10.08%
September 2013.......   16.94%      0.00%      0.00%      0.00%      8.68%
October 2013.........   16.01%      0.00%      0.00%      0.00%      7.26%
November 2013........   15.07%      0.00%      0.00%      0.00%      5.84%
December 2013........   14.14%      0.00%      0.00%      0.00%      4.40%
January 2014.........   13.22%      0.00%      0.00%      0.00%      2.94%
February 2014........   12.31%      0.00%      0.00%      0.00%      1.48%
March 2014...........   11.38%      0.00%      0.00%      0.00%      0.00%
April 2014...........   10.14%      0.00%      0.00%      0.00%      0.00%
May 2014.............    8.89%      0.00%      0.00%      0.00%      0.00%
June 2014............    7.63%      0.00%      0.00%      0.00%      0.00%
July 2014............    6.36%      0.00%      0.00%      0.00%      0.00%
August 2014..........    5.10%      0.00%      0.00%      0.00%      0.00%
September 2014.......    3.82%      0.00%      0.00%      0.00%      0.00%
October 2014.........    2.57%      0.00%      0.00%      0.00%      0.00%
November 2014........    1.31%      0.00%      0.00%      0.00%      0.00%
December 2014........    0.04%      0.00%      0.00%      0.00%      0.00%
January 2015.........    0.00%      0.00%      0.00%      0.00%      0.00%

                                  APPENDIX 10

                             EXTENDED POOL FACTORS


PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
OCCURRING IN             A-1        A-2        B-1        C-1        D-1
------------           --------   --------   --------   --------   --------
March 3, 1998........  100.00%    100.00%    100.00%    100.00%    100.00%
April 1998...........  100.00%     99.08%    100.00%    100.00%    100.00%
May 1998.............  100.00%     98.41%    100.00%    100.00%    100.00%
June 1998............  100.00%     97.73%    100.00%    100.00%    100.00%
July 1998............  100.00%     97.06%    100.00%    100.00%    100.00%
August 1998..........  100.00%     96.38%    100.00%    100.00%    100.00%
September 1998.......  100.00%     95.70%    100.00%    100.00%    100.00%
October 1998.........  100.00%     94.98%    100.00%    100.00%    100.00%
November 1998........  100.00%     94.30%    100.00%    100.00%    100.00%
December 1998........  100.00%     93.61%    100.00%    100.00%    100.00%
January 1999.........  100.00%     92.92%    100.00%    100.00%    100.00%
February 1999........  100.00%     92.22%    100.00%    100.00%    100.00%
March 1999...........  100.00%     91.49%    100.00%    100.00%    100.00%
April 1999...........  100.00%     90.79%     99.52%    100.00%    100.00%
May 1999.............  100.00%     90.09%     99.21%    100.00%    100.00%
June 1999............  100.00%     89.35%     98.91%    100.00%    100.00%
July 1999............  100.00%     88.64%     98.60%    100.00%    100.00%
August 1999..........  100.00%     87.90%     98.28%    100.00%    100.00%
September 1999.......  100.00%     87.18%     97.97%    100.00%    100.00%
October 1999.........  100.00%     86.44%     97.66%    100.00%    100.00%
November 1999........  100.00%     85.72%     97.34%    100.00%    100.00%
December 1999........  100.00%     84.96%     97.03%    100.00%    100.00%
January 2000.........  100.00%     84.20%     96.71%    100.00%    100.00%
February 2000........  100.00%     83.45%     96.39%    100.00%    100.00%
March 2000...........  100.00%     82.68%     96.07%    100.00%    100.00%
April 2000...........  100.00%     81.92%     95.75%    100.00%    100.00%
May 2000.............  100.00%     81.15%     95.42%    100.00%    100.00%
June 2000............  100.00%     80.38%     95.10%    100.00%    100.00%
July 2000............  100.00%     79.61%     94.77%    100.00%    100.00%
August 2000..........  100.00%     78.80%     94.45%    100.00%    100.00%
September 2000.......  100.00%     78.02%     94.12%    100.00%    100.00%
October 2000.........  100.00%     77.21%     93.79%    100.00%    100.00%
November 2000........  100.00%     76.43%     93.46%    100.00%    100.00%
December 2000........  100.00%     75.61%     93.12%    100.00%    100.00%
January 2001.........  100.00%     74.79%     92.79%    100.00%    100.00%
February 2001........  100.00%     73.97%     92.46%    100.00%    100.00%
March 2001...........  100.00%     73.15%     92.12%    100.00%    100.00%
April 2001...........  100.00%     72.32%     91.78%    100.00%    100.00%
May 2001.............  100.00%     71.49%     91.44%    100.00%    100.00%
June 2001............  100.00%     70.66%     91.10%    100.00%    100.00%
July 2001............  100.00%     69.80%     90.76%    100.00%    100.00%
August 2001..........  100.00%     68.96%     90.42%    100.00%    100.00%
September 2001.......  100.00%     68.09%     90.07%    100.00%    100.00%
October 2001.........  100.00%     67.22%     89.72%    100.00%    100.00%
November 2001........  100.00%     66.35%     89.28%     99.99%    100.00%
December 2001........  100.00%     65.47%     88.93%     99.97%    100.00%
January 2002.........  100.00%     64.60%     88.58%     99.95%    100.00%
February 2002........  100.00%     63.72%     88.23%     99.91%    100.00%
March 2002...........  100.00%     62.84%     87.87%     99.88%    100.00%
April 2002...........  100.00%     61.92%     87.52%     99.83%    100.00%
May 2002.............  100.00%     61.04%     87.16%     99.78%    100.00%
June 2002............  100.00%     60.12%     86.71%     99.72%    100.00%
July 2002............  100.00%     59.20%     86.35%     99.65%    100.00%
August 2002..........  100.00%     58.28%     85.99%     99.58%    100.00%
September 2002.......  100.00%     57.36%     85.63%     99.50%    100.00%
October 2002.........  100.00%     56.44%     85.17%     99.41%    100.00%


PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
OCCURRING IN             A-1        A-2        B-1        C-1        D-1
------------           --------   --------   --------   --------   --------
November 2002........  100.00%     55.48%     84.81%     99.31%    100.00%
December 2002........  100.00%     54.55%     84.45%     99.21%     99.99%
January 2003.........  100.00%     53.60%     83.99%     99.10%     99.99%
February 2003........  100.00%     52.64%     83.62%     98.98%     99.98%
March 2003...........  100.00%     51.68%     83.25%     98.85%     99.96%
April 2003...........  100.00%     50.71%     82.79%     98.72%     99.95%
May 2003.............  100.00%     49.75%     82.42%     98.58%     99.93%
June 2003............  100.00%     48.78%     81.95%     98.43%     99.90%
July 2003............  100.00%     47.79%     81.58%     98.27%     99.88%
August 2003..........  100.00%     46.79%     81.11%     98.11%     99.84%
September 2003.......  100.00%     45.79%     80.74%     97.94%     99.81%
October 2003.........  100.00%     44.79%     80.27%     97.76%     99.77%
November 2003........  100.00%     43.79%     79.89%     97.57%     99.72%
December 2003........  100.00%     42.79%     79.42%     97.38%     99.67%
January 2004.........  100.00%     37.79%     78.95%     97.18%     99.62%
February 2004........  100.00%     36.80%     78.57%     96.97%     99.56%
March 2004...........  100.00%     35.83%     78.09%     96.75%     99.49%
April 2004...........  100.00%     34.84%     77.62%     96.53%     99.42%
May 2004.............  100.00%     33.82%     77.15%     96.30%     99.35%
June 2004............  100.00%     32.83%     76.68%     96.06%     99.27%
July 2004............  100.00%     31.81%     76.20%     95.81%     99.18%
August 2004..........  100.00%     30.81%     75.81%     95.56%     99.09%
September 2004.......  100.00%     29.79%     75.34%     95.30%     98.99%
October 2004.........  100.00%     28.74%     74.77%     95.03%     98.88%
November 2004........  100.00%     27.71%     74.30%     94.75%     98.77%
December 2004........  100.00%     26.69%     73.82%     94.47%     98.66%
January 2005.........  100.00%     25.64%     71.52%     94.18%     98.53%
February 2005........  100.00%     24.59%     71.06%     93.88%     98.40%
March 2005...........  100.00%     23.54%     70.60%     93.57%     98.27%
April 2005...........  100.00%     22.49%     70.06%     93.25%     98.13%
May 2005.............  100.00%     21.41%     69.59%     92.93%     97.98%
June 2005............  100.00%     20.36%     69.05%     92.60%     97.82%
July 2005............  100.00%     19.28%     68.59%     92.26%     97.66%
August 2005..........  100.00%     18.21%     68.05%     91.92%     97.49%
September 2005.......  100.00%     17.13%     67.59%     91.56%     97.32%
October 2005.........  100.00%     16.03%     67.05%     91.20%     97.13%
November 2005........  100.00%     14.93%     66.51%     90.83%     96.94%
December 2005........  100.00%     13.86%     65.97%     90.46%     96.75%
January 2006.........  100.00%     12.74%     65.43%     90.07%     96.54%
February 2006........  100.00%     11.64%     64.96%     89.68%     96.33%
March 2006...........  100.00%     10.54%     64.35%     89.28%     96.11%
April 2006...........  100.00%      9.42%     63.81%     88.87%     95.88%
May 2006.............  100.00%      8.30%     63.27%     88.46%     95.65%
June 2006............  100.00%      7.18%     62.73%     88.03%     95.41%
July 2006............  100.00%      6.06%     62.19%     87.60%     95.16%
August 2006..........  100.00%      4.92%     61.58%     87.17%     94.90%
September 2006.......  100.00%      3.78%     61.05%     86.72%     94.64%
October 2006.........  100.00%      2.65%     60.44%     86.27%     94.36%
November 2006........  100.00%      1.51%     59.83%     85.80%     94.08%
December 2006........  100.00%      0.35%     59.30%     85.34%     93.80%
January 2007.........   99.33%      0.00%     58.69%     84.86%     93.50%
February 2007........   98.35%      0.00%     58.09%     84.37%     93.19%
March 2007...........   97.37%      0.00%     57.49%     83.88%     92.88%
April 2007...........   96.37%      0.00%     56.89%     83.38%     92.56%
May 2007.............   95.38%      0.00%     56.29%     82.87%     92.23%
June 2007............   94.40%      0.00%     55.62%     82.36%     91.89%

PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
OCCURRING IN             A-1        A-2        B-1        C-1        D-1
------------           --------   --------   --------   --------   --------
July 2007............   93.39%      0.00%     55.02%     81.83%     91.55%
August 2007..........   92.40%      0.00%     54.36%     81.30%     91.19%
September 2007.......   91.39%      0.00%     53.77%     80.76%     90.83%
October 2007.........   90.40%      0.00%     53.11%     80.22%     90.46%
November 2007........   89.40%      0.00%     52.46%     79.66%     90.08%
December 2007........   88.38%      0.00%     51.81%     79.10%     89.69%
January 2008.........   87.38%      0.00%     51.16%     78.53%     89.29%
February 2008........   86.37%      0.00%     50.51%     77.95%     88.88%
March 2008...........   85.36%      0.00%     49.86%     77.36%     88.46%
April 2008...........   84.33%      0.00%     49.16%     76.77%     88.04%
May 2008.............   83.32%      0.00%     48.52%     76.17%     87.61%
June 2008............   82.30%      0.00%     47.82%     75.56%     87.16%
July 2008............   81.28%      0.00%     47.12%     74.94%     86.71%
August 2008..........   80.25%      0.00%     46.43%     74.32%     86.25%
September 2008.......   79.23%      0.00%     45.74%     73.68%     85.78%
October 2008.........   78.21%      0.00%     45.06%     73.04%     85.30%
November 2008........   77.17%      0.00%     44.38%     72.39%     84.81%
December 2008........   76.15%      0.00%     43.64%     71.74%     84.31%
January 2009.........   75.11%      0.00%     42.97%     71.07%     83.80%
February 2009........   74.08%      0.00%     42.24%     70.40%     83.29%
March 2009...........   73.06%      0.00%     41.52%     69.72%     82.76%
April 2009...........   72.03%      0.00%     40.80%     69.03%     82.22%
May 2009.............   71.00%      0.00%     40.09%     68.34%     81.68%
June 2009............   69.96%      0.00%     39.38%     67.64%     81.12%
July 2009............   68.92%      0.00%     38.62%     66.92%     80.56%
August 2009..........   67.90%      0.00%     37.92%     66.20%     79.98%
September 2009.......   66.86%      0.00%     37.18%     65.48%     79.40%
October 2009.........   65.82%      0.00%     36.44%     64.74%     78.80%
November 2009........   64.79%      0.00%     35.70%     64.00%     78.20%
December 2009........   63.76%      0.00%     34.92%     63.25%     77.58%
January 2010.........   62.72%      0.00%     34.20%     62.49%     76.96%
February 2010........   61.70%      0.00%     33.43%     61.72%     76.32%
March 2010...........   60.66%      0.00%     32.72%     60.95%     75.68%
April 2010...........   59.63%      0.00%     31.97%     60.17%     75.02%
May 2010.............   58.60%      0.00%     31.22%     59.38%     74.36%
June 2010............   57.57%      0.00%     30.43%     58.58%     73.68%
July 2010............   56.55%      0.00%     29.70%     57.77%     73.00%
August 2010..........   55.51%      0.00%     28.93%     56.96%     72.30%
September 2010.......   54.49%      0.00%     28.17%     56.14%     71.59%
October 2010.........   53.47%      0.00%     27.42%     55.31%     70.88%
November 2010........   52.44%      0.00%     26.67%     54.47%     70.15%
December 2010........   51.47%      0.00%     25.89%     53.63%     69.41%
January 2011.........   50.50%      0.00%     25.16%     52.77%     68.66%
February 2011........   49.54%      0.00%     24.40%     51.91%     67.90%
March 2011...........   48.59%      0.00%     23.65%     51.04%     67.13%
April 2011...........   47.63%      0.00%     22.86%     50.17%     66.35%
May 2011.............   46.67%      0.00%     22.13%     49.28%     65.56%
June 2011............   45.73%      0.00%     21.37%     48.39%     64.76%
July 2011............   44.78%      0.00%     20.61%     47.49%     63.95%
August 2011..........   43.84%      0.00%     19.87%     46.58%     63.12%
September 2011.......   42.89%      0.00%     19.14%     45.66%     62.29%
October 2011.........   41.95%      0.00%     18.38%     44.74%     61.44%
November 2011........   41.01%      0.00%     17.64%     43.81%     60.59%
December 2011........   40.08%      0.00%     16.92%     42.87%     59.72%
January 2012.........   39.16%      0.00%     16.22%     41.92%     58.84%
February 2012........   38.23%      0.00%     15.49%     40.96%     57.95%
March 2012...........   37.31%      0.00%     14.81%     40.00%     57.05%
April 2012...........   36.39%      0.00%     14.08%     39.03%     56.14%

PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
OCCURRING IN             A-1        A-2        B-1        C-1        D-1
------------           --------   --------   --------   --------   --------
May 2012.............   35.48%      0.00%     13.39%     38.05%     55.22%
June 2012............   34.58%      0.00%     12.71%     37.06%     54.28%
July 2012............   33.69%      0.00%     12.02%     36.06%     53.34%
August 2012..........   32.81%      0.00%     11.34%     35.06%     52.38%
September 2012.......   31.95%      0.00%     10.67%     34.05%     51.41%
October 2012.........   31.13%      0.00%      9.99%     33.03%     50.43%
November 2012........   30.31%      0.00%      9.32%     32.00%     49.44%
December 2012........   29.50%      0.00%      8.66%     30.97%     48.44%
January 2013.........   28.70%      0.00%      8.03%     29.92%     47.43%
February 2013........   27.90%      0.00%      7.37%     28.87%     46.40%
March 2013...........   27.11%      0.00%      6.74%     27.81%     45.36%
April 2013...........   26.31%      0.00%      6.12%     26.75%     44.31%
May 2013.............   25.56%      0.00%      5.49%     25.67%     43.25%
June 2013............   24.83%      0.00%      4.92%     24.59%     42.18%
July 2013............   24.11%      0.00%      4.33%     23.50%     41.10%
August 2013..........   23.40%      0.00%      3.73%     22.40%     40.00%
September 2013.......   22.68%      0.00%      3.18%     21.29%     38.90%
October 2013.........   21.98%      0.00%      2.62%     20.18%     37.78%
November 2013........   21.31%      0.00%      2.06%     19.05%     36.64%
December 2013........   20.65%      0.00%      1.54%     17.92%     35.50%
January 2014.........   20.03%      0.00%      1.02%     16.78%     34.35%
February 2014........   19.43%      0.00%      0.51%     15.64%     33.18%
March 2014...........   18.85%      0.00%      0.00%     14.48%     32.00%
April 2014...........   18.29%      0.00%      0.00%     13.32%     30.81%
May 2014.............   17.75%      0.00%      0.00%     12.15%     29.61%
June 2014............   17.22%      0.00%      0.00%     10.97%     28.39%
July 2014............   16.68%      0.00%      0.00%      9.78%     27.16%
August 2014..........   16.15%      0.00%      0.00%      8.59%     26.00%
September 2014.......   15.63%      0.00%      0.00%      7.38%     24.91%
October 2014.........   15.12%      0.00%      0.00%      6.17%     23.71%
November 2014........   14.60%      0.00%      0.00%      4.95%     22.44%
December 2014........   14.10%      0.00%      0.00%      3.73%     21.07%
January 2015.........   13.59%      0.00%      0.00%      2.49%     19.66%
February 2015........   13.10%      0.00%      0.00%      1.25%     18.22%
March 2015...........   12.61%      0.00%      0.00%      0.00%     16.90%
April 2015...........   12.15%      0.00%      0.00%      0.00%     15.56%
May 2015.............   11.70%      0.00%      0.00%      0.00%     14.21%
June 2015............   11.26%      0.00%      0.00%      0.00%     12.84%
July 2015............   10.82%      0.00%      0.00%      0.00%     11.47%
August 2015..........   10.39%      0.00%      0.00%      0.00%     10.08%
September 2015.......    9.97%      0.00%      0.00%      0.00%      8.68%
October 2015.........    9.56%      0.00%      0.00%      0.00%      7.26%
November 2015........    9.17%      0.00%      0.00%      0.00%      5.84%
December 2015........    8.79%      0.00%      0.00%      0.00%      4.40%
January 2016.........    8.42%      0.00%      0.00%      0.00%      2.94%
February 2016........    8.05%      0.00%      0.00%      0.00%      1.48%
March 2016...........    7.69%      0.00%      0.00%      0.00%      0.00%
April 2016...........    7.34%      0.00%      0.00%      0.00%      0.00%
May 2016.............    6.99%      0.00%      0.00%      0.00%      0.00%
June 2016............    6.64%      0.00%      0.00%      0.00%      0.00%
July 2016............    6.31%      0.00%      0.00%      0.00%      0.00%
August 2016..........    5.98%      0.00%      0.00%      0.00%      0.00%
September 2016.......    5.66%      0.00%      0.00%      0.00%      0.00%
October 2016.........    5.34%      0.00%      0.00%      0.00%      0.00%
November 2016........    5.03%      0.00%      0.00%      0.00%      0.00%
December 2016........    4.72%      0.00%      0.00%      0.00%      0.00%
January 2017.........    4.43%      0.00%      0.00%      0.00%      0.00%
February 2017........    4.15%      0.00%      0.00%      0.00%      0.00%

PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
OCCURRING IN             A-1        A-2        B-1        C-1        D-1
------------           --------   --------   --------   --------   --------
March 2017...........    3.90%      0.00%      0.00%      0.00%      0.00%
April 2017...........    3.65%      0.00%      0.00%      0.00%      0.00%
May 2017.............    3.42%      0.00%      0.00%      0.00%      0.00%
June 2017............    3.19%      0.00%      0.00%      0.00%      0.00%
July 2017............    2.98%      0.00%      0.00%      0.00%      0.00%
August 2017..........    2.77%      0.00%      0.00%      0.00%      0.00%
September 2017.......    2.56%      0.00%      0.00%      0.00%      0.00%
October 2017.........    2.37%      0.00%      0.00%      0.00%      0.00%
November 2017........    2.18%      0.00%      0.00%      0.00%      0.00%
December 2017........    1.99%      0.00%      0.00%      0.00%      0.00%
January 2018.........    1.81%      0.00%      0.00%      0.00%      0.00%
February 2018........    1.64%      0.00%      0.00%      0.00%      0.00%
March 2018...........    1.48%      0.00%      0.00%      0.00%      0.00%
April 2018...........    1.34%      0.00%      0.00%      0.00%      0.00%
May 2018.............    1.22%      0.00%      0.00%      0.00%      0.00%
June 2018............    1.11%      0.00%      0.00%      0.00%      0.00%
July 2018............    1.01%      0.00%      0.00%      0.00%      0.00%
August 2018..........    0.92%      0.00%      0.00%      0.00%      0.00%
September 2018.......    0.82%      0.00%      0.00%      0.00%      0.00%

PAYMENT DATE           SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS   SUBCLASS
OCCURRING IN             A-1        A-2        B-1        C-1        D-1
------------           --------   --------   --------   --------   --------
October 2018.........    0.74%      0.00%      0.00%      0.00%      0.00%
November 2018........    0.65%      0.00%      0.00%      0.00%      0.00%
December 2018........    0.58%      0.00%      0.00%      0.00%      0.00%
January 2019.........    0.51%      0.00%      0.00%      0.00%      0.00%
February 2019........    0.44%      0.00%      0.00%      0.00%      0.00%
March 2019...........    0.38%      0.00%      0.00%      0.00%      0.00%
April 2019...........    0.33%      0.00%      0.00%      0.00%      0.00%
May 2019.............    0.28%      0.00%      0.00%      0.00%      0.00%
June 2019............    0.24%      0.00%      0.00%      0.00%      0.00%
July 2019............    0.20%      0.00%      0.00%      0.00%      0.00%
August 2019..........    0.16%      0.00%      0.00%      0.00%      0.00%
September 2019.......    0.12%      0.00%      0.00%      0.00%      0.00%
October 2019.........    0.10%      0.00%      0.00%      0.00%      0.00%
November 2019........    0.07%      0.00%      0.00%      0.00%      0.00%
December 2019........    0.05%      0.00%      0.00%      0.00%      0.00%
January 2020.........    0.03%      0.00%      0.00%      0.00%      0.00%
February 2020........    0.01%      0.00%      0.00%      0.00%      0.00%
March 2020...........    0.00%      0.00%      0.00%      0.00%      0.00%

                                  APPENDIX 11

           APPRAISED VALUES OF INITIAL AIRCRAFT AT SEPTEMBER 30, 1998

                               NUMBER OF    SERIAL      APPRAISED VALUE
INITIAL LESSEE                 AIRCRAFT     NUMBER   AT SEPTEMBER 30, 1998
--------------                -----------   ------   ----------------------
                                                     (DOLLARS IN THOUSANDS)
Aeropostale.................       1         23788         $   21,420
Air Liberte.................       1         49822             19,433
Olympic.....................       1         25371             27,137
TAP.........................       1         25161             25,020
Transwede...................       1         25165             20,860
Flightlease.................       1           410             25,377
Flightlease.................       1           409             25,210
Transavia...................       1         27635             29,863
KLM.........................    engine      704279              5,593
Britannia...................       1         23807             36,390
Caledonia...................       1           393             31,310
Monarch.....................       1           279             30,467
Unijet......................       1         26256             67,767
TransAer....................       1           414             31,503
Alaska Airlines.............       1         25104             28,210
TWA.........................       1         49824             20,423
TWA.........................       1         49825             18,270
Malev.......................       1         11569             16,460
Malev.......................       1         11565             16,353
Malev.......................       1         11564             15,627
Transaero...................       1         24367             34,870
Onur Air....................       1           597             44,623
China Hainan................       1         26295             26,783
Asiana......................       1         24798             56,127
China Airlines..............       1           555             50,720
Varig.......................       1         24106             62,673
Passaredo...................       1           437             30,183
VASP........................       1         24299             21,407
Aero Mexico.................       1         26272             42,727
TAESA.......................       1         24234             22,340
Air Pacific.................       1         26260             68,913
Icelandair..................       1         23811             21,423
Guyana Airways..............       1         24260             33,953
                              -----------                  ----------
                              32 + engine                  $1,029,437
                                                           ==========

                                  APPENDIX 12



                               ANNUAL CASH REPORT



     MANAGEMENT DISCUSSION & ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS



BACKGROUND



     On March 3, 1998, Morgan Stanley Aircraft Finance ("MSAF"), a Delaware business trust, issued $1,050 million of Notes in five subclasses -- Subclass A-1, Subclass A-2, Subclass B-1, Subclass C-1 and Subclass D-1 (the "NOTES"). The Notes were issued in connection with MSAF's agreement to acquire 33 aircraft plus a spare engine with a total appraised value at September 30, 1997 of $1,115.51 million from International Lease Finance Corporation ("ILFC").



     As of November 16, 1998, all but one of the 33 aircraft had been acquired by MSAF. The undelivered aircraft was a B737-400 on lease to the Turkish national carrier, THY, with an appraised value of $28.82 million. Pursuant to the indenture relating to the Notes (the "INDENTURE"), MSAF decided not to substitute this aircraft but to distribute to Noteholders $26.0 million which represents that portion of the proceeds from the offering of the Notes relating to this aircraft on June 15, 1998. As a result, the overall size of the aircraft fleet is now 32 aircraft plus a spare engine with a revised total appraised value at September 30, 1997 of $1,086.7 million. Applying the declining value assumption, the total appraised value was $1,058.1 million at November 16 1998. The value of the portfolio according to the most recent appraisal at September 30, 1998 was $1,029.4 million. See "Aircraft Values" below. As of February 1, 1999, 31 aircraft plus the engine were subject to leases with 28 lessees in 18 countries as shown in Schedule A attached and one aircraft was available for lease.



     The assets of MSAF consist principally of 100% of the beneficial interest in MSA I and 100% of the share capital of SPC-5 Inc., Greenfly (Ireland) Limited and Redfly (UK) Limited. MSA I currently owns 31 aircraft plus the spare engine and SPC-5 Inc. currently owns one aircraft. The discussion and analysis which follows is based on the results of MSAF and its subsidiaries as a single entity (collectively the "MSAF GROUP").



GENERAL



     MSAF Group is a special purpose vehicle which owns aircraft subject to operating leases and, in certain instances, a finance lease. MSAF may also make aircraft acquisitions and aircraft sales. MSAF intends to acquire additional commercial passenger or freight aircraft from various sellers and will finance the acquisition of such aircraft by issuing additional notes. Any acquisition of further aircraft will be subject to certain confirmations with respect to the Notes from the Rating Agencies and compliance with certain operating covenants of MSAF set out in the Indenture.



     MSAF's cash receipts and disbursements are determined, in part, by the overall economic condition of the operating leasing market. The operating leasing market, in turn, is affected by various cyclical factors including interest rates, the availability of credit, fuel costs and general and regional economic conditions affecting lessee operations and trading, manufacturer production levels; passenger demand; retirement and obsolescence of aircraft models; manufacturers exiting or entering the market or ceasing to produce aircraft types; re-introduction into service of aircraft previously in storage; governmental regulation; and air traffic control infrastructure constraints such as limitations on the number of landing slots.



     MSAF's ability to compete against other lessors is determined, in part, by
(i) the composition of its fleet in terms of mix, relative age and popularity of the aircraft types; (ii) operating restrictions imposed by the Indenture, and
(iii) the ability of other lessors, who may possess substantially greater financial resources, to offer leases on more favorable terms than MSAF.



     This report presents information for the period from and including March 3, 1998 to and including the Note Payment Date on November 16, 1998. The financial data includes payments made by MSAF on

November 16, 1998 but only includes receipts up to November 9, 1998 which was the calculation date for the Note Payment date on November 16, 1998.



CASH FLOW PERFORMANCE RELATIVE TO THE ASSUMPTIONS



     The February 20, 1998 Offering Memorandum (the "OFFERING MEMORANDUM") contains assumptions in respect of MSAF's future cash flows and cash expenses (the "ASSUMPTIONS"). In the period from March 3, 1998 to November 16, 1998, MSAF generated approximately $10.9 million in net cash collections in excess of the Assumptions, principally due to higher than expected net maintenance revenues.



  CASH COLLECTIONS



     "CASH COLLECTIONS" comprise lease rental payments, maintenance reserve payments by lessees and cash interest paid on MSAF's cash balances. The Offering Memorandum assumed Cash Collections for the period from March 3, 1998 to November 16, 1998 of $90.9 million. Total Cash Collections achieved in this period were $102.4 million, a positive difference of $11.5 million. This difference is due to a combination of factors set out below.



     Gross lease rentals. Cash Collections relating to gross lease rentals for the period from March 3, 1998 to November 16, 1998 amounted to $87.5 million or approximately $6.6 million less than the $94.2 million assumed in the Offering Memorandum. The variance is due to lessee rental arrears of $3.3 million, and a further $3.3 million primarily related to outstanding restructured payments, bad debts and lost revenue due to aircraft on ground. See "Developments -- Lessee Difficulties" below.



     Repossession and other stress related costs (net of security deposits applied). Repossession and other stress related costs (net of security deposits applied) for the period from March 3, 1998 to November 16, 1998 amounted to an inflow of $0.6 million, compared to a cost of $4.3 million in assumed stress related costs for this period. The inflow of $0.6 million reflects the application of security deposits of $1.6 million partially offset by repossession costs of $1.0 million. The repossession costs incurred relate to four aircraft which were repossessed since March 3, 1998. As of November 16, 1998, all four aircraft were subject to signed lease agreements with new lessees. The costs were almost entirely in respect of maintenance work required to restore the aircraft to a condition acceptable for delivery to new lessees.



     Net lease rentals. The Offering Memorandum assumes a 4.5% reduction in gross lease rentals due to certain stress related costs (repossession costs, AOG costs and arrearages) ("NET LEASE RENTALS"). For the period from March 3, 1998 to November 16, 1998, assumed Net Lease Rentals were $89.9 million. Actual Net Lease Rentals for the period were $88.0 million, $1.9 million less than the Assumptions principally because of lower than assumed gross lease rentals, which were partially offset by lower than assumed repossession and other stress related costs. It is likely that net lease rentals will decrease significantly in Financial Year ("FY") 1999 due to potential lessee defaults and lessee arrears. See "Developments -- Lessee Difficulties" below.



     Maintenance receipts. In the period from March 3, 1998 to November 16, 1998, maintenance receipts were $11.4 million, exceeding maintenance disbursements of $3.1 million by $8.1 million. The Offering Memorandum assumes that maintenance receipts will equal maintenance disbursements over the term of the Notes, and therefore, maintenance receipts and maintenance disbursements are both assumed to be zero in each Note Payment Period. In any particular Note Payment Period, however, there will be actual maintenance receipts and disbursements and it is unlikely that maintenance receipts will equal maintenance disbursements in any such period.



     Interest received. Actual interest received for the period from March 3, 1998 to November 16, 1998 was $2.0 million compared to $1.0 million assumed in the Offering Memorandum for the same period. The difference is due to a combination of two offsetting factors. First, actual interest received includes interest received on amounts in the Expense Account and interim balances in the Collection Account which are not included in the Offering Memorandum assumptions. Second and partially offsetting the impact of these higher cash balances on which interest has been earned, the Offering Memorandum assumed a reinvestment rate of 5.75% while the average reinvestment rate for the period was approximately 5.41%.



     Other cash received. Other cash received for the period from March 3, 1998 to November 16, 1998 was approximately $1.0 million or $1.0 million more than assumed in the Offering Memorandum. Other cash received consists primarily of a fee paid to MSAF in respect of the early termination of a lease and default interest and late charges.



     OPERATING EXPENSES



     "OPERATING EXPENSES" includes all fees, costs or expenses paid by any MSAF Group member in the course of the business activities permitted to be conducted by it under the Indenture. The cash outflows in respect of Operating Expenses shown in the Offering Memorandum were assumed to be $3.3 million for the period from March 3, 1998 to November 16, 1998. Total cash expenses paid in this period were approximately $5.5 million, a negative variance of $2.2 million. This variance is due to a combination of factors set out below.



Operating Expenses



     Maintenance. Maintenance disbursements in the period from March 3, 1998 to November 16, 1998 were approximately $3.1 million and were exceeded by maintenance receipts of $11.4 million. As discussed above, the Offering Memorandum assumes that maintenance receipts will equal maintenance disbursements over the term of the Notes, however, it is unlikely that maintenance receipts will equal maintenance disbursements in any particular Note Payment Period. It is likely that maintenance disbursements will increase due to anticipated engine overhauls and re-leasing expenses which we originally expected to incur in FY 1998 but which we now expect to incur in FY 1999. There is approximately $1.4 million currently held in the Expense Account for projected maintenance expenses over the next three months.



     Insurance, re-leasing and other costs. Insurance, re-leasing and other costs incurred were approximately $1.2 million from March 3, 1998 to November 16, 1998, which was $2.1 million less than the assumed costs of $3.3 million for the period.



     Increase in Accrued Expenses. $1.2 million of accrued expenses was transferred to the expense account and are expected to be payable in FY 1999. This $1.2 million represents an increase in accrued expenses from $1.2 million at March 3, 1998 to $2.4 million. Approximately $1.4 million of the $2.4 million relates to accrued maintenance expenses while the remaining $1.0 million relates to accrued insurance, re-leasing and other costs. The Offering Memorandum assumes there are no accrued expenses.



Selling, General and Administrative



     Servicer fees. Fees paid to ILFC, as Servicer, during the period from March 3, 1998 to November 16, 1998 amounted to $2.6 million, which is $0.6 million lower than the assumed costs of $3.2 million for the period. A significant portion of the Servicer fees are calculated as a percent of rental revenue actually received. The slightly lower fees resulted from the lower rental revenue caused by rental arrears.



     Other service provider fees and overhead. Other service provider fees and overhead amounted to $1.4 million for the period from March 3, 1998 to November 16, 1998, $0.9 million below the assumed amount of $2.3 million for the period principally due to a lower than assumed Administrative Agent's fee because of lower rental revenue caused by rental arrears.



     Exceptional Item. MSAF received an exceptional cash inflow of $27.1 million which includes cash released from the Aircraft Purchase Account and breakage costs in respect of the non-delivery of the THY aircraft.



     NOTE PAYMENTS



     Interest payments. Actual interest payments to Noteholders net of swap effects have been $0.3 million higher compared with assumed interest payments net of swap effects for the period from March 3, 1998 to

November 16, 1998. Lower interest payments caused by lower than assumed interest rates and greater than assumed principal distributions on the A-2 Notes in the March 3, 1998 to November 16, 1998 period were partially offset by increased swap payments.



     Principal payments. Total principal distributions in the period from March 3, 1998 to November 16, 1998 were $71.1 million, an excess of $10.6 million over assumed total debt amortization, reflecting the higher than assumed net cash collections as discussed above. The principal amortization payments were made with respect to the A-2 Notes.



OTHER FINANCIAL DATA



     CASH



     Cash held at November 16, 1998 was $27.4 million. Of this amount, $25 million represents the cash portion of the Liquidity Reserve Amount (which is used as a source of liquidity for, among other things, maintenance obligations, security deposit return obligations, cash operating expenses and contingent liabilities) and $2.4 million represents accrued expenses and is held in the Expense Account. The $2.4 million of accrued expenses is in respect of likely maintenance and re-leasing expenses expected to fall due in the next quarter.



     In addition to the $25 million cash portion at November 16, 1998, the Liquidity Reserve Amount also contained $41.2 million of undrawn credit and liquidity facilities from Morgan Stanley Dean Witter & Co. and ILFC.



     AIRCRAFT VALUES



     At September 30, 1997, the total appraised value of the 33 aircraft and the spare engine that MSAF originally agreed to acquire from ILFC was $1,115.5 million. Giving effect to the non-delivery of the THY aircraft the revised appraised value is $1,086.7 million and applying the declining value assumption, the total appraised value of MSAF Group's 32 aircraft and spare engine was $1,058.3 million at November 16, 1998.



     Under the terms of the Notes, MSAF is obliged to obtain annual appraisals of the Base Value of each aircraft from three independent appraisers by October 31 of each year. Generally, where the appraisals indicate a Base Value decline significantly in excess of the value decline assumed under the terms of the Notes, excess cash flow is redirected to the extent required to the Class A Notes via the Class A Scheduled Principal Payment Amount. The most recent appraisals occurred in September 30, 1998 and the next are due to occur no later than October 31, 1999. A copy of the most recent Appraisals is attached in Schedule A. The appraised value of the fleet as at September 30, 1998 was $1,029.4 million versus an assumed value of $1,058.3 million as at November 16, 1998, a negative variance of 2.8%. As the variance of 2.8% was within the permitted 5% band, there was no requirement to redirect excess cash flow to the Class A Notes.



     A-D NOTE BALANCE



     As of November 16, 1998, the aggregate amount of Class A-D Notes outstanding was $978.9 million, approximately $10.6 million lower than assumed due to higher than assumed principal repayments with respect to the Class A-2 Notes.



DEVELOPMENTS



     LESSEE DIFFICULTIES



     As of February 1, 1999, two lessees were in arrears. The aircraft on lease to the two leases in arrears represent approximately 7.2% of the appraised value of the portfolio at September 30, 1998. The amounts outstanding and overdue for the two lessees in respect of Rental Payments, Maintenance Reserves and other miscellaneous amounts due under the Leases (net of default interest and certain cash in transit) with respect to these lessees amounted to approximately $3.4 million. The weighted average number of days past due of such arrears was 70.0 days.

     Since August 31, 1998, two lessees have been terminated early. The two early lease terminations were uncontested by the lessees. One of the two aircraft has been re-leased to a new lessee. The second aircraft is undergoing maintenance work prior to remarketing.



     EUROPE/MIDDLE EAST



     In light of the severe economic and financial difficulties being experienced in Russia, the Servicer agreed to terminate the Transaero lease early and repossess the aircraft. The aircraft represents 3.4% of the appraised value of the portfolio at September 30, 1998. Arrears owed by Transaero were restructured as part of the early termination agreement and are scheduled for repayment in full by April 1999. As of February 1, 1999, Transaero was in arrears on the restructured arrears payments. The aircraft has been re-leased to Flying Colours, a UK based charter airline. MSAF will incur maintenance and modification costs estimated at approximately $2.1 million as part of the restoration and delivery of this aircraft to the new lessee.



     One lessee in the Europe/Middle East region (representing 4.3% of the appraised value of the portfolio at September 30, 1998) has consistently been in arrears. The lease rental and maintenance reserves were restructured in March 1998 and the restructured amounts have now been repaid in full, however, the lessee continues to be in arrears with subsequent lease payments.



     ASIA



     During the period from March 3, 1998 to November 16, 1998, the economies of Asia were severely affected by economic and financial difficulties. Currently, MSAF leases 13.0% of its fleet in the Asia Pacific Region (5.5% in South Korea, 4.9% in Taiwan and 2.6% in China) and 6.7% in Pacific and Other regions (6.7% in
Fiji) by appraised value of the portfolio at September 30, 1998. As of November 16, 1998 none of these lessees were in arrears although severe financial difficulties have been reported for certain other air carriers in the region. One of the lessees restructured its lease payments which will result in a lower rental payment over the remaining lease term.



     LATIN AMERICA



     The downturn in Asia and Russia has recently begun to undermine business confidence in Latin America and to adversely affect the economies of Latin American countries. As of February 1, 1999, MSAF leases 17.5% of its fleet in Latin America (6.4% in Mexico and 11.1% in Brazil) by appraised value of the portfolio at September 30, 1998.



     In January 1999, Brazil decided to float its currency on the international currency market which resulted in a devaluation of its exchange rate and increased exchange rate volatility. One of MSAF's Brazilian lessees, which accounts for 6.25% of the appraised value of the portfolio at September 30, 1998, has requested a short-term stay in lease payments during the current period of exchange rate volatility. The rentals arrears of a second Brazilian lessee, which accounts for 2.93% of the appraised value of the portfolio at September 30, 1998, were recently restructured in December 1998, and the lessee is in arrears with respect to the restructured payments amounts as well as subsequent lease payments.



     In January 1999, the Servicer agreed with Guyana Airways to terminate the lease early and repossess the aircraft. As part of the agreement, Guyana has agreed to repay all arrears and costs of redelivery. The Guyana aircraft is a B757-200 and accounts for 3.3% of the appraised value of the portfolio at September 30, 1998.



     EXCHANGE OFFER



     MSAF filed a registration statement with the Securities and Exchange Commission (the "SEC") with respect to an exchange offer for exchange notes with terms virtually identical to the Notes which was declared effective on January 12, 1999. The Exchange Offer was consummated on January 18, 1999. MSAF paid an additional coupon of 50 basis points on each of the subclasses of debt during the period from November 30, 1998 to January 18, 1999, as required under the terms of the Notes.

        COMPARISON OF EXPECTED YEAR TO DATE CASH FLOWS VERSUS PROSPECTUS


            FIGURES REFLECT ACTUAL CASH FLOWS TO NOVEMBER 16TH, 1998



                                                           YEAR TO DATE
                          -------------------------------------------------------------------------------
                                                                    % OF PROSPECTUS GROSS LEASE REVENUES
                           ACTUAL TO    PROSPECTUS*                --------------------------------------
PERIOD ENDING 16-NOV-98      DATE         TO DATE      VARIANCE     ACTUAL      PROSPECTUS*     VARIANCE
-----------------------   -----------   -----------   ----------   ---------   -------------   ----------
CASH COLLECTION
Gross Lease Rentals....    87,472,422    94,119,394   (6,646,972)     92.9%        100.0%         -7.1%
Repossession and other
  Stress Related
  Costs................       554,517    (4,235,373)   4,789,890       0.6%         -4.5%          5.1%
                          -----------   -----------   ----------    -------       -------         -----
Net Lease Rentals......    88,026,939    89,884,021   (1,857,082)     93.5%         95.5%         -2.0%
Maintenance Receipts...    11,365,830                 11,365,830      12.1%          0.0%         12.1%
Interest Received......     2,000,944       980,819    1,020,126       2.1%          1.0%          1.1%
Other Cash Received....       958,980                    958,980       1.0%          0.0%          1.0%
                          -----------   -----------   ----------    -------       -------         -----
TOTAL CASH RECEIVED....   102,352,693    90,864,840   11,487,853     108.7%         96.5%         12.2%
CASH EXPENSES
Cash Operating Expenses
-- Maintenance.........    (3,089,846)                (3,089,846)     -3.3%          0.0%         -3.3%
-- Insurance,
  re-leasing and other
  costs................    (1,203,577)   (3,294,179)   2,090,602      -1.3%         -3.5%          2.2%
-- (increase)/decrease
  in Accrued
  Expenses.............    (1,167,635)                (1,167,635)     -1.2%          0.0%         -1.2%
                          -----------   -----------   ----------    -------       -------         -----
subtotal...............    (3,061,058)   (3,294,179)  (2,166,880)     -5.8%         -3.5%         -2.3%
SG&A
-- Servicer Fees.......    (2,619,251)   (3,246,685)     627,433      -2.8%         -3.4%          0.7%
-- Other Servicer
  provider fees and
  Overhead.............    (1,853,285)   (2,301,940)     948,655      -1.4%         -2.4%          1.0%
                          -----------   -----------   ----------    -------       -------         -----
subtotal...............    (3,972,536)   (5,548,625)   1,576,089      -4.2%         -5.9%          1.7%
                          -----------   -----------   ----------    -------       -------         -----
TOTAL CASH EXPENSES....    (9,433,594)   (8,842,804)    (590,791)    -10.0%         -9.4%         -0.6%
                          -----------   -----------   ----------    -------       -------         -----
NET CASH COLLECTIONS...    92,919,099    82,022,037   10,897,062      98.7%         87.1%         11.6%
                          -----------   -----------   ----------    -------       -------         -----
EXCEPTIONAL ITEMS
-- THY Note
  Distribution.........    37,143,085    27,143,085            0      28.8%         28.8%          0.0%
                          -----------   -----------   ----------    -------       -------         -----
TOTAL NET CASH
  COLLECTIONS..........   120,062,184   109,165,122   10,897,062     127.6%        116.0%         11.6%
                          -----------   -----------   ----------    -------       -------         -----
Interest Payments (Net
  of Swap effects).....    48,943,477    48,684,214      259,262      52.0%         51.7%          0.3%
Principal Payments
A-1....................             0             0            0       0.0%          0.0%          0.0%
A-2....................    65,938,115    55,300,316   10,637,799      70.1%         58.8%         11.3%
B-1....................     5,180,591     5,180,591           (0)      5.5%          5.5%          0.0%
C-1....................             0             0            0       0.0%          0.0%          0.0%
D-1....................             0             0            0       0.0%          0.0%          0.0%
                          -----------   -----------   ----------    -------       -------         -----
subtotal...............    71,118,706    60,480,907   10,637,799      75.6%         64.3%         11.3%
                          -----------   -----------   ----------    -------       -------         -----
TOTAL PAYMENTS TO
  NOTEHOLDERS..........   120,062,183   109,165,122   10,897,061     127.6%        116.0%         11.6%
                          -----------   -----------   ----------    -------       -------         -----
Beneficial Interest
  Distributions........             0             0            0       0.0%          0.0%          0.0%


---------------


* Prospectus Cash Collections and Cash Expenses have been adjusted for non-delivery of THY Aircraft, msn 25272.

         COMPARISON OF EXPECTED YEAR TO DATE CASH FLOWS VERSUS PROSPECTUS


             FIGURES REFLECT ACTUAL CASH FLOWS TO NOVEMBER 16TH, 1998



                                                          COVERAGE RATIOS
                               ----------------------------------------------------------------------
                                  CLOSING               PROSPECTUS*               ACTUAL
                               -------------           -------------           -------------
a  Net Cash Collections......                            109,165,122             120,462,183
b  Swaps.....................                              2,456,861               3,224,932
c  Class A Interest..........                             30,280,177              29,816,388
d  Class A Minimum...........                             22,188,410              15,221,945
e  Class B Interest..........                              4,418,176               4,373,156
f  Class B Minimum...........                              5,180,591               5,180,591
g  Class C Interest..........                              4,830,000               4,830,000
h  Class C Minimum...........                                     --                      --
i   Class D Interest.........                              6,699,000               6,699,000
j   Class D Minimum..........                                     --                      --
k  Class A Scheduled.........                                     --                      --
l   Class B Scheduled........                                     --                      --
m Class C Scheduled..........                                     --                      --
n  Class D Scheduled.........                                     --                      --
o  Permitted Aircraft
   Modifications.............                                     --                 400,000
p  Class A Supplemental......                             33,111,906              50,716,171
                                                       -------------           -------------
     Total...................                            109,165,122             120,462,183
                                                       -------------           -------------
INTEREST COVERAGE RATIO
Class A......................                                   3.61                    4.04
Class B......................                                   1.92                    2.44
Class C......................                                   1.63                    2.03
Class D......................                                   1.48                    1.82
DEBT COVERAGE RATIO
Class A......................                                   1.48                    1.82
Class B......................                                   1.48                    1.82
Class C......................                                   1.48                    1.82
Class D......................                                   1.48                    1.82
LOAN-TO-VALUE RATIOS
Assumed Portfolio Value......  1,115,510,000           1,058,252,331
Adjusted Portfolio Value.....                                                  1,024,330,507
Liquidity Reserve Amount
Of which -- Cash.............     25,000,000              25,000,000              27,400,000
          -- Letters of
             Credit held.....     40,000,000              41,226,351              41,226,351
                               -------------           -------------           -------------
  Subtotal...................     65,000,000              66,226,351              68,626,351
Less Lessee Security
  Deposits...................    (20,000,000)            (21,226,351)            (21,226,351)
Less Accrued Expenses........                                                     (2,400,000)
                               -------------           -------------           -------------
  Subtotal...................     45,000,000              45,000,000              45,000,000
     Total Asset Value.......  1,160,510,000           1,103,252,331           1,069,330,507
Note Balances as at 16-Nov-98
Class A......................    740,000,000   63.8%     684,699,684   62.1%     674,061,885    63.0%
Class B......................    100,000,000   72.4%      94,819,409   70.7%      94,819,409    71.9%
Class C......................    100,000,000   81.0%     100,000,000   79.7%     100,000,000    81.3%
Class D......................    110,000,000   90.5%     110,000,000   89.7%     110,000,000    91.5%
                               -------------           -------------           -------------
     Total...................  1,050,000,000             989,519,093             978,881,294
                               -------------           -------------           -------------
Assumed Portfolio Value as a
  Percent of Adjusted
  Portfolio Value............                                                                  103.3%

                                   SCHEDULE A

         All amounts in thousands of US dollars unless otherwise stated

FIGURES AS OF FEBRUARY 1, 1999

                                                                                                                30-SEP-98
                            COUNTRY OF                                    ENGINE       SERIAL     DATE OF     ADJUSTED BASE   % OF
           REGION(1)      CURRENT LESSEE  CURRENT LESSEE     TYPE      CONFIGURATION   NUMBER   MANUFACTURE     VALUE(2)      TOTAL
       -----------------  --------------  --------------  ----------  ---------------  ------   -----------   -------------   -----
    1  Europe             France          Air Liberte     MD-83       JT8D-219         49822      Dec-88           19,433     1.9%
    2  (Developed)        France          Aeropostale     B737-3S3QC  CFM 56-3C1       23788      May-87           21,420     2.1%
    3                     Greece          OlympicAirways  B737-4Q8    CFM 56-3C1       25371      Jan-92           27,137     2.6%
    4                     Netherlands     KLM             engine      CF6-BOC2B6F      704279     Jun-95            5,593     0.5%
    5                     Netherlands     Transavia       B737-3K2    CFM 56-3C1       27635      May-95           29,863     2.9%
    6                     Ireland         TransAer        A320-200    V2500-A1           414      May-93           31,503     3.1%
    7                     Portugal        TAP             B737-382    CFM 56-3B2       25161      Feb-92           25,020     2.4%
    8                     Sweden          Transwede SAFE  B737-548    CFM 56-3B1       25165      Apr-93           20,860     2.0%
    9                     Switzerland     Flightlease(3)  A310-300    JT9D-7R4E1         409      Nov-85           25,210     2.4%
   10                     Switzerland     Flightlease(3)  A310-300    JT9D-7R4E1         410      Nov-85           25,377     2.5%
   11                     UK              Britannia/Ansett B767-204ER CF6-80A          23807      Aug-87           36,390     3.5%
   12                     UK              Caledonian      A320-200    V2500-A1           393      Feb-93           31,310     3.0%
   13                     UK              Monarch         A320-200    V2500-A1           279      Feb-92           30,467     3.0%
   14                     UK              Unijet          B767-39HER  CF6-80C2B6F      26256      Apr-93           67,767     6.6%
   15                     UK              Flying          B757-28A    RB211-535-E4-37  24367      Feb-89           34,870     3.4%
                                          Colours(2)
   16  North America      USA             Alaska          B737-4Q8    CFM 56-3C1       25104      May-93           28,210     2.7%
   17  (Developed)        USA             TWA             MD-83       JT8D-219         49824      Mar-89           20,423     2.0%
   18                     USA             TWA             MD-82       JT8D-217C        49825      Mar-89           18,270     1.8%
   19  Europe             Hungary         Malev           F-70        TAY MK620-15     11564      Dec-95           15,627     1.5%
   20  and Middle East    Hungary         Malev           F-70        TAY MK620-15     11565      Feb-96           16,353     1.6%
   21  (Emerging)         Hungary         Malev           F-70        TAY MK620-15     11569      Mar-96           16,460     1.6%
   22                     Turkey          Onur Air        A321-100    V2530-A5           597      Mar-96           44,623     4.3%
   23  Asia               Korea           Asiana          B767-300    CF6-80C2B6F      24798      Oct-90           56,127     5.5%
   24  (Emerging)         Taiwan          China Airlines  A300-600R   A300-600R          555      Mar-90           50,720     4.9%
   25                     China           China Hainan    B737-3Q8    CFM 56-3C1       26295      Dec-93           26,783     2.6%
   26  Latin America      Brazil          Passeredo       A310-300    JT9D-7R4E1         437      Nov-86           30,183     2.9%
   27  (Emerging)         Brazil          Varig           B747-341B   CF6-80C2         24106      Apr-88           62,673     6.1%
   28                     Brazil          VASP            B737-3Q8    CFM-3B2          24299      Nov-88           21,407     2.1%
   29                     Mexico          Aero Mexico     B757-2Q8    PW 2037          26272      Mar-94           42,727     4.2%
   30                     Mexico          TAESA           B737-4Q8    CFM 56-3B2       24234      Oct-88           22,340     2.2%
   31  Other              Fiji            Air Pacific     B767-3X2ER  CF6-80C2B4       26260     Sept-94           68,913     6.7%
   32                     Iceland         IcelandAir      B737-3S3F   CFM 56-3B2       23811      Oct-87           21,423     2.1%
   33  Off lease          Off lease       Off lease       B757-28A    RB211-535-F4     24260      Dec-88           33,953     33.3%
                                                                                                                ---------     ----
       Total                                                                                                    1,029,437     100%
                                                                                                                =========     ====


       % PER
       REGION
       ------
    1
    2
    3
    4
    5
    6
    7
    8
    9
   10
   11
   12
   13
   14
   15
       42.0%
   16
   17
   18
        6.5%
   19
   20
   21
   22
        9.0%
   23
   24
   25
       13.0%
   26
   27
   28
   29
   30
       17.4%
   31
   32
        8.8%
   33   3.3%
        ----
        100%
        ====

---------------

(1) Regions are defined according to MSCI designations.

(2) Adjusted Base Value is the Base Value of each aircraft as per the September 30, 1998 Appraisal.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Third Amended and Restated Trust Agreement (the "Trust Agreement") of Morgan Stanley Aircraft Finance ("MSAF") dated as of March 3, 1998 provides that MSAF will indemnify, to the fullest extent permitted by Delaware law, each trustee (and the officers, directors, employees, heirs, executors or administrators of such trustee) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action or suit by or in the right of MSAF to procure a judgment in its favor by reason of the fact that such person is or was a trustee of MSAF or is or was serving at the request of MSAF as a trustee, director or officer of another trust, corporation, partnership, joint venture or other enterprise. MSAF also agreed to indemnify, to the fullest extent permitted by Delaware law, each trustee of MSAF from any and all losses, liabilities or expenses that may be imposed on, incurred by or asserted against any of them arising out of, in connection with or related to their performance under the Trust Agreement.

ITEM 21.  EXHIBITS

(a) Exhibits

     The following is a list of exhibits to this Registration Statement:

     3.1  Certificate of Trust of MSAF*
     3.2 Third Amended and Restated Trust Agreement of MSAF dated as of March 3, 1998*
     4.1 Indenture dated as of March 3, 1998 by and among MSAF and Bankers Trust Company, as Trustee with respect to the Notes*
     4.2  Form of Global Note (included in Exhibit 4.1)
     4.3 Registration Rights Agreement dated March 3, 1998 by and between MSAF and Morgan Stanley & Co. International Limited*
     5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby*
     8.1 Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)
    10.1 Administrative Agency Agreement dated as of March 3, 1998 among MSAF, Cabot Aircraft Services Limited, as
          Administrative Agent, Bankers Trust Company, as Security
          Trustee and each subsidiary of MSAF*
    10.2  Cash Management Agreement dated as of March 3, 1998 among
          MSAF, Bankers Trust Company, as Security Trustee and as Cash
          Manager and each subsidiary of MSAF*
    10.3 Financial Advisory Agreement dated as of March 3, 1998 between MSAF and Morgan Stanley & Co. Incorporated, as
          Financial Adviser*
    10.4  Custody and Loan Agreement dated as of March 3, 1998 among
          MSAF, International Lease Finance Corporation and each subsidiary of MSAF*
    10.5  Loan Agreement dated as of March 3, 1998 between MSAF and
          Morgan Stanley, Dean Witter, Discover & Co.*
    10.6  Security Trust Agreement dated as of March 3, 1998 among
          MSAF, Bankers Trust Company, as Security Trustee, as Cash
          Manager and as Trustee, Cabot Aircraft Services Limited, as
          Administrative Agent and each subsidiary of MSAF*
    10.7  Reference Agency Agreement dated as of March 3, 1998 among
          MSAF, Bankers Trust Company, as Reference Agent and as
          Trustee and Cabot Aircraft Services Limited, as
          Administrative Agent*
    10.8  Servicing Agreement dated as of November 10, 1997 among
          MSAF, International Lease Finance Corporation, Cabot
          Aircraft Services Limited, as Administrative Agent and each subsidiary of MSAF*

    10.9 Asset Purchase Agreement dated as of November 10, 1997 between MSAF and International Lease Finance Corporation*
    21.1  Subsidiaries of MSAF*
    23.1  Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
    23.2  Consent of Aircraft Information Services, Inc.**
    23.3  Consent of BK Associates, Inc.**
    23.4  Consent of Airclaims Limited**
    23.5  Consent of Deloitte & Touche LLP**
    24.1  Trustees' Power of Attorney (included in signature pages)
    25.1  Statement of Eligibility of Bankers Trust Company, as
          Trustee, under the Indenture to be qualified under the Trust
          Indenture Act of 1939*
    27.1  Financial Data Schedule*
    99.1 Appraisal of Aircraft Information Services, Inc. relating to the Aircraft*
    99.2  Appraisal of BK Associates, Inc. relating to the Aircraft*
    99.3  Appraisal of Airclaims Limited relating to the Aircraft*


------------------

 * Previously filed

** Filed herewith

ITEM 22.  UNDERTAKINGS.


     (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement throughout the date responding to the request.


     (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each of the registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant, Morgan Stanley Aircraft Finance, has duly caused this, Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on March 23, 1999.


                                          MORGAN STANLEY AIRCRAFT FINANCE

                                          By:     /s/ C. SCOTT PETERSON
                                            ------------------------------------
                                            Signatory Trustee

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities on the dates indicated.


                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                          *                              Controlling Trustee               March 23, 1999
-----------------------------------------------------
                     Karl Essig
                          *                              Controlling Trustee               March 23, 1999
-----------------------------------------------------
                 Alexander C. Frank
                          *                              Controlling Trustee               March 23, 1999
-----------------------------------------------------
                  A. Maurice Mason
                          *                              Independent Trustee               March 23, 1999
-----------------------------------------------------
                 Juan C. O'Callahan
                          *                              Independent Trustee               March 23, 1999
-----------------------------------------------------
                Alexander C. Bancroft

              Wilmington Trust Company                   Delaware Trustee
                         By:
                       Title:


     *By: /s/ C. SCOTT PETERSON

             C. Scott Peterson
             Attorney-In-Fact

                                 EXHIBIT INDEX


 3.1  Certificate of Trust of MSAF*
 3.2 Third Amended and Restated Trust Agreement of MSAF dated as of March 3, 1998*
 4.1 Indenture dated as of March 3, 1998 by and among MSAF and Bankers Trust Company, as Trustee with respect to the Notes*
 4.2  Form of Global Note (included in Exhibit 4.1)
 4.3 Registration Rights Agreement dated March 3, 1998 by and between MSAF and Morgan Stanley & Co. International Limited*
 5.1 Opinion of Davis Polk & Wardwell as to the legality of the securities being registered hereby*
 8.1 Opinion of Davis Polk & Wardwell as to certain U.S. Federal income tax matters (included in Exhibit 5.1)
10.1 Administrative Agency Agreement dated as of March 3, 1998 among MSAF, Cabot Aircraft Services Limited, as
      Administrative Agent, Bankers Trust Company, as Security
      Trustee and each subsidiary of MSAF*
10.2  Cash Management Agreement dated as of March 3, 1998 among
      MSAF, Bankers Trust Company, as Security Trustee and as Cash
      Manager and each subsidiary of MSAF*
10.3 Financial Advisory Agreement dated as of March 3, 1998 between MSAF and Morgan Stanley & Co. Incorporated, as
      Financial Adviser*
10.4  Custody and Loan Agreement dated as of March 3, 1998 among
      MSAF, International Lease Finance Corporation and each subsidiary of MSAF*
10.5  Loan Agreement dated as of March 3, 1998 between MSAF and
      Morgan Stanley, Dean Witter, Discover & Co.*
10.6  Security Trust Agreement dated as of March 3, 1998 among
      MSAF, Bankers Trust Company, as Security Trustee, as Cash
      Manager and as Trustee, Cabot Aircraft Services Limited, as
      Administrative Agent and each subsidiary of MSAF*
10.7  Reference Agency Agreement dated as of March 3, 1998 among
      MSAF, Bankers Trust Company, as Reference Agent and as
      Trustee and Cabot Aircraft Services Limited, as
      Administrative Agent*
10.8  Servicing Agreement dated as of November 10, 1997 among
      MSAF, International Lease Finance Corporation, Cabot
      Aircraft Services Limited, as Administrative Agent and each subsidiary of MSAF*
10.9 Asset Purchase Agreement dated as of November 10, 1997 between MSAF and International Lease Finance Corporation*
21.1  Subsidiaries of MSAF*
23.1  Consent of Davis Polk & Wardwell (included in Exhibit 5.1)
23.2  Consent of Aircraft Information Services, Inc.**
23.3  Consent of BK Associates, Inc.**
23.4  Consent of Airclaims Limited**
23.5  Consent of Deloitte & Touche LLP**
24.1  Trustees' Power of Attorney (included in signature pages)
25.1  Statement of Eligibility of Bankers Trust Company, as
      Trustee, under the Indenture to be qualified under the Trust
      Indenture Act of 1939*
27.1  Financial Data Schedule*
99.1 Appraisal of Aircraft Information Services, Inc. relating to the Aircraft*
99.2  Appraisal of BK Associates, Inc. relating to the Aircraft*
99.3  Appraisal of Airclaims Limited relating to the Aircraft*


---------------

 * Previously filed

** Filed herewith